      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 22, 1997


                                                      REGISTRATION NO. 333-24363
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                               AMENDMENT NO. 2 TO
                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ------------------------


                                  ADT LIMITED
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             BERMUDA                              7382                           NOT APPLICABLE
                                                                         (I.R.S. Employer Identification
 (State or Other Jurisdiction of      (Primary Standard Industrial                    No.)
 Incorporation or Organization)        Classification Code Number)

                            ------------------------
                                  CEDAR HOUSE
                                41 CEDAR AVENUE
                             HAMILTON HM12, BERMUDA
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)
                            ------------------------
                               STEPHEN J. RUZIKA
                                 C/O ADT, INC.
                             1750 CLINT MOORE ROAD
                              BOCA RATON, FL 33431
                                 (561) 988-3600
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code of
                               Agent for Service)

 *ADT Limited maintains its registered and principal executive offices at Cedar
  House, 41 Cedar Avenue, Hamilton HM12 Bermuda. The executive offices of the subsidiary which supervises ADT Limited's subsidiaries' activities in North
 America are located at 1750 Clint Moore Road, Boca Raton, Florida, 33431. The
                   telephone number there is (561) 988-3600.
                            ------------------------
                                   COPIES TO:

   JOHN J. MCCARTHY, JR., ESQ.               MARK H. SWARTZ                  JOSHUA M. BERMAN, ESQ.
     DAVID W. FERGUSON, ESQ.             TYCO INTERNATIONAL LTD.             ABBE L. DIENSTAG, ESQ.
      DAVIS POLK & WARDWELL                   ONE TYCO PARK             KRAMER, LEVIN, NAFTALIS & FRANKEL
      450 LEXINGTON AVENUE                  EXETER, NH 03833                    919 THIRD AVENUE
       NEW YORK, NY 10017                    (603) 778-9700                    NEW YORK, NY 10022
         (212) 450-4000                                                          (212) 715-9100

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective and all other conditions to the merger (including the receipt of certain regulatory approvals) contemplated by the Agreement and Plan of Merger, dated as of March 17, 1997, described in the enclosed Joint Proxy Statement/Prospectus, have been satisfied or waived.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

                            ------------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                            TYCO INTERNATIONAL LTD.


                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS


To the Shareholders of Tyco International Ltd.:


     A Special Meeting of Shareholders of Tyco International Ltd., a
Massachusetts corporation ("Tyco"), will be held at                on June   ,
1997 at 9:00 a.m. for the purposes of voting upon a proposal to approve an Agreement and Plan of Merger, dated as of March 17, 1997 (the "Merger Agreement"), among ADT Limited, Tyco and Limited Apache, Inc., a Massachusetts corporation and a wholly-owned subsidiary of ADT (the "Merger Subsidiary"), and to approve the merger (the "Merger") of Merger Subsidiary with and into Tyco. In the Merger, Tyco shareholders will receive one common share of the combined company for each of their current Tyco common shares. As a result of a reverse stock split, each existing ADT share will become 0.48133 of a combined company common share (subject to adjustment under certain circumstances) after the Merger. The ADT common shares to be issued to Tyco shareholders in the Merger will represent approximately 64% of the outstanding combined company common shares after the Merger. Shares held by ADT shareholders before the Merger will represent approximately 36% of the outstanding combined company common shares after the Merger. A copy of the Merger Agreement is attached as Annex I to the Joint Proxy Statement/Prospectus accompanying this Notice.



     The Board of Directors has fixed the close of business on May 13, 1997 as the record date for the determination of the holders of Tyco's Common Stock entitled to notice of, and to vote at, the meeting. The Merger and other related matters are more fully described in the accompanying Joint Proxy Statement/ Prospectus, and the annexes thereto, which form a part of this Notice.


     If the Merger Agreement is approved and the Merger becomes effective, any Tyco shareholder (i) who files with Tyco, before the taking of the vote on the approval of the Merger Agreement, written objection to the proposed Merger stating that he or she intends to demand payment for his or her Tyco shares if the Merger Agreement is approved, and (ii) whose Tyco shares are not voted in favor of the Merger Agreement, has or may have the right to demand in writing from Tyco, within twenty days after the date of mailing to him or her of notice in writing that the Merger has become effective, payment for his or her Tyco shares and an appraisal of the value thereof. Tyco and any such holder shall in such cases have the rights and duties and shall follow the procedures set forth in Sections 88 through 98, inclusive, of Chapter 156B of the General Laws of Massachusetts. See "The Merger--Appraisal Rights" in the accompanying Joint Proxy Statement/Prospectus for a statement of the rights of dissenting holders and a description of the procedures required to be followed in order to perfect appraisal rights. Annex IV to the accompanying Joint Proxy Statement/ Prospectus sets forth the text of Sections 85 through 98 of Chapter 156B of the General Laws of Massachusetts.

     ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. TO ENSURE YOUR REPRESENTATION AT THE MEETING, HOWEVER, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE. A POSTAGE-PREPAID ENVELOPE IS ENCLOSED FOR THAT PURPOSE. ANY SHAREHOLDER ATTENDING THE MEETING MAY VOTE IN PERSON EVEN IF THAT SHAREHOLDER HAS RETURNED A PROXY.

                                          By Order of the Board of Directors

                                          David P. Brownell
                                          Clerk
May   , 1997

                                  ADT LIMITED

                       NOTICE OF SPECIAL GENERAL MEETING


     Notice is hereby given that a Special General Meeting of ADT Limited (the
"Company") will be held on June   , 1997 at 10:00 a.m., local time, at Cedar
House, 41 Cedar Avenue, Hamilton HM12, Bermuda for the purpose of considering and voting upon resolutions in a form presented by the Board of Directors at the meeting to the following effect, each of the resolutions relating to items 1 through 4 below to be conditional upon the merger (the "Merger") of Limited Apache, Inc., a wholly-owned subsidiary of the Company, with Tyco International Ltd. ("Tyco") becoming effective:


     1. Subject to the resolution relating to the consolidation and increase of share capital referred to in 2 below being duly passed, to authorize the Directors to issue Common Shares of US$0.20 each in the capital of the Company resulting from such consolidation and increase ("New Common Shares") in connection with the Merger.

     2. To approve or authorize:


          (a) the consolidation and division of the Common Shares of US$0.10 each in the capital of the Company ("Existing Common Shares") into New Common Shares but on terms that holders of Existing Common shares in issue immediately before the effective time of the Merger will be entitled to such number of New Common shares for each Existing Common Share as is determined in accordance with the Reverse Stock Split Ratio (subject to any applicable adjustment) described in the joint proxy statement/prospectus of
     Tyco and the Company dated May   , 1997, all fractional entitlements being
     canceled for cash equal to the value thereof;



          (b) an increase in the authorized share capital of the Company by the creation of (i) a number of New Common Shares equal in nominal value to the aggregate nominal value of fractional entitlements so canceled and contemporaneously with such cancellation and (ii) an additional 640,000,000 New Common Shares (or, if the resolution relating to item 7 below is passed, 500,000,000 New Common Shares);


          (c) the issue or other disposal by the Directors of all the New Common Shares resulting from such consolidation and increase of capital, to the extent such shares are not issued in connection with the Merger; and

          (d) amendments to the Bye-Laws of the Company consequential upon (a) and (b) above.

     3. To increase the number of Directors to eleven, to remove all but three of the current Directors and to elect up to eight additional Directors of the Company nominated by the Board of Tyco, to serve until the next Annual General Meeting of the Company.

     4. To approve the change of the Company's name to Tyco International Ltd.

     5. To approve amendments to the ADT Limited 1993 Long Term Incentive Plan and to ratify and approve the grant of all share options pursuant to that plan and the Company's other share option and incentive plans and, subject to the Merger becoming effective, the assumption by the Company of Tyco's obligations under its share option and incentive plans and warrants.

     6. Subject to the resolutions relating to items 1 through 4 above being duly passed, to approve an amendment to Bye-Law 45 (power to adjourn general meeting) of the Bye-Laws of the Company as described in the
        joint proxy statement/prospectus of the Company and Tyco dated May   ,
        1997.

     7. To approve an increase in the authorized share capital of the Company by the creation of an additional 280,000,000 Common Shares of US$0.10 each, to authorize the issue or other disposal by the Directors of such shares and to amend consequentially the Bye-Laws of the Company.


                                          By Order of the Board of Directors
                                          John D. Campbell, Secretary
                                          41 Cedar Avenue
                                          Hamilton HM12
                                          Bermuda
May   , 1997

NOTES:

     1. A shareholder is entitled to appoint a proxy to attend and vote at the meeting on his behalf. A proxy must be a shareholder.


     2. Forms of proxy should be signed, dated and returned as soon as possible in accordance with the instructions in the joint proxy
        statement/prospectus of the Company dated May   , 1997 and the notes on
        the forms of proxy.

                   (SUBJECT TO COMPLETION DATED MAY 22, 1997)

[TYCO LOGO]                                                           [ADT LOGO]

                  MERGER PROPOSED-YOUR VOTE IS VERY IMPORTANT

      The Boards of Directors of Tyco International Ltd. and ADT Limited have agreed upon a merger of Tyco and ADT and are seeking your vote for this important transaction. Tyco is the world's largest manufacturer and provider of fire protection systems and services. ADT is the largest provider of electronic security services in North America and the United Kingdom. By combining the two companies and their complementary operations, Tyco and ADT expect to increase their sales and business opportunities, market their products and services more efficiently and enhance long-term value for their shareholders.

     In the merger, Tyco shareholders will receive one share for each Tyco share. ADT shareholders will continue to own their existing shares after the merger. However, as a result of an ADT reverse stock split, which ADT shareholders are being asked to approve in connection with the merger, each existing ADT share will become 0.48133 of a combined company share (subject to adjustment under certain circumstances) after the merger. The reverse stock split will not apply to the shares issued to Tyco shareholders in the merger.

     Tyco shareholders will own approximately 64% of the outstanding shares of the combined company after the merger. ADT shareholders will own approximately 36% of the outstanding shares after the merger.

     Shareholders of Tyco are being asked, at Tyco's special meeting of shareholders, to approve the merger and the merger agreement.

     Shareholders of ADT are being asked, at ADT's special general meeting of shareholders: to authorize the issuance of ADT shares in the merger, to approve the reverse stock split and an increase in the authorized share capital of ADT, and to approve the change of ADT's name to Tyco International Ltd. ADT shareholders are also being asked to elect eight members of Tyco's present board to ADT's Board of Directors effective upon the merger, so that after the merger the ADT Board of Directors will consist of these eight directors and three members of ADT's present board. The merger cannot be completed unless shareholders of Tyco and ADT approve each of these matters. In addition, ADT shareholders are being asked (i) to approve certain changes to ADT's option plan and to ratify the assumption by ADT of certain Tyco options and warrants and the grant of existing ADT options, (ii) to approve an amendment to ADT's bye-laws and (iii) to approve an increase in the authorized share capital of ADT which is not connected with the merger; approval of these matters is not a condition to the merger.
     Whether or not you plan to attend a meeting, please take the time to vote on the proposal(s) submitted to shareholders by completing and mailing the enclosed proxy card to us. If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be counted as a vote in favor of the proposal(s). IF YOU ARE A TYCO SHAREHOLDER AND FAIL TO RETURN YOUR CARD, THE EFFECT WILL BE THE SAME AS A VOTE AGAINST THE MERGER UNLESS YOU APPEAR IN PERSON AT THE TYCO MEETING AND VOTE IN FAVOR OF THE MERGER. If you are an ADT shareholder and fail to return your card, you will not be counted as present or voting unless you appear in person. YOUR VOTE IS VERY IMPORTANT.

     The dates, times and places of the meetings are:

     For TYCO shareholders:

          June   , 1997

---------------------

---------------------

     For ADT shareholders:

          June   , 1997
          10:00 a.m.
          Cedar House
          41 Cedar Avenue
          Hamilton HM12, Bermuda

     This document provides you with detailed information about the proposed merger. It also provides ADT shareholders with detailed information about the ADT-specific matters on which they are being asked to vote. In addition, you may obtain information about our companies from documents that Tyco and ADT have filed with the Securities and Exchange Commission. We encourage you to read this entire document carefully.

/s/ L. Dennis Kozlowski                               /s/ Michael A. Ashcroft

     ----------------------------------------------   ------------------------------------------------
     L. Dennis Kozlowski                              Michael A. Ashcroft
     Chairman and Chief Executive Officer             Chairman and Chief Executive Officer
     Tyco International Ltd.                          ADT Limited

     SEE "RISK FACTORS" BEGINNING ON PAGE 13 FOR A DISCUSSION OF CERTAIN MATTERS WHICH SHOULD BE CONSIDERED BY SHAREHOLDERS WITH RESPECT TO THE MERGER. Neither the Securities and Exchange Commission nor any state securities regulators have approved the ADT Common Shares to be issued under this Joint Proxy Statement/Prospectus or determined if this Joint Proxy Statement/Prospectus is accurate or adequate. Any representation to the contrary is a criminal offense. The information in this prospectus is not complete and may be amended. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any state where the offer or sale is not permitted.

     Joint Proxy Statement/Prospectus dated May   , 1997 and first mailed to
shareholders on May   , 1997.

                               TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE MERGER....    1
SUMMARY...................................    3
RISK FACTORS..............................   13
THE MERGER................................   15
  General.................................   15
  Background of the Merger................   15
  Tyco's and ADT's Reasons for the
     Merger...............................   23
  Recommendation of the Tyco Board........   24
  Recommendation of the ADT Board.........   25
  Certain Other Matters Relating to the
     Combined Company.....................   26
  Cautionary Statement Concerning Forward-
     Looking Statements...................   27
  Accounting Treatment....................   27
  Certain United States Federal Income,
     United Kingdom and Bermuda Tax
     Consequences.........................   28
  Regulatory Matters......................   30
  Appraisal Rights........................   31
  U.S. Federal Securities Laws
     Consequences; Stock Transfer
     Restriction Agreements...............   32
CURRENT DEVELOPMENTS......................   33
COMPARATIVE PER SHARE MARKET PRICE AND
  DIVIDEND INFORMATION....................   34
UNAUDITED PRO FORMA COMBINED CONDENSED
  FINANCIAL INFORMATION...................   35
ROLE OF FINANCIAL ADVISORS................   44
  Opinion of Tyco's Financial Advisor.....   44
  Opinion of ADT's Financial Advisor......   47
INTERESTS OF CERTAIN PERSONS IN THE
  MERGER..................................   55
  Tyco and ADT Directors and Officers
     Insurance; Indemnification of Tyco
     and ADT Directors and Officers.......   55
  ADT Employment Agreements and Other
     Arrangements.........................   55
THE MERGER AGREEMENT......................   57
  General.................................   57
  Merger Consideration....................   57
  Treatment of Tyco Stock Options.........   57
  Treatment of Tyco Warrants..............   58
  Tyco Restricted Stock Plan..............   58
  Exchange of Shares......................   58
  Certain Covenants.......................   58
  Certain Representations and
     Warranties...........................   62
  Conditions to the Merger................   62
  Termination of the Merger Agreement.....   63
  Other Expenses..........................   66
THE MEETINGS..............................   67
  Times and Places; Purposes..............   67
  Voting Rights; Votes Required for
     Approval.............................   67
  Proxies.................................   69
BUSINESSES OF TYCO AND ADT................   71
  Tyco....................................   71
  ADT.....................................   76
ELECTION OF DIRECTORS.....................   85
  Information Concerning Nominees.........   85
  Removal of Directors....................   87
  Directors and Executive Officers........   87
  Security Ownership of Certain Beneficial
     Owners of ADT and ADT Management.....   89
  Security Ownership of Certain Beneficial
     Owners of Tyco and Tyco Management...   90
  ADT Executive Compensation..............   91
  Certain Relationships and Related
     Transactions.........................   97
ADT MERGER PROPOSAL ON RECAPITALIZATION...   98
OTHER ADT MEETING PROPOSALS...............   99
  The Option and Warrant Proposal.........   99
  ADT Bye-Law Amendment Proposal..........  104
  ADT Capital Increase Proposal...........  105
COMPARISON OF SHAREHOLDER RIGHTS..........  107
  General.................................  107
  Comparison of Current Tyco Shareholder
     Rights and Rights of Combined Company
     Shareholders Following the Merger....  107
DESCRIPTION OF COMBINED COMPANY SHARE
  CAPITAL.................................  117
  Authorized Share Capital................  117
  Combined Company Common Shares..........  117
  Combined Company Preference Shares......  118
  Stock Exchange Listing; Delisting of
     Tyco Common Shares...................  118
LEGAL MATTERS.............................  118
EXPERTS...................................  119
FUTURE SHAREHOLDER PROPOSALS..............  119
WHERE YOU CAN FIND MORE INFORMATION.......  119
LIST OF DEFINED TERMS.....................  121
LIST OF ANNEXES
Annex I     Agreement and Plan of Merger
Annex II    Opinion of Credit Suisse First
            Boston Corporation
Annex III   Opinion of Merrill Lynch, Pierce
            Fenner & Smith Incorporated
Annex IV    Provisions of Massachusetts Law
            Governing Shareholder Appraisal
            Rights

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:  WHY HAVE TYCO INTERNATIONAL LTD. AND ADT LIMITED PROPOSED A MERGER?


A: The businesses of Tyco and ADT are complementary. Tyco is the world's largest manufacturer and provider of fire protection systems and services. ADT is the largest provider of electronic security services in North America and the United Kingdom. Tyco and ADT expect the combined company to grow by marketing products and services to each other's customers, efficiently serving customer needs for both fire protection and security. For Tyco, the merger will continue the expansion of its service business, which is already substantial. This business has higher profit margins and is less susceptible to cyclical variation than Tyco's fire safety installation business. For ADT, the merger will provide access to Tyco's worldwide business presence, which spans over 50 countries. For a more detailed discussion of the reasons for the merger, see "The Merger--General" through "The Merger--Certain Other Matters Relating to the Combined Company." However, achieving the anticipated benefits of the merger is subject to certain risks, as discussed under "Risk Factors" and "The Merger--Cautionary Statement Concerning Forward-Looking Statements."


Q:  IS TYCO ACQUIRING ADT OR IS ADT ACQUIRING TYCO?

A: Tyco and ADT will combine through a merger of Tyco and a subsidiary of ADT. Legally, ADT will be the continuing public company. However, Tyco's shareholders initially will hold approximately 64% of the shares in the combined company, Tyco's present directors initially will constitute eight out of the eleven members of the Board of Directors of the combined company, Tyco's Chief Executive Officer and its Chief Financial Officer will be Chief Executive Officer and Chief Financial Officer of the combined company, and the combined company will be named Tyco International Ltd. In this sense, the merger can be seen as Tyco acquiring ADT.

Q:  WHAT WILL HAPPEN TO THE STOCK OF TYCO AND ADT IN THE MERGER?

A: Tyco shareholders will receive one share in the combined company for each share of Tyco stock. A reverse stock split (which will not apply to Tyco shareholders) will result in ADT shareholders holding 0.48133 of a share in the combined company (subject to adjustment under certain circumstances) for each of their existing ADT shares. ADT shareholders will receive a whole number of shares and a cash payment for any fractional shares arising from the reverse stock split.

    For example, a Tyco shareholder that owns 100 shares of Tyco will own 100 shares of the combined company following the merger. An ADT shareholder that owns 100 shares of ADT will own 48 shares in the combined company and will receive a check for the market value of 0.133 of a share in the combined company.

Q:  WILL I BE TAXED ON THE TRANSACTION?


A: Any gain on the exchange of shares by U.S. shareholders of Tyco will be taxable for U.S. federal income tax purposes. Any loss on the exchange of shares by U.S. shareholders of Tyco will not be recognized by those shareholders for U.S. federal income tax purposes, and those shareholders will have a carryover basis in those shares. The merger and the reverse stock split will be tax-free to U.S. and U.K. shareholders of ADT for U.S. federal income tax purposes and U.K. capital gains tax purposes except to the extent that shareholders receive cash in lieu of fractional shares. To review the U.S. federal income tax consequences of the merger and reverse stock split for U.S. shareholders and the U.K. tax consequences of the reverse stock split for ADT's U.K. shareholders in greater detail, see "Certain United States Federal Income, United Kingdom and Bermuda Tax Consequences." Shareholders who are subject to tax in jurisdictions other than the U.S. are advised to obtain their own advice as to the tax consequences for them of the merger.

Q:  WHEN WILL THE MERGER TAKE EFFECT?

A: Tyco and ADT expect that the merger will become effective promptly after their shareholders have voted on it. The shareholder meetings of both Tyco
    and ADT are scheduled for June   , 1997.

Q:  IF I AM AN ADT SHAREHOLDER, HOW MUCH WILL MY SHARES BE WORTH AFTER THE
    MERGER?

A: That will depend on the market price of the combined company common shares after the merger. On May 22, 1997, the closing price of Tyco common stock on the New York Stock Exchange was $60 1/4. If the shares of the combined company had that market value after the merger and the reverse stock split, each holder of a currently outstanding ADT share would be entitled to receive shares of the combined company with a market value of approximately $29.00. However, the market prices for Tyco shares and ADT shares are likely to change between now and the merger. You are urged to obtain current price quotes for Tyco and ADT shares.

Q:  WILL THE COMBINED COMPANY PAY DIVIDENDS?

A: Tyco currently pays quarterly dividends of $0.05 per share. ADT does not currently pay dividends. The combined company expects to continue Tyco's dividend practice. Of course, this may be changed at any time by the Board of Directors of the combined company.

Q:  WILL SHAREHOLDERS HAVE APPRAISAL RIGHTS?

A: Shareholders of Tyco will be entitled to appraisal rights. Shareholders of ADT will not. Appraisal rights will allow Tyco shareholders who have followed required procedures to receive the cash value of their shares, as determined by a court, instead of the shares in the combined company issuable in the merger. The cash payment could be higher or lower than the value of shares in the combined company. The requirements for seeking appraisal are summarized in "The Merger--Appraisal Rights," and the provisions of Massachusetts law that govern appraisal rights are attached as Annex IV. Shareholders of Tyco who wish to seek an appraisal of their shares should read and follow those provisions carefully.

Q:  WHAT SHOULD I DO NOW?

A: Just mail your signed proxy card in the enclosed envelope, as soon as possible, so that your shares will be represented at the Tyco shareholders meeting or the ADT shareholders meeting. The Board of Directors of Tyco recommends that shareholders of Tyco vote in favor of approval of the merger and the merger agreement. The Board of Directors of ADT recommends that shareholders of ADT vote in favor of the proposals submitted to ADT shareholders. After the merger is completed, shareholders of both companies will receive written instructions for exchanging their share certificates.

Q: CAN SHAREHOLDERS CHANGE THEIR VOTES AFTER THEY HAVE MAILED IN A SIGNED PROXY CARD?

A: Yes. Shareholders can change their votes in one of the following ways at any time before their proxy cards are used. First, shareholders can revoke their proxies by written notice. Second, shareholders can complete new proxy cards. Third, shareholders can attend the appropriate meeting and vote in person. In addition, in the case of ADT, shareholders may alter the instructions as to how their proxies are to vote (without revoking the proxies) by giving notice of the alteration to the Secretary of ADT before the vote is taken. For details please see "The Meetings--Voting Rights; Votes Required for Approval--Tyco," "The Meetings--Voting Rights; Votes Required for Approval--ADT" and "The Meetings--Proxies."

Q:  WHO SHOULD SHAREHOLDERS CALL WITH QUESTIONS?

A: Shareholders who have questions about the merger should call D.F. King & Co., Inc. Tyco shareholders should call 1-800-848-3405 (toll-free in the United States). ADT Shareholders should call 1-800-488-8035 (toll-free in the United States) or 0171-600-5005 (in the United Kingdom) or 212-269-5550 in the United States (for shareholders outside the United States and the United Kingdom).

                                    SUMMARY


This summary highlights selected information from this Joint Proxy Statement/Prospectus and may not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should read carefully this entire document and the documents to which you have been referred. See "Where You Can Find More Information" (page 119). For a table of the defined terms used in this summary and elsewhere in this Joint Proxy Statement/Prospectus, see page 121.


                                 THE COMPANIES

TYCO INTERNATIONAL LTD.
One Tyco Park
Exeter, New Hampshire 03833, USA
(603) 778-9700

     Tyco International Ltd. is the largest contractor in the world for the design, installation and servicing of fire protection systems and is a leading manufacturer and distributor of fire detection and fire suppression products. Fire protection accounted for 38% of Tyco's fiscal 1996 net revenues and 19% of Tyco's fiscal 1996 earnings before interest and taxes. Tyco also manufactures and distributes disposable medical supplies and other specialty products, flow control products and electrical and electronic components. Tyco has a strong leadership position in each of the markets in which it competes. With operations in more than 50 countries world-wide, Tyco had sales of over $5 billion in its fiscal year ended June 30, 1996.

     Tyco's strategy is to be the low-cost, high quality producer in each of its markets. It promotes its leadership position by investing in existing businesses, developing new markets and acquiring complementary businesses and products. Combining the strengths of its existing operations and its business acquisitions, Tyco seeks to enhance shareholder value through increased earnings per share.


     For further information on the business of Tyco, see "Businesses of Tyco and ADT--Tyco."


ADT LIMITED

Cedar House
41 Cedar Avenue
Hamilton HM12, Bermuda
(441) 295-2244

     ADT was organized in Bermuda in September 1984 under the name Hawley Group Limited. It is engaged in two service businesses, electronic security services in North America and Europe and vehicle auction and related services in the United States. ADT sells, installs, monitors and maintains electronic security devices in customers' businesses or residences. These devices provide detection of events, such as intrusion or fire, and surveillance and control of access. ADT believes that it is the largest provider of electronic security services in North America and the United Kingdom. Electronic security services accounted for 82% of ADT's 1996 net revenues and 84% of ADT's 1996 earnings before interest, taxes and nonrecurring charges. ADT also operates a network of large modern vehicle auction centers in the United States.


     For further information on the business of ADT, see "Businesses of Tyco and ADT--ADT."


                                  THE MEETINGS


     The meetings of the Tyco shareholders and the ADT shareholders will be held
on June   , 1997.



     The record date for shareholders of Tyco entitled to receive notice of and to vote at the Tyco special meeting is May 13, 1997. On that date there were 168,358,092 common shares of Tyco outstanding.



     The record date for shareholders of ADT entitled to receive notice of the ADT special general meeting is May 13, 1997. On that date there were 157,010,468 common shares of ADT outstanding. All holders of record of ADT common shares on the date of the ADT special general meeting will be entitled to vote at that meeting.


                             REASONS FOR THE MERGER

     Tyco and ADT believe that the merger will create the premier company in the fire protection and electronic security businesses that will be well positioned to improve their leadership positions in the marketplace. The merger should provide opportunities to achieve substantial benefits for Tyco and ADT shareholders that might not otherwise be available. Also, with its expanded markets, financial resources, management, personnel and expertise, the combined company should be better able to serve the existing customers of Tyco and ADT and to capitalize on growth opportunities in the fire protection and commercial electronic security markets.


     To review the reasons for the merger in greater detail, see "The Merger--Tyco's and ADT's Reasons for the Merger" through "The Merger--Certain Other Matters Relating to the Combined Company."


                        RECOMMENDATIONS TO SHAREHOLDERS

TO TYCO SHAREHOLDERS:

     The Tyco Board believes that the merger is in your best interests and unanimously recommends that you vote FOR the proposal to approve the merger and the merger agreement.

TO ADT SHAREHOLDERS:


     The ADT Board believes that the merger is in your best interests and unanimously recommends that you vote FOR each of the related proposals submitted to you.


                                   THE MERGER

     The merger agreement is attached as Annex I to this Joint Proxy Statement/Prospectus. You should read the merger agreement as it is the legal document that governs the merger.


What Tyco Shareholders Will Receive


     Tyco shareholders will receive one common share of the combined company for each Tyco common share.

What Current ADT Shareholders Will Hold After the Merger

     As a result of a reverse stock split which ADT shareholders are being asked to approve, each existing ADT share will become 0.48133 of a combined company common share (subject to adjustment under certain circumstances) after the merger. ADT shareholders will receive a whole number of shares and a cash payment for any fractional shares arising from the reverse stock split.

Ownership of the Combined Company


     After the merger, Tyco shareholders will initially own approximately 64%, and ADT shareholders will initially own approximately 36%, of the outstanding combined company common shares.



Certain United States Federal Income, United Kingdom and Bermuda Tax
Consequences


     Any gain on the exchange of shares by U.S. shareholders of Tyco will be taxable to those shareholders for U.S. federal income tax purposes. Any loss on the exchange of shares by U.S. shareholders of Tyco will not be recognized by those shareholders for U.S. federal income tax purposes, and those shareholders will have a carryover basis in those shares. The reverse stock split will be tax-free to U.S. and U.K. shareholders of ADT for U.S. federal income tax and U.K. capital gains tax purposes, except for cash received in lieu of fractional shares. Shareholders who are subject to tax in jurisdictions other than the U.S. or, in the case of ADT, the U.K., are advised to obtain their own advice as to the tax consequences for them of the merger and reverse stock split.

The Proposals

     The shareholders of Tyco are being asked to approve the merger and the merger agreement.

     THE TYCO BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT TYCO SHAREHOLDERS VOTE IN FAVOR OF APPROVAL OF THE MERGER AND THE MERGER AGREEMENT.


     The shareholders of ADT are being asked to approve a number of matters. Under the merger agreement, approval of these matters is required for the merger to take place. These matters, all of which are conditioned on the merger, include:


     (1) the issuance of ADT common shares in the merger;

     (2) a reverse stock split of the outstanding common shares of ADT immediately prior to the merger at the rate of 0.48133 of a new share for each outstanding ADT share (subject to adjustment under certain circumstances);

     (3) an increase of 640,000,000 (or, if the resolution described in (iii) below is passed, 500,000,000) in the number of authorized ADT common shares to 750,000,000 shares and the issuance of those shares;

     (4) an expansion of the ADT Board of Directors to eleven directors, the removal of all but three of the current directors of ADT and the election of Tyco's eight current board members as new directors of ADT, effective upon the merger; and

     (5) a change in the name of ADT to Tyco International Ltd.

     In addition, shareholders of ADT are being asked (i) to approve certain changes to ADT's option plan and to ratify the assumption by ADT of certain Tyco options and warrants and the grant of existing ADT options, (ii) to approve an amendment to ADT's bye-laws and (iii) to approve an increase of 280,000,000 shares in the authorized share capital of ADT and the issuance of those shares. Approval of these matters is not a condition of the merger.

     THE ADT BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT ADT SHAREHOLDERS VOTE IN FAVOR OF ALL OF THE ABOVE MATTERS.

Shareholder Vote Required

     The favorable vote of two-thirds of the outstanding Tyco common shares is required to approve the merger and the merger agreement. IF YOU ARE A TYCO SHAREHOLDER AND FAIL TO RETURN YOUR CARD, THE EFFECT WILL BE THE SAME AS A VOTE AGAINST THE MERGER UNLESS YOU APPEAR IN PERSON AT THE TYCO MEETING AND VOTE IN FAVOR OF THE MERGER.

     The favorable vote of a majority of the ADT common shares voting at the ADT meeting is required to approve the matters being voted on by the ADT shareholders.

Board of Directors and Management of the Combined Company after the Merger

     ADT shareholders are being asked to elect Tyco's eight present directors to the Board of Directors of the combined company and to remove all but three of ADT's current directors. Michael Ashcroft and two current independent directors will remain on the Board of Directors of the combined company.

     L. Dennis Kozlowski, the Chairman, President and Chief Executive Officer of Tyco, will be the Chairman, President and Chief Executive Officer of the combined company. Mark H. Swartz, the Vice President and Chief Financial Officer of Tyco, will be the Vice President and Chief Financial Officer of the combined company.

Interests of Officers and Directors in the Merger

     In considering the recommendations of the Tyco and ADT Boards of Directors, Tyco and ADT shareholders should be aware that members of the Boards of Directors of Tyco and ADT and certain members of their management will receive certain benefits as a result of the merger that will be in addition to benefits received by shareholders generally. For further details, see "Interests of Certain Persons in the Merger."

Conditions to the Merger

     The completion of the merger depends upon satisfaction of a number of conditions, including the following:

     (1) registration with the Securities and Exchange Commission and listing on the New York Stock Exchange of combined company common shares to be issued in the merger;

     (2) approval of the merger and the merger agreement by the shareholders of Tyco and approval by the shareholders of ADT of each of the matters related to the merger on which they are being asked to vote;

     (3) receipt of any required regulatory approvals;

     (4) absence of governmental action prohibiting the merger or adversely affecting the combined company;

     (5) the absence of any law that makes the merger illegal; and

     (6) receipt of the opinions of Coopers & Lybrand L.L.P. and Coopers & Lybrand that the merger will qualify as a pooling of interests for accounting purposes.

     These conditions may be waived by the party entitled to assert the condition. For further details, see "The Merger Agreement--Conditions to the Merger."

Termination of the Merger Agreement

     Either Tyco or ADT may terminate the merger agreement if any of the following occurs:

     (1) the merger is not completed by August 15, 1997;

     (2) a court or governmental agency permanently prohibits the merger or any of the related matters on which the ADT shareholders are voting;

     (3) the shareholders of either Tyco or ADT do not approve the matters submitted to them related to the merger;

     (4) the Board of Directors of the other party adversely modifies its approval of the merger;

     (5) the Board of Directors of either party adversely modifies its approval of the merger in keeping with its fiduciary obligations to shareholders;

     (6) the other party breaches its representations, warranties or obligations under the merger agreement and that breach cannot be remedied;

     (7) the average price of Tyco common shares for any ten consecutive trading days commencing after April 8, 1997 falls below $56; and

     (8) the average price of shares of Tyco common stock for the ten consecutive trading days ending on the fourth trading day prior to the ADT meeting is below $56, except that ADT may not exercise this right to terminate the merger agreement if Tyco agrees to certain adjustments to the ratio used in the reverse stock split.

     In addition, Tyco may terminate the merger agreement if the ADT Board of Directors adversely modifies its approval of any of the matters related to the merger being voted on by ADT shareholders or if the ADT Board of Directors recommends a tender offer or merger proposal made by a third party. For further details, see "The Merger Agreement--Termination of the Merger Agreement."

Termination Fees and Expenses

     A termination fee of $150 million (plus up to $7.5 million of expenses) is required to be paid by ADT or Tyco to the other party if the merger agreement is terminated under certain circumstances.

Regulatory Approvals

     The U.S. Hart-Scott-Rodino statute prohibits Tyco and ADT from completing the merger until they have furnished certain information and materials to the Antitrust Division of the Department of Justice and the Federal Trade Commission and a required waiting period has expired. On May 3, 1997, this waiting period expired. The U.S. Department of Justice and the Federal Trade Commission have the authority to challenge the merger on antitrust grounds before or after the merger is completed. Each state where either Tyco or ADT has operations may also review the merger under state antitrust law.

     The merger is subject to notification to and the approval of the Commission of the European Communities under Council Regulation 4064/89/EEC on the control of concentrations. Notification to the Commission was made on April 25, 1997, and the Commission has until June 3, 1997 either to approve the merger or, if it has serious doubts as to the compatibility of the merger with the common market, to open an in-depth investigation which can last a maximum of four months.

     Tyco and ADT have given each other a commitment to use their best efforts to take whatever actions are required to obtain these approvals. However, Tyco and ADT cannot predict whether they will obtain the required regulatory approvals within the time frame contemplated by the merger agreement or on terms that they find satisfactory.

Accounting Treatment

     Tyco and ADT expect the merger to qualify as a pooling of interests, which means that the companies will be treated as if they had always been combined for accounting and financial reporting purposes. Each company must receive a letter from its independent accounting firm that it is their opinion that the merger will qualify to be accounted for as a pooling of interests. For further details, see "The Merger--Accounting Treatment."

Opinions of Financial Advisors

     Before approving the merger agreement, the Boards of Tyco and ADT considered opinions from their respective financial advisors with respect to the fairness of the exchange ratio to their respective shareholders from a financial point of view. Tyco received an opinion from Credit Suisse First Boston Corporation, and ADT received an opinion from Merrill Lynch, Pierce Fenner & Smith Incorporated. These opinions are attached as Annexes II and III to this Joint Proxy Statement/Prospectus. You are encouraged to read these opinions in their entirety. See "Role of Financial Advisors."

     In connection with these opinions, the financial advisors performed a variety of analyses. While not performed or presented in the same way, the analyses included comparing ADT and Tyco historical stock prices, comparing the financial terms of the merger to those of other publicly announced transactions, and estimating the relative values and contributions of ADT and Tyco.

Appraisal Rights

     Tyco shareholders who do not vote in favor of the merger and who fully comply with the requirements of Massachusetts law will have the right to an appraisal of their Tyco common shares pursuant to a court proceeding. Failure to take any required step in connection with the exercise of appraisal rights may result in the termination or waiver of such rights. See "The Merger--Appraisal Rights."

     ADT shareholders do not have appraisal rights in connection with the merger.

Comparative Per Share Market Price Information; Listing

     ADT and Tyco common shares are both listed on the New York Stock Exchange, and ADT's shares are also listed on the London Stock Exchange and the Bermuda Stock Exchange. The New York Stock Exchange closing price for ADT common shares was $21 3/4 on March 14, 1997, the last full trading day prior to the public announcement of the proposed merger, and $27 7/8 on May 22, 1997. The Tyco closing price was $60 1/4 on March 14, 1997, and $60 1/4 on May 22, 1997. For further information on the common shares of Tyco and ADT, see "Comparative Per Share Market Price and Dividend Information."

     The combined company will apply to list the shares issuable in the merger on the New York Stock Exchange, the London Stock Exchange and the Bermuda Stock Exchange.

Effect on Existing Exchange Offer

     ADT shareholders should be aware that if the proposals to be voted on by them are approved and if the merger is consummated, certain proposals made by Western Resources, Inc. in connection with its exchange offer for all of the outstanding shares of ADT it does not own may be less likely to succeed because the merger will increase the outstanding shares of the combined company. In addition, the exchange offer by Western may be less likely to succeed because of the increased cost of acquiring such shares or the completion of the merger may cause Western to withdraw or terminate its exchange offer. For further information on these effects and how to revoke any proxy given to Western, see "The Meetings--Proxies."

                    SELECTED FINANCIAL DATA FOR TYCO AND ADT


     The following financial information is being provided to assist your analysis of the financial aspects of the merger. This information has been derived from Tyco's audited financial statements for the fiscal years ended June 30, 1992 through June 30, 1996, Tyco's unaudited financial statements for the nine months ended March 31, 1996 and 1997, ADT's audited financial statements for the years ended December 31, 1992 through December 31, 1996 and ADT's unaudited financial statements for the three months ended March 31, 1996 and 1997. The information is only a summary. You should read it in conjunction with the historical financial statements (and related notes) contained in the annual, quarterly and other reports filed by Tyco and ADT with the Securities and Exchange Commission ("SEC"). See "Where You Can Find More Information." The unaudited pro forma information is presented for illustrative purposes only and is not indicative of the operating results or financial position that would have occurred if the merger had been consummated at the dates indicated, nor is it necessarily indicative of future operating results of the combined company. References in this Joint Proxy Statement/Prospectus to "$" mean United States dollars.


                 SELECTED TYCO HISTORICAL FINANCIAL INFORMATION
                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                  AT OR FOR THE
                                   NINE MONTHS
                                 ENDED MARCH 31,             AT OR FOR THE YEAR ENDED JUNE 30,(1)
                               -------------------   ----------------------------------------------------
                                 1997       1996       1996       1995       1994       1993       1992
                               --------   --------   --------   --------   --------   --------   --------
Income Statement Data:
Net sales....................  $4,746.3   $3,717.7   $5,089.8   $4,534.7   $4,076.4   $3,919.4   $3,066.5
Operating income(2)..........     538.3      415.7      582.8      448.3      390.6      265.1      194.8
Income before extraordinary
  items and cumulative effect
  of accounting changes......     281.1      215.9      310.1      216.6      189.2       94.5       95.3
Income per share before
  extraordinary items and
  cumulative effect of
  accounting changes.........      1.79       1.41       2.03       1.43       1.28       0.65       1.03
Cash dividends per common
  share......................      0.15       0.15       0.20       0.20       0.20       0.19       0.18
Balance Sheet Data:
Total assets.................  $5,606.3              $3,953.9   $3,381.5   $3,144.6   $3,165.0   $2,451.5
Long-term debt (including
  current portion)...........     838.9                 511.6      506.4      588.5      812.6      535.0
Total shareholders' equity...   2,845.7               1,938.4    1,634.7    1,367.0    1,138.8    1,040.6

---------------
(1) On October 19, 1994 Tyco merged with Kendall International, Inc. ("Kendall") in a transaction accounted for as a pooling of interests. The summary historical data reflects the combined results of operations and financial position of Tyco and Kendall for all periods subsequent to June 30, 1992, the date on which Kendall undertook a financial restructuring. The summary historical data at and for the year ended June 30, 1992 reflect only the results of operations and financial position of Tyco.

(2) Operating income in 1995 included merger and transaction related charges of $37.2 million relating to the Kendall merger. Operating income in 1993 included a non-recurring inventory charge of $22.5 million relating to Kendall and a restructuring and severance charge of $39.3 million relating principally to the European and Australian fire protection contracting businesses, as well as the Grinnell flow control distribution operation. Operating income in 1992 included a restructuring and severance charge of $25.6 million relating to European fire products manufacturing, North American fire protection operations and corporate headquarters and Grinnell flow control distribution operations.

(3) Per share amounts have been restated to reflect a two-for-one stock split effected in the form of a stock dividend which was distributed on November 14, 1995.

                 SELECTED ADT HISTORICAL FINANCIAL INFORMATION
                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                 AT OR FOR THE
                                  THREE MONTHS
                                 ENDED MARCH 31            AT OR FOR THE YEAR ENDED DECEMBER 31,
                               ------------------   ----------------------------------------------------
                                 1997      1996       1996       1995       1994       1993       1992
                               --------   -------   --------   --------   --------   --------   --------
Income Statement Data:
Net sales....................  $  460.7   $ 411.3   $1,704.0   $1,783.8   $1,629.4   $1,528.5   $1,552.2
Operating (loss) income(1)...      65.9    (686.8)    (765.5)     200.8      206.0      186.8      165.3
(Loss) income from continuing
  operations(2)(4)...........      35.0    (705.6)    (686.7)      31.0       82.6      110.7      159.1
Primary (loss) income per
  share from continuing
  operations(2)(3)(4)........      0.23     (5.20)     (5.01)      0.22       0.51       0.74       1.19
Balance Sheet Data:
Total assets(5)..............  $3,094.4             $2,730.4   $3,419.7   $3,412.3   $3,477.4   $3,368.9
Long-term debt (including
  current portion)...........   1,057.1              1,068.7    1,180.3    1,211.4      953.4    1,067.8
Total shareholders' equity...   1,086.8                759.8    1,425.3    1,376.5    1,264.8    1,054.4

---------------
(1) Operating loss in 1996 included restructuring and other non-recurring charges of $237.3 million relating principally to the electronic security services divisions in the United States and the United Kingdom, and a charge of $744.7 million, which occurred in the three month period ended March 31, 1996, relating to the impairment of long-lived assets following the adoption by ADT of Statement of Financial Accounting Standards No. 121 ("SFAS 121"). Operating income in 1995 included restructuring and other non-recurring charges of $34.2 million relating principally to the United States electronic security services division and to corporate restructuring in Europe. Operating income in 1994 included restructuring and other non-recurring charges of $4.5 million relating to corporate restructuring in Europe.

(2) In 1996 ADT recorded certain non-recurring items including (i) a non-cash charge relating to the write-down of specific assets to their estimated fair values in accordance with SFAS 121, (ii) a charge principally relating to costs associated with integrating the businesses of Automated Security (Holdings) PLC ("ASH") in the United Kingdom and the United States into ADT, together with the costs of administrative, accounting, management information and technological infrastructure enhancements currently being implemented in the United States electronic security services division,
    (iii) a gain arising on the sale of ADT's entire interest in Limelight Group plc, which was recorded in the balance sheet at a nominal value and (iv) a gain represented by cash receivable as a result of the settlement of ADT's litigation against BDO Binder Hamlyn. ADT's historical net income before these non-recurring items amounted to $140.3 million, or $0.98 per share ($0.93 per share on a fully diluted basis).

(3) For the three months ended March 31,1997 fully diluted income per share from continuing operations was $0.22.

(4) In the three months ended March 31, 1997 ADT recorded certain non-recurring charges in connection with the ADT-Tyco transaction and the unsolicited proposals of Western. ADT's historical net income before these non-recurring items amounted to $44.6 million, or $0.30 per share ($0.28 per share on a fully diluted basis).

    In the three months ended March 31, 1996 ADT recorded certain non-recurring charges which principally represented non-cash charges relating to the write down of specific assets to their estimated fair values in accordance with SFAS 121. ADT's historical net income before these non-recurring items amounted to $28.9 million, or $0.21 per share ($0.20 per share on a fully diluted basis).

(5) Following the adoption of SFAS 121 during 1996, ADT recorded a charge of $744.7 relating to the impairment of long-lived assets.

*   ADT has not declared any dividends on ADT common shares since April 1991.

    SELECTED TYCO AND ADT UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                         AT OR FOR THE
                                         THREE MONTHS                 AT OR FOR THE YEAR ENDED
                                        ENDED MARCH 31,                     DECEMBER 31,
                                     ---------------------       ------------------------------------
                                       1997         1996           1996           1995         1994
                                     --------     --------       --------       --------     --------
Income Statement Data:
Net sales..........................  $2,114.9     $1,668.9       $7,425.8       $6,626.6     $5,860.0
Operating (loss) income............     260.8       (534.6)        (102.9)         724.6        601.9
(Loss) income from continuing
  operations.......................     141.7(1)    (626.1)(1)     (338.6)(1)      304.0        266.3
(Loss) income per share from
  continuing operations(2).........      0.61(1)     (2.87)(1)      (1.53)(1)       1.39         1.18
Cash dividends per common
  share(3).........................      0.03         0.03           0.13           0.13         0.09
Balance Sheet Data:
Total assets.......................  $8,700.7
Long-term debt (including current
  portion).........................   1,896.0
Total shareholders' equity.........   3,857.6

---------------
(1) See notes (2) and (4) to "Selected ADT Historical Financial Information" for information on ADT income before certain non-recurring items. On a pro forma combined basis, net income for 1996 before these non-recurring items is $488.4 million, or $2.19 per share ($2.14 per share on a fully diluted basis). On a pro forma combined basis, net income for the three months ended March 31, 1997 before these non-recurring items is $151.3 million, or $0.65 per share ($0.64 per share on a fully diluted basis). On a pro forma combined basis, net income for the three months ended March 31, 1996 before these non-recurring items is $108.4 million, or $0.50 per share ($0.48 per share on a fully diluted basis).

(2) The unaudited pro forma combined per share data are based on ADT shareholders, through a reverse stock split, holding 0.48133 of a share of the combined company for each ADT common share held before the reverse stock split and Tyco shareholders receiving one combined company common share for each Tyco common share.

(3) Tyco currently pays quarterly dividends of $0.05 per Tyco common share. ADT currently pays no dividends. The combined company expects to continue Tyco's dividend practice according to which it would pay quarterly dividends of $0.05 per combined company common share, although this may be changed at any time by the Board of Directors of the combined company. The payment of dividends by the combined company in the future will depend on business conditions, the combined company's financial condition and earnings and other factors.

                       COMPARATIVE PER SHARE INFORMATION

                                                                            TYCO AND ADT
                                                                              UNAUDITED             ADT
                                         TYCO                                 PRO FORMA          EQUIVALENT
                                      HISTORICAL        ADT HISTORICAL        COMBINED           PRO FORMA
                                    PER SHARE DATA      PER SHARE DATA     PER SHARE DATA      PER SHARE DATA
                                   ----------------     --------------     ---------------     --------------
AT OR FOR THE THREE MONTHS ENDED
  MARCH 31, 1997
(Loss) income from continuing
  operations per common share....       $ 0.67              $ 0.22             $  0.60(1)          $ 0.29(1)
Cash dividends declared per
  common share...................         0.05                  --                0.03               0.01
Book value per common share......        17.06                6.93               16.23               7.81
AT OR FOR THE YEAR ENDED DECEMBER
  31, 1996
(Loss) income from continuing
  operations per common share....       $ 2.25              $(5.01)            $ (1.53)(1)         $(0.74)(1)
Cash dividends declared per
  common share...................         0.20                  --                0.13               0.06
Book value per common share......        14.22                5.50               13.39               6.45
AT OR FOR THE YEAR ENDED DECEMBER
  31, 1995
(Loss) income from continuing
  operations per common share....       $ 1.79              $ 0.22             $  1.39             $ 0.67
Cash dividends declared per
  common share...................         0.20                  --                0.13               0.06
Book value per common share......        11.39               10.50               14.51               6.98
AT OR FOR THE YEAR ENDED DECEMBER
  31, 1994
(Loss) income from continuing
  operations per common share....       $ 1.24              $ 0.51             $  1.18             $ 0.57
Cash dividends declared per
  common share...................         0.20                  --                0.09               0.04
Book value per common share......        10.06               10.20               13.46               6.48

---------------
(1) See notes (2) and (4) to "Selected ADT Historical Financial Information" for information on ADT income per common share before certain non-recurring items. On a pro forma combined basis, net income per share for 1996 before these non-recurring items is $2.19 ($2.14 per share on a fully diluted basis). On an equivalent pro forma basis, net income per share for 1996 before non-recurring items is $1.05 ($1.03 on a fully diluted basis). On a pro forma combined basis, net income per share for the three months ended March 31, 1997 before these non-recurring items is $0.65 ($0.64 per share on a fully diluted basis). On an equivalent pro forma basis, net income per share for the three months ended March 31, 1997 before these non-recurring items is $0.31 ($0.31 per share on a fully diluted basis).

(a) ADT has not declared any dividends on ADT common shares since April 1991.


(b) The information for Tyco for the years ended December 31, 1996, 1995 and 1994 has been derived from Tyco's unaudited historical financial statements, which are incorporated by reference. See "Where You Can Find More Information." This historical financial information has been adjusted to conform to ADT's fiscal year.


(c) The unaudited pro forma (loss) income and book value per share data are based on ADT shareholders, through a reverse stock split, holding 0.48133 of a share of the combined company for each ADT common share held before the reverse stock split and Tyco shareholders receiving one combined company common share for each Tyco common share.


(d) The ADT equivalent pro forma per share data are calculated by multiplying the unaudited pro forma combined per share data by 0.48133.

(e) The pro forma cash dividends declared are calculated by dividing the pro forma number of common shares of the combined company expected to be outstanding after the merger into the actual cash dividends declared by both companies. Tyco currently pays quarterly dividends of $0.05 per Tyco common share. ADT currently pays no dividends on ADT common shares. The combined company expects to continue Tyco's dividend practice according to which it would pay quarterly dividends of $0.05 per share of the combined company, although this may be changed at any time by the Board of Directors of the combined company. The payment of dividends by the combined company in the future will depend on business conditions, the combined company's financial condition and earnings and other factors.

(f) The per share amounts for Tyco--Historical for 1995 and 1994 have been restated to reflect a two-for-one stock split effected in the form of a stock dividend which was distributed on November 14, 1995.

                                  RISK FACTORS


     Shareholders of Tyco International Ltd., a Massachusetts corporation ("Tyco"), in considering whether to approve (i) the merger (the "Merger") of Limited Apache, Inc. ("Merger Subsidiary"), a Massachusetts corporation and a wholly-owned subsidiary of ADT Limited, a Bermuda company ("ADT"), into Tyco on the terms set forth in the Agreement and Plan of Merger dated as of March 17, 1997 among Tyco, Merger Subsidiary and ADT (the "Merger Agreement") and (ii) the Merger Agreement at a special meeting of shareholders (the "Tyco Meeting"), and shareholders of ADT, in considering whether to approve the matters related to the Merger on which they are being asked to vote at a special general meeting of ADT's shareholders (the "ADT Meeting" and, together with the Tyco Meeting, the "Meetings"), should consider carefully the following investment considerations, as well as the other information included and incorporated by reference in this Joint Proxy Statement/Prospectus.


     Taxability of exchange for Tyco shareholders. Any gain on the exchange of shares by U.S. shareholders of Tyco will be taxable for U.S. federal income tax purposes. Any loss on the exchange of shares by U.S. shareholders of Tyco will not be recognized by those shareholders for U.S. federal income tax purposes, and those shareholders will have a carryover basis in those shares. See "Certain United States Federal Income, United Kingdom and Bermuda Tax Consequences--United States--The Merger."


     Dilutive effect of the Merger on current shareholders' voting power. After the Merger, the current Tyco shareholders will initially own approximately 64% of the outstanding common shares (the "Combined Company Common Shares") of ADT, as the continuing public company following the Merger (as such, together with its subsidiaries, the "Combined Company"), and the current ADT shareholders will initially own approximately 36% of the Combined Company Common Shares. This represents substantial dilution of their current percentage voting power in Tyco and ADT, respectively.


     Potentially dilutive effect of the Merger on Tyco's earnings per share. Tyco expects that the earnings per share of the Combined Company (before restructuring and similar charges) will not be dilutive to Tyco's shareholders in comparison with Tyco's earnings per share. See "The Merger--Recommendation of the Tyco Board--Information and Factors Considered by the Tyco Board." This expectation is subject to the risk that the Combined Company will not achieve the synergies and cost savings expected to result from the Merger and a successful integration of the businesses of the two companies. See "The Merger-- Tyco's and ADT's Reasons for the Merger."

     Integration of the operations of the two companies. The Merger involves the integration of two companies that have previously operated independently. No assurance can be given that the Combined Company will integrate the operations of Tyco and ADT without encountering difficulties or that the benefits expected from such integration will be realized. In addition, there can be no assurance that the Combined Company will realize the expected synergies from the Merger. See "The Merger--Tyco's and ADT's Reasons for the Merger."


     Fixed Exchange Ratio and Reverse Stock Split Ratio despite potential changes in stock prices. Under the terms of the Merger Agreement, each Tyco share will become one Combined Company Common Share (the "Exchange Ratio") and as a result of a reverse stock split each ADT share will become 0.48133 of a Combined Company Common Share (subject to adjustments under certain circumstances) (the "Reverse Stock Split Ratio") after the Merger, subject to adjustment under certain circumstances. (See subsection (xiii) under "The Merger Agreement--Termination of the Merger Agreement--Right to Terminate" for a description of those circumstances.) The relative interests of Tyco shareholders and ADT shareholders in the Combined Company immediately following the Merger will be governed by the Exchange Ratio and the Reverse Stock Split Ratio. These ratios were determined on the basis of the closing price per share of Tyco common stock, par value $0.50 per share ("Tyco Common Shares") on the New York Stock Exchange ("NYSE") of $60 1/4 on March 14, 1997, the business day preceding the first public announcement of the Merger. Because the Exchange Ratio and the Reverse Stock Split Ratio are fixed, the interests of Tyco shareholders and ADT shareholders in the Combined Company will not change even though the price of Tyco Common Shares at the time of the Merger may differ from the price on March 14, 1997. In particular, Tyco shareholders will not receive a greater interest in the Combined Company if the price per Tyco Common Share at the time of the Merger is greater than $60 1/4, and ADT shareholders will not receive a greater interest in the Combined Company if the price per Tyco Common Share at the time of the Merger is less than $60 1/4. However, both Tyco and ADT have the right to terminate the Merger Agreement if the average price per Tyco Common Share during for any ten consecutive days commencing after April 8, 1997 falls below $56. See subsection (xi) under "The Merger Agreement--Termination of the Merger
Agreement -- Right to Terminate." The price per Tyco Common Share is likely to be different at the time of the Merger from its price on March 14, 1997 as a result of changes in the business, operations or prospects of Tyco or ADT, regulatory considerations, general market and economic conditions and other factors. Moreover, shareholders should be aware that the consummation of the Merger may occur at a date later than the date of the Tyco and ADT Meetings. Accordingly, there can be no assurance that the price of Tyco Common Shares on the date of the Meetings will equal its price at the time of the consummation of the Merger. Tyco shareholders and ADT shareholders are urged to obtain current market quotations for Tyco Common Shares and the common shares of ADT, par value $0.10 per share ("ADT Common Shares").


     Tyco shareholders becoming shareholders of a Bermuda company. Upon the consummation of the Merger, shareholders of Tyco, a Massachusetts corporation, will become shareholders of the Combined Company, a Bermuda company. There are significant differences between the corporate laws of Bermuda and those of Massachusetts and the constitutional documents of the two companies. See "Comparison of Shareholder Rights." These differences may materially affect the rights of Tyco shareholders.

                                   THE MERGER
GENERAL

     Tyco and ADT are furnishing this Joint Proxy Statement/Prospectus to holders of Tyco Common Shares and holders of ADT Common Shares in connection with the solicitation of proxies by the Board of Directors of Tyco (the "Tyco Board") at the Tyco Meeting and by the Board of Directors of ADT (the "ADT Board") at the ADT Meeting, and at any adjournments or postponements of these meetings.

     At the Tyco Meeting, holders of Tyco Common Shares will be asked to vote upon a proposal to approve the Merger Agreement and the Merger. A copy of the Merger Agreement is attached hereto as Annex I.

     At the ADT Meeting, holders of ADT Common Shares will be asked to vote upon the following proposals (the "ADT Merger Proposals"), all conditioned on the effectiveness of the Merger:

     - to approve the issuance of new common shares of ADT, par value $0.20 per share ("New ADT Common Shares"), in the Merger;


     - to approve the reverse stock split (the "Reverse Stock Split") of the existing ADT Common Shares into New ADT Common Shares in the ratio of
       0.48133 of a New ADT Common Share (subject to adjustment under certain circumstances) for each outstanding ADT Common Share (the "Reverse Stock Split Proposal");



     - to increase (the "Share Amendment") the number of authorized New ADT Common Shares by 640,000,000 shares (or, if the resolution described in (iii) below is passed, 500,000,000) to 750,000,000 shares and to approve the issuance of those shares (together with the Reverse Stock Split Proposal, the "Recapitalization Proposal");



     - to expand the ADT Board to eleven directors, to remove all but three of the current directors of ADT and to elect (the "New Directors Election") eight new directors of ADT; and



     - to change the name of ADT to Tyco International Ltd. (the "ADT Name Change").



     At the ADT Meeting, holders of ADT Common Shares will also be asked to vote upon proposals (i) to approve amendments to the ADT Limited 1993 Long Term Incentive Plan and to ratify and approve the grant of all share options pursuant to that plan and ADT's other share option and incentive plans and, subject to the Merger becoming effective, the assumption by ADT of Tyco's obligations under its share option and incentive plans and warrants, (the "Option and Warrant Proposal"), (ii) subject to approval of the ADT Merger Proposals by the shareholders of ADT, to amend the Bye-Laws of ADT (the "ADT Bye-Laws") relating to the adjournment of shareholders' meetings (the "ADT Bye-Law Amendment Proposal") and (iii) to approve an increase of 280,000,000 shares in the authorized share capital of ADT and the issuance of those shares (the "ADT Capital Increase Proposal") and together with the Option and Warrant Proposal, the "Other ADT Meeting Proposals"). The Merger is not conditioned on the Other ADT Meeting Proposals.


     If the Merger and the ADT Merger Proposals are approved, following the Merger Tyco will become a wholly-owned subsidiary of ADT, and ADT will be renamed Tyco International Ltd. (Tyco, as the surviving corporation in its merger with Merger Subsidiary, is referred to as the "Surviving Corporation.") The Merger will become effective at the time Articles of Merger are accepted for filing by the Secretary of State of The Commonwealth of Massachusetts, which is expected to occur as promptly as practicable after the last of the conditions to the Merger has been satisfied or waived, unless Tyco and ADT agree on a different date. The time at which the Merger becomes effective is referred to as the "Effective Time."

BACKGROUND OF THE MERGER

     Background of the Merger. At the time that ADT entered into the Merger Agreement on March 17, 1997, ADT was the subject of a hostile exchange offer (the "Western Offer") for all of the outstanding ADT Common Shares not already owned by Western Resources, Inc., a Kansas utility, and its affiliates (together "Western"). This offer was announced by Western on December 18, 1996. On March 3, 1997, ADT filed a Schedule 14D-9 stating that the ADT Board had determined that the Western Offer was inadequate and recommending that ADT shareholders not accept the Western Offer or vote for certain shareholder proposals made by Western. For further information on the Western Offer, see "The Western Offer and Certain Other Events" below.

     On March 4, 1997, Michael A. Ashcroft, Chairman and Chief Executive Officer of ADT, telephoned L. Dennis Kozlowski, Chairman, Chief Executive Officer and President of Tyco, to ask if Tyco would be interested in meeting with ADT. In a brief conversation, Messrs. Ashcroft and Kozlowski agreed to meet on Wednesday, March 5.

     On March 5, 1997, Messrs. Ashcroft and Kozlowski met in New York. Mr. Ashcroft described the Western Offer, and Mr. Ashcroft and Mr. Kozlowski generally discussed the businesses of ADT and Tyco. Mr. Ashcroft asked Mr. Kozlowski if Tyco would have any interest in discussing a possible transaction between ADT and Tyco, indicating that any transaction would have to be in the high 20's or possibly have a 3 in front of it to be of interest to ADT's shareholders. Mr. Kozlowski indicated that Tyco would have to perform initial due diligence on ADT before Tyco could determine if it would have any interest in entering into discussions with ADT.

     On March 8 and March 9, 1997, representatives from Tyco visited the offices of ADT's subsidiaries to review due diligence materials assembled by ADT and to have due diligence discussions with senior management of ADT.

     On March 10, 1997, Mr. Ashcroft and Stephen J. Ruzika, Chief Financial Officer of ADT, met with Mr. Kozlowski and Mark H. Swartz, Chief Financial Officer of Tyco, at the offices of ADT's North American subsidiaries. Mr. Kozlowski informed Mr. Ashcroft that Tyco was continuing to examine a number of issues internally and needed to complete due diligence to determine if Tyco would consider making a proposal. Messrs. Ashcroft and Kozlowski arranged to meet on Thursday, March 13.

     On March 11, 1997, the Tyco Board held a telephonic meeting and heard a status presentation by Mr. Kozlowski on the contacts with ADT. On March 12, 1997, the ADT Board held a telephonic meeting, and Mr. Ashcroft described his contacts with Tyco and Tyco's due diligence efforts to that point.

     On March 13, 1997, Mr. Ashcroft met with Mr. Kozlowski at Tyco's offices in New York. Messrs. Ashcroft and Kozlowski discussed Tyco's due diligence efforts to that point, the possible synergies that could result from a combination of the businesses of the two companies and possible price ranges for a transaction. On March 14, 1997, Mr. Kozlowski reported to the Tyco Board in a telephonic meeting on the continuing discussions with ADT.

     On March 15, 1997, Messrs. Ashcroft and Ruzika of ADT met with Messrs. Kozlowski and Swartz of Tyco at Tyco's offices. Messrs. Ashcroft and Kozlowski agreed to meet the following morning to discuss the terms of a possible transaction. Also on March 15, 1997, the ADT Board held a telephonic meeting. Mr. Ashcroft briefed the ADT Board on the discussions to that point and on the status of due diligence conducted by the two companies. Mr. Ashcroft also reported on his planned meeting with Mr. Kozlowski in the morning.

     On March 16, 1997, Messrs. Ashcroft and Kozlowski met in New York at Tyco's offices. During this meeting, Messrs. Ashcroft and Kozlowski negotiated the structure and economic terms of a proposed transaction. Both Messrs. Ashcroft and Kozlowski agreed to recommend such a transaction to their respective boards of directors at meetings later that day.

     In the afternoon of March 16, the Tyco Board held a meeting at which Mr. Kozlowski and other members of Tyco's senior management presented the terms of the proposed transaction with ADT. Credit Suisse First Boston Corporation ("Credit Suisse First Boston"), Tyco's financial advisor, presented its financial analysis of the proposed transaction and delivered its written opinion, dated March 16, 1997, that, based upon and subject to the factors and assumptions set forth therein, as of such date, the Exchange Ratio was fair from a financial point of view to the shareholders of Tyco. See "Role of Financial Advisors -- Opinion of Tyco's Financial Advisor." After careful consideration, the Tyco Board unanimously approved the proposed transaction and authorized Messrs. Kozlowski and Swartz to complete the negotiation of open terms.

     In the evening on March 16, the ADT Board held a telephonic meeting. Mr. Ashcroft described the terms of the transaction as negotiated with Mr. Kozlowski. Merrill Lynch, Pierce Fenner & Smith Incorporated ("Merrill Lynch"), ADT's financial advisor, rendered its oral opinion that the Exchange Ratio was fair to ADT shareholders from a financial point of view. See "Role of Financial Advisors--Opinion of ADT's Financial Advisor." ADT's counsel discussed legal issues relating to the transaction. After careful consideration, the ADT Board unanimously approved the transaction.

     Later that evening, representatives of Tyco and ADT and the parties' legal counsel met or spoke by telephone to resolve certain remaining legal issues relating to the Merger Agreement. The agreement between ADT and Tyco was executed in the early morning of March 17, and the transaction was publicly announced that morning before the opening of business.

     The Western Offer and Certain Other Events. According to Amendment No. 10 to Western's Schedule 13D with respect to ADT filed with the SEC on March 17, 1997 (together with earlier amendments, the "Western Schedule 13D"), Western is currently the beneficial owner of 38,287,111 ADT Common Shares (including 14,115 ADT Common Shares issuable upon exchange of 500 of ADT's Liquid Yield Option(TM) Notes ("LYONs")). This constitutes approximately 24.9% of the total number of ADT Common Shares currently issued and outstanding.

     Since Western began acquiring its ADT Common Shares in early 1996, direct contacts between ADT and Western have been limited and have not included discussions of a business combination. Senior representatives of ADT and Western have met on only one occasion, in early 1996. On that occasion, Mr. Ashcroft and one other ADT director met with representatives of Western to discuss possible joint marketing opportunities relating to certain energy products. However, before substantive discussions could commence on the feasibility of a joint marketing program, it was essential to resolve the issues arising from the fact that Western is a competitor of ADT in the security marketplace. No substantive proposals were put forward by Western, and no further discussions on this topic were held. In May 1996, Western's Chairman made one brief call to Mr. Ashcroft to attempt to arrange a subsequent meeting. In that call, Western's Chairman mentioned the possibility of a business combination with ADT. However, Western never came forward with any proposal regarding any such business combination, and no further meetings were held.

     Western notified ADT, by letter dated April 2, 1996, of its intention to vote its shares in opposition to the proposed amendment to ADT's 1993 Long Term Incentive Plan (the "Plan Amendment") at ADT's annual general meeting (the "Annual Meeting") on April 11, 1996 and urged the ADT Board to consider withdrawing it from consideration at the Annual Meeting. The ADT Board did not withdraw the Plan Amendment, and ADT's shareholders duly approved it at the Annual Meeting.

     On July 1, 1996, ADT entered into an amalgamation agreement with Republic Industries, Inc. ("Republic"), pursuant to which Republic was to enter into an amalgamation with ADT (the "Republic Merger"). In connection with the Republic Merger, ADT issued to Republic a share purchase warrant for 15,000,000 ADT Common Shares (the "Republic Warrant"). On that same day, Mr. Ashcroft telephoned Western's Chairman to inform him of the proposed Republic Merger. On July 12, 1996, the Western Schedule 13D was amended to indicate that Western might determine to oppose the Republic Merger and might choose to exercise its appraisal rights under Bermuda law, although no final decision had yet been taken. On September 13, 1996, the Western Schedule 13D was amended to indicate that Western had determined to oppose the proposed Republic Merger. The termination of the proposed Republic Merger was announced on September 30, 1996.

     On December 18, 1996, Western notified ADT of its intention to file with the SEC a preliminary prospectus for the Western Offer. On December 18, 1996, Western filed a notice with ADT to requisition a special general meeting of ADT's shareholders to consider proposals to remove the current members of the ADT Board, reduce the size of the ADT Board to two and elect two officers of Western as directors (the "Western Proposals"). Western has stated that the purpose of the Western Proposals is to facilitate consummation of the Western Offer. Western has stated that its directors, if elected, intend to eliminate the anti-takeover defenses contained in the ADT Bye-Laws and ADT's Rights Agreement dated as of November 6, 1996, as amended (the "ADT Shareholders Rights Plan"). The ADT Board believes

Western's attempt to complete its offer in this manner is not in the best interests of ADT shareholders. On January 6, 1997, the ADT Board met to consider the Western Proposals and the Western Offer and set the date for ADT's special general meeting of shareholders to consider the Western Proposals as July 8, 1997 (the "Western Proposals Meeting").

     On January 27, 1997, Western issued a press release announcing that on December 23, 1996 Western had made its required filing under the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), with regard to the Western Offer, and that on January 23, 1997 the 30-day waiting period required under the HSR Act had expired with no action being taken by the antitrust authorities.

     On February 7, 1997, Western and Kansas City Power & Light ("KCP&L"), a utility based in Missouri, issued a joint press release announcing that the two companies had entered into an Agreement and Plan of Merger (the "Western/KCP&L Merger Agreement") pursuant to which KCP&L would merge with and into Western. Under the terms of the Western/KCP&L Merger Agreement, subject to certain conditions, each share of KCP&L common stock would be converted into a number of shares of Western common stock, and Western would be the surviving corporation.

     Pursuant to a request by Republic, on February 10, 1997, ADT filed a registration statement with the SEC on Form S-3 registering, among other shares, the 15,000,000 ADT Common Shares to be issued under the Republic Warrant.

     On February 27, 1997, the ADT Board met to review and deliberate on the terms of the Western Offer with its legal and financial advisors, as well as to consider certain other items of business, but did not take any action on the Western Offer. On March 2, 1997, the ADT Board again met with its legal and financial advisors and concluded that the Western Offer as of that date was inadequate.

     On March 3, 1997, Western issued a press release (the "March 3rd Press Release") in which it announced an intention to change the mix of consideration payable pursuant to the Western Offer, but without changing the maximum value of such consideration. Prior to the March 3rd Press Release, Western, in its Preliminary Prospectus, had stated that it intended to commence the Western Offer, upon the terms and subject to the conditions set forth in the Western Registration Statement on Form S-4 (the "Western S-4") and in a related Letter of Transmittal, to exchange $7.50 net in cash and a number of shares of Western common stock valued at a maximum of $15 (depending on a pricing formula) for each of the ADT Common Shares validly tendered in the Western Offer. In the March 3rd Press Release, Western announced that it intended to amend the Western Offer to increase the cash portion of its offer to $10.00 per ADT Common Share and to decrease the number of shares of Western common stock so that the maximum value of the shares of Western common stock exchangeable for each ADT Common Share would be $12.50. The March 3rd Press Release stated that based on the closing price of Western's common stock on February 28, 1997, ADT shareholders would receive $10.00 in cash plus 0.41322 of a share of Western common stock for each ADT Common Share pursuant to the Western Offer. The precise formula for determining the number of shares of Western common stock to be exchanged for each ADT Common Share pursuant to the Western Offer was not set forth in the March 3rd Press Release. However, the press release did state that ADT shareholders would not receive more than 0.42017 of a share of Western common stock for each ADT Common Share.

     On March 3, 1997, the ADT Board met again with its legal and financial advisors and unanimously concluded that the Western Offer, as amended by the March 3rd Press Release, was inadequate. ADT filed a Schedule 14D-9 setting forth some of the factors the ADT Board considered in reaching its conclusion.

     In order to implement the ADT Board's original intentions in adopting the ADT Shareholders Rights Plan, on March 2, 1997 the ADT Board resolved to effect certain changes to the ADT Shareholders Rights Plan as set forth in the First Amendment to Rights Agreement, dated as of March 3, 1997 (the "Rights Plan Amendment"). The Rights Plan Amendment limits the ability to redeem or revoke the rights issued under the ADT Shareholders Rights Plan (the "Rights") by, among other things, (i) amending the definition of a continuing director on the ADT Board ("Continuing Director") to exclude persons elected to the ADT Board as a result of a proxy solicitation or similar shareholder initiative if any participant in such initiative has stated (or a majority of the ADT Board has determined in good faith) that such participant (or its affiliates or associates) intends to take, or may consider taking, any action that would result in (a) that person becoming a person (other than ADT or any employee benefit plan of ADT) that has acquired beneficial ownership of 15% or more of the ADT Common Shares issued and outstanding (or, in the case of any person that beneficially owned more than 15% of the ADT Common Shares on November 4, 1996, that person acquiring more than such person owned as of such date) or (b) a merger, consolidation, or sale of a majority of the assets or voting power of ADT which causes the rights to be triggered and (ii) expanding the circumstances in which supplements, deletions or amendments to the ADT Shareholders Rights Plan must be approved by a majority of Continuing Directors. If the Western Proposals were adopted so that the only members of the ADT Board were the Western nominees, there would be no Continuing Directors on the ADT Board. As a result of the Rights Plan Amendment, the Western nominees would be unable to amend the ADT Shareholders Rights Plan or redeem the Rights, which would negatively affect the ability of Western to complete the Western Offer.

     On March 17, 1997 Western commenced the Western Offer and stated that it had mailed a prospectus for the Western Offer and a proxy statement for the Western Proposals to holders of ADT Common Shares. On the same day, Tyco and ADT announced the Merger. See "--Background of the Merger."

     On March 18, 1997, Mr. Ashcroft made a brief courtesy call to Western's Chairman to confirm that Western's Chairman was aware of the recently announced Merger. In that call, Mr. Ashcroft mentioned that, in light of the Merger, which would be of benefit to all ADT shareholders including Western, ADT would be willing to work with Western toward a mutually agreeable resolution of any outstanding issues in a manner consistent with the Merger. Western's Chairman indicated that he would consider the proposal.

     On March 21, 1997, ADT and Republic announced that Republic through Triangle Corporation, a Delaware corporation and a wholly owned subsidiary of Republic, had exercised the Republic Warrant, purchasing 15,000,000 ADT Common Shares at $20 per share. On May 7, 1997, Republic announced that it had sold such shares to five institutions.

     On March 28, 1997, the ADT Board resolved, by unanimous written consent, to extend the Distribution Date (as defined in the ADT Shareholders Rights Plan) for the Rights until August 15, 1997 or such earlier date as may be determined by the ADT Board. On April 23, 1997, the ADT Board resolved, by unanimous written consent, that (i) with respect to the Western Offer only, and provided that the Western Offer remains subject to the same terms and conditions as those prevailing on March 17, 1997, the Distribution Date for the Rights shall be June 17, 1997, or such earlier date as may be determined by the Board and (ii) the Distribution Date in any other circumstances shall be the date as provided for in the Rights Plan.

     On May 16, 1997 ADT announced that ADT has had preliminary discussions with Western concerning the possible termination of the Western Offer and related proxy solicitation and settlement of outstanding litigation between Western and ADT. There can be no assurance that these discussions will continue or that any agreement will be reached with Western.

     On March 28, 1997, ADT Investments, Inc. ("ADT Investments"), a wholly owned subsidiary of ADT and a record holder of Western common stock, served a demand on Western, pursuant to Section 17-6510 of the Kansas General Corporation Code, that Western provide ADT Investments with, among other things, a complete record or list of stockholders of Western as of the record date for determining stockholders entitled to vote (the "Record Date") at the special meeting of Western's stockholders then scheduled for April 24, 1997 or as of a recent date if a Record Date list was not available. Such special meeting is currently scheduled for June 17, 1997. Western refused ADT Investments' demand. On April 8, 1997, ADT Investments filed a petition in the District Court of Shawnee County, Kansas (the "Kansas Court") for a summary order to compel Western to comply with ADT Investments' demand. On April 24, 1997, ADT Investments served an additional demand on Western, pursuant to Section 17-6510 of the Kansas General Corporation Code, that Western provide ADT Investments with, among other things, a complete record or list of stockholders of Western as of the record date for determining stockholders entitled to vote at the annual meeting of Western's stockholders scheduled for May 29, 1997. By letter dated April 28, 1997 Western refused ADT Investments' demand. On May 8, 1997, the Kansas Court issued a summary order directing Western to produce to ADT Investments, by May 9, 1997, the information sought in its amended petition, including a complete list of stockholders of Western. The summary order stated that the Kansas Court found that (i) ADT Investments had complied with the requirements of applicable Kansas law, (ii) ADT Investments' stated purpose for seeking the stockholder list and related records of Western was reasonably related to ADT Investments' interests as a shareholder of Western and was therefore a proper purpose under Section 17-6510 of the Kansas General Corporation Code and (iii) Western had no basis on which to refuse to permit the requested inspection. On May 9 and 12, 1997, Western furnished this information to ADT Investments.


     On April 10, 1997, ADT Investments II, Inc. ("ADT Investments II"), a wholly owned subsidiary of ADT and a record holder of KCP&L common stock, served a demand on KCP&L, pursuant to Section 351.215 of the Missouri General and Business Corporation Law and Article VIII of KCP&L's By-Laws, that certain corporate books and records, including, inter alia, a complete record or list of shareholders of KCP&L as of a recent date, be made available for inspection by ADT Investments II, or that copies be delivered to ADT Investments II's agents for inspection. By letter dated April 14, 1997, KCP&L refused ADT Investments II's demand.


     On May 9, 1997, ADT Investments II filed a petition for a writ of mandamus in the Circuit Court of Jackson County, Missouri at Kansas City (the "Missouri Court"). ADT Investment II's petition requested, among other things, that the Missouri Court grant a writ of mandamus compelling the President, secretary and treasurer of KCP&L to allow ADT's agents to inspect and copy the requested documents of KCP&L, including KCP&L's stockholder list.



     On May 14, 1997, the Missouri Court issued an order directing KCP&L to produce to ADT Investments II, on May 14, 1997, the information sought in its amended petition for a writ of mandamus, including a complete list of stockholders of KCP&L and on May 14, 1997 KCPL furnished this information to ADT Investments II.


     Certain Litigation. On December 18, 1996, Westar Capital, Inc. ("WCI"), a subsidiary of Western, filed a complaint in the U.S. District Court for the Southern District of Florida (the "Court") against ADT, the directors of ADT and Republic. The complaint alleged that ADT and its directors breached their fiduciary duties to WCI and ADT's other shareholders (i) by issuing to Republic the Republic Warrant in connection with the Republic Merger, (ii) by adopting the ADT Shareholders Rights Plan and (iii) by holding shares of ADT in one of ADT's subsidiaries with the intention of voting those shares as needed to entrench existing management. The complaint sought a court order (i) declaring the Republic Warrant null and void or preventing ADT and Republic from exercising their rights under the Republic Warrant, (ii) directing ADT to redeem the ADT Shareholders Rights Plan, and (iii) preventing ADT from voting the shares held by its subsidiary. On December 23, 1996, the Court entered an order dismissing the complaint without prejudice on the grounds that the complaint contained inadequate and improper allegations relating to the Court's jurisdiction over the case.

     On December 27, 1996, WCI filed a second complaint with the Court which contained modified allegations relating to the Court's jurisdiction and identical substantive allegations as the prior complaint. On January 3, 1997, WCI filed an amended complaint which, in addition to the allegations made in the prior complaints, alleged that ADT and its directors have attempted to interfere with WCI's voting rights by seeking certain information from WCI pursuant to procedures established under the ADT Bye-Laws. The amended complaint sought the same relief as the prior complaints and also requested that the Court confirm WCI's voting rights.

     On January 21, 1997, the Court granted WCI leave to file a second amended complaint. The second amended complaint contained the same allegations as the amended complaint and in addition alleged (i) that ADT and its directors breached their fiduciary duties by setting a July 8, 1997 date for the Western Proposals Meeting, and (ii) that ADT and its directors violated Section 14(d) of the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act"), by making a recommendation to ADT's shareholders regarding the tender offer without first making certain filings with the SEC. WCI asked for a court order (i) enjoining ADT from holding the Western Proposals Meeting on July 8, 1997,

(ii) compelling ADT to hold the Western Proposals Meeting on or before March 20, 1997, and (iii) declaring that ADT had violated Section 14(d) and enjoining ADT from making any further recommendations relating to the tender offer until the required SEC filings are made.

     On January 23, 1997, WCI filed a motion for a preliminary injunction asking the Court to enjoin ADT from holding the Western Proposals Meeting on July 8, 1997, and compelling ADT to hold the Western Proposals Meeting on or before March 20, 1997. ADT and its directors have filed papers in opposition to WCI's motion. On March 4, 1997, WCI filed a supplemental brief in support of its motion for a preliminary injunction representing that WCI is no longer seeking a Western Proposals Meeting on or before March 20, 1997 on the grounds that such a meeting date would now be impractical. In its supplemental brief, WCI requests that the meeting date be set 30 days after its proxy materials for the Western Proposals Meeting are distributed. ADT and its directors have responded to this supplemental motion. As of the date of this Joint Proxy Statement/Prospectus, the Court has not rendered any decision with respect to plaintiff's motion for a preliminary injunction.

     On January 27, 1997, ADT and its directors filed a motion to dismiss the second amended complaint based on, among other things, the Court's lack of personal jurisdiction over ADT and its directors and for failure to state a claim upon which relief can be granted. On February 21, 1997, the Court entered an order ruling that the second amended complaint did not adequately plead personal jurisdiction over the ADT defendants. On February 27, 1997, WCI filed a third amended complaint. The third amended complaint contained the same allegations as the second amended complaint and contained additional allegations relating to personal jurisdiction.

     On February 19, 1997, WCI filed a motion for an expedited trial on its claims relating to the Republic Warrant and the shares of ADT held by one of ADT's subsidiaries. WCI also requested that the Court enter an order providing that it be given five days' notice before the Republic Warrant is exercised. On March 12, 1997, the Court denied that motion.

     On March 11, 1997, the Court granted WCI leave to file a fourth amended complaint. The fourth amended complaint contains the same allegations as those in the third amended complaint as well as additional allegations relating to the Rights Plan Amendment. In addition to the relief previously requested, the fourth amended complaint seeks judicial nullification of the Rights Plan Amendment and a rescission of actions by ADT if shown that a subsidiary of ADT cast decisive votes as a shareholder with respect to those actions.

     On March 17, 1997, ADT and its directors filed a motion to dismiss the fourth amended complaint based on, among other things, the Court's lack of personal jurisdiction over ADT and its directors and for failure to state a claim upon which relief can be granted. This motion has been fully briefed and awaits a decision of the Court. ADT and the ADT Board believe that the allegations in the WCI's fourth amended complaint are without merit and intend vigorously to defend against them.

     On March 24, 1997, WCI filed a motion for a preliminary injunction (i) preventing Republic from selling or transferring any ADT Common Shares issued upon the exercise of the Republic Warrant and (ii) preventing the Chairman of ADT from exercising the proxy on those shares. On April 7, 1997, ADT and the ADT Board filed papers in opposition to this motion. ADT and the ADT Board believe that the motion is meritless and intend to vigorously oppose it.

     On April 16, 1997, WCI filed a petition with the Supreme Court of Bermuda (the "Bermuda Court") in which WCI alleges that the Merger has been structured in order to deprive WCI and ADT's other shareholders of their appraisal rights under Section 106 of the Bermuda Companies Act (the "Act") applicable to an amalgamation under the Act. Although ADT is acquiring Tyco in the transaction, WCI maintains that in actuality Tyco is acquiring ADT and that the transaction should be treated as an amalgamation between ADT and Tyco which would trigger appraisal rights under Bermuda law. WCI alleges that ADT's actions are oppressive and prejudicial to it. WCI asks the Bermuda Court to order that the Merger be enjoined unless ADT's shareholders are permitted to exercise all rights they would be entitled to, including appraisal rights, if the transaction between ADT and Tyco were an amalgamation under Bermuda law. In order for WCI's petition to prevail, the Bermuda Court must be of the opinion that the Merger has been structured in a manner that is oppressive or prejudicial to the interests of WCI and that the facts would justify the making of a winding up order against ADT on the ground that it was just and equitable that ADT should be wound up, but that to wind up ADT would unfairly prejudice WCI. It is ADT's belief that one of the reasons that WCI has filed the petition seeking to enjoin the Merger unless the Merger is structured to provide that ADT shareholders can exercise appraisal rights is to raise questions as to whether the Merger will qualify for accounting treatment as a pooling of interests. See "The Merger Agreement--Conditions to the Merger--Conditions to Each Party's Obligations to Effect the Merger." However, ADT believes that the allegations in WCI's petition are without merit and intends to vigorously defend against them. On April 23, 1997, ADT filed a motion to strike out WCI's petition with the Bermuda Court on the grounds that (i) the petition discloses no reasonable cause of action, (ii) the petition is frivolous, embarrassing and vexatious and (iii) the petition is otherwise an abuse of the process of the Bermuda Court. A hearing on the motion to strike has been scheduled for June 12 and 13, 1997.

     On December 26, 1996, Charles Gachot filed a complaint in the Florida Circuit Court for the Fifteenth Judicial Circuit in Palm Beach County, Florida against ADT, certain of its present and former directors, Western and WCI. The complaint was brought on behalf of a class of all shareholders of ADT and alleges that Western and WCI have breached their fiduciary duties to ADT's shareholders by offering an inadequate price for the outstanding ADT Common Shares. The complaint seeks to enjoin Western and WCI from acquiring the outstanding ADT Common Shares. The complaint also alleges that ADT and its directors have refused to negotiate with Western and WCI and that the Republic Warrant and the ADT Shareholders Rights Plan are improper. The complaint seeks unspecified monetary relief from all defendants. ADT and the ADT Board believe that the allegations in Gachot's complaint against ADT and the directors are without merit and intend vigorously to defend against them.

     On February 7, 1997, ADT Operations, Inc. ("ADT Operations"), a subsidiary of ADT, filed a complaint in the Supreme Court of the State of New York, County of New York against The Chase Manhattan Bank, N.A. ("Chase"). The complaint states that Chase has been an important lender and financial advisor to ADT Operations since 1993 and that, in the course of this business relationship, ADT Operations has disclosed confidential business information to Chase. The complaint asserts that ADT Operations and Chase expressly agreed that Chase would not aid any third party in a hostile takeover bid for ADT. The complaint alleges that Chase is currently aiding Western in its attempt to take control of ADT and that Chase's actions constitute: (i) a breach of an express agreement between Chase and ADT Operations; (ii) a breach of the implied covenant of good faith that is part of the express agreement between Chase and ADT Operations; and (iii) a breach of the fiduciary duties that Chase owes to ADT Operations. The complaint further alleges that Chase breached a confidentiality agreement with ADT Operations by providing Western with confidential and proprietary information about ADT Operations and ADT and by using such information in assessing whether to aid Western in Western's hostile takeover bid. The complaint also alleges that Chase negligently and/or fraudulently failed to disclose to ADT Operations that Chase was advising Western regarding a possible hostile takeover bid for ADT. The complaint seeks $50 million in monetary damages. The complaint also seeks to enjoin Chase from advising, funding, or participating in Western's attempts to take control of ADT and from disclosing any confidential information regarding ADT Operations and ADT. On March 3, 1997, Chase filed a motion for dismissal of ADT Operations' complaint or, alternatively, summary judgment. This motion, originally scheduled to be heard on April 11, 1997, has been adjourned and as of May 21, 1997 this motion is under consideration on an expedited basis.

     On February 7, 1997, ADT Operations filed a motion for a preliminary injunction, seeking to enjoin Chase from: (i) advising, funding, or assisting Western in its efforts to take over ADT or participating in these efforts; and
(ii) using or disclosing any confidential information that ADT Operations provided to Chase. ADT Operations' motion for preliminary injunction will be argued on June 13, 1997. In addition, ADT Operations has sought expedited discovery on issues regarding the preliminary injunction. On February 19, 1997, Chase filed papers in opposition to this motion. The motion was argued before the court on February 24, 1997 and is currently pending. As a result of a hearing held on March 25, 1997, ADT was granted the right to take three depositions and obtain certain documents from Chase. As a result of a hearing held on May 21, 1997, the parties have the right to engage in documentary discovery.

     On March 11, 1997, Crandon Capital Partners ("CCP") filed a complaint in the Florida Circuit Court for the Fifteenth Judicial Circuit in Palm Beach County, Florida against ADT, certain of its current and former directors, and Republic. The complaint was brought by CCP in a derivative capacity on behalf of ADT. The complaint alleges that ADT's directors breached their fiduciary duties and wasted corporate assets in connection with (i) the granting of options to certain officers of ADT in 1996, (ii) the issuance of the Republic Warrant,
(iii) the implementation of the ADT Shareholders Rights Plan and (iv) the harassment and attempted disenfranchisement of WCI. The complaint seeks an unspecified amount of damages and a court order directing ADT's directors to establish a system of internal controls to prevent repetition of the alleged breaches of fiduciary duty and corporate waste. ADT and its directors believe that the allegations in the complaint brought by CCP are without merit and intend vigorously to defend against them.

TYCO'S AND ADT'S REASONS FOR THE MERGER

     The Boards of Tyco and ADT believe that the Merger will create the premier company in fire protection and electronic security that will be well positioned to improve the leadership positions of Tyco and ADT in the market for these services and related products. The Merger should provide opportunities to achieve substantial benefits for Tyco and ADT shareholders that might not otherwise be available. The Combined Company is expected to have the financial resources, management, personnel and expertise to better serve the existing customers of Tyco and ADT and to capitalize on growth opportunities in the fire safety and electronic security markets.

     The Boards believe that the Merger will provide the following benefits:

     - Attractive Marketplace. Both the fire safety market, in which Tyco is active, and the electronic security services market, in which ADT is active, remain highly fragmented with substantial potential for growth. The Combined Company will be in a position to exploit this growth opportunity by providing a complete array of fire protection and electronic security products and services. These products and services include fire protection sprinkler systems, fire detection systems, intruder alarm systems and access control systems, as well as the related inspection and monitoring services. In the commercial and industrial markets, the combination is expected to enhance service to existing accounts, generate incremental revenues from this customer base, and attract new customers interested in the efficiencies of a single source for their fire safety and security needs. ADT's electronic security service operations are expected to benefit particularly from access to Tyco's strong worldwide presence in fire protection services. In the residential market, where ADT has already been achieving substantial gains, the Merger is expected to provide a platform for acquisitions and facilitate an expansion of Tyco's activity in residential fire protection systems and safety services.

     - Strong Recurring Revenue Base. Tyco has enhanced its recurring revenue stream by increasing the service and inspection portion of its fire protection business. ADT's contractually recurring revenue base currently is in excess of $950 million annually. This stable revenue stream should help the Combined Company to finance its operations, capital expenditures and dividends, assist the Combined Company in maintaining a superior credit rating and provide financial flexibility for acquisitions. It should also mitigate the cyclicality of Tyco's fire protection installation business.

     - Synergies and Savings. The Merger is expected to provide opportunities for savings in operating expenses, corporate overhead and taxes. It is expected that Tyco and ADT will be able to consolidate certain operating locations, combine central station monitoring activities, leverage on company-wide purchasing power and eliminate duplicative corporate functions. In addition, with ADT as the continuing parent corporation, the Merger is expected to provide opportunities for tax savings. Total annual after-tax savings and synergies are estimated at $53 million in the first year and $95 million in each of the next two years. These savings will initially be offset by special, non-recurring restructuring and other integration charges after the Merger, which charges are currently estimated at approximately $600 million.

     - Strong Management Team. A strong management team drawn from both companies will manage the Combined Company. L. Dennis Kozlowski, who has been Chairman, Chief Executive Officer and President of Tyco for the past five years, will serve as Chairman, Chief Executive Officer and

President of the Combined Company. Mark H. Swartz, Tyco's Vice President and Chief Financial Officer for the past two years, will be Vice President and Chief Financial Officer of the Combined Company. Stephen J. Ruzika, Executive Vice
      President and Chief Financial Officer of ADT, is expected to continue to lead the Combined Company's electronic security services business and its new product development program.

     - Diversification. Both Tyco and ADT are also engaged in other businesses. Tyco is a manufacturer and distributor of disposable medical products, packaging materials, flow control products and electrical and electronic components, with strong leadership positions in each of the markets in which it participates. ADT is the second largest provider of vehicle auction and redistribution services in the United States. The Merger will give shareholders of both Tyco and ADT an interest in a larger and more diverse enterprise.

RECOMMENDATION OF THE TYCO BOARD

     At a meeting of the Tyco Board held on March 16, 1997, after careful consideration, the Tyco Board unanimously (i) determined that the Merger Agreement (subject to negotiation of final legal terms satisfactory to Tyco's Chairman and its Chief Financial Officer) and the Merger were fair to and in the best interests of Tyco shareholders, (ii) approved the Merger Agreement and the transactions that it contemplates (subject to the negotiation of final terms) and (iii) recommended that the shareholders of Tyco approve the Merger Agreement and the Merger.

     INFORMATION AND FACTORS CONSIDERED BY THE TYCO BOARD. In reaching its conclusion, the Tyco Board considered the following material information and factors:

          (i) all the reasons described above under "Tyco's and ADT's Reasons for the Merger";

          (ii) the terms and structure of the transaction and the terms and conditions of the Merger Agreement, including the Exchange Ratio;

          (iii) information concerning the business, assets, capital structure, financial performance and condition and prospects of Tyco and ADT;

          (iv) current and historical market prices and trading information with respect to each company's common shares;

          (v) the strategic fit between Tyco and ADT, and in particular the opportunity for the Merger presents for Tyco to continue the expansion of ADT's already substantial service business, which has higher profit margins and is less susceptible to cyclical variation than Tyco's fire protection contracting business;

          (vi) Tyco's history of growth through acquisitions, including its substantial experience in integrating acquired businesses with existing operations and thereby achieving synergies and cost savings;

          (vii) the fact that ADT, a company domiciled in Bermuda, will be the continuing parent corporation in the Merger, which will allow the Combined Company to preserve certain tax advantages currently enjoyed by ADT (with respect to their income, including dividends, interest and royalties, ADT and its non-U.S. subsidiaries generally are not subject to U.S. tax and generally are taxed at rates lower than the U.S. tax rate) and is expected to provide the Combined Company with opportunities for tax savings;

          (viii) the negative factor that Tyco shareholders will recognize gain (but not loss) for U.S. federal income tax purposes on the exchange of Tyco Common Shares for Combined Company Common Shares;

          (ix) the risks that the Combined Company will not achieve expected synergies and cost savings (as discussed under "Risk Factors" and "Cautionary Statement Concerning Forward-Looking Statements");

          (x) the expectation that the earnings per share of the Combined Company (before restructuring and similar charges) would not be dilutive to Tyco shareholders in comparison with Tyco's earnings per share;

          (xi) the opinion dated March 16, 1997 of Credit Suisse First Boston to the Tyco Board, that, based upon and subject to the factors and assumptions set forth therein, as of such date, the Exchange Ratio was fair from a financial point of view to the shareholders of Tyco (see "Role of Financial Advisors--Opinion of Tyco's Financial Advisor");

          (xii) the anticipated treatment of the Merger as a pooling of interests for financial accounting purposes;

          (xiii) the prospects that the necessary regulatory approvals for the Merger would be obtained on terms acceptable to Tyco; and

          (xiv) the effect of the Merger on the customers and employees of the two companies.

     The foregoing discussion of the information and factors considered and given weight by the Tyco Board is not intended to be exhaustive. In view of the wide variety of factors considered in connection with its evaluation of the Merger, the Tyco Board did not find it practicable to and did not attempt to rank or assign relative weights to these factors. In addition, individual members of the Tyco Board may have given different weights to different factors.

     RECOMMENDATION OF THE TYCO BOARD. THE TYCO BOARD UNANIMOUSLY RECOMMENDS THAT THE TYCO SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE MERGER AND THE MERGER AGREEMENT.

RECOMMENDATION OF THE ADT BOARD

     At a meeting of the ADT Board held on March 16, 1997, after careful consideration, the ADT Board unanimously (i) voted that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement were fair to and in the best interests of ADT shareholders, (ii) approved the Merger Agreement and the transactions that it contemplates and (iii) recommended that the shareholders of ADT approve the ADT Merger Proposals.

     INFORMATION AND FACTORS CONSIDERED BY THE ADT BOARD. In reaching its conclusion, the ADT Board considered the following material information and factors:

          (i) all the reasons described above under "Tyco's and ADT's Reasons for the Merger";

          (ii) the terms and structure of the transaction and the terms and conditions of the Merger Agreement, including the Exchange Ratio and the Reverse Stock Split Ratio;

          (iii) information concerning the business, assets, capital structure, financial performance and condition and prospects of ADT and Tyco;

          (iv) current and historical market prices and trading information with respect to each company's common shares;

          (v) the strategic fit between ADT and Tyco, the opportunity for significant synergies and cost savings and the possibility that ADT on its own might not be able to achieve the level of synergies, cost savings and operating efficiencies that may be available as a result of the Merger;

          (vi) the risk that the combined company will not achieve the expected synergies and cost savings or improvement in earnings (as discussed under "Risk Factors" and "Cautionary Statement Concerning Forward-Looking Statements");

          (vii) the oral opinion of Merrill Lynch addressed to the ADT Board, subsequently confirmed in writing as of March 17, 1997 and as of the date hereof, that, as of such dates, the Exchange Ratio was fair to the shareholders of ADT from a financial point of view (a copy of the written opinion of Merrill Lynch dated the date hereof, setting forth the assumptions, limitations and qualifications of such opinion, is attached hereto in its entirety as Annex III) (see "Role of Financial Advisors-- Opinion of ADT's Financial Advisor");

          (viii) the fact that the Merger and the Reverse Stock Split will be tax-free to U.S. ADT shareholders for federal income tax purposes, except to the extent that those ADT shareholders receive cash in lieu of fractional shares;

          (ix) the fact that ADT will be the continuing parent corporation in the Merger, which will allow the Combined Company to preserve certain tax advantages currently enjoyed by ADT and is expected to provide the Combined Company with opportunities for tax savings;

          (x) the anticipated treatment of the Merger as a pooling of interests for financial accounting purposes;

          (xi) the likelihood of obtaining required regulatory approvals; and

          (xii) the impact of the Merger on the customers and employees of each company.

     The foregoing discussion of the information and factors considered and given weight by the ADT Board is not intended to be exhaustive. In view of the wide variety of factors considered in connection with its evaluation of the Merger, the ADT Board did not find it practicable to and did not attempt to rank or assign relative weights to these factors. In addition, individual members of the ADT Board may have given different weights to different factors.

     RECOMMENDATION OF THE ADT BOARD. THE ADT BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF ADT VOTE "FOR" THE ADT MERGER PROPOSALS.

CERTAIN OTHER MATTERS RELATING TO THE COMBINED COMPANY

     ADT Indebtedness. ADT has outstanding $250.0 million of 8.25% Senior Notes due August 2000 (the "Senior Notes") and $294.1 million of 9.25% Senior Subordinated Notes due August 2003 (the "Senior Subordinated Notes," and together with the Senior Notes, the "Notes"). Consummation of the Merger would constitute an event of default under the indentures governing the Senior Notes and the Senior Subordinated Notes unless the indentures are amended or the covenants under the indentures are defeased. "Defeasance" is a procedure whereby ADT deposits certain monies and follows certain procedures and thereby terminates its obligations under the covenants contained in the indentures. The indentures also contain restrictions on the ability of the Combined Company to conduct its business in a manner consistent with the past practices of Tyco, including limitations on investments and acquisitions, incurrence of indebtedness, declaration of dividends and sales of assets. Tyco and ADT currently intend that ADT may solicit consents of a majority of the holders of the Senior Notes and the Senior Subordinated Notes to remove from the indentures the covenants that would be violated by the Merger and the covenants restricting the activities of the Combined Company. Alternatively, the Notes may be defeased by ADT, in accordance with the indentures, in a manner that would make the restrictive covenants inoperative. The consents would become effective or the obligations under the covenants would be defeased effective upon consummation of the Merger. However, there is no assurance that such consents will be obtained or that the Notes will be defeased.

     If consummation of the Merger were to constitute an event of default under the Notes, holders of 25% or more of the Senior Notes could declare the Senior Notes immediately due and payable, and holders of 25% or more of the Senior Subordinated Notes could declare the Senior Subordinated Notes immediately due and payable. If the Notes were accelerated following consummation of the Merger, Tyco and ADT believe that the acceleration would not materially adversely affect the Combined Company and that the Combined Company would have the financial resources to retire all Notes presented for payment.

     ADT guarantees indebtedness under a credit agreement of its ADT Operations subsidiary pursuant to a Guaranty dated as of January 9, 1997. The consummation of the Merger would result in a breach by ADT of covenants under the Guaranty restricting the ability of ADT to operate certain businesses and make certain investments unless ADT obtains an effective waiver of such covenants. ADT currently intends to obtain consents from the lenders to the credit agreement to permit the consummation of the Merger.

     Western Resources Proxy Solicitation. In response to Western's requisition, the ADT Board has convened the Western Proposals Meeting for July 8, 1997 to consider Western's proposals to remove the current members of the ADT Board, to reduce the number of directors to two and to elect two officers of Western as the ADT directors. Western is soliciting proxies in favor of these proposals. See "Background of the Merger--The Western Offer and Certain Other Events" above. The ADT Meeting is expected to be held prior to the Western Proposals Meeting. However, the Western Proposals Meeting could be held prior to the ADT Meeting if the ADT Meeting is delayed beyond July 8, 1997 or if a court orders ADT to hold the Western Proposals Meeting prior to the time of the ADT Meeting. In either case, the board of the Combined Company (the "Combined Company Board") or the ADT Board, as the case may be, intends to solicit proxies in opposition to the Western Proposals. If the ADT Bye-Law Amendment Proposal is approved, the Western Proposals Meeting may be adjourned. See "Other ADT Meeting Proposals--The ADT Bye-Law Amendment Proposal."

     Rights Agreement. The Merger Agreement provides that, at the election of Tyco communicated to ADT not less than fifteen business days prior to the ADT Meeting, either ADT will amend the ADT Shareholders Rights Plan to provide affirmatively that the Merger will not cause the Rights under the ADT Shareholders Rights Plan to be distributed or become exercisable, or ADT will redeem all outstanding Rights as of the Effective Time. It is Tyco's current intention to require ADT to amend the ADT Shareholders Rights Plan, although Tyco reserves its contractual right to require redemption of the Rights.

     Other Plans for the Combined Company. Following consummation of the Merger, management is expected to conduct a detailed review of the corporate structure and operations of the Combined Company. Tyco and ADT anticipate that this review will result in certain operating consolidations and elimination of duplicate corporate functions in order to realize cost savings. Management may also consider other corporate restructurings for the purpose of rationalizing the international operations of the Combined Company, facilitating borrowings and achieving tax and other benefits.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

     This document contains forward-looking statements that are subject to risks and uncertainties. Such forward-looking statements recite expectations for the businesses of Tyco and ADT and the markets for their products and services. These include, for example, projections of future performance and results of operations, statements of management's plans and objectives, forecasts of market trends, and synergies and cost savings of the Combined Company after the Effective Time. Such statements may be found in this Joint Proxy Statement/Prospectus under "Questions and Answers About the Merger," "Summary," "Risk Factors," "--Background of the Merger," "--Tyco's and ADT's Reasons for the Merger," "--Recommendation of the Tyco Board," "--Recommendation of the ADT Board" and "Role of Financial Advisors." Forward-looking statements also include any other statements in this document that are preceded by, followed by or that otherwise include the words "believes," "expects," "anticipates," "intends," "estimates" or similar expressions. For all such statements, Tyco and ADT claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. All forward-looking statements are subject to known and unknown risks, uncertainties and contingencies, many of which are beyond the control of Tyco and ADT, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. Factors that might affect forward-looking statements include overall economic and business conditions, the demand for products and services of the Combined Company, competitive factors in the industries in which Tyco and ADT operate, changes in the laws affecting the Combined Company, regulatory approvals and uncertainty about the consummation of future acquisitions.

ACCOUNTING TREATMENT

     It is a condition to the consummation of the Merger that Tyco and ADT each receive from Coopers & Lybrand L.L.P. and Coopers & Lybrand, respectively, independent accountants, a letter dated as of the Effective Time to the effect that they concur with the conclusions of Tyco's and ADT's management that the transaction contemplated by the Merger Agreement, if consummated, will qualify as a transaction to be accounted for in accordance with the pooling of interests method of accounting pursuant to Opinion No. 16, Business Combinations, of the Accounting Principles Board of the American Institute of Certified Public Accountants ("APB Opinion No. 16").

     Under the pooling of interests method of accounting, the assets and liabilities of Tyco will be carried forward to ADT at their historical cost recorded bases. Results of operations of the Combined Company will include the results of both Tyco and ADT for the entire fiscal year in which the Merger occurs. The reported balance sheet amounts and results of operations of the separate companies for prior periods will be combined, reclassified and conformed, as appropriate, to reflect the combined financial position and results of operations for the Combined Company. See "Unaudited Pro Forma Combined Condensed Financial Information."

CERTAIN UNITED STATES FEDERAL INCOME, UNITED KINGDOM AND BERMUDA TAX
CONSEQUENCES

UNITED STATES

     As used in this section, a "United States Holder" of Tyco Common Shares, ADT Common Shares or Combined Company Common Shares means a holder that is, for United States federal income tax purposes, a citizen or resident of the United States, a corporation or partnership created or organized in or under the laws of the United States, or any political subdivision thereof, or an estate or trust the income of which is subject to United States federal income taxation regardless of its source.


     The Merger. In the opinion of Kramer, Levin, Naftalis & Frankel, counsel to Tyco, in general, for U.S. federal income tax purposes, upon the exchange of Combined Company Common Shares for Tyco Common Shares pursuant to the Merger, each Tyco shareholder that is a United States Holder will recognize gain in an amount equal to the excess, if any, of (x) the fair market value of the Combined Company Common Shares received over (y) the Tyco shareholder's adjusted tax basis in the Tyco Common Shares exchanged therefor. Such gain will be capital gain if the Tyco shareholder holds the Tyco Common Shares as a capital asset, and will be long-term gain if the Tyco shareholder's holding period for the Tyco Common Shares is more than one year. The gain may also be subject to tax under applicable state, local and foreign tax laws. A Tyco shareholder that realizes a loss upon the exchange will not recognize such loss for U.S. federal income tax purposes.


     A Tyco shareholder that recognizes gain for U.S. federal income tax purposes upon the exchange will have a tax basis in the Combined Company Common Shares received equal to their fair market value, and such shareholder's holding period for the Combined Company Common Shares will begin on the day following the date of the exchange. A Tyco shareholder that realizes but is unable to recognize a loss for U.S. federal income tax purposes will have a tax basis in the Combined Company Common Shares received equal to the shareholder's basis in the Tyco Common Shares exchanged therefor, and the shareholder's holding period for the Combined Company Common Shares will include the holding period of the Tyco Common Shares exchanged therefor.


     The Reverse Stock Split. In the opinion of Davis Polk & Wardwell, special counsel for ADT, ADT shareholders that are United States Holders will not be subject to U.S. federal income taxation upon the exchange of Combined Company Common Shares for ADT Common Shares pursuant to the Reverse Stock Split, except to the extent that cash is received in lieu of fractional shares (discussed below). The tax basis of the Combined Company Common Shares which will be held by the ADT shareholders as a result of the Reverse Stock Split will be the same as the tax basis of the ADT Common Shares held prior to the Reverse Stock Split (minus the amount of this basis allocated to fractional shares), and the holding period of such Combined Company Common Shares will include the holding period of the ADT Common Shares held prior to the Reverse Stock Split. Each such ADT shareholder receiving cash in lieu of a fractional share will recognize gain or loss equal to the difference between (x) the amount of cash received and (y) such ADT shareholder's adjusted tax basis in the fractional Combined Company Common Share. Such gain or loss generally will be capital gain or loss if the ADT shareholder held the ADT Common Shares as a capital asset, and will be long-term gain or loss if the ADT shareholder's holding period for the ADT Common Shares was more than one year.



     Holding Combined Company Common Shares. In the opinion of Davis Polk & Wardwell, distributions with respect to Combined Company Common Shares will be includible in the gross income of a United States Holder of Combined Company Common Shares as foreign source dividend income to the extent that such distributions are made out of the Combined Company's current or accumulated earnings and profits as determined for United States federal income tax purposes. The amount of any distribution of property other than cash will be the fair market value of such property on the date of distribution by the Combined Company. United States Holders will not be entitled to claim a dividends received deduction with respect to distributions by the Combined Company. United States Holders will realize capital gain or loss for United States federal income tax purposes on the sale or other disposition of Combined Company Common Shares in the same manner as on the sale or other disposition of any other shares held as capital assets. Gain, if any, will generally be United States source gain. Certain noncorporate United States Holders may be subject to backup withholding at a rate of 31% on dividends paid on the Combined Company Common Shares or the proceeds of disposition of Common Shares. Backup withholding will apply only if the Holder (i) fails to furnish its Taxpayer Identification Number ("TIN"), (ii) furnishes an incorrect TIN, (iii) is notified by the IRS that it has failed to properly report payments of interest and dividends or (iv) under certain circumstances fails to certify, under penalty of perjury, that it has furnished a correct TIN and that it has not been notified by the IRS that it is subject to backup withholding for failure to report interest and dividend payments. The amount of any backup withholding from a payment to a United States Holder will be allowed as a credit against such Holder's United States federal income tax liability and may entitle such Holder to a refund, provided that the required information is furnished to the IRS.

UNITED KINGDOM


     The Reverse Stock Split. In the opinion of Allen & Overy, special legal advisors in England for ADT, a holder of existing ADT Common Shares who, under the Reverse Stock Split, receives Combined Company Common Shares will not be treated as effecting a disposal or part disposal of his existing ADT Common Shares for the purposes of United Kingdom tax on capital gains except to the extent that cash is received in lieu of fractional shares. The Combined Company Common Shares which will be held by the ADT shareholders as a result of the Reverse Stock Split will be treated as the same asset, acquired at the same time and having the same base cost (minus the amount of the base cost allocated to fractional shares), as the ADT Common Shares held prior to the Reverse Stock Split.



     Holding Combined Company Common Shares. In the opinion of Allen & Overy, under current United Kingdom law, United Kingdom resident shareholders will be liable to income tax or corporation tax on dividends paid by the Combined Company at the rate applicable to their particular circumstances, although, if such shareholders are not domiciled in the United Kingdom, any such liability is limited to the extent that such dividends (if any) are remitted or deemed to be remitted to the United Kingdom. If dividends are paid by or through a paying agent or collecting agent in the United Kingdom, such agent may be required to withhold or deduct for or on account of United Kingdom income tax at the lower rate (currently 20 per cent) from the amount of such dividends unless evidence in a form satisfactory to the Inland Revenue is produced that the person beneficially entitled to the dividend is the beneficial owner of the Combined Company Common Shares and is not resident in the United Kingdom for tax purposes. The amount of United Kingdom tax withheld will be available as a credit against the liability of United Kingdom resident shareholders to pay income tax or corporation tax as appropriate in respect of the relevant dividend.


BERMUDA


     In the opinion of Appleby, Spurling & Kempe, attorneys in Bermuda for ADT, there will be no Bermuda income, corporation or profits tax, withholding tax, capital gains tax, capital transfer tax, estate duty or inheritance tax payable in respect of an exchange of Combined Company Common Shares for Tyco Common Shares pursuant to the Merger or of Combined Company Common Shares for ADT Common Shares pursuant to the Reverse Stock Split. In addition, as of the date hereof, there is no Bermuda income, corporation or profits tax, withholding tax, capital gains tax, capital transfer tax, estate duty or inheritance tax payable in respect of capital gains realized on a disposition of Combined Company Common Shares or in respect of distributions by the Combined Company with respect to Common Shares. Furthermore, ADT has received from the Minister of Finance of Bermuda under the Exempted Undertakings Tax Protection Act of 1966, as amended, an undertaking that, in the event of there being enacted in Bermuda any legislation imposing any tax computed on profits or income, including any dividend or capital gains withholding tax, or computed on any capital assets, gain or appreciation, or any tax in the nature of an estate or inheritance tax or duty, the imposition of such tax shall not be applicable to ADT or any of its operations, nor to its Common Shares, nor to obligations of ADT until the year 2016. This undertaking applies to Combined Company Common Shares. It does not, however, prevent the application of Bermuda taxes to persons ordinarily resident in Bermuda.

     The foregoing discussion describes for shareholders only the material U.S. federal income and Bermuda tax consequences of the Merger and the material U.S. federal income, U.K. and Bermuda tax consequences of the Reverse Stock Split and of holding Combined Company Common Shares, and does not purport to be a complete analysis or description of all potential tax effects of these transactions. In addition, the discussion does not address all of the tax consequences that may be relevant to particular taxpayers in light of their personal circumstances or to taxpayers subject to special treatment under the U.S. Internal Revenue Code (the "Code") (for example, Tyco and ADT shareholders who acquired their shares pursuant to the exercise of options or similar derivative securities or otherwise as compensation, insurance companies, financial institutions, dealers in securities, tax-exempt organizations, foreign corporations, foreign partnerships or other foreign entities and individuals who are not citizens or residents of the United States), or to certain classes of U.K. resident shareholders such as dealers.

     Other than the U.K. and Bermuda tax considerations described above, no information is provided herein with respect to any tax consequences of the Merger and the Reverse Stock Split for shareholders under applicable foreign, state, local and other tax laws. The foregoing discussion is based upon the provisions of the Code, applicable U.S. Treasury regulations thereunder, U.S. Internal Revenue Service rulings, administrative pronouncements and judicial decisions and U.K. law and practice, all as in effect on the date of this Joint Proxy Statement/Prospectus. There can be no assurance that future legislative, administrative or judicial changes or interpretations will not affect the accuracy of the statements or conclusions set forth herein. Any such change could apply retroactively and could affect the accuracy of this discussion. No rulings have or will be sought from the U.S. Internal Revenue Service or the U.K. Inland Revenue concerning the tax consequences of the Merger and the Reverse Stock Split.

     Each shareholder of Tyco and ADT is urged to consult such shareholder's own tax advisor as to the specific tax consequences of the Merger and the Reverse Stock Split for such shareholder under federal, state, local or any other applicable tax laws.

REGULATORY MATTERS

     Under the HSR Act, and the rules promulgated thereunder by the Federal Trade Commission (the "FTC"), the Merger may not be consummated until notifications have been given and certain information has been furnished to the FTC and the Antitrust Division of the United States Department of Justice (the "Antitrust Division") and specified waiting period requirements have been satisfied. Tyco and ADT filed the required notification and report forms under the HSR Act with the FTC and the Antitrust Division on April 3, 1997 and the applicable waiting period expired on May 3, 1997. The FTC and the Antitrust Division have the authority to challenge the Merger on antitrust grounds before or after the Merger is completed. Each state in which Tyco or ADT has operations may also review the Merger under state antitrust law.

     The Merger is subject to notification to and the approval of the Commission of the European Communities (the "EC Commission") under Council Regulation 4064/89/EEC on the control of concentrations. Notification to the EC Commission was made on April 25, 1997, and the EC Commission has until June 3, 1997 either to approve the Merger or, if it has serious doubts as to the compatibility of the Merger with the common market, to open an in-depth investigation which can last a maximum of four months.

     Tyco and ADT have agreed to use their best efforts to take whatever actions are required to obtain these approvals. (For additional information on this commitment, see "The Merger Agreement--Certain Covenants.") Tyco and ADT cannot predict whether they will obtain the required regulatory approvals within the time frame contemplated by the Merger Agreement or on terms that they find satisfactory.

APPRAISAL RIGHTS

     General. Under the provisions of the Merger Agreement and Massachusetts law, shareholders of Tyco are entitled to exercise appraisal rights with respect to the Merger. However, holders of ADT Common Shares will have no dissenters' appraisal rights under Bermuda law because the Merger is to be achieved through the merger of a Massachusetts subsidiary of ADT with Tyco under Massachusetts law. Massachusetts law does not expressly provide for a merger between a Massachusetts corporation and a non-U.S. company. Appraisal rights entitle holders of Tyco Common Shares to receive the appraised value of their shares instead of having their shares converted into Combined Company Common Shares. A copy of the applicable Massachusetts statutes that prescribe the procedures for exercising appraisal rights is attached as Annex IV to this Joint Proxy Statement/Prospectus. Shareholders of Tyco who seek to exercise such rights must carefully follow the procedures prescribed by Massachusetts law. The following discussion is a summary of the requirements of Massachusetts law with respect to appraisal rights and is qualified in its entirety by reference to Massachusetts law and the Massachusetts statutes attached as Annex IV to this Joint Proxy Statement/Prospectus.

     Procedural Requirements. Any holder of Tyco Common Shares, including any beneficial holder, who desires to exercise appraisal rights must (i) file with Tyco, before the vote of shareholders on the Merger, written objection to the Merger stating that he or she intends to demand payment for his or her shares if the Merger is effected and (ii) not vote his or her shares in favor of the Merger. The written objection to the Merger should be sent to Tyco International Ltd., One Tyco Park, Exeter, New Hampshire 03833, Attention: Clerk. A dissenting shareholder need not vote against the Merger, so long as his or her shares are not voted in favor of the Merger. However, neither a vote against the Merger nor the failure to vote for the Merger is a substitute for the written objection required to be filed by a dissenting shareholder. A Tyco shareholder who returns a signed proxy card that does not contain instructions for a vote against the Merger will be deemed to have voted in favor of the Merger and, therefore, to have waived all appraisal rights.

     The Surviving Corporation is required within ten days after the effective date of the Merger to notify each shareholder who has filed a written objection and whose shares were not voted in favor of the Merger that the Merger has become effective. If within twenty days after the date of mailing of such a notice a dissenting shareholder demands in writing from the Surviving Corporation payment for his or her stock, the Surviving Corporation is required to pay to him or her the fair value of his or her Tyco Common Shares within thirty days after the expiration of the period during which such demand may be made. The written demand for payment should be sent to the Surviving Corporation at Tyco's address set forth in the prior paragraph. If during that period of thirty days the Surviving Corporation and the dissenting shareholder fail to agree on the value of their shares, the Surviving Corporation or the shareholder may, within four months after the expiration of the thirty-day period, demand a determination of the value of the stock of all dissenting former shareholders of the Surviving Corporation by a bill in equity filed in the superior court in Suffolk County, Commonwealth of Massachusetts. If no bill is filed within this four month period, none of the dissenting Tyco shareholders who have failed to agree with the Surviving Corporation on the value of their shares will be entitled to appraisal rights.

     After a hearing, the court will enter a decree determining the fair value, as of the day before the Tyco Meeting, of the Tyco Common Shares of those shareholders who have become entitled to the valuation of and payment for their Tyco Common Shares. Massachusetts law provides that the fair value of the shares will be determined exclusive of any element of value arising from the accomplishment of or expectation of the Merger. The court will also order the Surviving Corporation to make payment of this value with interest to the shareholders upon the transfer by them to the Surviving Corporation of the certificates representing their Tyco Common Shares. The costs of the bill in equity, exclusive of costs of giving notice to shareholders and fees of counsel or experts retained by any party, will be assessed among the parties as determined by the court.

     Tyco shareholders who have demanded payment of the value of their shares will not be entitled to any rights of shareholders of the Combined Company, except in the circumstances described below. Thus, such shareholders will not be entitled to receive notice of any shareholder meeting of the Combined

Company, to vote as a shareholder of the Combined Company for any purpose, or to receive any dividends or other distributions as a shareholder of the Combined Company, unless either such shareholders lose appraisal rights because of a failure to comply with Massachusetts law, or such shareholders, with the approval of the Surviving Corporation, deliver to the Surviving Corporation within the permitted time period, a written withdrawal of their dissent and an acceptance of the terms offered in the Merger.

     By statute, the enforcement by a Tyco shareholder of appraisal rights pursuant to the procedures set forth above is the shareholder's exclusive remedy. However, a shareholder retains the right to challenge any corporate action on the grounds that it is or will be illegal or fraudulent as to such shareholder. Also, in Coggins v. New England Patriots Football Club, Inc., 397 Mass. 525 (1986), the Massachusetts Supreme Judicial Court held that dissenting shareholders are not limited to the statutory remedy of judicial appraisal where violations of fiduciary duty are found.

     Shareholders of Tyco who dissent with respect to the Merger might receive payments which are more or less than the value of the Combined Company Common Shares they would have received pursuant to the Merger Agreement.

     Tax Consequences to Dissenting Shareholders. Cash received by a dissenting Tyco shareholder will be treated as having been received as a distribution in redemption of the shareholder's Tyco Common Shares. Such shareholder generally will recognize gain or loss equal to the difference between (x) the amount of cash received and (y) the shareholder's adjusted basis in the relevant Tyco Common Shares. Such gain or loss will be capital gain or loss if the Tyco shareholder held the Tyco Common Shares as a capital asset, and will be long-term gain or loss if the Tyco shareholder's holding period for the Tyco Common Shares was more than one year. A Tyco shareholder that exercises appraisal rights is urged to consult that shareholder's own tax advisor as to the specific tax consequences for that shareholder under federal, state, local or any other applicable tax laws.

     Possible Effects on Accounting Treatment. It is a condition to the obligations of Tyco and ADT to consummate the Merger that the Merger qualify for pooling-of-interests accounting treatment. See "--Accounting Treatment." The exercise of appraisal rights by holders of a sufficiently large number of Tyco Common Shares could prevent such qualification.

U.S. FEDERAL SECURITIES LAWS CONSEQUENCES; STOCK TRANSFER RESTRICTION AGREEMENTS

     This Joint Proxy Statement/Prospectus does not cover any resales of Combined Company Common Shares to be received by the shareholders of Tyco upon consummation of the Merger or to be held by ADT shareholders as a result of the Reverse Stock Split, and no person is authorized to make any use of this Joint Proxy Statement/Prospectus in connection with any such resale.

     All Combined Company Common Shares received by Tyco shareholders in the Merger or held by ADT shareholders as a result of the Reverse Stock Split will be freely transferable, except that Combined Company Common Shares received by persons who are deemed to be "affiliates" of Tyco under the U.S. Securities Act of 1933, as amended (the "1933 Act"), at the time of the Tyco Meeting may be resold by them only in transactions permitted by Rule 145 of the 1933 Act ("Rule 145") or as otherwise permitted under the 1933 Act. See also "Description of Combined Company Capital Stock--Transfers." Persons who may be deemed to be affiliates of Tyco for such purposes generally include individuals or entities that control, are controlled by or are under common control with Tyco and may include certain officers and directors of Tyco. The Merger Agreement requires Tyco to use its best efforts to cause these affiliates to agree in writing that they will comply with the restrictions under Rule 145. The Merger Agreement also provides that each of Tyco and ADT will use its best efforts to cause its respective affiliates to agree in writing that they will not sell Tyco Common Shares, ADT Common Shares or Combined Company Common Shares at a time that would prevent the Merger from qualifying as a pooling of interests for financial accounting purposes.

                              CURRENT DEVELOPMENTS

     On April 11, 1997, Tyco entered into an agreement with AT&T to acquire its submarine systems business ("SSI") for approximately $850 million in cash. SSI is a world leader in the design, development, manufacture, installation, supply and maintenance of undersea fiber optic telecommunication cable systems, with expected calendar 1997 revenues of approximately $1 billion. With the combination and integration of SSI and Tyco's Simplex Technologies unit, Tyco believes it will have a competitive advantage in the global marketplace for undersea telecommunications cable systems, by making it the only fully integrated single source for cable system design, manufacturing, installation and maintenance. The acquisition will be accounted for as a purchase and is expected to be consummated in June 1997. Tyco is in the process of establishing a commercial paper program and increasing bank credit facilities which will be used to fund the purchase of SSI. The acquisition of SSI is not expected to have an impact on, or be affected by, the Merger.

     On May 13, 1997, Tyco entered into a definitive merger agreement pursuant to which it will acquire INBRAND Corporation ("INBRAND") in a stock for stock transaction valued at approximately $320 million. INBRAND, with annual revenues of $240 million, manufactures and distributes adult incontinence products, as well as feminine hygiene products and disposable baby diapers, to hospitals, retail and alternate care sites throughout North America and Europe. The acquisition, which will be accounted for as a pooling of interests, will be structured with INBRAND shareholders receiving 0.43 of a Combined Company Share (or, if the Merger Agreement is terminated, of a Tyco Common Share) for each share of INBRAND common stock outstanding. According to publicly filed documents, as of May 12, 1997, INBRAND had 11,760,123 shares of common stock outstanding. The exchange ratio may be adjusted depending on the trading value of the Combined Company Shares (or, if the Merger Agreement is terminated, Tyco Common Shares). The transaction is contingent upon customary regulatory review, approval by the INBRAND shareholders and upon the prior consummation or termination of the Merger Agreement.

     On May 20, 1997, Tyco entered into a definitive merger agreement with Keystone International, Inc. ("Keystone") pursuant to which Keystone will merge with a subsidiary of Tyco in a transaction valued at approximately $1.2 billion. Keystone, with annual revenues of approximately $700 million, designs, manufactures and markets on a worldwide basis, industrial valves, actuators and accessories used to control the flow of liquids, gases and solid materials. Keystone products are sold to the food and beverage, water and sewage, petroleum production and refining, natural gas, chemical, power, pulp and paper industries. The transaction, which will be accounted for as a pooling of interests, will be structured with Keystone shareholders receiving 0.54183 of Combined Company Share (or, if the Merger Agreement is terminated, of a Tyco Common Share) for each share of Keystone common stock outstanding. According to publicly filed documents, as of May 1, 1997, Keystone had 35,623,829 shares of common stock outstanding (excluding 342,645 treasury shares). The exchange ratio may be adjusted depending on the trading value of the Combined Company Shares (or, if the Merger Agreement is terminated, Tyco Common Shares). The transaction is contingent upon customary regulatory review, approval by Keystone shareholders, and upon the prior consummation or termination of the Merger Agreement.

     Tyco reviews acquisition opportunities in the ordinary course of its business, some of which may be material and some of which are currently under investigation, discussion or negotiation.

          COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION

     Tyco Common Shares and ADT Common Shares are listed on the NYSE. The Tyco ticker symbol on the NYSE is TYC. The ADT ticker symbol on the NYSE is ADT. ADT Common Shares are also listed on the London Stock Exchange and the Bermuda Stock Exchange.

     The tables below set forth, for the calendar quarters indicated, the reported intra-day high and low sale prices of Tyco Common Shares and ADT Common Shares as reported on the NYSE Composite Transaction Tape, in each case based on published financial sources, and the dividends declared on such shares. The prices and dividends for Tyco have been restated to reflect a two-for-one stock split effected in the form of a stock dividend which was distributed on November 14, 1995.

                                               ADT COMMON SHARES                TYCO COMMON SHARES
                                          ----------------------------     ----------------------------
                                           MARKET PRICE        CASH         MARKET PRICE        CASH
                                          --------------     DIVIDENDS     --------------     DIVIDENDS
                                          HIGH       LOW     DECLARED      HIGH       LOW     DECLARED
                                          ----       ---     ---------     ----       ---     ---------
1995
First Quarter...........................  $12 1/4    $ 95/8     $--        $26 13/16  $231/4    $0.05
Second Quarter..........................   12 1/4     101/8      --         29 1/8     251/2     0.05
Third Quarter...........................   14 1/8     115/8      --         31 5/8     2611/16    0.05
Fourth Quarter..........................   15 1/4     13         --         35 5/8     291/2     0.05

1996
First Quarter...........................  $18        $14        $--        $39 1/4    $323/8    $0.05
Second Quarter..........................   19 1/2     161/4      --         41 3/8     351/8     0.05
Third Quarter...........................   24 3/4     157/8      --         44 7/8     351/2     0.05
Fourth Quarter..........................   23 1/4     181/2      --         56         427/8     0.05

1997
First Quarter...........................  $27 5/8    $211/4     $--        $62        $513/4    $0.05
Second Quarter (through May 22, 1997)...   29 7/8     241/2      --         64 5/8     54

     On March 14, 1997, the last full trading day prior to the public announcement of the proposed Merger, the closing price on the NYSE Composite Transaction Tape was $60 1/4 per Tyco Common Share and $21 3/4 per ADT Common
Share. On May   , 1997, the most recent practicable date prior to the printing of this Joint Proxy Statement/Prospectus, the closing price on the NYSE
Composite Transaction Tape was $     per Tyco Common Share and $     per ADT
Common Share. Shareholders are urged to obtain current market quotations prior to making any decision with respect to the Merger.

     Tyco currently pays quarterly dividends of $0.05 per Tyco Common Share. ADT currently pays no dividends. The Combined Company expects to continue Tyco's dividend practice according to which it would pay quarterly dividends of $0.05 per Combined Company Common Share, although this may be changed at any time by the Combined Company Board. The payment of dividends by the Combined Company in the future will depend on business conditions, the Combined Company's financial condition and earnings and other factors.

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

     The Merger is to be accounted for in accordance with the pooling of interests method of accounting pursuant to APB Opinion No. 16. The pooling of interests method of accounting assumes that Tyco and ADT have been merged since their inception, and the historical consolidated financial statements for periods prior to consummation of the Merger are restated as though the companies have been combined since their inception. Accordingly, the accompanying unaudited pro forma combined financial information gives effect to the transaction in accordance with pooling of interests. Pursuant to Rule 11-02 of Regulation S-X, the unaudited pro forma combined financial information excludes the results of discontinued operations and extraordinary items.


     The unaudited pro forma combined financial information should be read in conjunction with (i) ADT's consolidated financial statements, including the accounting policies and notes thereto, included in its annual report on Form 10-K for the year ended December 31, 1996, (ii) ADT's consolidated financial statements and notes thereto included in its quarterly report on Form 10-Q for the quarterly period ended March 31, 1997, (iii) Tyco's consolidated financial statements, including the accounting policies and notes thereto, included in its annual report on Form 10-K for the year ended June 30, 1996, and (iv) Tyco's consolidated financial statements and notes thereto included in its quarterly reports on Form 10-Q for the quarterly periods ended September 30, 1996, December 31, 1996 and March 31, 1997. See "Where You Can Find More Information."


     The unaudited pro forma combined financial information has been prepared in United States dollars in accordance with generally accepted accounting principles in the United States ("U.S. GAAP"). These principles require management to make extensive use of estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The unaudited pro forma combined results of operations are not necessarily indicative of future operating results.

     Tyco's fiscal year-end is currently June 30, while ADT's is December 31. For purposes of the unaudited pro forma combined results of operations, Tyco's results have been adjusted to a calendar year basis to conform to that of ADT. Certain figures for the years ended December 31, 1995 and 1994 have been reclassified to conform to the 1996 presentation. In addition, certain figures of Tyco and ADT at March 31, 1997, for the three months ended March 31, 1997 and 1996 and for the years ended December 31, 1996, 1995 and 1994 have been reclassified to conform to the combined presentation.

     The unaudited pro forma combined condensed balance sheet gives effect to the Merger as if it had occurred on March 31, 1997, combining the balance sheets of Tyco and ADT at March 31, 1997. The unaudited pro forma combined statements of income give effect to the Merger as if it had occurred on January 1, 1994, combining the results of Tyco and ADT for each of the three years in the period ended December 31, 1996 and for each of the three month periods ended March 31, 1997 and 1996.

               UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME
                   FOR THE THREE MONTHS ENDED MARCH 31, 1997
            (IN MILLIONS, EXCEPT SHARE NUMBER AND PER SHARE AMOUNTS)

                                                                            PRO FORMA      PRO FORMA
                                                  ADT          TYCO        ADJUSTMENTS     COMBINED
                                                --------     ---------     -----------     ---------
Net sales.....................................  $  460.7     $ 1,654.2        $            $ 2,114.9
Cost of sales.................................    (239.3)     (1,194.5)                     (1,433.8)
Selling, general and administrative
  expenses....................................    (155.5)       (264.8)                       (420.3)
                                                --------     ---------        -----        ---------

Operating (loss) income.......................      65.9         194.9                         260.8
Interest income(2)............................       4.7            --          0.9              5.6
Interest expense(2)...........................     (21.4)        (20.1)        (0.9)           (42.4)
                                                --------     ---------        -----        ---------

(Loss) income from continuing operations
  before income taxes.........................      49.2         174.8                         224.0
Income taxes..................................     (14.2)        (68.1)                        (82.3)
                                                --------     ---------        -----        ---------
(Loss) income from continuing operations......  $   35.0     $   106.7        $            $   141.7
                                                ========     =========        =====        =========
Primary earnings per common share
(Loss) income from continuing operations......  $   0.23     $    0.67        $  --        $    0.61
                                                ========     =========        =====        =========
Fully diluted earnings per common share
(Loss) income from continuing operations......  $   0.22     $    0.67        $  --        $    0.60
                                                ========     =========        =====        =========
Weighted average number of common shares (in
  thousands)
Primary.......................................   149,093       159,841                       231,604
                                                ========     =========                     =========
Fully diluted.................................   173,714       160,003                       243,617
                                                ========     =========                     =========

   See accompanying notes to unaudited pro forma combined condensed financial information.

               UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME
                   FOR THE THREE MONTHS ENDED MARCH 31, 1996
            (IN MILLIONS, EXCEPT SHARE NUMBER AND PER SHARE AMOUNTS)

                                                                            PRO FORMA      PRO FORMA
                                                   ADT          TYCO       ADJUSTMENTS     COMBINED
                                                 --------     --------     -----------     ---------
Net sales......................................  $  411.3     $1,257.6        $            $ 1,668.9
Cost of sales..................................    (221.5)      (910.1)                     (1,131.6)
Selling, general and administrative expenses...    (131.9)      (195.3)                       (327.2)
Charge for the impairment of long-lived
  assets.......................................    (744.7)          --                        (744.7)
                                                 --------     --------         ----        ---------

Operating (loss) income........................    (686.8)       152.2                        (534.6)
Interest income(2).............................       6.5           --          0.3              6.8
Interest expense(2)............................     (27.4)       (16.3)        (0.3)           (44.0)
Other expenses less income.....................      (0.3)          --                          (0.3)
                                                 --------     --------         ----        ---------
(Loss) income from continuing operations before
  income taxes.................................    (708.0)       135.9                        (572.1)
Income taxes...................................       2.4        (56.4)                        (54.0)
                                                 --------     --------         ----        ---------
(Loss) income from continuing operations.......  $ (705.6)    $   79.5                     $  (626.1)
                                                 ========     ========         ====        =========
Primary earnings per common share
(Loss) income from continuing operations.......  $  (5.20)    $   0.52        $  --        $   (2.87)
                                                 ========     ========         ====        =========
Weighted average number of common shares (in
  thousands)...................................   135,841      152,791                       218,175
                                                 ========     ========                     =========

   See accompanying notes to unaudited pro forma combined condensed financial information.

               UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1996
            (IN MILLIONS, EXCEPT SHARE NUMBER AND PER SHARE AMOUNTS)

                                                                            PRO FORMA      PRO FORMA
                                                  ADT          TYCO        ADJUSTMENTS     COMBINED
                                                --------     ---------     -----------     ---------
Net sales.....................................  $1,704.0     $ 5,721.8        $            $ 7,425.8
Cost of sales.................................    (920.0)     (4,132.3)                     (5,052.3)
Selling, general and administrative
  expenses....................................    (567.5)       (926.9)                     (1,494.4)
Restructuring and other non-recurring
  charges.....................................    (237.3)           --                        (237.3)
Charge for the impairment of long-lived
  assets......................................    (744.7)           --                        (744.7)
                                                --------     ---------         ----        ---------

Operating (loss) income.......................    (765.5)        662.6                        (102.9)
Interest income(2)............................      27.5            --          3.0             30.5
Interest expense(2)...........................    (101.0)        (81.3)        (3.0)          (185.3)
Gain (loss) on disposal of businesses.........       1.7            --                           1.7
Other income less expenses....................     128.8            --                         128.8
                                                --------     ---------         ----        ---------
(Loss) income from continuing operations
  before income taxes.........................    (708.5)        581.3                        (127.2)
Income taxes..................................      21.8        (233.2)                       (211.4)
                                                --------     ---------         ----        ---------
(Loss) income from continuing operations......  $ (686.7)    $   348.1        $            $  (338.6)
                                                ========     =========         ====        =========
Primary earnings per common share
(Loss) income from continuing operations......  $  (5.01)    $    2.25        $  --        $   (1.53)
                                                ========     =========         ====        =========
Weighted average number of common shares (in
  thousands)..................................   137,114       154,468                       220,465
                                                ========     =========                     =========

   See accompanying notes to unaudited pro forma combined condensed financial information.

               UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1995
            (IN MILLIONS, EXCEPT SHARE NUMBER AND PER SHARE AMOUNTS)

                                                                            PRO FORMA      PRO FORMA
                                                  ADT          TYCO        ADJUSTMENTS     COMBINED
                                                --------     ---------     -----------     ---------
Net sales.....................................  $1,783.8     $ 4,842.8        $            $ 6,626.6
Cost of sales.................................    (990.4)     (3,546.3)                     (4,536.7)
Selling, general and administrative
  expenses....................................    (558.4)       (772.7)                     (1,331.1)
Restructuring and other non-recurring
  charges.....................................     (34.2)           --                         (34.2)
                                                --------     ---------         ----        ---------

Operating (loss) income.......................     200.8         523.8                         724.6
Interest income(2)............................      16.2            --          1.1             17.3
Interest expense(2)...........................    (116.3)        (62.0)        (1.1)          (179.4)
Gain (loss) on disposal of businesses.........     (36.6)           --                         (36.6)
Other income less expenses....................      (5.0)           --                          (5.0)
                                                --------     ---------         ----        ---------
(Loss) income from continuing operations
  before income taxes.........................      59.1         461.8                         520.9
Income taxes..................................     (28.1)       (188.8)                       (216.9)
                                                --------     ---------         ----        ---------
(Loss) income from continuing operations......  $   31.0     $   273.0        $            $   304.0
                                                ========     =========         ====        =========
Primary earnings per common share
(Loss) income from continuing operations......  $   0.22     $    1.79        $  --        $    1.39
                                                ========     =========         ====        =========
Weighted average number of common shares (in
  thousands)..................................   138,283       152,655                       219,215
                                                ========     =========                     =========

   See accompanying notes to unaudited pro forma combined condensed financial information.

               UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1994
            (IN MILLIONS, EXCEPT SHARE NUMBER AND PER SHARE AMOUNTS)

                                                                            PRO FORMA      PRO FORMA
                                                  ADT          TYCO        ADJUSTMENTS     COMBINED
                                                --------     ---------     -----------     ---------
Net sales.....................................  $1,629.4     $ 4,230.6        $            $ 5,860.0
Cost of sales.................................    (913.4)     (3,097.0)                     (4,010.4)
Selling, general and administrative
  expenses....................................    (505.5)       (700.5)                     (1,206.0)
Restructuring and other non-recurring
  charges.....................................      (4.5)        (37.2)                        (41.7)
                                                --------     ---------         ----        ---------

Operating (loss) income.......................     206.0         395.9                         601.9
Interest income(2)............................      15.2            --          1.3             16.5
Interest expense(2)...........................     (99.3)        (60.8)        (1.3)          (161.4)
Gain (loss) on disposal of businesses.........      (0.3)           --                          (0.3)
Other income less expenses....................      (4.1)           --                          (4.1)
                                                --------     ---------         ----        ---------
(Loss) income from continuing operations
  before income taxes.........................     117.5         335.1                         452.6
Income taxes..................................     (34.9)       (151.4)                       (186.3)
                                                --------     ---------         ----        ---------
(Loss) income from continuing operations......  $   82.6     $   183.7        $            $   266.3
                                                ========     =========         ====        =========
Primary earnings per common share
(Loss) income from continuing operations......  $   0.51     $    1.24        $  --        $    1.18
                                                ========     =========         ====        =========
Weighted average number of common shares (in
  thousands)..................................   136,148       148,668                       214,200
                                                ========     =========                     =========

   See accompanying notes to unaudited pro forma combined condensed financial information.

             UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEETS
                               AT MARCH 31, 1997
                                 (IN MILLIONS)

                                                                               PRO FORMA    PRO FORMA
                                                          ADT        TYCO     ADJUSTMENTS   COMBINED
                                                        --------   --------   -----------   ---------
ASSETS
  CURRENT ASSETS:
  Cash and cash equivalents...........................  $  492.0   $   63.2     $           $  555.2
  Accounts receivable, net............................     318.7      956.9                  1,275.6
  Contracts in process................................        --      125.1                    125.1
  Inventories.........................................      41.3      839.9                    881.2
  Deferred income taxes...............................        --      147.5                    147.5
  Prepaid expenses and other current assets...........      66.8       92.8                    159.6
                                                        --------   --------      ------     --------
  Total current assets................................     918.8    2,225.4                  3,144.2
  Property, plant and equipment, net..................   1,527.6      997.6                  2,525.2
  Goodwill and other intangibles, net.................     476.6    2,071.5                  2,548.1
  Reorganization value in excess of identifiable              --       97.8                     97.8
     assets...........................................
  Deferred income taxes...............................        --       61.9                     61.9
  Long-term investments...............................     100.6         --                    100.6
  Other long-term assets..............................      70.8      152.1                    222.9
                                                        --------   --------      ------     --------
  Total assets........................................  $3,094.4   $5,606.3                 $8,700.7
                                                        ========   ========      ======     ========
LIABILITIES AND SHAREHOLDERS' EQUITY
  CURRENT LIABILITIES:
  Short-term debt.....................................  $   74.3   $  115.7     $           $  190.0
  Accounts payable(2).................................     173.8      598.2       (30.8)       741.2
  Other current liabilities(2)(5).....................     267.8      706.0        93.8      1,067.6
  Contracts in process--billings in excess of cost....        --      148.0                    148.0
  Income taxes(2).....................................        --      103.6        12.0        115.6
  Deferred income taxes...............................        --       12.1                     12.1
                                                        --------   --------      ------     --------
  Total current liabilities...........................     515.9    1,683.6        75.0      2,274.5
  Long-term debt......................................   1,057.1      838.2                  1,895.3
  Deferred revenue....................................     163.2         --                    163.2
  Deferred income taxes...............................     102.1       25.8                    127.9
  Other long-term liabilities.........................     169.3      212.9                    382.2
                                                        --------   --------      ------     --------
  Total liabilities...................................   2,007.6    2,760.5        75.0      4,843.1
                                                        --------   --------      ------     --------
  Retained (deficit) earnings(5)......................  (1,564.7)   1,525.6       (75.0)      (114.1)
  Other shareholders' equity..........................   2,651.5    1,320.2                  3,971.7
                                                        --------   --------      ------     --------
  Total shareholders' equity..........................   1,086.8    2,845.8       (75.0)     3,857.6
                                                        --------   --------      ------     --------
  Total liabilities and shareholders' equity..........  $3,094.4   $5,606.3                 $8,700.7
                                                        ========   ========      ======     ========

   See accompanying notes to unaudited pro forma combined condensed financial information.

                          NOTES TO UNAUDITED PRO FORMA
                    COMBINED CONDENSED FINANCIAL INFORMATION

(1) The pro forma combined per share amounts are based on the combined weighted average of ADT Common Shares and Tyco Common Shares for all periods presented based on ADT shareholders, through a reverse stock split, holding
    0.48133 of a Combined Company Common Share for each ADT Common Share and the receipt by Tyco shareholders in the Merger of one Combined Company Common Share for each Tyco Common Share.

(2) Certain reclassifications, none of which affects (loss) income from continuing operations, have been made to the Tyco statements of income in the pro forma combined statements of income to classify interest income on a consistent basis. The pro forma adjustments to the balance sheet were required to classify on a consistent basis income taxes payable and employee payroll withholdings.

(3) Primary (loss) earnings per common share from continuing operations for ADT, after deducting dividends on ADT convertible preference shares, was based on adjusted net (loss) income from continuing operations available to common shareholders of ($687.0) million in 1996, $30.7 million in 1995 and $69.3 million in 1994.

    Primary (loss) earnings per common share from continuing operations for ADT, after deducting dividends on ADT convertible preference shares, was based on adjusted net (loss) income from continuing operations available to common shareholders of $35.0 million and ($705.7) million in the three months ended March 31, 1997 and 1996, respectively.

    Fully diluted earnings per common share from continuing operations for ADT, after adding Liquid Yield Option Notes discount amortization, was based on adjusted net income from continuing operations available to common shareholders of $38.5 million in the three months ended March 31, 1997.

(4) There were no material transactions between Tyco and ADT during any of the periods presented.

(5) Total transaction costs to be incurred by Tyco and ADT in connection with the Merger are estimated to be approximately $75 million. These costs, related to legal, printing, accounting, financial advisory services and other expense, will be charged against income upon consummation of the Merger.

(6) A restructuring charge to operations by the Combined Company is expected to occur subsequent to the Merger to reflect the combination of the two companies. Such charges, which are preliminarily estimated to be approximately $600 million, may include amounts with respect to the elimination of excess facilities, the write-off of certain goodwill and fixed assets, severance costs and the satisfaction of certain liabilities. The effects of these costs have not been reflected in this pro forma combined condensed financial information.

(7) The Tyco share and per share amounts for 1995 and 1994 have been restated to reflect a two-for-one stock split effected in the form of a stock dividend which was distributed on November 14, 1995.

(8) In 1996 ADT recorded certain non-recurring items including (i) a non-cash charge relating to the write-down of specific assets to their estimated fair values in accordance with SFAS 121, which occurred in the three month period ended March 31, (ii) a charge principally relating to costs associated with integrating the businesses of ASH in the United Kingdom and the United States into ADT, together with the costs of administrative accounting, management information and technological infrastructure enhancements currently being implemented in the United States electronic security services division, (iii) a gain arising on the sale of ADT's entire interest in Limelight Group plc, which was recorded in the balance sheet at a nominal value and (iv) a gain represented by cash receivable as a result of the settlement of ADT's litigation against BDO Binder Hamlyn. ADT's historical net income for 1996 before these non-recurring items amounted to $140.3 million, or $0.98 per share ($0.93 per share on a fully diluted basis). On a pro forma combined basis, net income for 1996 before these non-recurring items is $488.4 million, or $2.19 per share ($2.14 per share on a fully diluted basis).

(9) In the three months ended March 31, 1997 ADT recorded certain non-recurring charges in connection with the ADT-Tyco transaction and the unsolicited proposals of Western. ADT's historical net income before these non-recurring items amounted to $44.6 million, or $0.30 per share ($0.28 per share on a fully diluted basis). On a pro forma combined basis, net income for the three months ended March 31, 1997 before these non-recurring items is $151.3 million, or $0.65 per share ($0.64 per share on a fully diluted basis).

    In the three months ended March 31, 1996 ADT recorded certain non-recurring charges which principally represented non-cash charges relating to the write down of specific assets to their estimated fair values in accordance with SFAS 121. ADT's historical net income before these non-recurring items amounted to $28.9 million, or $0.21 per share ($0.20 per share on a fully diluted basis). On a pro forma combined basis, net income for the three months ended March 31, 1996 before these non-recurring items is $108.4 million, or $0.50 per share ($0.48 per share on a fully diluted basis).

                           ROLE OF FINANCIAL ADVISORS

     In connection with the proposed Merger, Tyco and ADT retained financial advisors to assist their Boards of Directors in connection with their consideration of the Merger Agreement. Tyco retained Credit Suisse First Boston as its exclusive financial advisor, and ADT retained Merrill Lynch as its financial advisor. Tyco and ADT entered into engagement letters with their financial advisors providing for customary fee, expense reimbursement and indemnification terms.

     In deciding to approve the Merger, the Boards of Directors of Tyco and ADT considered opinions of their respective financial advisors with respect to the fairness of the Exchange Ratio to their respective shareholders from a financial point of view. These opinions are described below and are attached as Annexes II and III to this Joint Proxy Statement/Prospectus. You are encouraged to read these opinions in their entirety and to consider them carefully.

OPINION OF TYCO'S FINANCIAL ADVISOR

     Tyco retained Credit Suisse First Boston to act as its exclusive financial advisor in connection with the Merger based upon Credit Suisse First Boston's experience and expertise. On March 16, 1997, Credit Suisse First Boston delivered to the Tyco Board its written opinion that, based upon and subject to the factors and assumptions set forth therein, as of such date, the Exchange Ratio was fair from a financial point of view to the shareholders of Tyco. Credit Suisse First Boston subsequently delivered to the Tyco Board its written opinion dated the date hereof (the "Credit Suisse First Boston Opinion") that, based upon and subject to the factors and assumptions set forth therein, as of such date, the Exchange Ratio was fair from a financial point of view to the shareholders of Tyco. No limitations were imposed by the Tyco Board upon Credit Suisse First Boston with respect to investigations made or procedures followed by Credit Suisse First Boston in rendering its opinions.

     The full text of the Credit Suisse First Boston Opinion, which sets forth the assumptions and qualifications made, matters considered and limitations on the review undertaken by Credit Suisse First Boston, is attached as Annex II to this Joint Proxy Statement/Prospectus and is incorporated herein by reference. Shareholders of Tyco are urged to read the Credit Suisse First Boston Opinion in its entirety and to consider it carefully. The opinion of Credit Suisse First Boston dated March 16, 1997 was provided to the Tyco Board for its information in connection with its consideration of the Merger and does not constitute a recommendation to any shareholder as to how to vote on the Merger. The summary of the Credit Suisse First Boston Opinion set forth in this Joint Proxy Statement/Prospectus is qualified in its entirety by reference to the full text of the Credit Suisse First Boston Opinion set forth in Annex II and incorporated herein by reference.

     The summary set forth below does not purport to be a complete description of the analyses underlying the Credit Suisse First Boston Opinion or the presentation made by Credit Suisse First Boston to the Tyco Board. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances, and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinions, Credit Suisse First Boston did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Credit Suisse First Boston believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering all analyses, would create an incomplete view of the process underlying the Credit Suisse First Boston Opinion.

     In performing its analyses, Credit Suisse First Boston made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Tyco or ADT. Any estimates contained in the analyses performed by Credit Suisse First Boston are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty. In addition, the opinion of Credit Suisse First Boston dated March 16, 1997 and Credit Suisse First Boston's presentation to the Tyco Board were among several factors taken into consideration by the Tyco Board in making its determination to approve the Merger. Consequently, the Credit Suisse First Boston analyses described below should not be viewed as, and were not, determinative of the opinion of the Tyco Board or Tyco's management with respect to the Exchange Ratio.

     In arriving at its opinions, Credit Suisse First Boston reviewed certain publicly available business and financial information relating to Tyco and ADT, as well as the Merger Agreement. Credit Suisse First Boston also reviewed certain other information, including financial forecasts, provided to it by Tyco and ADT, and met with the managements of Tyco and ADT to discuss the business and prospects of Tyco and ADT. In addition, Credit Suisse First Boston reviewed certain estimates provided to it by Tyco of the cost savings and synergies expected to result from the Merger, and met with the management of Tyco to discuss such cost savings and synergies. Credit Suisse First Boston also considered certain financial and stock market data of Tyco and ADT, compared that data with similar data for other publicly held companies in businesses similar to those of Tyco and ADT and considered the financial terms of certain other business combinations and other transactions which have recently been effected. In addition, Credit Suisse First Boston considered such other information, financial studies, analyses and investigations and financial, economic and market criteria that it deemed relevant.

     In connection with its review, Credit Suisse First Boston did not assume any responsibility for independent verification of any of the foregoing information and relied on such information being complete and accurate in all material respects. With respect to financial forecasts, Credit Suisse First Boston assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of Tyco and ADT as to the future financial performance of Tyco and ADT. Credit Suisse First Boston also assumed that the estimates provided to it by Tyco of the cost savings and synergies expected to result from the Merger reflect the best currently available estimates and judgments of such management as to such cost savings and synergies. Credit Suisse First Boston relied on the conclusions of Tyco and its counsel as to the impact of the Merger on the current tax status of ADT. Credit Suisse First Boston did not make an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Tyco or ADT, nor was it furnished with any such evaluations or appraisals. The Credit Suisse First Boston Opinion is necessarily based upon financial, economic, market and other conditions as they existed and could be evaluated on the date hereof. Credit Suisse First Boston did not express any opinion as to what the value of the Combined Company Common Shares actually will be when issued to Tyco's shareholders pursuant to the Merger or the prices at which the Combined Company Common Shares will trade subsequent to the Merger.

     The following is a summary of the analyses performed by Credit Suisse First Boston in connection with the preparation of the opinion of Credit Suisse First Boston dated March 16, 1997. Credit Suisse First Boston reviewed and updated such analyses in connection with its preparation of the Credit Suisse First Boston Opinion.

     Comparative Stock Price Performance Analysis. Credit Suisse First Boston reviewed the per share daily closing prices of Tyco Common Shares and of ADT Common Shares over the period from March 14, 1996 to March 14, 1997 compared with the performance of the Standard & Poor's 500 Index ("S&P 500").

     Discounted Cash Flow Analysis. Credit Suisse First Boston performed a discounted cash flow analysis for fiscal years 1997 to 2006 to estimate the present value of the stand-alone unlevered free cash flows that the ADT Security Services businesses (i.e., all of ADT excluding CarCop and the vehicle auction businesses) ("Security Services") are expected to generate if Security Services performs in accordance with scenarios based on certain financial forecasts. For purposes of this analysis, unlevered free cash flows were defined as net income plus depreciation plus amortization plus deferred taxes less capital expenditures less investment in working capital.

     Credit Suisse First Boston performed its analyses based on financial forecasts provided to it by ADT, which were adjusted for three separate scenarios for Security Services: a management case (the "ADT Management Case"), an adjusted ADT Management Case (the "Adjusted Case") and a conservative case (the "Conservative Case"). The ADT Management Case reflects ADT's current budget, including ADT management forecasts for fiscal years 1997 through 2001 and forecasts for fiscal years 2002 through 2006 based upon the first five years' performance, as adjusted to reflect reduced growth rates in new subscribers. The Adjusted Case was developed by Credit Suisse First Boston and reviewed and approved by Tyco management. The Adjusted Case adjusts the ADT Management Case to provide for slower installation growth in the residential and commercial markets and higher expenses. The Conservative Case was developed by Credit Suisse First Boston. The Conservative Case reflects adjustments to the Adjusted Case to provide for slower installation growth in the residential and commercial markets and higher expenses.

     Credit Suisse First Boston calculated terminal values for Security Services by applying a range of multiples of earnings before interest, taxes, depreciation and amortization ("EBITDA") to the fiscal year 2006 EBITDA from 7.0x to 8.0x in each of the above three scenarios. These EBITDA multiples were based on ADT's current trading multiples of 9.7x fiscal year 1996 EBITDA and 7.6x fiscal year 1997 estimated EBITDA as well as ADT's tax rate of 30% for book purposes and 11.0% to 15.0% on a cash basis. The unlevered free cash flow streams and terminal values were then discounted using a range of discount rates from 11.5% to 12.5%. The discount rate range was selected based on an analysis of ADT's weighted average cost of capital. Based on this analysis, the enterprise values for Security Services ranged from $5.1 billion to $6.1 billion for the ADT Management Case, $4.2 billion to $5.0 billion for the Adjusted Case and $3.9 billion to $4.6 billion for the Conservative Case. Credit Suisse First Boston calculated the implied equity value ranges for each of these cases by subtracting from the enterprise value ranges the value of ADT's non-convertible debt of $792 million and adding the value of ADT's cash, long-term investments, option and warrant proceeds of $831 million and the estimated value range for ADT's Car Cop and Auto Auction businesses of $500 to $600 million. Based on this analysis and assuming 193.8 million fully-diluted ADT Common Shares outstanding, the implied equity values for ADT ranged from $29.10 to $34.77 per ADT Common Share for the ADT Management Case, $24.45 to $29.10 per ADT Common Share for the Adjusted Case, and $22.91 to $27.03 per ADT Common Share for the Conservative Case. Accordingly, based upon the March 14, 1997 closing price of Tyco Common Stock of $60.25, the foregoing analysis could be used to imply a range of exchange ratios of 0.380 to 0.577.

     Credit Suisse First Boston also considered the potential synergies from cost savings that Tyco management anticipates would result from the Merger. Based on Tyco management's estimated cost savings of $40.0 million, $50.0 million and $60.0 million in fiscal years 1998, 1999 and 2000, respectively, and an assumed growth rate of 3.0% per year thereafter with an 11.0% to 12.0% capitalization rate, Credit Suisse First Boston estimated a range of present values for such cost savings of $364.0 million to $411.0 million (or $1.88 to $2.12 per ADT Common Share). Including synergies, the implied equity values (based on the same adjustments to enterprise value described above) for ADT ranged from $30.98 to $36.89 per ADT Common Share for the ADT Management Case, $26.33 to $31.22 per ADT Common Share for the Adjusted Case and $24.79 to $29.15 per ADT Common Share for the Conservative Case. Accordingly, based upon the March 14, 1997 closing price of Tyco Common Stock of $60.25, the foregoing analysis could be used to imply a range of exchange ratios of 0.411 to 0.612.

     Contribution Analysis. Credit Suisse First Boston reviewed the relative contribution of Tyco and ADT to fiscal years 1997 and 1998 operating cash flow and net income and derived therefrom an implied exchange ratio and estimated implied ADT share values. Fiscal years 1997 and 1998 operating cash flow and net income estimates were based on, for Tyco, discussions with Tyco management and, for ADT, the Adjusted Case. For Tyco, operating cash flow and net income for fiscal year 1997 were estimated to be $963.0 million and $391.7 million, respectively, which amounts do not reflect the impact of certain acquisitions consummated by Tyco during the third quarter of fiscal year 1997 (or $5.70 and $2.32, respectively, per Tyco Common Share (based on Tyco Common Shares outstanding assuming Tyco's

February 27, 1997 equity offering had been completed on July 1, 1996)), and, for fiscal year 1998, $1.076 billion and $487.8 million, respectively, which amounts do not reflect the impact of certain acquisitions consummated by Tyco during the third quarter of fiscal year 1997 (or $6.37 and $2.89, respectively, per Tyco Common Share (based on Tyco Common Shares outstanding assuming Tyco's February 27, 1997 equity offering had been completed on July 1, 1996)). For ADT, operating cash flow and net income for fiscal year 1997 were estimated to be $514.7 million and $178.9 million, respectively (or $2.66 and $0.92, respectively, per ADT Common Share), and, for fiscal year 1998, $630.8 million and $267.8 million, respectively (or $3.26 and $1.38, respectively, per ADT Common Share). This analysis yielded implied exchange ratios, based on estimated operating cash flow and net income for fiscal year 1997, of 0.466 and 0.398, respectively, and, for fiscal year 1998, 0.511 and 0.479, respectively. Credit Suisse First Boston assumed a share price for Tyco Common Shares of $60.25 which indicated estimated implied ADT Common Share values, based upon operating cash flow and net income for fiscal year 1997, of $28.08 and $24.00, respectively, and, for fiscal year 1998, $30.80 and $28.85, respectively.

     Pro Forma Analysis. Based on the Adjusted Case forecasts for ADT and Tyco management's forecasts for Tyco, Credit Suisse First Boston analyzed pro forma earnings per share ("EPS") for Tyco for fiscal years 1998, 1999 and 2000. Excluding one-time restructuring charges, Credit Suisse First Boston estimated increases in EPS for the Combined Company in fiscal years 1998, 1999 and 2000 of 6.9%, 14.1% and 15.6%, respectively.

     Pursuant to a letter agreement dated March 15, 1997 between Tyco and Credit Suisse First Boston, Tyco agreed to pay Credit Suisse First Boston for services rendered thereunder a fee of up to $5 million, to be paid upon the closing of the Merger. Tyco also agreed to reimburse Credit Suisse First Boston for all out-of-pocket expenses, including the fees and expenses of its legal counsel and any other advisor retained by Credit Suisse First Boston, resulting from or arising out of the engagement. Tyco further agreed to indemnify Credit Suisse First Boston and certain related persons and entities for certain losses, claims, damages or liabilities (including actions or proceedings in respect thereof) related to or arising out of, among other things, its engagement as financial advisor.

     Tyco retained Credit Suisse First Boston based upon Credit Suisse First Boston's experience and expertise. In the past, Credit Suisse First Boston has performed certain investment banking services for Tyco and ADT and has received customary fees for such services. Credit Suisse First Boston is an internationally recognized investment banking and advisory firm. Credit Suisse First Boston, as part of its investment banking business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes. In the ordinary course of business, Credit Suisse First Boston and its affiliates may actively trade the debt and equity securities of both Tyco and ADT for their own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

OPINION OF ADT'S FINANCIAL ADVISOR

     The ADT Board engaged Merrill Lynch to act as its financial advisor in connection with the transactions contemplated by the Merger Agreement based upon Merrill Lynch's qualifications, expertise and reputation, as well as Merrill Lynch's prior investment banking relationships and familiarity with ADT and Tyco. In addition, Merrill Lynch has been acting, and continues to act, as financial advisor to ADT in connection with the Western Offer and the Western Proposals Meeting. On March 16, 1997, Merrill Lynch rendered its oral opinion, which Merrill Lynch subsequently confirmed in writing as of March 17, 1997 and as of the date hereof (the opinion dated as of the date hereof, the "Merrill Lynch Opinion"), to the ADT Board that, as of such dates, and based upon the assumptions made, matters considered and limits of review described in the opinion, the Exchange Ratio was fair to the shareholders of ADT from a financial point of view.

     A copy of the Merrill Lynch Opinion, setting forth the assumptions made, matters considered and limitations on the scope of review undertaken by Merrill Lynch, is attached as Annex III to this Joint

Proxy Statement/Prospectus. Merrill Lynch addressed its opinion to the ADT Board. The Merrill Lynch Opinion is directed only to the fairness of the Exchange Ratio to the shareholders of ADT from a financial point of view and does not address the merits of the underlying decision of ADT to engage in the Merger or constitute a recommendation to any shareholder as to how such shareholder should vote on matters relating to the Merger. The following discussion regarding the Merrill Lynch Opinion is qualified in its entirety by reference to the full text of the Merrill Lynch Opinion.

     In arriving at the Merrill Lynch Opinion, Merrill Lynch (i) reviewed Tyco's Annual Reports on Form 10-K and related audited financial statements for the five fiscal years ended June 30, 1996, Tyco's Quarterly Reports on Form 10-Q and the related unaudited financial statements for the quarterly periods ending September 30, 1996 and December 31, 1996, and Tyco's Prospectus dated February 5, 1997 and the related Prospectus Supplement dated February 27, 1997 with respect to the offer and sale by Tyco of 10,000,000 Tyco Common Shares (the "February 1997 Offering"); (ii) reviewed ADT's Annual Reports on Form 10-K and related audited financial statements for the five fiscal years ended December 31, 1995, ADT's Quarterly Reports on Form 10-Q and the related unaudited financial statements for the quarterly periods ending March 31, 1996, June 30, 1996 and September 30, 1996, ADT's filings with the SEC in connection with ADT's proposed merger with Republic that was terminated in September 1996 and ADT's Current Report on Form 8-K, as amended to September 5, 1996, filed in connection with the acquisition by ADT of ASH; (iii) reviewed certain financial information, including financial forecasts, relating to the financial condition, business, earnings, cash flow, assets, liabilities, and prospects of Tyco and ADT, that were furnished to Merrill Lynch by Tyco and ADT, respectively; (iv) conducted discussions with members of senior management of Tyco and ADT concerning their respective financial condition, business, earnings, cash flow, assets, liabilities, operations, contingencies and prospects; (v) reviewed the historical market prices and trading activity for Tyco Common Shares and ADT Common Shares and compared such data with indices that Merrill Lynch deemed relevant; (vi) compared the respective financial condition and results of operations of Tyco and ADT with that of certain publicly traded companies that Merrill Lynch deemed to be relevant; (vii) compared the proposed financial terms of the transactions contemplated by the Agreement with the financial terms of certain other mergers and acquisitions that Merrill Lynch deemed to be relevant;
(viii) reviewed the amount and timing of the projected cost savings, the related expenses required to achieve such savings, and the revenue enhancements expected to result from the Merger (the "Expected Synergies"), as presented by the managements of ADT and Tyco; (ix) considered the pro forma impact of the transactions contemplated by the Merger Agreement on the income statement, balance sheet and cash flows of ADT; (x) reviewed a draft of the Merger Agreement dated March 15, 1997; and (xi) reviewed such other financial studies and analyses and performed such other investigations and took into account other matters that Merrill Lynch deemed necessary.

     In preparing the Merrill Lynch Opinion, with ADT's consent Merrill Lynch assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to Merrill Lynch by ADT and Tyco. Merrill Lynch did not assume responsibility for independently verifying that information or undertake an independent evaluation or appraisal of the assets or liabilities, contingent or otherwise, of ADT or Tyco or any of their subsidiaries, nor was Merrill Lynch furnished any such evaluation or appraisal. In addition, Merrill Lynch did not conduct any physical inspection of the properties or facilities of ADT or Tyco. With respect to the financial forecasts (including the Expected Synergies) furnished by ADT and Tyco, with ADT's consent, Merrill Lynch assumed that those forecasts were reasonably prepared and reflected the best currently available estimates, allocations and judgements of the respective managements of ADT and Tyco as to the future financial performance of ADT, Tyco or the Combined Company, as the case may be. Merrill Lynch also assumed with ADT's consent that the Merger will be accounted for as a pooling of interests under U.S. GAAP.

     The Merrill Lynch Opinion was necessarily based upon market, economic and other conditions as they existed and could be evaluated on the date of the Merrill Lynch Opinion. In rendering the Merrill Lynch Opinion, Merrill Lynch assumed with ADT's consent that, in the course of obtaining the necessary regulatory or other consents or approvals for the Merger, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that will have a material adverse effect on the contemplated benefits of the Merger.

     Merrill Lynch was not authorized or requested to, and, accordingly, with ADT's consent did not, solicit any other company or person with respect to entering into a business combination with or acquisition of ADT.


     In rendering the Merrill Lynch Opinion, Merrill Lynch took the Western Offer into account and noted that the value of the consideration offered by Western is capped at $22.50 per ADT Common Share compared to an implied price of $29.00 per ADT Common Share under the Merger, based on Tyco's closing price of $60.25 per Tyco Common Share as of March 14, 1997.


     The following summarizes certain financial and comparative analyses presented by Merrill Lynch to the ADT Board at its meeting on March 16, 1997. These analyses were also among the analyses considered by Merrill Lynch in rendering the Merrill Lynch Opinion. This summary does not purport to be a complete description of the analyses underlying the Merrill Lynch Opinion.


     In performing its analyses, Merrill Lynch utilized two sets of projections provided by ADT's management (respectively, "ADT's Sensitivity Case" and "ADT's Base Case") and two sets of projections provided by Tyco's management (respectively, "Tyco's Sensitivity Case" and "Tyco's Base Case"), as well as estimates of future earnings and earnings growth published by First Call Corp. ("First Call") and I/B/E/S International, Inc. ("I/B/E/S"). First Call and I/B/E/S are on-line data services that monitor and publish compilations of earnings estimates produced by selected research analysts on certain public companies.



     Overview of Proposed Merger. Based on Tyco's closing stock price of $60.25 per Tyco Common Share as of March 14, 1997 (the last trading day prior to public announcement of the proposed transaction) ("Tyco's Closing Price") and the Exchange Ratio, Merrill Lynch determined that the proposed transaction provided an implied price to ADT shareholders of $29.00 per ADT Common Share (determined by multiplying Tyco's Closing Price by the Exchange Ratio) (the "Implied Price") and an implied premium to ADT shareholders of (i) 33.3% based on ADT's closing stock price of $21.75 per ADT Common Share on March 14, 1997 (the last trading day prior to announcement of the proposed Merger) ("ADT's Closing Price") and
(ii) 44.1% based on ADT's closing stock price of $20.13 per ADT Common Share on December 17, 1996 (the last trading day prior to the initial announcement of the Western Offer) (the "Reference Price"). In addition, Merrill Lynch determined that, on a pro forma fully-diluted basis, ADT shareholders would own approximately 35.6% of the Combined Company and Tyco shareholders would own approximately 64.4% of the Combined Company.


     Merrill Lynch analyzed the aggregate transaction value of the Merger, based on the Implied Price, as a multiple of certain ADT historical and projected (based on ADT's Sensitivity Case) financial data, as follows:

                          EARNINGS BEFORE
                        INTEREST AND TAXES
      EBITDA                 ("EBIT")
-------------------     -------------------      ADT'S ANNUALIZED
FY 1996     FY 1997     FY 1996     FY 1997     RECURRING REVENUES
-------     -------     -------     -------     ------------------
 12.2x        9.3x       24.0x       15.9x             6.0x


     Merrill Lynch further determined that the Implied Price represented a multiple of ADT's EPS based on First Call estimates of 24.6x for FY1997 and 20.7x for FY1998. The foregoing data was presented by Merrill Lynch as conventional valuation measures of the Implied Price. As noted below, Merrill Lynch did not ascribe any particular weight to this data nor did it draw any specific conclusions therefrom.


     Merrill Lynch analyzed a variety of price-to-earnings ratios (each, a "P/E Ratio") for Tyco (based on Tyco's Closing Price) and ADT (based on ADT's Closing Price and the Implied Price) using calendarized earnings estimates based on data provided by ADT and Tyco, as well as First Call and I/B/E/S data. The P/E Ratios for Tyco and ADT were as follows:

                                                  1997 P/E RATIOS                        1998 P/E RATIOS
                                        ------------------------------------   ------------------------------------
                                        SENSITIVITY                            SENSITIVITY
               BASED ON                    CASE       BASE CASE   FIRST CALL      CASE       BASE CASE   FIRST CALL
--------------------------------------  -----------   ---------   ----------   -----------   ---------   ----------
Tyco's Closing Price..................   22.5x        21.8x       21.8x        19.8x         18.1x       18.4x
ADT's Closing Price...................   16.7x        16.4x       18.4x        13.5x         12.8x       15.5x
ADT's Implied Price...................   22.3x        21.8x       24.6x        18.0x         17.1x       20.7x

     Merrill Lynch also analyzed Tyco's and ADT's 1997 P/E Ratios divided by their respective estimated five-year earnings growth rates as published by I/B/E/S ("P/E Growth Multiple") as follows:

                        BASED ON                          SENSITIVITY CASE      BASE CASE      FIRST CALL
--------------------------------------------------------  -----------------     ----------     -----------
Tyco's Closing Price....................................         125%              121%            121%
ADT's Closing Price.....................................          93%               91%            102%
ADT's Implied Price.....................................         124%              121%            137%


     The foregoing analysis was presented by Merrill Lynch to illustrate the relative P/E Ratios and earnings growth estimates for Tyco and ADT based on a variety of earnings assumptions. As noted below, Merrill Lynch did not ascribe any particular weight to this analysis nor did it draw any specific conclusions therefrom.


     Merrill Lynch reviewed and charted the daily closing price of ADT Common Shares and Tyco Common Shares for the year ended March 12, 1997 and the weekly closing price of ADT Common Shares and Tyco Common Shares for the three years ended March 12, 1997. Merrill Lynch indexed that data against the closing price performance of the S&P 500 over the same periods. Merrill Lynch also reviewed and charted the daily trading volume of Tyco Common Shares over the one- and three-year periods ended March 12, 1997.

     ADT Discounted Cash Flow Analysis. Merrill Lynch presented a discounted cash flow analysis of ADT based upon ADT's Sensitivity Case and ADT's Base Case with respect to ADT's five-year stream of unlevered free cash flow and each of
(i) terminal values based upon multiples of 8.0x, 8.5x and 9.0x projected FY 2001 EBITDA ("EBITDA Terminal Value Methodology") and (ii) terminal values based upon multiples of 17.0x, 18.0x and 19.0x projected FY 2001 tax effected EBIT before goodwill amortization ("EBITA") ("EBITA Terminal Value Methodology"), applying a range of discount rates resulting from an analysis of ADT's weighted average cost of capital of 11.0%, 11.5%, 12.0%, 12.5% and 13.0%. This analysis resulted in (a) with respect to ADT's Base Case, total equity value per share ranging from (I) $29.63 to $35.64 based on EBITDA Terminal Value Methodology and
(II) $29.35 to $35.09 based on EBITA Terminal Value Methodology, and (b) with respect to ADT's Sensitivity Case, total equity value ranging from (I) $26.16 to $31.40 based on EBITDA Terminal Value Methodology and (II) $25.14 to $29.98 based on EBITA Terminal Value Methodology. Merrill Lynch also performed and summarized a variety of sensitivity analyses with respect to ADT's discounted cash flows (under both ADT's Sensitivity Case and ADT's Base Case) that considered the effect of changes to certain variables, including ADT's residential installation growth rate, residential installation fees and cancellation rates. Merrill Lynch performed the ADT discounted cash flow analysis as one of several methodologies assessing the equity value of ADT on a standalone basis and to enable a comparison with a variety of valuation methodologies assessing the equity value of Tyco.

     ADT Comparable Companies Analysis. Merrill Lynch compared certain financial and operating information data, including market value of common equity ("Market Value") and market capitalization (Market Value plus preferred equity at liquidation value, short-term debt, long-term debt and minority interest, less cash and marketable securities) ("Market Capitalization"), for ADT with the following companies (collectively, the "ADT Public Comparables"):
Borg-Warner Security Corporation, Holmes Protection Group, Inc., Honeywell Inc., Pittston Brink's Group, Protection One, Inc., and Rollins, Inc. In performing the comparable companies analysis with respect to ADT, Merrill Lynch used calendarized earnings estimates for the ADT Public Comparables based on First Call and I/B/E/S data, and Merrill Lynch used the Reference Price for ADT. Merrill Lynch determined that with respect to (i) Market

Capitalization as a multiple of sales for the latest twelve months ("LTM") for the ADT Public Comparables, the mean was 1.65x and the median was 1.33x, compared to 2.16x for ADT, (ii) Market Capitalization as a multiple of LTM EBITDA for the ADT Public Comparables, the mean was 9.0x and the median was 9.1x, compared to 8.4x for ADT, and (iii) Market Capitalization as a multiple of LTM EBIT for the ADT Public Comparables, the mean was 13.1x and the median was 13.3x, compared to 16.6x for ADT. Merrill Lynch also determined that with respect to P/E Ratios for the ADT Public Comparables, the mean was 24.2x for 1996, 19.0x for 1997 and 14.9x for 1998 and the median was 25.2x for 1996, 17.5x for 1997 and 14.9x for 1998, compared to 21.0x for 1996, 17.1x for 1997 and 14.4x for 1998 for ADT. Merrill Lynch also determined the mean and median 1997 P/E Ratios as multiples of the sum of current dividend yield plus the five-year I/B/E/S projected EPS growth rate for the ADT Public Comparables were 1.25x and 1.22x, respectively, compared to 0.95x for ADT. Merrill Lynch also determined that with respect to (i) the LTM EBITDA margin for the ADT Public Comparables, the mean was 18.4% and the median was 14.1%, compared to 25.8% for ADT, (ii) the LTM EBIT margin for the ADT Public Comparables, the mean was 8.8% and the median was 9.0%, compared to 13.0% for ADT, (iii) the estimated EPS growth rate from 1996 to 1997 for the ADT Public Comparables, the mean was 30.7% and the median was 15.1%, compared to 22.9% for ADT, (iv) the I/B/E/S five-year projected EPS growth rate for the ADT Public Comparables, the mean was 17.4% and the median 15.0%, compared to 18.0% for ADT, and (v) the dividend yield for the ADT Public Comparables, the mean was 0.8% and the median was 0.2%, compared to 0.0% for ADT. Merrill Lynch determined, however, that because of ADT's size and market leadership position and the quality of its contractually recurring revenue base, as well as the differing lines of business comprising each of the ADT Public Comparables, the comparable company analysis was not indicative of the value of ADT Common Shares.


     ADT Comparable Acquisitions Analysis. Merrill Lynch also reviewed the financial terms of fourteen acquisitions of security companies (the "Selected Acquisitions"). Merrill Lynch analyzed ratios comparing offer value ("Offer Value") and transaction value ("Transaction Value") to various financial data. Merrill Lynch determined that, with respect to (i) Offer Value (for acquisitions of less than 100% of the target's equity, Offer Value was equal to purchase price grossed-up as if 100% of the target's entity was acquired) as a multiple of net income, the mean was 26.0x and the median was 26.6x, (ii) Offer Value as a multiple of book value, the mean was 1.41x and the median was 2.09x, (iii) Transaction Value as a multiple of LTM EBIT, the mean was 14.9x and the median was 14.1x, (iv) Transaction Value as a multiple of LTM EBITDA, the mean was 9.7x and the median was 9.3x, and (v) Transaction Value as a multiple of LTM sales, the mean was 1.86x and the median was 2.14x. Merrill Lynch determined, however, that because of ADT's size and market leadership position, and the quality of its contractually recurring revenue base, the comparable acquisitions analysis was not indicative of the value of ADT Common Shares.

     Tyco Comparable Companies Analysis. Merrill Lynch compared certain financial and operating information data, including Market Value and Market Capitalization, for Tyco with the following companies (the "Tyco Public Comparables"): AlliedSignal Inc., Dover Corporation, Emerson Electric Co., General Electric Company and United Technologies Corporation. Using earnings estimates for the Tyco Public Comparables and Tyco based on First Call estimates calendarized to reflect a December 31st year end, Merrill Lynch determined that with respect to Market Value as a multiple of (i) LTM net income applicable to common for the Tyco Public Comparables, the mean was 21.0x and the median was 21.2x, compared to 29.1x for Tyco, (ii) estimated 1997 EPS for the Tyco Public Comparables, the mean was 18.5x and the median was 19.0x, compared to 21.8x for Tyco, (iii) estimated 1998 EPS for the Tyco Public Comparables, the mean was 16.4x and the median was 16.5x, compared to 18.4x for Tyco, (iv) LTM cash flow (income available to common plus depreciation, depletion and amortization and deferred taxes, less unremitted earnings of unconsolidated subsidiaries) for the Tyco Public Comparables, the mean was 13.0x and the median was 13.6x, compared to 17.2x for Tyco, and (v) latest fiscal quarter common shareholders' equity for the Tyco Public Comparables, the mean was 4.73x and the median was 4.74x, compared to 4.55x for Tyco. Merrill Lynch also determined that for the Tyco Public Comparables the mean quotient of 1997 P/E Ratio divided by I/B/E/S projected five-year EPS growth was 150%, compared to 121% for Tyco. Merrill Lynch determined that with respect to Market Capitalization as a multiple of (i) LTM EBITDA for the Tyco Public Comparables, the mean was 9.8x and the median was

10.0x, compared to 12.8x for Tyco, (ii) LTM EBIT for the Tyco Public Comparables, the mean was 12.9x and the median was 12.3x, compared to 16.1 for Tyco, and (iii) LTM sales for the Tyco Public Comparables, the mean was 1.67x and the median was 1.60x, compared to 1.86x for Tyco.


     Comparative Discounted Cash Flow Analysis. Merrill Lynch analyzed the relative discounted cash flow values of a Tyco Common Share and an ADT Common Share by using data from the ADT discounted cash flow analysis described above (utilizing discount rates of 11.5%, 12.0% and 12.5% and terminal EBITDA multiples of 8.0x, 8.5x and 9.0x) and data from a discounted cash flow analysis of Tyco performed using methods similar to those used in performing the ADT discounted cash flow analysis. With respect to Tyco, Merrill Lynch applied discount rates of 12.0%, 12.5% and 13.0% (derived from an analysis of Tyco's weighted average cost of capital) and terminal EBITDA multiples of 11.5x, 12.0x and 12.5x resulting in Tyco equity values per share ranging from (i) $71.15 to $80.19 based on Tyco's Base Case and (ii) $64.92 to $73.17 based on Tyco's Sensitivity Case. Merrill Lynch then compared the Tyco equity values per Tyco Common Share and the equity values per ADT Common Share and arrived at ranges of implied exchange ratios ("DCF Implied Exchange Ratios") from (i) 0.424 to 0.436 based on ADT's Base Case and Tyco's Base Case, (ii) 0.374 to 0.384 based on Tyco's Base Case and ADT's Sensitivity Case, (iii) 0.465 to 0.478 based on Tyco's Sensitivity Case and ADT's Base Case and (iv) 0.410 to 0.421 based on Tyco's Sensitivity Case and ADT's Sensitivity Case. Merrill Lynch also noted that none of the DCF Implied Exchange Ratios was equal to or greater than the Exchange Ratio of 0.48133.



     Impact of Expected Synergies. Merrill Lynch also calculated discounted cash flow values for two projected cases for Expected Synergies (the "High Synergy Case" and the "Low Synergy Case") to ascertain the effect of attributing some or all of the Expected Synergies to Tyco's equity value for purposes of the Comparative Discounted Cash Flow Analysis. For this purpose, Merrill Lynch attributed 50% and 100% of the discounted cash flow values of the Expected Synergies to Tyco's equity values per share for purposes of the analysis of relative discounted cash flows referred to in the preceding paragraph. Merrill Lynch concluded that the effect of attributing the Expected Synergies to Tyco's equity value, in all cases, would reduce the DCF Implied Exchange Ratios and correspondingly widen the gap therefrom to the Exchange Ratio of 0.48133.


     Contribution Analysis. Merrill Lynch performed a contribution analysis and determined the respective contributions of ADT and Tyco to the projected pro forma combined fully-diluted net income applicable to common and cash flow (fully-diluted net income applicable to common plus depreciation and amortization less capital expenditures), assuming no synergies or transaction adjustments. Merrill Lynch noted that ADT shareholders would account for 35.6% of the Combined Company's common equity on a fully-diluted basis. Based on Tyco's Base Case and ADT's Base Case, Merrill Lynch estimated that ADT would contribute (i) 34.3% in FY 1997, 36.1% in FY 1998, 37.6% in FY 1999, 38.1% in FY
2000 and 38.5% in FY 2001 to the Combined Company's projected pro forma fully-diluted net income applicable to common and (ii) 11.5% in FY 1997, 20.1% in FY 1998, 27.1% in FY 1999, 27.3% in FY 2000 and 27.7% in FY 2001 to the
Combined Company's projected pro forma cash flow. Based on Tyco's Base Case and ADT's Sensitivity Case, Merrill Lynch estimated that ADT would contribute (i) 33.8% in FY 1997, 34.7% in FY 1998, 35.5% in FY 1999, 35.1% in FY 2000 and 34.7%
in FY 2001 to the Combined Company's projected pro forma fully-diluted net income applicable to common and (ii) 10.7% in FY 1997, 19.9% in FY 1998, 27.0% in FY 1999, 27.2% in FY 2000 and 27.3% in FY 2001 to the Combined Company's projected pro forma cash flow. Based on Tyco's Sensitivity Case and ADT's Base Case, Merrill Lynch estimated that ADT would contribute (i) 35.1% in FY 1997, 38.2% in FY 1998, 40.5% in FY 1999, 40.7% in FY 2000 and 41.1% in FY 2001 to the
Combined Company's projected pro forma fully-diluted net income applicable to common and (ii) 11.8% in FY 1997, 21.5% in FY 1998, 29.2% in FY 1999, 29.1% in
FY 2000 and 29.4% in FY 2001 to the Combined Company's projected pro forma cash flow. Based on Tyco's Sensitivity Case and ADT's Sensitivity Case, Merrill Lynch estimated that ADT would contribute (i) 34.6% in FY 1997, 36.8% in FY 1998, 38.2% in FY 1999, 37.6% in FY 2000 and 37.1% in FY 2001 to the Combined Company's projected pro forma fully-diluted net income applicable to common and
(ii) 11.0% in FY 1997, 21.2% in FY 1998, 29.1% in FY 1999, 28.9% in FY 2000 and
29.0% in FY 2001 to the Combined Company's projected pro forma cash flow.

     Pro Forma Accretion/Dilution Analysis. Merrill Lynch performed an accretion/dilution analysis to ascertain the projected effect of the Merger on ADT's estimated EPS. Based on the High Synergy Case, from ADT's perspective, the pro forma impact on ADT's estimated EPS would be (i) accretive by 3.7% in FY 1997 and 2.3% in FY 1998 and dilutive by 0.6% in FY 1999, 2.5% in FY 2000 and 3.9% in FY 2001 based on Tyco's Base Case and ADT's Base Case, (ii) accretive by 5.2% in FY 1997, 6.3% in FY 1998, 5.5% in FY 1999, 5.9% in FY 2000 and 6.8% in
FY 2001 based on Tyco's Base Case and ADT's Sensitivity Case, (iii) accretive by 1.4% in FY 1997 and dilutive by 3.0% in FY 1998, 7.1% in FY 1999, 8.2% in FY
2000 and 9.6% in FY 2001 based on Tyco's Sensitivity Case and ADT's Base Case and (iv) accretive by 2.8% in FY 1997 and 0.6% in FY 1998 and dilutive by 1.6% in FY 1999 and 0.6% in FY 2000 and accretive by 0.1% in FY 2001 based on Tyco's Sensitivity Case and ADT's Sensitivity Case. Based on the Low Synergy Case, from ADT's perspective, the pro forma impact on ADT's estimated EPS would be (i) accretive by 2.3% in FY 1997 and dilutive by 0.2% in FY 1998, 3.7% in FY 1999, 5.1% in FY 2000 and 6.2% in FY 2001 based on Tyco's Base Case and ADT's Base Case, (ii) accretive by 3.8% in FY 1997, 3.6% in FY 1998, 2.1% in FY 1999, 3.0%
in FY 2000 and 4.2% in FY 2001 based on Tyco's Base Case and ADT's Sensitivity Case, (iii) nil in FY 1997, and dilutive by 5.5% in FY 1998, 10.1% in FY 1999, 10.8% in FY 2000 and 11.8% in FY 2001 based on Tyco's Sensitivity Case and ADT's Base Case and (iv) accretive by 1.4% in FY 1997 and dilutive by 2.0% in FY 1998, 4.9% in FY 1999, 3.5% in FY 2000 and 2.5% in FY 2001 based on Tyco's Sensitivity Case and ADT's Sensitivity Case.


     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Merrill Lynch believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all factors and analyses, could create an incomplete view of the process underlying its opinion. Merrill Lynch considered the results of all such analyses and did not assign relative weights to its analyses in preparing its opinion. Consequently, the ranges of valuations resulting from any particular analysis described above should not be taken to be Merrill Lynch's view of the actual value of ADT.

     In performing its analyses, Merrill Lynch made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of ADT and/or Tyco. The analysis performed by Merrill Lynch is not necessarily indicative of actual values, trading values or actual future results that might be achieved, all of which may be significantly more or less favorable than suggested by such analysis. No public company utilized as a comparison is identical to ADT or Tyco, and none of the Selected Acquisitions or other business combinations utilized as a comparison is identical to the transactions contemplated by the Merger Agreement. Accordingly, an analysis of publicly traded comparable companies and comparable business combinations resulting from the transactions is not mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies or the company or transaction to which they are being compared. In connection with its analyses, Merrill Lynch utilized, with ADT's consent, estimates and forecasts of future results provided by the respective managements of ADT and Tyco. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of ADT, Tyco and/or Merrill Lynch, none of ADT, Tyco and Merrill Lynch assume responsibility if future results or actual values are materially different from these forecasts or assumptions. The analyses described above were prepared solely as part of Merrill Lynch's analysis of the fairness of the Exchange Ratio and were provided to the ADT Board. Merrill Lynch's analyses do not purport to be appraisals or to reflect the prices at which a company might be sold. In addition, as described above, the Merrill Lynch Opinion was one of many factors taken into consideration by the ADT Board in making its determination to approve the Merger. Consequently, the analyses described above should not be viewed as determinative of the opinion of either the ADT Board or ADT management with respect to the value of ADT or a combination of ADT with Tyco or whether either the ADT Board or ADT management would have been willing to agree to a different exchange ratio. The ADT Board placed no limits on the scope of analysis performed, or opinions expressed, by Merrill Lynch.

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

     Pursuant to the terms of an engagement letter dated March 17, 1997 (the "March 17 Engagement Letter"), ADT has agreed to pay Merrill Lynch (i) a fee of $2,000,000 upon signing the engagement letter and (ii) if the Merger or a similar combination involving ADT and Tyco is consummated during the period of Merrill Lynch's engagement under the March 17 Engagement Letter or within one year thereafter, an additional fee of $10,000,000 with respect to Merrill Lynch acting as financial advisor to ADT in connection with the Merger. In addition, ADT also agreed to reimburse Merrill Lynch for its reasonable out-of-pocket expenses, including all reasonable fees and expenses of its attorneys, and to indemnify Merrill Lynch and certain related persons against certain liabilities, including liabilities under securities laws, arising out of its engagement pursuant to the March 17 Engagement Letter. Merrill Lynch and ADT further agreed that the fees payable to Merrill Lynch pursuant to the March 17 Engagement Letter would offset all fees payable, and be offset by all fees previously paid, to Merrill Lynch under a separate engagement letter dated March 3, 1997, pursuant to which Merrill Lynch had been retained by ADT as its financial advisor with respect to the Western Offer.

     Merrill Lynch has, in the past, provided, and continues to provide, financial advisory and financing services to ADT and has received, and continues to receive, customary fees for the rendering of those services. In addition, in the ordinary course of Merrill Lynch's securities business, Merrill Lynch may actively trade debt and/or equity securities of ADT and its affiliates for its own account and the accounts of its customers, and Merrill Lynch therefore may from time to time hold a long or short position in such securities.

     Merrill Lynch has, in the past, provided, and continues to provide, financial advisory and financing services to Tyco, including acting as lead managing underwriter with respect to the February 1997 Offering and has received customary fees for the rendering of those services. In addition, in the ordinary course of Merrill Lynch's securities business, Merrill Lynch may actively trade debt and/or equity securities of Tyco and its affiliates for its own account and the accounts of its customers, and Merrill Lynch therefore may from time to time hold a long or short position in such securities.

                   INTERESTS OF CERTAIN PERSONS IN THE MERGER

     Certain members of Tyco management and of the Tyco Board may be deemed to have interests in the Merger that are different from, or in addition to, the interests of Tyco shareholders generally. The Tyco Board was aware of these interests and considered them, among other matters, in approving the Merger Agreement and the transactions contemplated thereby. In addition, certain members of ADT management and of the ADT Board may be deemed to have interests in the Merger that are different from, or in addition to, the interests of ADT shareholders generally. The ADT Board was aware of these interests and considered them, among other matters, in approving the Merger Agreement and the transactions contemplated thereby. These interests are described below.

TYCO AND ADT DIRECTORS AND OFFICERS INSURANCE; INDEMNIFICATION OF TYCO AND ADT DIRECTORS AND OFFICERS

     The Merger Agreement provides that the Surviving Corporation will indemnify each present and former director and officer of Tyco and its subsidiaries against all liabilities arising out of the transactions contemplated by the Merger Agreement and for any act or omission occurring prior to the Effective Time to the same extent as these directors and officers were indemnified by Tyco. The Surviving Corporation is prohibited from amending its by-law provisions with respect to indemnification in a manner adverse to the officers, directors, employees and agents of Tyco at the Effective Time and is required to maintain director and officer insurance for the persons currently covered by Tyco's director and officer insurance policy with coverage comparable to such policy, subject to certain limitations. These obligations continue for a period of six years from the Effective Time and are guaranteed by the Combined Company. The Combined Company is required to provide similar indemnification, similarly to maintain its bye-law provisions with respect to indemnification and similarly to provide director and officer insurance with respect to officers and directors of ADT for a period of six years from the Effective Time. See "The Merger Agreement--Certain Covenants--Indemnification and Insurance of Tyco and ADT Directors and Officers."

ADT EMPLOYMENT AGREEMENTS AND OTHER ARRANGEMENTS

     Michael A. Ashcroft, Chairman, Chief Executive Officer and President of ADT, is party to an employment agreement with ADT. Under this employment agreement, if Mr. Ashcroft's employment is terminated by ADT without cause or by Mr. Ashcroft for cause, Mr. Ashcroft is entitled to receive a severance payment equal to two times his highest base salary and average bonus payment, annual pension payments for the year of termination and the following two years, and one year of any other benefits previously provided. The Combined Company will not continue to employ Mr. Ashcroft as Chairman, Chief Executive Officer and President, and, accordingly, since Mr. Ashcroft will no longer be Chairman and Chief Executive Officer, he will be entitled to receive such severance benefits under his employment agreement. Following consummation of the Merger, Mr. Ashcroft's services will be retained until the end of 1997 to assist the Combined Company in the transition relating to the Merger and Mr. Ashcroft will be paid $14,500,000 at the Effective Time in full and final settlement of severance payments to which he is entitled under his employment agreement in respect of salary, bonus payment and pension payments and also in lieu of compensation to the end of 1997. Such payment includes a bonus for 1997 at the same rate as that paid for 1996. Stephen J. Ruzika, Executive Vice President, Chief Financial Officer and a Director of ADT, is party to an employment agreement with ADT. Under this employment agreement, if Mr. Ruzika's employment is terminated by ADT without cause or by Mr. Ruzika for cause, Mr. Ruzika is entitled to receive a severance payment equal to twice his base salary, bonus and certain fringe benefits. The Combined Company will not continue to employ Mr. Ruzika as Chief Financial Officer, but Mr. Ruzika is expected to continue to have responsibility for the electronic security services operations of the Combined Company. Because Mr. Ruzika will no longer be Chief Financial Officer of ADT, Mr. Ruzika will be entitled to terminate his employment and receive such severance benefits under his employment agreement. Under a bonus plan with the Company, Mr. Ruzika is entitled to receive $200,000 each time the ADT Common Share price exceeds, by $1.00 for a continuous period of 30 trading days, the share price level at which a bonus payment was previously made, until the ADT Common Share price exceeds $30.00 for 30 continuous trading days. If the ADT Common Share price exceeds $30.00 in or prior to May 1999, Mr. Ruzika is entitled to receive an additional payment of $1,000,000. Prior to the announcement of the Merger, Mr. Ruzika earned a bonus at an ADT Common Share price level of $22.00. On March 16, 1997, the last trading day prior to the announcement of the Merger, the closing ADT Common Share price on the NYSE was $21 3/4. See "Comparative Per Share Market Price and Dividend Information." The price of ADT Common Shares has been, and may continue to be, affected by the announcement of the Merger and may be affected by consummation of the Merger, which may result in payments to Mr. Ruzika under the bonus plan in amounts or at times that he might not otherwise have received such payments. Following consummation of the Merger, it is expected that the Combined Company will agree appropriate arrangements with Mr. Ruzika for the provision of his services to the Combined Company following the Merger. Separately, Mr. Ruzika will be paid $4,516,900 at the Effective Time in full and final settlement of severance payments to which he is entitled under his employment agreement in respect of salary and bonus plan payments up to the Effective Time. Such severance payment assumes that Mr. Ruzika will by then have received all bonus plan payments relating to a price level for ADT Common Shares of $27 (described above) and assumes that the bonus plan payments due upon attainment of price levels of $28 to $30 remain outstanding and unpaid. If Mr. Ruzika is entitled to any bonus payments as a result of these $28 to $30 price levels being attained and is paid them prior to Effective Time, these payments will be deducted from the severance payment payable at the Effective Time. This severance payment also includes the additional $1,000,000 bonus plan payment described above. Mr. Ruzika will also be entitled to receive the one year of other benefits previously provided to him under his employment agreement.

     Mr. Ruzika is also a beneficiary under the ADT supplemental employee retirement plan (the "ADT SERP") and the Supplemental Benefit Agreement between Mr. Ruzika and ADT Management Services Limited (the "Supplemental Benefit Agreement"). Ronnie G. Lakey, a director of ADT (UK) Holdings PLC with responsibility for ADT's electronic security service operations in Canada and Europe, is a beneficiary under the ADT SERP. Pursuant to the ADT SERP and the Supplemental Benefit Agreement, Messrs. Ruzika and Lakey become fully vested in their benefits under these plans upon the occurrence of a change of control of ADT or, in Mr. Ruzika's case, a change of control of ADT Management Services Limited, a subsidiary of ADT. In addition, if the employment of Mr. Ruzika or Mr. Lakey is terminated within one year of the date of such a change in control, he will be entitled to receive a lump sum distribution equal to the present value of his accrued benefit under the plans and an additional amount calculated to place him in the same after-tax position as he would have been in had he received a lump-sum distribution of his accrued benefits on his normal retirement date.

     Raymond A. Gross, Senior Vice President of ADT Security Services, Inc. ("ADT Security"), a subsidiary of ADT, has entered into a severance agreement with ADT Security Services, Inc. Under this agreement, if a change in control occurs and either the employment of Mr. Gross is terminated without cause or he terminates his employment for good reason, he will be entitled to receive (a) severance pay equal to twice his annual base salary, as of the date of the change in control or the date of termination, whichever is higher, plus twice the amount of his bonus in the year prior to termination and (b) benefits for the twelve months following termination substantially similar to those which he is receiving as of the date of the change in control or the date of termination, whichever is higher.

     For a period of one year from the Effective Time Messrs.           ,
          ,           and           , who will not be continuing on the ADT
Board after the Effective Time, will continue to receive amounts equal to the directors' fees they would otherwise have received had they remained on the ADT Board.

     The Merger Agreement provides that the Merger will be deemed a change in control for purposes of the ADT SERP, the Supplemental Benefit Agreement and Mr. Gross's severance agreement, unless to do so would reasonably be expected to adversely affect the ability to treat the Merger as a pooling of interests for financial accounting. Tyco and ADT do not believe that deeming the Merger a change in control for these purposes will have such an effect.

     For a more detailed discussion of the employment agreements and other arrangements discussed in this section, see "Election of Directors--Executive Compensation--Employment Contracts, Termination of Employment and Change in Control Arrangements."

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

                              THE MERGER AGREEMENT

     The Merger Agreement is summarized below. The full text of the Merger Agreement is attached as Annex I, and this summary is qualified by reference to that full text.

GENERAL

     The Merger Agreement provides for the merger of Merger Subsidiary with and into Tyco, with Tyco surviving the Merger as a wholly-owned subsidiary of ADT. The Combined Company will be renamed Tyco International Ltd. The Merger will become effective at the Effective Time, which is expected to occur no later than the second business day after the last of the conditions precedent to the Merger set forth in the Merger Agreement has been satisfied or waived, unless Tyco and ADT agree upon a different date.

MERGER CONSIDERATION

     The Merger Agreement provides that each Tyco Common Share outstanding immediately prior to the Effective Time (excluding any shares to be canceled as described in the next sentence and shares in respect of which the holder has exercised dissenters' rights in compliance with applicable law) will be converted at the Effective Time, subject to the prior effectiveness of the Reverse Stock Split, into the right to receive and will be exchanged for one fully paid and nonassessable Combined Company Common Share. All Tyco Common Shares that are owned by Tyco as treasury stock and any Tyco Common Shares owned by ADT or any direct or indirect wholly-owned subsidiary of ADT will, at the Effective Time, be canceled and retired and will cease to exist and no payment will be made for such shares.

     The existing ADT Common Shares will remain outstanding. However, immediately prior to (but conditioned upon the occurrence of) the Effective Time, each ADT Common Share then outstanding will be consolidated in the Reverse Stock Split Ratio of 0.48133 of a Combined Company Common Share, par value $.20 per share, for each ADT Common Share, par value $.10 per share. See subsection
(xiii) under "Termination of the Merger Agreement--Right to Terminate" for a description of the circumstances under which the Reverse Stock Split Ratio may be adjusted. Cash will be paid to holders of ADT Common Shares in lieu of fractional entitlements to Combined Company Common Shares arising from the Reverse Stock Split.

TREATMENT OF TYCO STOCK OPTIONS

     Pursuant to the Merger Agreement, each outstanding option (a "Tyco Stock Option") granted by Tyco to purchase shares of Tyco Common Shares under the Tyco 1995 Stock Option Plan (the "Tyco Option Plan") or any other stock plan or agreement of Tyco (collectively, the "Tyco Plans"), whether vested or unvested, will be assumed by the Combined Company and will be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under that Tyco Stock Option, the same number of Combined Company Common Shares as the holder of such Tyco Stock Option would have been entitled to receive pursuant to the Merger if that holder had exercised such Tyco Stock Option in full immediately prior to the Effective Time, at a price per Combined Company Common Share equal to (A) the aggregate exercise price for the Tyco Common Shares otherwise purchasable pursuant to such Tyco Stock Option divided by (B) the aggregate number of Combined Company Common Shares deemed purchasable pursuant to such Tyco Stock Option; provided that the number of Combined Company Common Shares that may be purchased upon exercise of any such Tyco Stock Option shall not include any fractional share and, upon exercise of such Tyco Stock Option, a cash payment shall be made for any fractional Combined Company Common Shares resulting from this calculation based upon the closing price of the Combined Company Common Shares on the trading day immediately preceding the date of exercise. There are presently outstanding options to acquire 3,844,479 Tyco Common Shares issued under the Tyco Option Plan, and options to acquire 279,170 Tyco Common Shares issued by entities previously acquired by Tyco whose stock options were assumed by Tyco. See "The Option and Warrant Proposal--Tyco Stock Options and Other Rights."

TREATMENT OF TYCO WARRANTS

     At the Effective Time, each Warrant expiring July 7, 1999 to purchase
2.5897 Tyco Common Shares at a purchase price of $15.46, subject to adjustment (an "A Warrant"), and each Warrant expiring July 7, 1999 to purchase 2.5897 Tyco Common Shares at a purchase price of $20.62, subject to adjustment (a "B Warrant" and, together with the A Warrants, the "Warrants"), shall be assumed by the Combined Company and deemed to constitute a warrant to acquire, on the same terms and conditions as were applicable under such Warrant prior to the Effective Time, the same number (rounded to the nearest whole number) of Combined Company Common Shares as the holder of such Warrant would have been entitled to receive pursuant to the Merger if such holder had exercised such Warrant in full immediately prior to the Effective Time, at a price per share equal to (A) the aggregate exercise price of Tyco Common Shares otherwise purchasable pursuant to the Warrant divided by (B) the number of Combined Company Common Shares deemed purchasable pursuant to such Warrant. There are currently outstanding A Warrants to acquire 127,568 Tyco Common Shares and B Warrants to acquire 83,282 Tyco Common Shares. See "The Option and Warrant Proposal--Tyco Stock Options and Other Rights."

TYCO RESTRICTED STOCK PLAN

     The Combined Company is required to assume Tyco's 1994 Restricted Stock Plan for Key Employees (the "1994 Restricted Stock Plan") and to reserve for issuance under this plan a number of Combined Company Common Shares equal to the number of Tyco Common Shares reserved for issuance under the plan immediately prior to the Effective Time multiplied by the Exchange Ratio.

EXCHANGE OF SHARES

     Prior to the Effective Time, Tyco and ADT will jointly appoint an exchange agent (the "Exchange Agent") for the purpose of exchanging certificates representing Tyco Common Shares for certificates representing Combined Company Common Shares. Promptly after the Effective Time, ADT will instruct the Exchange Agent to mail to each holder of Tyco Common Shares a letter of transmittal for use in the exchange and instructions explaining how to surrender certificates to the Exchange Agent. Holders of Tyco Common Shares who surrender their certificates to the Exchange Agent, together with a properly completed letter of transmittal, will receive certificates for Combined Company Common Shares representing the number of shares described under "--Merger Consideration." Holders of unexchanged Tyco Common Shares will not be entitled to receive any dividends or other distributions payable by the Combined Company after the Effective Time until their certificates are surrendered. Upon surrender, however, subject to applicable laws, such holders will receive accumulated dividends and distributions payable on the related Combined Company Common Shares subsequent to the Effective Time, without interest.

CERTAIN COVENANTS

     Interim Operations of ADT. From March 17, 1997 until the Effective Time, ADT is required to conduct its business, and to cause the businesses of its subsidiaries to be conducted, in the ordinary course of business and in a manner consistent with past practice, and ADT will use reasonable commercial efforts to preserve substantially intact the business organizations of ADT and its subsidiaries, to keep available the services of their present officers, employees and consultants and to preserve their present relationships with customers, suppliers and other persons with which they have significant business relationships. Without limiting the foregoing, during this period, each of ADT and its subsidiaries is subject to restrictions (subject to certain limited exceptions) on, among other things: (i) amending the ADT memorandum of association (the "ADT Memorandum") or the ADT Bye-Laws; (ii) issuing, selling, pledging, disposing of or encumbering, or authorizing the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock of any class, or any options, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest, in ADT or any of its subsidiaries or affiliates (except for the issuance of options in the ordinary course of business and consistent with past practice to purchase up to an aggregate of 1 million ADT Common Shares (other than to ADT's chief executive officer or chief financial officer)); (iii) selling, pledging, disposing of or encumbering any assets; (iv) declaring, setting aside, making or paying any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock (except for certain intercompany dividends), splitting, combining or reclassifying any of its capital stock, proposing to issue any other securities in respect thereof, or amending the terms or changing the period of exercisability of, purchasing, repurchasing, redeeming or otherwise acquiring any of its securities; (v) acquiring any corporation, partnership or other business organization or division thereof, incurring any indebtedness for borrowed money or issuing any debt securities or guarantees except in the ordinary course of business consistent with past practice, authorizing any capital expenditures other than certain agreed expenditures and any capital expenditures incurred in connection with the installation of subscriber systems in the ordinary course of business;
(vi) increasing the compensation payable to its officers or employees, or granting any severance pay to, or entering into any employment or severance agreement with any director, officer or other employee or amending any collective bargaining or compensation plan or arrangement for the benefit of any current or former directors, officers or employees; (vii) changing its accounting policies; (viii) making any material tax election inconsistent with past practice; (ix) paying or satisfying any material claims, liabilities or obligations other than in the ordinary course of business; or (x) taking any other action that would make any representation or warranty of ADT contained in the Merger Agreement incorrect or prevent ADT or Merger Subsidiary from performing its covenants under the Merger Agreement.

     Interim Operations of Tyco. From March 17, 1997 until the Effective Time, Tyco is required to conduct its business, and cause the businesses of its subsidiaries to be conducted, in the ordinary course of business and in a manner consistent with past practice. Without limiting the foregoing, during this period, Tyco has agreed that it will not, among other things: (i) amend the articles of organization of Tyco (the "Tyco Articles") or the Tyco Bylaws ("Tyco Bylaws"); (ii) acquire or agree to acquire any business or any corporation or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other person which would materially delay or prevent the consummation of the transactions contemplated by the Merger Agreement; (iii) declare, set aside, make or pay any dividend or other distribution (in cash, stock, property or any combination thereof) on its capital stock, except that Tyco may declare and pay cash dividends of $0.05 per Tyco Common Share per quarter consistent with past practice and except for certain intercompany dividends; or (iv) take or agree to take any action which would make any of the representations or warranties of Tyco in the Merger Agreement untrue or incorrect or prevent Tyco from performing its covenants under the Merger Agreement.

     No Solicitation by ADT. ADT has agreed in the Merger Agreement that it will not, directly or indirectly, through any officer, director, employee, representative or agent, solicit or encourage the initiation of any inquiries or proposals regarding any merger, or any acquisition of any capital stock or any material portion of the assets of ADT or similar transactions involving ADT or any subsidiaries of ADT (any of the foregoing inquiries or proposals being referred to as an "Acquisition Proposal"). However, this covenant will not prevent the ADT Board from (i) considering, negotiating, approving and recommending to the shareholders of ADT a bona fide Acquisition Proposal not solicited in violation of the Merger Agreement, (ii) taking and disclosing to its shareholders a position contemplated by Rule 14e-2 under the Exchange Act or
(iii) making any disclosure to its shareholders, provided that as to each of clauses (i), (ii) and (iii), the ADT Board determines in good faith (upon advice of independent counsel) that such action is necessary for it to act in a manner consistent with its fiduciary duties under applicable law. If, in accordance with these requirements, the ADT Board determines that it is required to furnish material nonpublic information to a person who makes a bona fide Acquisition Proposal, ADT may provide such person with access to information regarding ADT so long as such person has executed a confidentiality agreement substantially similar to the one then in effect between Tyco and ADT. ADT must notify Tyco promptly of the receipt of any Acquisition Proposal or any request for nonpublic information relating to ADT or any of its subsidiaries or for access to the properties, books or records of ADT or any subsidiary of ADT by any person that informs the ADT Board or such subsidiary that it is considering making, or has made, an Acquisition Proposal. ADT has agreed to immediately cease and cause to be terminated any existing discussions or negotiations with any persons other than Tyco with respect to any Acquisition Proposal and that it will not release any third party from the confidentiality provisions of any

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

confidentiality agreement to which ADT is a party in respect of any information delivered by ADT in connection with any Acquisition Proposal.

     No Solicitation by Tyco. Tyco has agreed in the Merger Agreement that it will not, directly or indirectly, through any officer, director, employee, representative or agent, solicit or encourage the initiation of any inquiries or proposals regarding any Change of Control Proposal (as defined below). However, this covenant will not prevent the Tyco Board from (i) considering, negotiating, approving and recommending to the shareholders of Tyco a bona fide Change of Control Proposal not solicited in violation of the Merger Agreement, (ii) taking and disclosing to its shareholders a position contemplated by Rule 14e-2 under the Exchange Act or (iii) making any disclosure to its shareholders, provided that as to each of clauses (i), (ii) and (iii), the Tyco Board determines in good faith (upon advice of independent counsel) that such action is necessary for it to act in a manner consistent with its fiduciary duties under applicable law. If in accordance with these requirements, the Tyco Board determines that it is required to furnish material nonpublic information to a person who makes a bona fide Change of Control Proposal, Tyco may provide such person with access to information regarding Tyco so long as such person has executed a confidentiality agreement substantially similar to the one then in effect between ADT and Tyco. Tyco must notify ADT promptly of the receipt of any Change of Control Proposal or any request for nonpublic information relating to Tyco or any of its subsidiaries or for access to the properties, books or records of Tyco or any subsidiary of Tyco by any person that informs the Tyco Board or such subsidiary that it is considering making, or has made, a Change of Control Proposal. "Change of Control Proposal" means (x) any merger or any acquisition of any capital stock of Tyco or similar transactions involving Tyco as a result of which the shareholders of Tyco immediately prior to the consummation of such transaction would own less than 50% of the voting stock of Tyco or, if Tyco is not the surviving corporation, the surviving corporation, immediately following the consummation of such transaction or (y) the sale of all or substantially all of the assets of Tyco.


     ADT's Covenant to Recommend. ADT has agreed to call the ADT Meeting as promptly as practicable and to use its reasonable best efforts to hold the ADT Meeting as soon as practicable after the date of this Joint Proxy Statement/Prospectus. Unless otherwise required under the applicable fiduciary duties of the directors of ADT, as determined by such directors in good faith after consultation with and based upon the advice of independent legal counsel, ADT has agreed to solicit from its shareholders proxies in favor of the ADT Merger Proposals, and to take all other actions necessary or advisable to secure the vote or consent of its shareholders to obtain such approvals. The ADT Board is not permitted to withdraw or modify, in a manner adverse to Tyco, its approval or recommendation of the ADT Merger Proposals, approve or recommend any Acquisition Proposal or cause ADT to enter into any agreement with respect to any Acquisition Proposal except upon the advice of independent counsel that such action is required in order for the ADT Board to act in a manner consistent with its fiduciary duties and, with respect to the approval or recommendation of any Acquisition Proposal or entering into any agreement with respect to any Acquisition Proposal, after the third business day (or second business day in the case of an amendment to an Acquisition Proposal) following Tyco's receipt of written notice of the information with respect to the Acquisition Proposal that is required by the Merger Agreement.


     Tyco's Covenant to Recommend. Tyco has agreed to call the Tyco Meeting as promptly as practicable and to use its reasonable best efforts to hold the Tyco Meeting as soon as practicable after the date of this Joint Proxy Statement/Prospectus. Unless otherwise required under the applicable fiduciary duties of the directors of Tyco, as determined by such directors in good faith after consultation with and based upon the advice of independent legal counsel, Tyco has agreed to solicit from its shareholders proxies in favor of adoption of the Merger Agreement and approval of the transactions contemplated thereby, and to take all other actions necessary or advisable to secure the vote or consent of its shareholders to obtain such approvals. The Tyco Board is not permitted to withdraw or modify, in a manner adverse to ADT, its approval or recommendation of the Merger Agreement, the Merger or any of the other transactions contemplated by the Merger Agreement, approve or recommend any Change of Control Proposal or cause Tyco to enter into any agreement with respect to any Change of Control Proposal except upon the advice of independent counsel that such action is required in order for the Tyco

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

Board to act in a manner consistent with its fiduciary duties and, with respect to the approval or recommendation of any Change of Control Proposal or entering into any agreement with respect to any Change of Control Proposal, after the third business day (or second business day in the case of an amendment to a Change of Control Proposal) following ADT's receipt of written notice of the information with respect to the Change of Control Proposal that is required by the Merger Agreement.

     Certain Employee Benefits Matters. The Merger Agreement provides that Tyco will take all action as may be required under the Tyco Plans, such that, following the Effective Time, each of the Tyco Stock Options will be treated as described above under "--Treatment of Tyco Stock Options." Tyco and ADT have agreed that all outstanding ADT stock options (other than stock options granted after March 17, 1997) shall be fully exercisable at the Effective Time and that consummation of the Merger Agreement shall constitute a "change of control" of ADT for purposes of the severance and other similar agreements which contain "change of control" provisions. However, the actions in the preceding sentence shall not be effected if any such transaction would reasonably be expected to affect adversely the ability of ADT to account for the Merger as a pooling of interests. Subsequent to the date of the Merger Agreement, Tyco and ADT have reached an agreement that all outstanding ADT stock options shall not become exercisable at the Effective Time.

     ADT Shareholder Rights Plan. Prior to the Effective Time, at the election of Tyco communicated to ADT not less than 15 business days prior to the ADT Meeting, ADT has agreed to take such action as shall be required to either (i) amend the ADT Shareholder Rights Plan to provide that no Distribution Date (as defined in the ADT Shareholder Rights Plan) shall occur and no person shall become an Acquiring Person (as defined in the ADT Shareholder Rights Plan) by reason of the consummation of the Merger or the transactions contemplated by the Merger Agreement or (ii) redeem or otherwise terminate all Rights, such that all Rights shall be of no further force and effect. If Tyco does not communicate any such election to ADT, Tyco will be deemed to have made the election described in clause (i) of the preceding sentence.

     Indemnification and Insurance of Tyco and ADT Directors and
Officers. Pursuant to the Merger Agreement, the parties have agreed that for a period of six years from the Effective Time: (i) the by-laws of the Surviving Corporation with respect to indemnification shall not be amended, repealed or otherwise modified in any way adverse to the rights of individuals who at the Effective Time were directors, officers, employees or agents of Tyco or any of its subsidiaries; (ii) the Surviving Corporation shall indemnify and hold harmless each present and former director or officer of Tyco or any of its subsidiaries against costs, expenses, claims and liabilities arising out of the transactions contemplated by the Merger Agreement or with respect to any acts or omissions occurring at or prior to the Effective Time to the same extent as provided in the Tyco Articles (as in effect as of the date of the Merger Agreement) or the Tyco Bylaws (as in effect as of the date of the Merger Agreement) or any applicable contract or agreement (as in effect as of the date of the Merger Agreement); (iii) ADT shall cause the Surviving Corporation to maintain in effect, if available, directors' and officers' liability insurance covering those persons currently covered by Tyco's directors' and officers' liability insurance policy on terms comparable to those now applicable to directors and officers of Tyco or its subsidiaries, provided that if the cost of such insurance exceeds 200% of the annual premium currently paid by Tyco for such coverage, the Combined Company or the Surviving Corporation shall only be required to purchase a policy with the greatest coverage available for such 200% of the annual premium and (iv) from and after the Effective Time, the Combined Company shall guarantee the obligations of the Surviving Corporation as provided in this sentence. In addition, the Merger Agreement provides that for a period of six years from the Effective Time: (a) the ADT Bye-Laws which contain the provisions with respect to indemnification shall not be amended, repealed or otherwise modified in any way adverse to the rights of individuals who at the Effective Time were directors, officers, employees or agents of ADT or any of its subsidiaries; (b) ADT shall indemnify and hold harmless each present and former director or officer of ADT or any of its subsidiaries against costs, expenses, claims and liabilities arising out of the transactions contemplated by the Merger Agreement or with respect to any acts or omissions occurring at or prior to the Effective Time to the same extent as provided in the ADT Memorandum (as in effect as of the date of the Merger Agreement) or the

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

ADT Bye-Laws (as in effect as of the date of the Merger Agreement) or any applicable contract or agreement (as in effect as of the date of the Merger Agreement); and (c) the Combined Company shall maintain in effect, if available, directors' and officers' liability insurance covering those persons currently covered by ADT's directors' and officers' liability insurance policy on terms comparable to those now applicable to directors and officers of ADT or its subsidiaries, provided that if the cost of such insurance exceeds 200% of the annual premium currently paid by ADT for such coverage, the Combined Company or the Surviving Corporation shall only be required to purchase a policy with the greatest coverage available for such 200% of the annual premium.


     Certain Other Covenants. The Merger Agreement contains certain mutual covenants of the parties, including covenants: to use all reasonable efforts to take all actions necessary or advisable to consummate the transactions contemplated by the Merger Agreement, to make all necessary registrations and filings and to satisfy all conditions precedent to their obligations under the Merger Agreement; to use their best efforts to cause their respective accountants to deliver to the other party a customary accountant's "comfort letter"; not to take any action that would reasonably be expected to adversely affect the ability of the Combined Company to account for the business combination to be effected by the Merger as a pooling of interests; and, subject to certain exceptions, to consult with each other before issuing any press release with respect to the Merger or the Merger Agreement and not to issue any such press release or make any public statement without the prior written consent of the other party, which shall not be unreasonably withheld. In addition, the Merger Agreement contains covenants relating to preparation and distribution of this Joint Proxy Statement/Prospectus; listing of the Combined Company Common Shares on the NYSE; notification of certain matters; access to information; and cooperation in connection with certain governmental filings and in obtaining any necessary governmental or other third party consents or approvals.


CERTAIN REPRESENTATIONS AND WARRANTIES

     The Merger Agreement contains substantially reciprocal representations and warranties made by Tyco and ADT to each other as to, among other things: organization and qualification; capitalization; ownership of subsidiaries; corporate authorization to enter into the contemplated transactions; absence of any breach of organizational documents and certain material agreements as a result of the contemplated transactions; compliance with law; financial statements; filings with the SEC; absence of certain material changes since a specified balance sheet date; absence of undisclosed material liabilities; litigation; employee matters; labor matters; disclosure in filings with the SEC; restrictions on business activities; title to property and real property matters; tax matters; environmental matters; intellectual property; interested party transactions; insurance; product liability and recalls; the receipt of opinions of financial advisors; pooling of interests accounting treatment for the Merger; and brokers and broker fees. The representations and warranties in the Merger Agreement do not survive the Effective Time.

CONDITIONS TO THE MERGER

     Conditions to Each Party's Obligations to Effect the Merger. The obligations of Tyco, ADT and Merger Subsidiary to effect the Merger are subject to the satisfaction (or waiver by the party for whose benefit the applicable condition exists) at or prior to the Effective Time of the following conditions:
(i) the effectiveness of the registration statement on Form S-4 filed in connection with this Joint Proxy Statement/Prospectus and the absence of any stop order suspending such effectiveness or proceedings for that purpose; (ii) the obtaining of approvals of the shareholders of ADT and Tyco; (iii) all actions having been taken such that the Reverse Stock Split and the Share Amendment will become effective immediately prior to (but conditioned upon the occurrence of) the Effective Time; (iv) the Combined Company Common Shares to be issued in the Merger having been authorized for listing on the NYSE, subject to official notice of issuance; (v) the expiration or termination of the applicable waiting periods under the HSR Act; (vi) the absence of any pending or threatened action or proceeding (or any investigation or other inquiry that might result in such an action or proceeding) by any governmental authority or administrative agency before any governmental authority, administrative agency or court of

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

competent jurisdiction, domestic or foreign, and the absence of any judgment, decree or order of any governmental authority, administrative agency or court or any other legal restraint (A) preventing or seeking to prevent consummation of the Merger or the effectiveness of the Reverse Stock Split, the Share Amendment or the New Director Election, (B) prohibiting or seeking to prohibit, or limiting or seeking to limit, the Combined Company from exercising all material rights and privileges pertaining to its ownership of the Surviving Corporation or the ownership or operation by the Combined Company or any of its subsidiaries of all or a material portion of the business or assets of the Combined Company or any of its subsidiaries, or (C) compelling or seeking to compel the Combined Company or any of its subsidiaries to dispose of or hold separate all or any material portion of the business or assets of the Combined Company or any of its subsidiaries (including the Surviving Corporation and its subsidiaries), in each case as a result of the Merger or the transactions contemplated by the Merger Agreement, (vii) the absence of the enactment, entering, enforcement or deemed applicability to the Merger of any statute, rule, regulation or order which would make the consummation of the Merger or the effectiveness of the Reverse Stock Split, the Share Amendment or the New Directors Election illegal; and
(viii) the receipt of written opinions of Coopers & Lybrand L.L.P. and Coopers & Lybrand, in form and substance satisfactory to Tyco and ADT, that the Merger will qualify for accounting treatment as a pooling of interests.

     Conditions to the Obligations of Tyco. The obligation of Tyco to effect the Merger is further subject to all of the following conditions: (i) the representations and warranties of ADT and Merger Subsidiary contained in the Merger Agreement being true and correct in all material respects at and as of the Effective Time (except for changes contemplated by the Merger Agreement and those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date)), (ii) the performance in all material respects by ADT and Merger Subsidiary of their agreements and covenants required by the Merger Agreement to be performed by them on or prior to the Effective Time; (iii) all material consents, authorizations or orders required to be obtained, and all filings required to be made, by ADT and Merger Subsidiary for the authorization, execution and delivery of the Merger Agreement and the consummation by them of the transactions contemplated thereby having been obtained and made by ADT and Merger Subsidiary;
(iv) Tyco having received an agreement in connection with restrictions on affiliates under pooling of interests accounting treatment from each "affiliate" of ADT; and (v) the ADT Shareholder Rights Plan having been amended or the Rights having been redeemed or otherwise terminated as provided in the Merger Agreement.

     Conditions to the Obligations of ADT. The obligations of ADT and Merger Subsidiary to effect the Merger are further subject to all of the following conditions: (i) the representations and warranties of Tyco contained in the Merger Agreement being true and correct in all material respects at and as of the Effective Time (except for changes contemplated by the Merger Agreement and those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of that date)), (ii) the performance in all material respects by Tyco of its agreements and covenants required by the Merger Agreement to be performed by it on or prior to the Effective Time; (iii) all material consents, authorizations or orders required to be obtained, and all filings required to be made, by Tyco for the authorization, execution and delivery of the Merger Agreement and the consummation by Tyco of the transactions contemplated thereby having been obtained and made by Tyco; and (iv) ADT having received an agreement in connection with restrictions on affiliates under Rule 145 of the Securities Act and pooling of interests accounting treatment from each "affiliate" of Tyco.

TERMINATION OF THE MERGER AGREEMENT

     Right to Terminate. The Merger Agreement may be terminated at any time prior to the Effective Time by mutual written consent of Tyco and ADT. The Merger Agreement may also be terminated:

          (i) by either Tyco or ADT, if the Merger has not been consummated by August 15, 1997;

          (ii) by either Tyco or ADT, if a court of competent jurisdiction or governmental or administrative agency shall have issued a nonappealable final order, decree or ruling or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the

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

Merger, the Reverse Stock Split, the Share Amendment, the ADT Name Change or the New Directors Election;

          (iii) by ADT, if the requisite vote of the shareholders of Tyco shall not have been obtained by August 15, 1997, or by Tyco, if the requisite vote of the shareholders of ADT shall not have been obtained by August 15, 1997;

          (iv) by Tyco, if (A) the ADT Board shall withdraw, modify or change its approval or recommendation of the Merger Agreement, the Merger or the other transactions contemplated by the Merger Agreement in a manner adverse to Tyco or shall have resolved to do so; (B) the ADT Board shall have recommended to the shareholders of ADT an Alternative Transaction (as defined below); or (C) a tender offer or exchange offer for 25% or more of the outstanding ADT Common Shares is commenced (other than by Tyco or a Tyco affiliate) and the ADT Board recommends that the shareholders of ADT tender their shares in such tender or exchange offer;

          (v) by ADT, if the ADT Board shall withdraw, modify or change its approval or recommendation of the Merger Agreement or the Merger in a manner adverse to Tyco or shall have resolved to do so, in each case in compliance with the Merger Agreement;

          (vi) by Tyco or ADT, if any representation or warranty of ADT or Tyco, respectively, set forth in the Merger Agreement shall be untrue when made, such that the closing conditions in the Merger Agreement based on the truth of the representations and warranties would not be satisfied; provided that if such misrepresentation is curable prior to August 15, 1997, then the Merger Agreement will not be terminable for so long as the misrepresenting party continues to exercise its reasonable best efforts to cure the misrepresentation;

          (vii) by ADT, if any representation or warranty of Tyco shall have become untrue such that ADT's closing condition set forth in the Merger Agreement based on the truth of its representations and warranties would not be satisfied, or by Tyco, if any representation or warranty of ADT shall have become untrue such that Tyco's closing condition set forth in the Merger Agreement based on the truth of ADT's representations and warranties would not be satisfied; provided that if any such misrepresentation is curable prior to August 15, 1997, then the Merger Agreement shall not be terminable for so long as the misrepresenting party continues to exercise its reasonable best efforts to cure the misrepresentation;

          (viii) by Tyco or ADT, upon a breach of any covenant or agreement on the part of ADT or Tyco, respectively, set forth in the Merger Agreement, such that the closing condition to the Merger Agreement based on such party's compliance with its covenants and agreements would not be satisfied; provided that if such breach is curable prior to August 15, 1997, then the Merger Agreement will not be terminable for so long as the breaching party continues to exercise reasonable best efforts to cure the breach;

          (ix) by ADT, if the Tyco Board shall withdraw, modify or change its approval or recommendation of the Merger Agreement, the Merger or the other transactions contemplated by the Merger Agreement in a manner adverse to ADT or shall have resolved to do so;

          (x) by Tyco, if the Tyco Board shall withdraw, modify or change its approval or recommendation of the Merger Agreement or the Merger in a manner adverse to ADT or shall have resolved to do so, in each case in compliance with the Merger Agreement;

          (xi) by ADT or Tyco, if the 10-Day Reference Price (as defined below) for any 10 consecutive trading day period commencing on or after April 8, 1997 shall be below $56; provided that such right to terminate may only be exercised in respect of any such 10-day period within three trading days following the expiration of such 10-day period;

          (xii) by Tyco, if the 10-Day Reference Price for the 10 consecutive trading days ending on the fourth trading day prior to the ADT Meeting (the "Final 10-Day Reference Price") is less than $56,

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

and Tyco has not agreed to change the Reverse Stock Split as provided in subclause (y) of clause (xiii) below; or

          (xiii) by ADT, if (x) the Final 10-Day Reference Price is less than $56 and (y) on or before the second trading day prior to the date of the ADT Meeting, Tyco has not agreed by notice to ADT in writing to change the Reverse Stock Split Ratio so that each ADT Common Share shall be consolidated in the ratio of one Combined Company Common Share for a number of ADT Common Shares not more than the number determined by dividing the Final 10-Day Reference Price by $27, provided that the Reverse Stock Split Ratio will thereafter, for all purposes of the Merger Agreement, be deemed to be such ratio.

     "10-Day Reference Price" means the average of the Daily Per Share Prices for any ten consecutive trading days. The "Daily Per Share Price" for any trading day means the weighted average of the per share selling prices of shares of Tyco Common Shares on the NYSE (as reported in the NYSE Composite Transactions) for that day.

     "Alternative Transaction" means any of (i) a transaction pursuant to which any person (or group of persons) other than Tyco or its affiliates (a "Third Party") acquires or would acquire more than 25% of the outstanding shares of any class of equity securities of ADT, or, in the case of any person (or group of persons other than Tyco and its affiliates) which had filed a Statement on
Schedule 13D as of the date of the Merger Agreement indicating that it was the beneficial owner of more than 25% of the outstanding ADT Common Shares, would acquire an additional 5% or more of such securities; (ii) a merger or other business combination involving ADT pursuant to which any Third Party acquires more than 25% of the outstanding equity securities of ADT or the entity surviving such merger or business combination; or (iii) any other transaction pursuant to which any Third Party acquires or would acquire control of assets of ADT, or any of its subsidiaries having a fair market value (as determined by the Board of Directors of Tyco in good faith) equal to more than 25% of the fair market value of all of the assets of ADT and its subsidiaries, taken as a whole, immediately prior to such transaction. The term Alternative Transaction does not include any acquisition of securities by a broker dealer in connection with a bona fide public offering of such securities.

     In the event of the termination of the Merger Agreement, the Merger Agreement shall forthwith become void and there will be no liability on the part of any party thereto or any of its affiliates, directors, officers or shareholders except for the termination fees described below and except that no party will be relieved from liability for any breach of the Merger Agreement.

     Termination Fees and Expenses Payable by ADT. ADT will pay Tyco a fee of $150,000,000 (the "Fee"), plus Tyco's reasonable out-of-pocket expenses relating to the transactions contemplated by the Merger Agreement (including, but not limited to, fees and expenses of counsel and accountants and out-of-pocket expenses (but not fees) of financial advisors) ("Expenses") of up to $7,500,000, upon the first to occur of any of the following events; provided that no Fee or Expenses will be payable by ADT if the Merger Agreement has been previously terminated and such previous termination did not entitle Tyco to receive a Fee pursuant to this provision:


          (i) the Final 10-Day Reference Price is equal to or greater than $56 and either (x) the shareholders of ADT shall not have approved each of the Reverse Stock Split, the Share Amendment, the issuance of Combined Company Common Shares in the Merger, the ADT Name Change and the New ADT Directors Proposal on or before August 15, 1997 or (y) the shareholders of ADT shall have affirmatively disapproved any of such actions at any time on or before August 15, 1997;


          (ii) the shareholders of ADT shall have approved an Acquisition Proposal (other than with Tyco or its affiliates) on or before August 15, 1997;

          (iii) if following the termination of the Merger Agreement by Tyco pursuant to subsection (xi) under "Termination of the Merger
     Agreement--Right to Terminate" above, ADT shall accept and

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

consummate an Acquisition Proposal at a price per share of ADT Common Shares in excess of $29, which Acquisition Proposal is publicly announced within 60 days of such termination;

          (iv) the termination of the Merger Agreement by Tyco pursuant to subsection (iv) under "Termination of the Merger Agreement--Right to Terminate" above;

          (v) the termination of the Merger Agreement by ADT pursuant to subsection (v) under "Termination of the Merger Agreement--Right to Terminate" above; or

          (vi) the termination of the Merger Agreement by Tyco pursuant to subsection (viii) under "Termination of the Merger Agreement--Right to Terminate" above.

     Upon a termination of the Merger Agreement by Tyco pursuant to subsection
(vi) under "Termination of the Merger Agreement--Right to Terminate" above, ADT shall pay to Tyco the Expenses of Tyco relating to the transactions contemplated by the Merger Agreement, up to $7,500,000.

     Termination Fees and Expenses Payable by Tyco. Tyco will pay ADT the Fee, plus ADT's reasonable out-of-pocket Expenses of up to $7,500,000, upon the first to occur of any of the following events; provided that no Fee or Expenses shall be payable by Tyco if the Merger Agreement has been previously terminated and such previous termination did not entitle ADT to receive a Fee pursuant to this provision:


          (i) the shareholders of ADT shall have approved each of the Reverse Stock Split, the Share Amendment, the issuance of Combined Company Common Shares in the Merger, the ADT Name Change and the New Director Proposal on or before August 15, 1997 and either (x) the shareholders of Tyco shall not have approved and adopted the Merger Agreement by August 15, 1997 or (y) the shareholders of Tyco shall have affirmatively disapproved the Merger Agreement at any time on or before August 15, 1997;


          (ii) the termination of the Merger Agreement by ADT pursuant to subsection (ix) under "Termination of the Merger Agreement--Right to Terminate" above;

          (iii) the termination of the Merger Agreement by Tyco pursuant to subsection (x) under "Termination of the Merger Agreement--Right to Terminate" above; or

          (iv) the termination of the Merger Agreement by ADT pursuant to subsection (viii) under "Termination of the Merger Agreement--Right to Terminate" above.

     Upon a termination of the Merger Agreement by ADT pursuant to subsection
(vi) under "Termination of the Merger Agreement--Right to Terminate" above, Tyco shall pay to ADT the Expenses of ADT relating to the transactions contemplated by the Merger Agreement, up to $7,500,000.

OTHER EXPENSES

     Except as described above, all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring such costs or expenses, except that Tyco and ADT will share equally all SEC filing fees and printing expenses incurred in connection with the printing and filing of this Joint Proxy Statement/Prospectus and any amendments or supplements hereto.

                                  THE MEETINGS

     This Joint Proxy Statement/Prospectus is furnished in connection with the solicitation of proxies (i) from the holders of Tyco Common Shares by the Tyco Board for use at the Tyco Meeting and (ii) from the holders of ADT Common Shares by the ADT Board for use at the ADT Meeting. This Joint Proxy Statement/Prospectus and accompanying form of proxy are first being mailed to the respective shareholders of Tyco and ADT on or about May __, 1997.

TIMES AND PLACES; PURPOSES


     The Tyco Meeting will be held at __________, on June   , 1997, starting at
____ a.m., local time. At the Tyco Meeting, the shareholders of Tyco will be asked to consider and vote upon (i) the approval of the Merger and the Merger Agreement (the "Tyco Merger Proposal") and (ii) such other matters as may properly come before the Tyco Meeting.



     The ADT Meeting will be held at Cedar House, 41 Cedar Avenue, Hamilton
HM12, Bermuda, on June   , 1997, starting at 10:00 a.m. local time. At the ADT
Meeting, the shareholders of ADT will be asked to consider and vote upon (i) the ADT Merger Proposals, (ii) the other ADT Meeting Proposals and (iii) such other matters as may properly come before the ADT Meeting.


VOTING RIGHTS; VOTES REQUIRED FOR APPROVAL

  TYCO


     Outstanding Voting Shares. Notice of the Tyco Meeting is being sent to all holders of record of the Tyco Common Shares at the close of business on May 13, 1997, which has been fixed as the record date for the Tyco Meeting. All holders of record of the Tyco Common Shares on the record date for the Tyco Meeting will be entitled to attend, and vote at, the Tyco Meeting. At the close of business on that date there were 168,358,092 outstanding Tyco Common Shares.


     Vote Required. Each holder of record of Tyco Common Shares on the record date for the Tyco Meeting is entitled to one vote for each Tyco Common Share held of record by him or her. Under Massachusetts law, the presence, either in person or by duly executed proxy, of the holders of a majority of the outstanding Tyco Common Shares entitled to vote is necessary to constitute a quorum. Massachusetts law requires the affirmative vote of the holders of two-thirds of the Tyco Common Shares outstanding and entitled to vote to approve the Tyco Merger Proposal. IF YOU ARE A TYCO SHAREHOLDER AND FAIL TO RETURN YOUR CARD, THE EFFECT WILL BE THE SAME AS A VOTE AGAINST THE MERGER UNLESS YOU APPEAR IN PERSON AT THE TYCO MEETING AND VOTE IN FAVOR OF THE MERGER.

     Voting Your Proxy. The Tyco Board is soliciting proxies for the Tyco Meeting in favor of the Tyco Merger Proposal. A gold form of proxy is enclosed with this document. You are requested to complete and return this gold form of proxy as soon as possible. In order to be valid, the gold form of proxy for the Tyco Meeting must be completed in accordance with the instructions on it and
received either at the Tyco Meeting or by mail no later than      on June   ,
1997 (Eastern Daylight Time) at the address set forth below:


              Chase Mellon Shareholder Services, L.L.C.

              Midtown Station
              P.O. Box 947
              New York, New York 10138-0747

  ADT

     Outstanding Voting Shares. Notice of the ADT Meeting is being sent to all holders of record of the ADT Common Shares at the close of business on May 13, 1997, which has been fixed as the record date for notice of the ADT Meeting. Except as provided in the ADT Bye-Laws, all holders of record of the ADT Common Shares on the date of the ADT Meeting will be entitled to attend, and vote at, the ADT

Meeting. As of the record date for notice of the ADT Meeting, there were outstanding and entitled to vote 157,010,468 ADT Common Shares, including 3,182,787 ADT Common Shares owned by a subsidiary of ADT. Except as provided in the ADT Bye-Laws, all of such ADT Common Shares are entitled to vote at the ADT Meeting and, on a poll, each ADT Common Share is entitled to one vote on each proposal.


     Vote Required. ADT Common Shares will vote together as a single class with respect to the ADT Merger Proposals and the Other ADT Meeting Proposals. The affirmative vote of the majority of ADT Common Shares represented and voting at the ADT Meeting is required for the approval of each proposal to be put before the ADT shareholders at the ADT Meeting.

     Pursuant to Bermuda law, only votes cast for a matter constitute affirmative votes. Votes represented at the meeting which are withheld, represented by "broker non-votes" as discussed below or which abstain from voting are counted for quorum purposes only. At the ADT Meeting not less than two holders of ADT Common Shares present in person or by proxy shall form a quorum for the transaction of business, and if a quorum does not assemble within half an hour after the time appointed for the ADT Meeting, the ADT Meeting shall be adjourned to a future date as determined by the directors of ADT.


     Voting Your Proxy. The ADT Board is soliciting proxies for the ADT Meeting in favor of the ADT Merger Proposals and the Other ADT Meeting Proposals. A blue form of proxy is enclosed with this document. You are requested to complete and return this blue form of proxy as soon as possible. In order to be valid, the blue form of proxy for the ADT Meeting must be completed in accordance with the instructions on it and received by the times and dates set forth below at any of the offices of ADT's registrars and agents, whose names and addresses are set out below:


        In the United States:

        by 10:00 a.m. on June __, 1997 (Eastern Daylight Time):

        by hand delivery at:

        D.F. King & Co., Inc.
        77 Water Street, 20th Floor
        New York, New York 10005
        USA

        by mail to:

        D.F. King & Co., Inc.
        Wall Street Station
        P.O. Box 411
        New York, New York 10269-0069
        USA

        In the United Kingdom:

        by 10:00 a.m. on June __, 1997 (British Summer Time) by hand or mail at:

        D.F. King (Europe) Limited
        Royex House, Aldermanbury Square
        London EC2V 7HR
        United Kingdom

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

        In Bermuda:

        to the Registrars by 10:00 a.m. on June __, 1997 (Bermuda Time) by hand or mail at:

        AS&K Services Limited
        Cedar House
        41 Cedar Avenue
        P.O. Box HM 1179
        Hamilton HM EX
        Bermuda

     As an alternative to appointing a proxy, an ADT shareholder which is a corporation may appoint any person to act as its representative by delivering written evidence of the appointment of the representative, by hand or mail, at any of the offices of ADT's registrars and agents, whose names and addresses are set forth above, up to one hour before the time fixed for the commencement of the ADT Meeting. A representative so authorized may exercise the same powers, including voting rights, as the appointing corporation could exercise if it were an individual shareholder.

PROXIES

     All Tyco Common Shares and ADT Common Shares represented by properly executed forms of proxy received, in the case of the Tyco Meeting, prior to or at the Tyco Meeting, or, in the case of the ADT Meeting, by the times and dates set forth above, and not revoked, will be voted in accordance with the instructions indicated in such forms of proxy (unless, in the case of ADT, the Secretary of ADT has received written instructions altering the way in which the proxy is to vote, in which case the proxy will vote in accordance with the instructions as altered). If no instructions are indicated on a properly executed returned form of proxy, such forms of proxy will be voted FOR the approval of the Tyco Merger Proposal or the ADT Merger Proposals and the Other ADT Meeting Proposals, as the case may be.

     A properly executed form of proxy for the Tyco Meeting marked "ABSTAIN" will be counted for purposes of determining whether there is a quorum. However, since the affirmative vote of two thirds of the outstanding Tyco Common Shares is required for approval of the Tyco Merger Proposal, a form of proxy marked "ABSTAIN" will have the same effect as a vote against the Tyco Merger Proposal unless the shareholder delivering the proxy appears in person at the Tyco Meeting and votes in favor of the Merger. In addition, the failure of a Tyco shareholder to return a form of proxy will have the same effect as a vote against the Tyco Merger Proposal. A properly executed proxy for the ADT Meeting marked "ABSTAIN" will be counted for purposes of determining whether there is a quorum but will not be voted.

     Shares represented by "broker non-votes" (i.e., shares held by brokers or nominees which are represented at a meeting but with respect to which the broker or nominee is not empowered to vote on a particular proposal) will be counted for purposes of determining whether there is a quorum at the applicable Meeting, but will be considered to be voted only as to those matters actually voted on. In accordance with NYSE rules, brokers and nominees are precluded from exercising their voting discretion with respect to the approval and adoption of non-routine matters such as the Merger, the ADT Merger Proposals and the Other ADT Meeting Proposals. Thus, absent specific instructions from the beneficial owner of such shares, brokers are not empowered to vote such shares with respect to the approval and adoption of the Tyco Merger Proposal, the ADT Merger Proposals and the Other ADT Meeting Proposals. Since the affirmative vote described above is required for approval of the Tyco Merger Proposal, a "broker non-vote" with respect to such proposal will have the same effect as a vote against such proposal.

     The Tyco Board and the ADT Board are not currently aware of any business to be acted upon at their Meetings other than as described in this Joint Proxy Statement/Prospectus. If, however, other matters are properly brought before either Meeting, or any adjournments thereof, including any motion to adjourn the meeting, the persons appointed as proxies, except as otherwise provided on the proxy card, will have discretion to vote or act thereon according to their best judgment.

     A shareholder may revoke his or her proxy at any time prior to its use by delivering to Chase Mellon Shareholder Services, L.L.C. for Tyco shareholders, or to D.F. King & Co., Inc., D.F. King (Europe) Limited or AS&K Services Limited for ADT shareholders in the United States, the United Kingdom or Bermuda and elsewhere, respectively, a signed notice of revocation or a later-dated signed form of proxy or by attending the applicable Meeting and voting in person. In addition, ADT shareholders may alter the instructions as to how their proxy is to vote (without revoking the proxy) by notifying the proxies of such intention. Attendance at the ADT Meeting or the Tyco Meeting will not in itself constitute the revocation of a proxy.

     ADT shareholders should be aware that if the ADT Merger Proposals are approved and if the Merger is consummated, the Western Proposals and the Western Offer may be less likely to succeed because the Merger will produce a material increase in the number of shares outstanding, which would significantly increase the cost to Western of acquiring ADT or the completion of the Merger may cause Western to withdraw or terminate its exchange offer. In addition, if the Merger is completed before the Western Proposals Meeting, existing Tyco shareholders would become shareholders of the Combined Company entitled to vote on the Western Proposals and the interests of current shareholders of ADT (including Western) in the Combined Company would be significantly reduced. Any ADT shareholder who wishes to revoke a proxy previously granted in connection with the Western Proposals Meeting should consult the instructions regarding revocation of proxies contained in the proxy statement pursuant to which the form of proxy relating to such proxy was furnished.

     It is the policy of Tyco and ADT to maintain the confidentiality of proxy cards, ballots and voting tabulations that identify individual shareholders, except where disclosure is mandated by law and in other limited circumstances.

     The cost of solicitation of proxies will be paid by Tyco for Tyco proxies and by ADT for ADT proxies. In addition to solicitation by mail, arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send the proxy materials to beneficial owners; and Tyco or ADT, as the case may be, will, upon request, reimburse such brokerage houses and custodians for their reasonable expenses in so doing. Tyco and ADT have each retained D.F. King & Co., Inc. to aid in the solicitation of proxies and to verify certain records related to the solicitations. D.F. King & Co., Inc. will receive customary fees, and expense reimbursement, for such services. To the extent necessary in order to ensure sufficient representation at the applicable Meeting, Tyco or ADT may request by telephone or telegram the return of proxy cards. The extent to which this will be necessary depends entirely upon how promptly proxy cards are returned. SHAREHOLDERS ARE URGED TO SEND IN THEIR PROXIES WITHOUT DELAY.

     SHAREHOLDERS SHOULD NOT SEND IN ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS. TRANSMITTAL FORMS WITH INSTRUCTIONS FOR THE SURRENDER OF STOCK CERTIFICATES FOR TYCO COMMON SHARES AND THE EXCHANGE OF CERTIFICATES FOR ADT COMMON SHARES WILL BE MAILED BY THE COMBINED COMPANY TO FORMER TYCO SHAREHOLDERS AND TO ADT SHAREHOLDERS AS SOON AS PRACTICABLE AFTER THE CONSUMMATION OF THE MERGER.

                           BUSINESSES OF TYCO AND ADT

TYCO

     Tyco, through its divisions and operating subsidiaries, engages in the design, manufacture, installation and service of fire protection and suppression systems, and the manufacture and distribution of disposable medical supplies and other specialty products, flow control products and electrical and electronic components. Tyco, which operates in more than 50 countries around the world, had sales of over $5 billion during its fiscal year ended June 30, 1996.

  FIRE AND SAFETY SERVICES

     Tyco is the largest contractor in the world for the design and installation of fire detection, suppression and sprinkler systems, and for the servicing for such systems. Tyco is also a leading manufacturer and distributor of fire detection and suppression products.

     Tyco's Grinnell subsidiary ("Grinnell"), which was founded in 1850, is the largest installer, manufacturer and supplier of automatic fire sprinkler and fire alarm and detection systems in North America. Wormald International Limited ("Wormald"), which was founded in 1889, operates as a major fire protection company with contracting, manufacturing and distribution operations throughout Western Europe and the Asia-Pacific region. Grinnell and Wormald, in combination, is the largest fire protection company in the world, forming a network of over 300 offices on five continents. The acquisition of Thorn Security Group ("Thorn") in July 1996 further expands Tyco's worldwide position in the fire detection and security systems market.

     Contracting and Service. Tyco designs, fabricates, installs and services automatic fire sprinkler systems, fire alarm and detection systems, special hazard suppression systems and security systems in buildings and other installations. Grinnell's fire protection contracting and service business in North America operates through a network of offices located in the United States, Canada, Mexico and Puerto Rico. Internationally, Tyco engages in fire protection contracting and service through a network of offices in the United Kingdom, Continental Europe, Saudi Arabia, United Arab Emirates, Australia, New Zealand, Southeast Asia and South America.

     Tyco installs fire protection systems in both new and existing structures. Typically, the contracting businesses bid on contracts for fire protection installation which are let by owners, architects, construction engineers and mechanical or general contractors. In recent years, the business of retrofitting existing buildings in the United States and Canada has grown as a result of local and state legislation requiring installation of fire protection systems and reduced insurance premiums available on structures with automatic sprinkler systems. The retrofitting and servicing of fire protection systems in existing buildings represented approximately 65% of Grinnell's North American contracting sales in fiscal 1996. Revenue from the servicing, maintenance, repair and inspection of fire protection, detection and suppression systems installed by Tyco and other contractors has increased in recent years.

     A majority of the fire suppression systems installed by Tyco are water-based, but Tyco is also the world's leader in providing custom designed special hazard fire protection systems which incorporate various specialized non-water agents such as foams, dry chemicals and gases. Systems using agents other than water are suited for fire protection in certain manufacturing, power generation, petrochemical, offshore oil exploration, transportation, telecommunications, mining and marine applications. Tyco holds exclusive manufacturing and distribution rights in several regions of the world for INERGEN(R) fire suppression products. INERGEN(R), an alternative to the ozone depleting agent known as halon, consists of a mixture of three inert gases designed to effectively extinguish fires without polluting the environment or damaging costly equipment.

     In Australia, New Zealand and Asia, Tyco, through its O'Donnell Griffin division, engages in the installation of electrical wire and related electrical equipment in new and existing structures and offers specialized electrical contracting services in these markets for different types of construction, including applications for railroad and bridge construction.

     Substantially all of the mechanical components (and, in North America, most of the pipe) used in the fire protection systems installed by Tyco are manufactured by Tyco. Tyco also has fabrication plants worldwide that cut, thread and weld pipe, which is then shipped with other prefabricated components to job sites for installation. Tyco has developed its own computer-aided-design technology that reduces the time required to design systems for specific applications and coordinates fabrication and delivery of system components. Tyco also installs alarms, detection and activation devices and centralized monitors. With the acquisition of Thorn, Tyco is now a major manufacturer of alarms, detection and activation devices and central monitoring stations.

     Manufacturing. Tyco manufactures most of the components used in its own fire protection contracting business, as well as a variety of products for sale to other fire protection contractors. In North America, Tyco manufactures pipe and pipe fittings, fire hydrants, sprinkler heads and substantially all of the mechanical sprinkler components used in an automatic fire suppression system. In the United Kingdom, France, Germany and Asia-Pacific, Tyco manufactures and sells sprinkler heads, specialty valves, fire doors and electronic panels for use in fire detection systems. In Mexico, Tyco manufactures fire extinguishers, fire hose and related equipment. With the recent addition of Thorn, Tyco now manufactures a complete line of alarm and detection equipment that is installed by Tyco's units and sold to other alarm and detection installers.

     Tyco's Ansul subsidiary manufactures and sells various lines of dry chemical, liquid and gaseous portable fire extinguishers and related agents for industrial, government, commercial and consumer applications. Ansul also manufactures and sells special hazard fire suppression systems designed for use in restaurants, marine applications, mining applications, the petrochemical industry, confined industrial spaces and commercial spaces housing delicate and electronic equipment. Ansul also manufactures spill control products designed to absorb, neutralize and solidify spills of various hazardous materials.

     Environmental Services. Tyco's The Earth Technology Corporation ("Earth Tech") is a provider of a broad range of environmental, consulting and engineering services throughout the United States. The principal services of Earth Tech consist of full-spectrum environmental and hazardous waste management services, infrastructure design and construction services, facilities engineering and construction management services for institutional, civic, commercial and industrial clients, and contract operations and management services for water, waste water and remediation treatment facilities operated by municipal and industrial clients. Services are provided through a network of 40 offices located throughout North America.

  DISPOSABLE AND SPECIALTY PRODUCTS

     Tyco's Disposable and Specialty Products Group consists of Kendall, Ludlow Laminating and Coating, Armin Plastics, Twitchell, and Accurate Forming. Kendall manufactures and distributes medical supplies, disposable medical products and adhesive products and tapes. Ludlow Laminating and Coating manufactures laminated and coated products. Armin manufactures polyethylene film and packaging products. Twitchell manufactures extrusion coated polyester yarns and woven fabrics and Accurate Forming manufactures deep-drawn metal parts. In the first quarter of fiscal 1997, Tyco acquired Carlisle Plastics, Inc. ("Carlisle"), a leading manufacturer of specialty packaging materials and garment hangers.

     Kendall.  Kendall conducts its operations through four business units:
Kendall Healthcare, Kendall International, Kendall-Polyken and Ludlow Technical Products.

     The Kendall Healthcare business unit markets a broad range of wound care, vascular therapy, urological care, incontinence care, anesthetic care and other products to U.S. and Canadian hospitals and alternate site health care customers. Kendall Healthcare is the industry leader in gauze production with its Kerlix(R) and Curity(R) brands. Kendall Healthcare's other core domestic product category consists of its vascular therapy products, principally anti-embolism stockings, marketed under the T.E.D.(R) brand name, sequential pneumatic compression devices sold under the SCD(TM) brand name and a venous plexus foot pump. Kendall Healthcare pioneered the pneumatic compression form of treatment and continues to be the dominant participant in the pneumatic compression and elastic stocking segments of the vascular therapy market.

     Kendall's Professional Medical Products, Inc. ("ProMed") is a leading provider of incontinent care products, marketing primarily to nursing homes and other institutional providers of long term care. ProMed also offers a range of other patient care products, including urological, wound care, surgical care and respiratory care products.

     Kendall's Superior Healthcare Group, Inc. manufactures a broad line of disposable medical supplies including respiratory, urology and nursing care products. Kendall's Sheridan Catheter Corporation is a manufacturer of airway management, temperature monitoring and specialty products serving patients in anesthesia, critical care and emergency medicine.

     Kendall International is responsible for the manufacturing, marketing, distribution and export of Kendall products in numerous countries worldwide. Kendall International's operations are organized primarily into three geographic regions: Europe, Latin America and the Far East. Kendall International generally markets a range of products similar to those of Kendall Healthcare, although the mix of product lines varies from country to country.

     The Kendall-Polyken division manufactures and markets specialty adhesive products and tapes for industrial applications, including external corrosion protection tape products for oil, gas and water pipelines. Other industrial applications include tapes used in the automotive industry for wire harness wraps, sealing and other purposes, and tapes used in the aerospace and heating, ventilation and air conditioning (HVAC) industries. Kendall-Polyken also produces duct, packaging and electrical tapes for consumer applications and bandages and medical tapes for Kendall's healthcare product units and for others.

     Kendall acquired Nashua Corporation's tape business which manufactures duct, foil and strapping tapes and spray adhesives for industrial and consumer markets worldwide. Kendall also acquired the Betham Corporation which develops pressure sensitive adhesives and coatings, principally for the automotive, medical and specialty markets.

     The Technical Products division manufactures and sells a variety of disposable medical products, specialized paper and film products. These products include disposable electrodes for medical devices, hydrogels, adhesive tapes, pressure sensitive coated papers and films used for business forms and in printing applications, high quality facsimile paper and recording chart papers for medical and industrial instrumentation. The Technical Products division has six subsidiaries. Uni-Patch is a manufacturer and distributor of transcutaneous electrical nerve stimulation electrodes and related products which are used primarily in physical therapy and other forms of rehabilitation medicine. Classic Medical Products is a manufacturer of medical electrodes for EKGs and similar diagnostic tests. Promeon is a leading manufacturer of gels which are used with medical electrodes for testing and other monitoring purposes. LMI is a manufacturer of medical electrodes. Cambrex is a producer of hydrogel wound care products. Sentry Medical manufactures neonatal electrodes, diagnostic and monitoring electrodes, electrotherapy electrodes and cable and lead wires.

     Ludlow Laminating and Coating. Ludlow Laminating and Coating produces protective packaging and other materials made of coated or laminated combinations of paper, polyethylene and foil. Coated packaging materials provide barriers against grease, oil, light, heat, moisture, oxygen and other contaminants that could damage the contained products. The division produces structural coated and laminated products such as plastic coated kraft, linerboard and bleached boards for rigid urethane insulation panels, automotive components and wallboard panels. Other applications include packaging for photographic film, frozen foods, health care products, electrical and metallic components, agricultural chemicals, cement and specialty resins.

     Armin. Armin manufactures polyethylene film and packaging products in a wide range of size, gauge, construction strength, stretch capacity, clarity and color. Armin extrudes low density, high density and linear low density polyethylene film from resin purchased in pellet form, incorporating such additives as coloring, slip and anti-block chemicals. Armin's products include plastic supermarket packaging, greenhouse sheeting, shipping covers and liners and a variety of other packaging configurations for the aerospace, agricultural, automotive, construction, cosmetics, electronics, food processing, healthcare, pharmaceutical and shipping industries. Armin also manufactures a number of other polyethylene products, such as reusable plastic pallets, transformer pads for electric utilities, and a large variety of disposable gloves for the cosmetic, medical, foodhandling and pharmaceutical industries.

     Twitchell. Twitchell manufactures extrusion coated polyester yarns and woven PVC-coated yarn fabrics and woven and knit paper fabrics. These fabrics are sold for use principally in outdoor furniture, wall coverings, window screening, awnings, housewares and other specialty products. Non-woven fabric is coated and sold for use as disposable medical clothing.

     Accurate Forming. Accurate Forming manufactures deep-drawn metal parts, primarily barrels, caps and clips for pens and pencils and containers, caps and closures for cosmetics, pharmaceutical packaging and automotive applications.

     Carlisle. Carlisle is a leading producer of industrial and consumer plastic products. Carlisle's products include trash bags, flexible packaging, sheeting and garment hangers. Carlisle supplies plastic trash bags to mass merchants, grocery chains, and institutional customers. Carlisle manufactures Ruffies(R), a national brand consumer trash bag, for mass merchants and other retail stores. Carlisle also provides heavy duty trash can liners for institutional customers, such as food service distributors, janitorial supply houses, restaurants, hotels and hospitals.

     Film-Gard(R), Carlisle's leading plastic sheeting product, is sold to consumers and professional contractors through do-it-yourself outlets, home improvement centers and hardware stores. A wide range of Film-Gard products are sold for various uses, including painting, renovation, construction, landscaping and agriculture. Carlisle's industrial packaging film is sold for use as shrink wrap and for other packaging requirements.

     Carlisle sells molded plastic garment hangers to garment manufacturers, national retailers, regional or local retailers, and mass merchants. Garment manufacturers place their clothes on Carlisle's hangers before shipping to retail outlets. Carlisle creates, manufactures and sells customized hanger designs to national retailers. Regional or local retailers buy standard Carlisle hanger lines for retail clothing displays. Carlisle also supplies mass merchants with consumer plastic hangers for sale to the general public.

  FLOW CONTROL PRODUCTS

     Tyco is a manufacturer and distributor of flow control products in North America, Europe and Asia-Pacific. Flow control products include pipe, fittings, valves, meters and related products which are used to transport, control and measure the flow of liquids and gases. Tyco's Flow Control Group includes Grinnell, Allied Tube & Conduit, Mueller Co. and a number of specialized manufacturers of valves, fittings and couplings.

      Manufacturing. Tyco manufactures and distributes a wide range of flow control products, including pipe and pipe fittings, tubing, valves, meters, couplings, pipe hangers, strut and related components. These products are used in plumbing, heating, ventilation and air conditioning (HVAC) systems, mechanical contracting, power generation, water and gas utilities, oil and gas exploration, petrochemical and numerous other industrial applications. Tyco also manufactures certain related products such as steel tubing, custom iron castings, malleable iron pipe fittings and fencing materials.

     Allied is the leading North American manufacturer of pipe and other tubular products. Allied manufactures a full line of steel pipe for the fire protection and construction industries and for commercial, residential and institutional markets. Its mechanical tube division offers steel tubing in a wide assortment of shapes and sizes for a variety of industrial and commercial applications. Allied's fence division is a leader in the manufacture of products for the residential and industrial/commercial fence markets. Allied also manufactures metal framing systems used in the construction, industrial and OEM markets.

     Mueller, a manufacturer of water and gas distribution products, manufactures fire hydrants, iron butterfly and gate valves, service-line brass valves and fittings, gas valves and meter bars, water meters, backflow preventers and related products for sale to independent distributors and, to a lesser extent, directly to waterworks contractors, municipalities and gas companies throughout the United States and Canada.

     Over the past five years, Tyco has expanded its worldwide manufacturing and distribution presence through a series of acquisitions and internal growth. In North America, Grinnell manufactures forged steel fittings and valves. In Switzerland, Neotecha manufactures Teflon lined specialty valves for use in highly corrosive environments. In the United Kingdom, Charles Winn (Valves) Ltd. and Hindle Cockburns manufacture specialty high performance butterfly valves and ball valves that are used principally in the oil and gas, chemical and processing industries. In Spain, Belgicast manufactures valves used for waterworks and other industrial applications. In Malaysia, Tyco manufactures couplings, fittings, steel tubing and metal framing products.

     In September 1996, Tyco acquired Henry Pratt Co., James Jones Company and Edward Barber & Co from Watts Industries, Inc. These three operations, located in the United States and the United Kingdom, are engaged in the manufacture and sale of valves, hydrants and fittings used primarily in water utility, wastewater treatment and power generation markets.

  ELECTRICAL AND ELECTRONIC COMPONENTS

     Tyco's Electrical and Electronic Components group consists of Simplex Technologies, Inc. ("Simplex"), Allied's electrical conduit division and Tyco's Printed Circuit Group. Simplex manufactures underwater communications cable and cable assemblies. Allied manufactures and distributes electrical conduit and related components used in commercial electrical installations. The Printed Circuit Group manufactures printed circuit boards and assembles backplanes for the electronics industry.

     Simplex. Simplex is the largest U.S. manufacturer of undersea fiber optic telecommunications cable. Simplex also manufactures cable and cable assemblies for the U.S. Navy, underwater electric power cable and optical ground wire for use by power authorities and utilities, and electro-mechanical cable for unique field applications. Simplex's principal customer is SSI, which accounted for approximately 78% of its revenues in fiscal 1996. Tyco has entered into an agreement to acquire SSI. See "Current Developments."

     Under a multi-year engineering development program, Simplex and AT&T Labs, Inc. have developed a proprietary encapsulation process for SSI supplied optic fibers used in underwater telecommunications cables. Simplex manufactures the cable and performs system assembly and has proprietary rights to the encapsulation process. Over the past ten years, Simplex has manufactured more than 110,000 kilometers of undersea optical cable deployed by AT&T and others.

     For more than thirty years, Simplex has been the primary supplier of cable and cable assemblies to the U.S. Navy for use in data-gathering systems. Cable for U.S. Navy systems is manufactured under various types of contracts, including cost-plus-incentive fee, time and material, and fixed-price.

     Allied Electrical Conduit. Allied's electrical conduit division is one of the leading producers of steel electrical conduit in the United States. Electrical conduit is galvanized steel tubing designed to contain current-carrying electrical wires both inside and outside building structures. The conduit also serves as an electrical ground that ensures proper operation of circuit interruptors and provides a channel into which additional wires can be inserted or removed as electrical needs change. The division manufactures a full line of electrical conduit as well as metal framing and other products.

     Printed Circuit Group. Tyco's Printed Circuit Group of companies is one of the largest independent manufacturers of complex multi-layered printed circuit boards and assemblers of backplanes in the United States. Printed circuit boards are used in the electronics industry to mount and interconnect components to create electronic systems. They are categorized by the number of sides or layers that contain circuitry, which could be single-sided, double-sided or multi-layer. In general, single and double-sided boards are less advanced. Multi-layer boards provide greater interconnection density while decreasing the number of separate printed circuit boards which are required to accommodate powerful and sophisticated components. Backplanes include printed circuit boards and are assemblies of connectors and other electronic components which distribute power and interconnect printed circuit boards, power supplies and other system elements.

     The Group manufactures highly sophisticated double-sided, mass molded boards of up to eight layers, precision tooled, custom laminated multi-layer boards of up to 68 layers and sophisticated flex-rigid circuit boards for use in environmentally demanding conditions. The majority of the Group's sales are derived from its high-density multi-layer boards. Tyco's backplanes facility produces fully assembled units utilizing press-fit or soldered connection technology, custom pin grid array sockets and surface mounted assembly. The printed circuit boards and backplanes manufactured by Tyco are designed by customers and are manufactured on a job order basis to the customers' specifications. In January 1997, Tyco acquired ElectroStar, Inc., a leading U.S. manufacturer of complex printed circuit boards used in sophisticated electronic equipment.

ADT

  GENERAL

     ADT, through its subsidiaries, is engaged in two service businesses, electronic security services in North America and Europe and vehicle auction and related services in the United States. In this section, the term "ADT" is used to refer to the relevant operating subsidiary of ADT Limited engaged in that part of the business being described where the term appears.

     ADT's principal activities in the electronic security services business are the electronic monitoring and maintenance of its installed base of security systems and the installation of new, monitored security systems to add to its installed base. Monitored systems may be sold or, as is most often the case, ADT may retain ownership of installed systems. ADT receives contractual recurring fees for monitoring security systems through its electronic customer monitoring centers and for maintenance of security systems installed at customer premises and other related services. ADT sells, installs and maintains monitored security systems, integrated electronic security systems and other electronic security products for additional fees. Annualized contractually recurring fees for electronic monitoring and maintenance of security systems installed at customer premises, and other related services, as of December 31, 1996, represented approximately 65 per cent of ADT's total electronic security services revenues in North America and Europe for 1996. The remainder of ADT's security revenues were derived from the outright sale and installation of security systems, the installation of security systems in accordance with monitoring service agreements and the maintenance of security systems on a non-contractual basis.

     ADT's vehicle auction business operates a network of large modern auction centers in the United States which provide an organized wholesale marketplace for the sale and purchase of used vehicles. Principal sellers, or consignors, include new and used vehicle dealers, vehicle manufacturers, fleet operators, leasing companies, financial institutions and government agencies. Principal purchasers include franchise and non-franchise vehicle dealers and distributors who acquire vehicles to sell in the retail market.

     The following table presents the proportion of revenues derived by ADT from electronic security services and vehicle auction services in 1995 and 1996.

                                                         PROPORTION OF
                                                             TOTAL
                                                          ELECTRONIC               PROPORTION OF
                                                           SECURITY                    TOTAL
                                                       SERVICES REVENUES         BUSINESS REVENUES
                                                       -----------------         -----------------
                                                       1995         1996         1995         1996
                                                       ----         ----         ----         ----
ELECTRONIC SECURITY SERVICES
  North America......................................   71%          75%          54%          62%
  United Kingdom and Continental Europe..............   29%          25%          22%          20%

                                                         PROPORTION OF
                                                             TOTAL                 PROPORTION OF
                                                        VEHICLE AUCTION                TOTAL
                                                       SERVICES REVENUES         BUSINESS REVENUES
                                                       -----------------         -----------------
                                                       1995         1996         1995         1996
                                                       ----         ----         ----         ----
VEHICLE AUCTION SERVICES
  United States......................................   62%         100%          15%          18%
  United Kingdom and Continental Europe..............   38%           *            9%           *

---------------
* ADT's vehicle auction services businesses in the United Kingdom and continental Europe were disposed of in the fourth quarter of 1995.

  ELECTRONIC SECURITY SERVICES

     Business Strategy. ADT(R) is a leading name in electronic security services, and ADT believes that its name is important in the marketing of its security services and in competing with other electronic security service providers. Before 1987, ADT's electronic security services business served predominantly commercial customers. Since 1987, ADT's goals have been to create a lower cost, more efficient operation, suitable for long-term growth and greater profitability, and to take advantage of the economies of scale resulting from increased utilization of its infrastructure. Since 1987, ADT has (i) reduced the number of central stations and equipped its customer monitoring centers with enhanced computer technology to further automate the monitoring process and thus provide increased monitoring capacity, (ii) modernized and streamlined its computer-based administration and control systems, (iii) enhanced customer service programs through improved training programs for sales, management, installation and service employees and (iv) intensively marketed electronic monitoring services to residential customers to take greater advantage of the increased monitoring capacity created by the monitoring center consolidation and modernization program.

     Between 1987 and 1993, ADT significantly reduced the number of its central stations from 162 to 30 in North America and Europe while increasing monitoring capacity and maintaining geographical coverage. Since then ADT has continued to pursue its strategy of central station consolidation, although closures have taken place at a slower rate. Further opportunities for central station consolidation now exist following the acquisition of ASH in 1996. In the first quarter of 1997, ADT announced that it was investing in planned enhancements to its technological infrastructure to facilitate a further consolidation of its monitoring center network in order to provide for future anticipated growth opportunities while lowering costs and increasing monitoring capacity and operating efficiency.

     As a result of ADT's program implemented in 1988 to target the residential sector in North America, as well as growth in the level of consumer concern over crime and security generally and the availability of lower priced systems, ADT has significantly expanded its residential customer base in North America. Since 1988, ADT has enjoyed an annual compound growth rate in residential unit sales in excess of 36 per cent. ADT believes that because of the success of its sales and marketing efforts since 1988, it is uniquely positioned to benefit from the range of technological developments that are expanding and diversifying the types of services that ADT is able to offer.

     During the past several years, ADT's business has been evolving from that of primarily an intrusion alarm company into a data information company. ADT has, in the past few years, been offering energy management products and services to regulate the temperature and lighting in a customer's premises. This service has been achieved through the use of a communication protocol which utilizes the premises' existing alternating-current wiring. Another creative use of new technologies has permitted the launch of CarCop(R) which combines three significant infrastructures, cellular communications, the global positioning satellite system and ADT's 24 hour monitoring services, to provide a revolutionary new personal protection and vehicle security service.

     ADT believes that its broad customer base, its unique national distribution system and its highly skilled workforce provide it with a strong capacity to exploit new technologies and, given the rapid pace of technological change, ADT anticipates that it will explore partnering opportunities with premier companies in a variety of industries.

     ADT's overall goal is to expand its customer base in both the commercial and residential sectors. The commercial sectors in North America, the United Kingdom and continental Europe represent well established markets with growth prospects closely related to the overall economic growth in these markets. ADT's strategy is to retain a high percentage of its existing commercial and residential customers by continuing to provide high quality service. As part of its strategy to maintain and enhance its commercial market position in North America, ADT has a national accounts sales team in place in the United States to serve customers that have multiple locations. ADT believes that the North American residential marketplace continues to represent a relatively unpenetrated market, and ADT's strategy is to continue to market and install large numbers of new residential security systems, primarily in this market. ADT is continuing to implement this strategy through intensive advertising and marketing in metropolitan areas. ADT believes that incremental monitoring revenues from new customers should enhance operating margins because additional customers can be served through ADT's existing monitoring facilities with very little impact on ADT's total operating costs associated with monitoring security systems. ADT, however, incurs marketing costs associated with the sale of new systems and incremental installation costs in respect of each new system sold which are partly offset by a fee charged to the customer on installation of the system. In the first quarter of 1997, ADT announced that it was investing in planned enhancements to its technological infrastructure to facilitate monitoring center consolidation and provide increased capacity for future anticipated growth opportunities.

     Consistent with its strategy, ADT acquired Alert Centre, Inc. in the fourth quarter of 1995 and merged with ASH in the third quarter of 1996 adding, in aggregate, over 375,000 customers to ADT's customer base. The acquisition of Alert also provided ADT with an established dealer program under which security systems are installed by third parties with the monitoring contracts being onsold to ADT for monitoring. Such a program represents a cost effective way for ADT to further enhance its operating leverage. The acquisition of ASH gave ADT leadership in the electronic security services sector in the United Kingdom and will provide ADT with a new marketing opportunity in the UK residential market place.

     The following table presents the approximate number of commercial and residential customers in North America and Europe contracting with ADT for the monitoring or maintenance of electronic security systems, together with the aggregate annualized service revenue under contract, as of December 31, 1996, and the annual combined discontinuance rate for commercial and residential contracts in respect of 1996.

     NUMBER OF                 NUMBER OF                                             ANNUAL COMBINED
COMMERCIAL CUSTOMERS     RESIDENTIAL CUSTOMERS     ANNUALIZED SERVICE REVENUE      DISCONTINUANCE RATE
--------------------     ---------------------     ---------------------------     -------------------
       672,000                 1,149,000                   $920 million                   10.4%

     Annualized service revenue and annual combined discontinuance rate are defined under "Management's Discussion and Analysis of Financial Condition and Results of Operations--Results of Operations--Electronic Security Services" in ADT's Annual Report on Form 10-K for the Year ended December 31, 1996.

     Commercial. ADT provides electronic security services and products to financial institutions, industrial and commercial businesses and complexes, warehouses, facilities of federal, state and local government departments, defense installations, and health care and educational facilities. ADT conducts its commercial operations in the United States, Canada, the United Kingdom, Spain, France, Belgium, Greece, The Netherlands and the Republic of Ireland. ADT sells, installs, monitors and maintains electronic security systems and products located at its customers' premises. These systems and products are tailored to customers' specific needs and include electronic monitoring services that provide intrusion and fire detection, as well as card or keypad activated access control systems and closed circuit television systems. ADT also markets standard security packages for specific types of commercial customers, such as retailers and banks. Certain commercial customers require more complex electronic security systems. To meet this demand, ADT also sells integrated electronic security systems that combine a variety of electronic security services and products. These systems are integrated by ADT to provide a single computer controlled security system. Integrated security systems are typically owned by the customer and can range in price from a few thousand to several million dollars. Integrated security systems may be monitored by the customer at its premises or connected to an ADT monitoring center. In either case, ADT usually provides support and maintenance for these systems through service contracts.

     The systems installed at commercial customers' premises may be owned by ADT or, as in the case of most integrated systems, by the customer. When the system is sold, the customer pays ADT the purchase price upon installation, and the customer also pays an installation fee. When monitoring equipment is owned by ADT, as is most often the case, only an installation fee is charged. Most customers also agree to pay an annual service charge for monitoring and maintenance. Some customers elect to pay for maintenance on a per visit basis. Service contracts for integrated security systems are negotiated on an individual basis. For integrated systems, a separate fee is charged for systems integration and installation. Service contracts are negotiated on an individual basis depending upon the number of systems monitored, the type of alarm transmission and the level of response services required.

     STAT Resources Inc. ("STAT Resources") estimates that total United States commercial electronic security systems and services market revenues were approximately $8.0 billion in 1996. ADT accounted for approximately 7.7 per cent of this amount.

     Commercial customers are motivated to purchase security systems to protect their property, employees and customers and by their insurance carriers, which may offer lower premium rates if a security system is installed or require that a system be installed as a condition to coverage. Of those insurance carriers in North America which offer lower premiums or will provide coverage only to customers with centrally monitored alarm systems, most require the monitoring center to be approved by Underwriters Laboratories, Inc. ("UL"). UL requires each monitoring center to meet specified design, technical and operational standards, including back up power capability. UL confirms compliance with its specifications through periodic on-site inspections. All of ADT's customer monitoring centers in the United States are UL approved.

     As of December 31, 1996, approximately 478,000 commercial customers, some of which have multiple locations, were under contract in North America, approximately 153,000 were under contract in the United Kingdom and approximately 41,000 were under contract in continental Europe. The electronic security services business in Europe services primarily commercial customers. In 1996, approximately 68 per cent of ADT's total electronic security services revenues in North America and Europe were derived from commercial customers. The electronic security services division is not dependent upon any single customer, as the revenue from any one customer does not exceed one per cent of the division's total net revenues.

     Contracts with commercial customers for monitoring and maintenance services are usually for an initial five-year term, automatically renewing on a year-to-year basis thereafter, unless canceled. A substantial number of contracts are now beyond their initial term and are therefore on an automatic renewal basis. It has been ADT's experience that monitoring contracts for security systems are generally renewed upon their expiration. Contract discontinuances, however, do occur, principally as a result of customer relocation or closure.

     ADT markets its electronic security services to commercial customers through a direct sales force in North America and Europe and through direct mail and print advertising. Customers that have multiple locations in North America are serviced by a separate national accounts sales force.

     Residential. Residential electronic security services are primarily marketed to customers in North America and consist of the sale, installation, monitoring and maintenance of electronically monitored security systems to detect intrusion and fire. Residential customer service and monitoring are performed from the same facilities as those used for commercial accounts.

     STAT Resources estimates that total United States residential electronic security systems and services market revenues were approximately $5.0 billion in 1996. ADT accounted for approximately 7.5 per cent of this amount.

     As part of its business strategy, ADT began to intensively market monitored security systems to residential customers in North America in 1988, and ADT believes that it has been able to sell a large number of residential security systems due to the growing level of consumer concern over crime and security generally and the availability of lower priced systems. In addition, residential customers are usually able to obtain more favorable insurance rates if an electronically monitored security system is installed in their home. ADT targets two groups of residential customers, those who typically require relatively inexpensive, standard electronically monitored security systems and a smaller group of residential customers who require more sophisticated systems.

     In 1996, ADT contracted to install and monitor approximately 280,000 new residential security systems, principally in North America, and as of December 31, 1996, ADT had approximately 1,149,000 residential customers under contract for monitoring services, of which approximately 90 per cent were located in North America. In 1996, approximately 32 per cent of ADT's total electronic security services revenues in North America and Europe were derived from residential customers. On average, fees charged by ADT for residential monitoring services are lower than the fees charged for commercial monitoring services. Contracts for residential services entered into after 1990 have usually been for an initial three-year term, automatically renewing on a year-to-year basis thereafter, unless canceled. For contracts entered into after April 1992, automatic renewal has been for two-year terms, unless canceled. A substantial number of contracts are now beyond their initial term and are therefore on an automatic renewal basis. It has been ADT's experience that residential contracts are generally renewed upon their expiration. Contract discontinuances, however, do occur, principally as a result of customers relocating.

     In North America, ADT usually retains ownership of standard residential systems whereas the more sophisticated systems are usually purchased by the customer. When the system is sold, the customer pays ADT the purchase price upon installation, and the customer also pays an installation fee. When the system is owned by ADT, as is most often the case, only an installation fee is charged. Substantially all residential customers agree to pay an annual service charge for monitoring and may also subscribe for maintenance services. Uniform package prices are offered to residential customers who purchase ADT's standard residential security system which includes a fixed number of detection devices. Frequently, customers add detection devices to expand the coverage of the system for which ADT charges an additional installation fee and an additional sales charge if the system is purchased. Pricing for residential customers who require more sophisticated systems depends upon the monitoring components installed, the type of alarm transmission and other services required.

     ADT markets its electronic security services to residential customers through television and radio advertising, print advertising, telemarketing, direct mail and through a direct residential sales force, as well as through approximately 120 independent ADT authorized dealers and through third party affinity marketing arrangements.


     Installation, Service and Maintenance. As part of its effort to provide high quality service to its commercial and residential customers, ADT maintains a trained installation, service and maintenance force in North America and Europe. These employees are trained by ADT to install and service the various types of commercial and residential security systems which are marketed by ADT. ADT also uses sub-contracted personnel where appropriate.

     Product Sourcing. ADT does not manufacture any of the components used in its electronic security services business, although it does provide its own specifications to manufacturers for certain security system components and undertakes some final assembly work in respect of more sophisticated systems. Due to the general availability of the components used in its electronic security services business, ADT believes that it is not consistent with its role as a services company to be involved in manufacturing. This policy allows ADT to obtain the components of its systems from a number of different sources and, by so doing, to supply its customers with the latest technology generally available in the industry. ADT is not dependent on any single source for its supplies and components and has not experienced any material shortages of components.

     Monitored Electronic Security Systems. ADT's electronically monitored security systems involve the use on a customer's premises of devices designed to detect or react to various occurrences or conditions, such as intrusions, movement, fire, smoke, flooding, environmental conditions (including temperature or humidity variations), industrial operations (such as water, gas or steam pressure and process flow controls) and other hazards. In most systems, these detection devices are connected to a microprocessor based control panel which communicates through telephone lines to an ADT monitoring center where alarm and supervisory signals are received and recorded. Systems may also incorporate an emergency "panic button," which when pushed causes the control panel to transmit an alarm signal that takes priority over other alarm signals. In most systems, control panels can identify the nature of the alarm and the areas within a building where the sensor was activated and transmit the information to an ADT customer monitoring center. Depending upon the type of service for which the subscriber has contracted, monitoring center personnel respond to alarms by relaying appropriate information to the local fire or police departments, notifying the customer or taking other appropriate action, such as dispatching employees to the customer's premises.

     In most systems, the control panel communicates with an ADT customer monitoring center through one of four telephone line transmission systems, direct wire, multiplex, digital communicator or derived channel. Direct wire and multiplex systems are used mainly for commercial customers who require a higher level of security, whereas digital communicator or derived channel systems are used primarily in systems where cost is more important. Direct wire transmission uses a dedicated leased telephone line and is the most expensive form of monitoring connection. The multiplex system uses a remote device to receive signals from multiple customers' premises and concentrate and retransmit them over a dedicated leased telephone line to an ADT customer monitoring center. These two transmission methods allow ADT to continuously monitor the customer's security system to confirm that the connection to the monitoring center is functioning properly. The multiplex system provides the same level of security as direct wire but is less costly due to the reduced number of dedicated telephone lines which are necessary to monitor the same number of customers. ADT has a continuing selective conversion program to replace direct wire transmission systems with lower cost multiplex or digital systems. These conversions typically replace older equipment and result in a reduction in telephone line costs and in the frequency of customer service calls.

     A security system which utilizes a digital communicator responds to an event by dialing the monitoring center through the customer's regular telephone line. Unlike multiplex and direct wire systems, these systems are not continuously monitored, and if a control panel or the telephone line is not functioning properly the monitoring center may not be alerted. The derived channel system, which is not available in all markets, ties into the existing regular telephone line network but allows parallel simultaneous communication on one line using separate distinct frequencies. Using the derived channel system, it is possible to continuously monitor a digital communicator connection over the customer's regular telephone line. In certain markets ADT also offers systems with backup transmission capability through radio frequency transmission or the local cellular telephone network.

     Other Security Businesses. ADT entered the mobile security services market in 1996 with the launch of CarCop(R), a vehicle security system introduced in the fourth quarter of 1996 in conjunction with Mobile Security Communications, Inc. which is responsible for the sale and installation of the CarCop product. CarCop combines ADT's 24 hour monitoring services with cellular communications technology and the Global Positioning Satellite system to provide constant security coverage for a vehicle and its occupants whether the vehicle is parked, unattended or in use. The system can detect a range of emergency situations and, through utilizing ADT's 24 hour monitoring services and employing satellite tracking technology, the appropriate assistance can be despatched to the vehicle's exact location at any time, day or night.

     Risk Management. The nature of the services provided by ADT potentially exposes it to greater risks of liability for employee acts or omissions or product liability than may be inherent in many other service businesses. To attempt to reduce this risk, ADT's electronic security service contracts contain provisions limiting its liability and requiring indemnification by its customers. ADT also carries insurance of various types, including general liability and errors and omissions insurance, to protect it from product defects and negligent acts of its employees. ADT obtains such insurance at rates and upon terms negotiated periodically with various underwriters. The loss experience of ADT and, to some extent, other security services companies, may affect premium rates charged to ADT. As of December 31, 1996 such policies provided that ADT retain liability for the first $1.0 million per occurrence. Certain of ADT's insurance policies and the laws of some states may limit or prohibit insurance coverage for punitive or certain other kinds of damages arising from employee misconduct. In addition, in some states ADT's limitation of liability clause may be ineffective in cases of gross negligence and in certain other situations.

  VEHICLE AUCTION SERVICES

     The Industry. Vehicle auctions constitute a principal channel of distribution and redistribution for used vehicles. An auction brings together, in one location, dealers seeking to restock and diversify their inventory of used cars with a high volume of various makes and models provided by sellers seeking to dispose of their vehicles. The vehicle auction industry provides a reliable marketplace where many dealers participate in the auction's bid process and thus establish true wholesale prices for used vehicles. Vehicle auctions are preferred by many dealers, financial institutions and other sellers because an auction provides an efficient, cost-effective and convenient method of vehicle resale at the prevailing market price.

     The principal sources of vehicles for sale through auctions are consignments by new and used vehicle dealers, vehicle manufacturers, corporate owners of vehicles such as fleet operators, daily rental companies, leasing companies, banks and other financial institutions, manufacturers' credit subsidiaries and government agencies. The vehicles consigned by dealers include vehicles of all types and ages and include vehicles that have been traded in against new car sales. Vehicles consigned by corporate and financial owners include both repossessed and off-lease vehicles and, as a result, are normally in the range of one to four years old. The principal purchasers of vehicles at ADT's auctions are new and used vehicle dealers and distributors.

     ADT believes that the consignment of vehicles from dealers is the foundation of the auction industry. Dealers rely on the sale of used vehicles for a significant proportion of their profits and are both buyers and sellers at auction.

     A significant number of vehicles sold at auction in recent years has been attributable to vehicles being disposed of by domestic and import manufacturers who contract with certain auctions to sell used vehicles on their behalf. In the late 1980's, vehicle manufacturers found it advantageous to produce more vehicles than were necessary to satisfy immediate retail demand. These vehicles were either sold to daily rental car companies with a guarantee by such manufacturers to repurchase the vehicles or were leased to the daily rental car companies ("Program Cars"). Upon repurchase, the vehicle manufacturers chose to remarket these late-model cars to their dealers primarily through the vehicle auction network. Program Car auctions are restricted to each manufacturer's franchised dealers with the exception of auctions for some small volume import manufacturers. According to industry sources, the number of vehicles coming to auction from this source reached a peak of 1.6 million units in 1991. As the industry came out of recession in

1992, volumes reduced and have stabilized at around 1.1 million vehicles per year. When the number of cars available to daily rental companies through manufacturers' guaranteed repurchase programs was at its peak, many of the top rental companies obtained large numbers of their vehicles through such programs. As manufacturers have reduced their buy back programs, the daily rental companies have been obliged to purchase more vehicles in their own names and, consequently, their need to remarket vehicles at the end of their life cycle has increased.

     Vehicles owned by corporations and financial institutions represent another major source of vehicles for sale at auction and include vehicles owned by daily rental companies, vehicles from company fleets, end of term or early termination vehicles from leasing companies, including manufacturers' finance subsidiaries, vehicles from finance companies, including repossessed vehicles, and vehicles from the public sector. The dynamics of this segment are changing, particularly as the trend towards leasing new vehicles by individuals under manufacturers' lease programs increases.

     ADT Auctions. As of December 31, 1996, ADT operated 27 vehicle auction centers in the United States where it is the second largest provider of vehicle auction services. In 1996 the aggregate value of vehicles sold through ADT auction centers was approximately $8.7 billion. Substantially all of the vehicles sold at ADT auction centers are passenger cars and light trucks with the balance consisting of heavy trucks and industrial vehicles.

     The following table presents the approximate number of vehicles entered and sold through all of ADT's vehicle auction centers in the United States during 1994, 1995 and 1996.

                                                                  1994        1995        1996
                                                                ---------   ---------   ---------
Vehicles Entered..............................................  1,660,000   1,798,000   1,881,000
Vehicles Sold.................................................    967,000     994,000   1,064,000

     Business Strategy. ADT has been a leader in developing the wholesale vehicle auction business in the United States. ADT aims to provide a wholesale redistribution system for used vehicles which is efficient, economical and reliable. ADT's specific strategies are (i) to maintain and further strengthen its current relationships with vehicle manufacturers, fleet/lease operators, daily rental companies and other significant vehicle suppliers and dealers that both supply vehicles for auction and purchase vehicles at auction and (ii) to increase ADT's share of total used vehicle transactions. ADT is pursuing these strategies in part by encouraging more vehicle dealers to attend its auctions.

     Where possible, ADT categorizes its auction sales in order to facilitate the matching of appropriate buyers with vehicles being offered for sale. Auctions may be categorized by the type of vehicle being sold or by age of vehicle, mileage or source, for example ex-rental vehicles. ADT maintains a record of dealers that are authorized to bid at its auctions and employs direct marketing techniques to target dealers who are known buyers for the category of vehicle being auctioned and who are registered with ADT as approved buyers. ADT also holds closed sales for manufacturers' vehicles, including Program Cars and fleet vehicles, restricted to dealers holding a franchise from that particular manufacturer.

     ADT keeps its site location strategy and real estate requirements under continuous review together with the potential benefits of expanding its network through the acquisition of vehicle auction businesses and the development of new auction centers. ADT however believes that the geographic coverage of its auction network in the United States is substantially complete.

     Auction Operations. ADT operates a network of large modern auction centers and provides a comprehensive range of vehicle redistribution services. These services include collection and transportation of a seller's vehicles to an auction center, reconditioning the vehicles to retail standards, matching the vehicles with the auction market most likely to generate the highest amount of sale proceeds and delivering the vehicles to the buyer. Separate fees are charged for each of these services. ADT acts solely as an agent in auction transactions and does not purchase vehicles for its own account. ADT repurchases a small number of vehicles under its buyer protection programs which require it to repurchase vehicles that have suffered odometer tampering or that have an undisclosed salvage history. ADT operates almost exclusively in the wholesale marketplace. In general, the public is not permitted to attend auctions.

     When a vehicle arrives at an ADT auction center, it is checked in and assigned a computer tracking number. A seller may instruct ADT to perform various services including vehicle appraisal, appearance reconditioning and paint or body work to prepare the vehicle for auction. The title is checked against a computer database held by ADT. If a salvage history appears, the seller must either disclose the damage or withdraw the vehicle from the auction. ADT completes all requested services and holds the vehicles in secure parking areas until the scheduled auction day. The auction centers use computerized control systems to track vehicles through each step of the auction process. ADT is responsible for the vehicles while they are under its control.

     Generally, ADT's auction centers hold regularly scheduled auctions for vehicles from specific market sources. Additional auctions are scheduled as necessary, including auctions for specific types or categories of vehicles, such as heavy trucks, municipal and agricultural equipment and classic cars. A typical auction center consists of an auction hall, large paved areas for the storage of vehicles, facilities for reconditioning and separate areas for parking vehicles immediately prior to auction, some of which are covered. Auction halls typically have a number of lanes through which vehicles are normally driven, and where the auction bidding process takes place. This is a continuous process that enables a large number of vehicles to be auctioned quickly and efficiently. The auction hall building also contains the cashiers and other administrative personnel, as well as cafeteria and other customer facilities. When a vehicle is sold, the paperwork associated with a sale, including conveyance instruments, title or title applications and tag applications, is generally processed within one hour of the sale and immediate delivery arrangements are made. A particular vehicle may pass through the auction system more than once prior to being sold to a new owner.

     ADT is responsible for payment to sellers upon presentation of title after a vehicle is sold. If purchases are made other than on a cash basis, ADT determines in advance the credit-worthiness of the buyer. It is customary for buyers at ADT's auctions to pay by banker's draft. The auction collects funds on drafts within an average of ten working days. ADT's bad debt experience on these transactions is negligible.

     Sources of Vehicles. The principal sources of vehicles for sale at ADT's auctions are consignments by new and used vehicle dealers, vehicle manufacturers, corporate owners such as fleet operators, daily rental companies, leasing companies, banks and other financial institutions, manufacturers' credit subsidiaries and government agencies.

     The supply of consignment vehicles from dealers is relatively constant throughout the year. The number of Program Cars and vehicles consigned to auction by corporate fleet owners may fluctuate considerably throughout the year. As a consequence, auction revenues may fluctuate from quarter to quarter and at certain times during the year ADT may be storing large numbers of vehicles awaiting auction.

     ADT contracts with vehicle manufacturers for the auction of Program Cars. These contracts, which do not require the manufacturers to sell any minimum number of vehicles through ADT's auctions, generally have a term of one year and may be terminated upon 30 days' notice. In 1996, approximately 27 per cent of the vehicles sold at ADT auctions were Program Cars, compared to approximately 31 per cent in 1995. ADT also auctions vehicles from the manufacturers' own fleets and from manufacturers' affiliates such as their credit subsidiaries.

     During 1996, General Motors Corporation and its credit subsidiaries accounted for approximately 8 per cent of the vehicle auction division's United States revenues. ADT believes that its relationship with General Motors Corporation and the other vehicle manufacturers with which it does business is good. The loss of General Motors Corporation's business would, however, have a material adverse effect on the auction division's operations.

                             ELECTION OF DIRECTORS

     The Merger Agreement provides that ADT shareholders will be asked at the ADT Meeting to vote to increase the number of directors on the ADT Board to eleven, remove all but three of the current members of the ADT Board and elect the eight current directors of Tyco listed below to the Combined Company Board effective at the Effective Time of the Merger. The ADT Board presently consists of eight members. Upon consummation of the Merger, as a result of the removal of the five ADT directors indicated below and the election to the ADT Board of the current Tyco directors, the current Tyco directors will constitute eight of the eleven members of the Combined Company Board. Mr. Ashcroft and two current independent directors of ADT will constitute the remaining directors of the Combined Company. While Tyco and ADT expect that the Merger will be consummated promptly after the Meetings, the current ADT Board will remain in office until the effectiveness of the Merger.

     Unless otherwise specified in the form of proxy, the persons named in the form of proxy will vote the shares represented by each properly executed form of proxy for the election as directors of the Combined Company of the persons named below as nominees. ADT believes that the nominees will stand for election and will serve if elected as directors. However, in accordance with the Merger Agreement, if any of the nominees listed below fails to stand for election or will be unable to accept election, the proxies will be voted for the election of such other person or persons as are designated by Tyco and are reasonably acceptable to ADT.

INFORMATION CONCERNING NOMINEES

     The following table sets forth the names and ages of the ADT Board's nominees for election as directors effective as of the Effective Time of the Merger, each such person's principal occupation or employment during the past five years, and any directorships held by such person in any company with a class of securities registered under the Exchange Act (other than Tyco). Each of the nominees is currently a director of Tyco. None of the nominees currently holds any ADT Common Shares. For information concerning the Tyco Common Shares held by each of the nominees, which will be exchanged for Combined Company Common Shares in the Merger, see "Security Ownership of Certain Beneficial Owners of Tyco and Management of Tyco" below.

                                                       PRINCIPAL OCCUPATION OR EMPLOYMENT;
                   NAME                      AGE                  DIRECTORSHIPS
-------------------------------------------  ---   -------------------------------------------
L. Dennis Kozlowski........................  50    Chairman of the Board of Tyco (January
                                                   1993--present); Chief Executive Officer of
                                                   Tyco (July 1992--present); President of
                                                   Tyco (December 1989--present); President,
                                                   Grinnell Corporation (January
                                                   1984--present); Director, Thiokol Corp.
                                                   (aerospace and defense products) (August
                                                   1993--present); Director, Applied Power
                                                   Inc. (control products) (July
                                                   1994--present); Director, Raytheon Company
                                                   (electronic systems and equipment) (June
                                                   1995--present); Director, RJR Nabisco
                                                   Holdings Corp. (June 1996--present).
Joshua M. Berman...........................  58    Counsel to Kramer, Levin, Naftalis &
                                                   Frankel (counselors at law) (April
                                                   1985--present); Secretary of Tyco.

                                                       PRINCIPAL OCCUPATION OR EMPLOYMENT;
                   NAME                      AGE                  DIRECTORSHIPS
-------------------------------------------  ---   -------------------------------------------
Richard S. Bodman..........................  58    Managing General Partner, AT&T Ventures LLC
                                                   (May 1996--present); Senior Vice President,
                                                   Corporate Strategy and Development, AT&T
                                                   Corporation (communications) (August
                                                   1990--May 1996); Director, Reed Elsevier,
                                                   plc (publishing) (June 1996--present);
                                                   Director, Lin Television (broadcasting)
                                                   (May 1996--present); Director, National
                                                   Housing Partnerships Inc. (real estate)
                                                   (August 1995--present).
John F. Fort, III..........................  56    Chairman of the Board of Tyco
                                                   (1982--December 1992); Chief Executive
                                                   Officer of Tyco (1982--June 1992);
                                                   Director, Dover Corporation (diversified
                                                   manufacturer) (November 1989--present);
                                                   Director, Roper Industries (diversified
                                                   products) (December 1995--present).
Stephen W. Foss............................  55    Chairman, President and Chief Executive
                                                   Officer, Foss Manufacturing Company Inc.
                                                   (manufacturer of non-woven fabrics) (for
                                                   more than five years); Director, Ameron
                                                   International (diversified manufacturer)
                                                   (1994--present).
Richard A. Gilleland.......................  52    Director, DePuy International (medical
                                                   products) (July 1996--present); President
                                                   and Chief Executive Officer, AMSCO
                                                   International, Inc. (infection control
                                                   products) (July 1995--July 1996); Senior
                                                   Vice President of Tyco (October 1994--July
                                                   1995); Chairman, President and Chief
                                                   Executive Officer, The Kendall Company
                                                   (July 1990--July 1995); Director, Remington
                                                   Arms Company, Inc. (firearms and
                                                   ammunition) (March 1994--present);
                                                   Director, Physicians Resource Group
                                                   (physician practice management services)
                                                   (June 1995--present).
Philip M. Hampton..........................  63    Co-Managing Director, R.H. Arnold & Co.
                                                   (investment bank) (April 1997--present);
                                                   Chairman of the Board, Metzler Corporation
                                                   (investment bank) (October 1989--March
                                                   1997); Director and Vice Chairman, Bankers
                                                   Trust New York Corporation (1986--1989).
Frank E. Walsh, Jr.........................  55    Chairman, Sandyhill Foundation (charitable
                                                   organization) (August 1996--present);
                                                   Chairman, Wesray Capital Corporation
                                                   (private investment firm) (October
                                                   1989--January 1996).

REMOVAL OF DIRECTORS

     The ADT shareholders are being asked to remove all but three of the persons currently serving as directors of ADT. The directors of ADT whom ADT
shareholders are being asked to remove are                    . Michael A.
Ashcroft,                    and                    , who are currently
directors of ADT, will continue to serve as directors of the Combined Company. The purpose of the removal is to create vacancies on the ADT Board that will be filled with the election of the current Tyco directors, as required by the Merger Agreement. The removal of the ADT directors who will not be serving as directors of the Combined Company has been consented to by each of these directors.

     The removal of the ADT directors who are not continuing as directors of the Combined Company, the expansion of the ADT Board to eleven members and the election of the members of the Tyco Board as directors of the Combined Company are a condition to the parties' obligation to consummate the Merger. See "The Merger Agreement--Conditions to the Merger--Conditions to Each Party's Obligations to Effect the Merger." THE ADT BOARD UNANIMOUSLY RECOMMENDS THAT ADT SHAREHOLDERS VOTE FOR EACH OF THESE PROPOSALS.

DIRECTORS AND EXECUTIVE OFFICERS

     Set forth below are the names, ages, positions and certain other information concerning the current directors and executive officers of ADT and three executive officers of subsidiaries of ADT as at December 31, 1996.

                NAME                   AGE                    POSITION WITH ADT
-------------------------------------  ---     -----------------------------------------------
Michael A. Ashcroft                    50      Chairman of the ADT Board; Chief Executive
                                                 Officer
John E. Danneberg                      50      Director
Raymond A. Gross                       47      Senior Vice President of ADT Security Services,
                                                 Inc.
Alan B. Henderson                      63      Director
Ronnie G. Lakey                        42      Director of ADT (UK) Holdings PLC
James S. Pasman, Jr.                   66      Director
Michael J. Richardson                  60      President and Chief Executive Officer of ADT
                                                 Automotive, Inc.
Stephen J. Ruzika                      41      Chief Financial Officer; Executive Vice
                                                 President; Director
W. Peter Slusser                       67      Director
William W. Stinson                     63      Director
Raymond S. Troubh                      70      Director

     Mr. Ashcroft has been Chairman and Chief Executive Officer of ADT since 1984 and is Chairman of the Executive Committee. He was Chairman and Chief Executive Officer of ADT's predecessor company, Hawley Group PLC, from 1977 to 1984. He is the non-executive Chairman of BHI Corporation.


     Mr. Danneberg has been a director of ADT since December 1991 and was previously a director of ADT from 1984 to June 1991. He was the President of Foliage Plant Systems, Inc., an interior landscape contractor, from 1988 to October 1995 and the Chairman of Sonitrol Corporation from September 1996 to May 1997.


     Mr. Gross has been a Senior Vice President of ADT Security Services, Inc. since March 1, 1996. From August 1993, he was President and Chief Executive Officer of Alert Centre, Inc., which was acquired by ADT in December 1995, and prior to that he was President/General Manager of Cellular One of Ohio from November 1988.

     Mr. Henderson has been a director of ADT since 1992 and is a member of the Audit and Remuneration Committees. He is Chairman of Ranger Oil (UK) Limited, an oil exploration and production company, and has been a director of Ranger Oil
(UK) Limited since 1972. He is also

Chairman of Abtrust Emerging Economies Investment Trust Plc and Abtrust New Thai Investment Trust Plc, and is a director of Abtrust New Dawn Investment Trust Plc, Energy Capital Investment Company PLC and Greenfriar Investment Company PLC.

     Mr. Lakey has been a director of ADT (UK) Holdings PLC since its incorporation in 1996. He has operational responsibility for ADT's electronic security services operations in Canada and Europe. He has held various positions with ADT since joining in 1987.

     Mr. Pasman has been a director of ADT since 1992 and is a member of the Audit and Remuneration Committees. He was President and Chief Operating Officer of National Intergroup, Inc., an industrial holding company, from 1989 to 1991 and was Chairman and Chief Executive Officer of Kaiser Aluminum and Chemical Corp., an aluminum and chemical company, from 1987 to 1989. He is a director of BEA Income Fund, Inc., BEA Strategic Income Fund, Inc. and BT Insurance Funds Trust.

     Mr. Richardson has been the President and Chief Executive Officer of ADT Automotive, Inc. ("ADT Automotive"), which supervises the United States vehicle auction services business, since 1982.

     Mr. Ruzika has been a director and Executive Vice President of ADT since 1987, has been Chief Financial Officer since 1989 and President of ADT Security Services, Inc. since 1996. He is a member of the Executive Committee. He was previously Chief Financial Officer of ADT's United States operations. He is also a non-executive director of BHI Corporation.

     Mr. Slusser has been a director of ADT since 1992 and is a member of the Audit and Remuneration Committees. He has been the President of Slusser Associates, Inc., a private investment banking firm in New York City, since 1988 and was previously a managing director and head of mergers and acquisitions at PaineWebber Incorporated. He is a director of Ampex Corporation, a leading producer of high performance television and data storage recording systems.

     Mr. Stinson has been a director of ADT since 1991. He retired as Chairman and Chief Executive Officer of Canadian Pacific Limited in 1996 after serving as Chief Executive Officer for 11 years. He remains a director of that company. He is also a director of Laidlaw, Inc., Western Star Trucks Inc., Sun Life Assurance Company of Canada, and a number of other corporations.

     Mr. Troubh has been a director of ADT since 1991 and is a member of the Audit and Remuneration Committees. He has been an independent financial consultant since 1974. He is a director of America West Airlines, Inc., ARIAD Pharmaceuticals, Inc., Becton, Dickinson and Company, Diamond Offshore Drilling, Inc., Foundation Health Systems, Inc., General American Investors Company, Inc., Olsten Corporation, Petrie Stores Corporation, Time Warner Inc., Triarc Companies, Inc. and WHX Corporation.


     Each director is currently serving a term which expires at the next annual general meeting. Under the ADT Bye-Laws, no person other than a director retiring at a general meeting of ADT shall, unless recommended by the directors, be eligible for election to the office of director unless, between six and 28 days before the meeting date, the Secretary of ADT has been given, by a shareholder of ADT (other than the person to be proposed) entitled to attend and vote at the meeting for which such notice is given, written notice of his intention to propose such person for election and also written notice, signed by the person to be proposed, of his willingness to be elected. The ADT Board is recommending the current directors of Tyco (or such other persons as provided in the Merger Agreement) for election to the ADT Board. A director may hold any other office or position of profit under ADT (other than the office of Auditor) in conjunction with this office of director for such period and on such terms as ADT may from time to time determine in general meeting.


     Meetings and Committees of the ADT Board. During 1996, there were eleven meetings of the ADT Board. All directors attended at least 75 per cent of the meetings of the ADT Board and of the committees of which they were members.

     The ADT Board has several committees, including an Audit Committee and a Remuneration Committee. The Audit Committee, formed in 1991, and the Remuneration Committee, formed in 1992, each consist entirely of independent directors who are Messrs. Henderson, Pasman, Slusser and Troubh. During 1996, there were four meetings of the Audit Committee and four meetings of the Remuneration Committee. The function of the Audit Committee is to review the services performed by ADT's independent accountants and to review and act or report to the ADT Board with respect to the scope of audit procedures and accounting practices. The function of the Remuneration Committee is to review and approve compensation and other employment benefits afforded certain executive officers. ADT has no standing nominating committee.

     Compensation of Directors. Directors who are not employees of ADT are paid an annual director's fee of $25,000 each and are reimbursed for reasonable and customary travel and other expenses incurred in performing their duties. In addition, Messrs. Henderson, Pasman, Slusser and Troubh are each paid an annual sum of $15,000 for their services on the Audit and Remuneration Committees. For
a period of one year from the Effective Time Messrs.           ,           ,
          and           , who will not be continuing on the ADT Board after the
Effective Time, will continue to receive amounts equal to the directors' fees they would otherwise have received had they remained on the ADT Board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS OF ADT AND ADT MANAGEMENT

     The following table sets forth certain information, with respect to beneficial ownership (determined in accordance with Rule 13d-3 under the Exchange Act) of ADT Common Shares by any person known by ADT to beneficially own more than five per cent of the outstanding ADT Common Shares (i) as at May 15, 1997 by FMR Corp. ("FMR"); (ii) as at March 17, 1996 by WCI and (iii) as at May 16, 1997 by (a) all directors of ADT, (b) the named directors and officers of ADT, including three executive officers of subsidiaries of ADT and (c) all directors and executive officers of ADT as a group.

                                                                         NUMBER OF
                                                                     ADT COMMON SHARES         % OF
         NAME OF BENEFICIAL OWNER OR IDENTITY OF GROUP           BENEFICIALLY OWNED(1),(2)   CLASS(3)
---------------------------------------------------------------  -------------------------   --------
Westar Capital, Inc. (4)                                                 38,287,111            24.9%
  818 Kansas Avenue
  Topeka, Kansas 66601
FMR Corp.(5)                                                             20,449,014            13.0%
  82 Devonshire Street
  Boston, Massachusetts 02109
M.A. Ashcroft(6)                                                         11,525,718             7.0%
J.E. Danneberg                                                                  102                *
R.A. Gross                                                                    2,000                *
A.B. Henderson                                                                  621                *
R.G. Lakey                                                                   25,000                *
J.S. Pasman, Jr.                                                              2,000                *
M.J. Richardson                                                             327,837                *
S.J. Ruzika                                                               1,307,407                *
W.P. Slusser                                                                  2,800                *
W.W. Stinson                                                                  3,010                *
R.S. Troubh                                                                   2,500                *
All directors and executive officers as a group, 11 persons(7)           13,198,995             8.0%

---------------
 *  less than 1%.

(1) Includes ADT Common Shares which may be acquired upon exercise of the following number of options to purchase ADT Common Shares from ADT exercisable on or within 60 days of May 16, 1997 beneficially owned by the following persons: M.A. Ashcroft, 10,150,000; R.A. Gross, nil; R.G. Lakey, 25,000; M.J. Richardson, 315,000 and S.J. Ruzika, 1,291,665.

(2) For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any ADT Common Shares which such person has the right to acquire on or within 60 days after May 16, 1997. For purposes of computing the percentage of outstanding ADT Common Shares held by each person or group of persons named above, any security which such person or persons has or have the right to acquire on or within 60 days after May 7, 1997 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.


(3) Based upon ADT Common Shares outstanding on May 16, 1997, but excluding 3,182,787 ADT Common Shares owned by a subsidiary of ADT.


(4) ADT has received an Amendment No. 10 to Schedule 13D dated March 17, 1997 filed with the SEC by WCI, a wholly owned subsidiary of Western Resources Inc., in respect of ownership of 38,287,111 ADT Common Shares. ADT has not attempted to verify independently any of the information contained in the
    Schedule 13D.


(5) ADT has received a notification dated May 15, 1997 from FMR in respect of ownership of 20,449,014 ADT Common Shares by accounts under the discretionary investment management of its wholly owned subsidiaries Fidelity Management & Research Company and Fidelity Management Trust Company. ADT has not attempted to independently verify any of the information provided by FMR.



(6) The number of ADT Common Shares beneficially owned by Mr. Ashcroft includes 718 ADT Common Shares owned by Mr. Ashcroft's wife. On April 4, 1997, Mr. Ashcroft transferred 9,000,000 shares, comprised of 8,000,000 options and 1,000,000 ADT Common Shares, beneficially owned by him and included in the table, representing 5.6% of the ADT Common Shares outstanding as of May 16, 1997, to an irrevocable trust of which Mr. Ashcroft and his family are beneficiaries.


(7) The address for these officers and directors is the address of ADT.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS OF TYCO AND TYCO MANAGEMENT


     The following table sets forth, as of May 16, 1997 (except as otherwise indicated), the beneficial ownership of Tyco Common Shares by (i) those persons known by Tyco to own beneficially more than 5% of the outstanding Tyco Common Shares; (ii) all directors of Tyco, each of the executive officers named under "Executive Compensation" in Tyco's Proxy Statement for its 1996 Annual Meeting of Shareholders dated September 20, 1996; and (iii) all directors and officers of Tyco as a group.



                                                                       NUMBER OF
                                                                  TYCO COMMON SHARES
         NAME OF BENEFICIAL OWNER OR IDENTITY OF GROUP           BENEFICIALLY OWNED(1)     % OF CLASS
---------------------------------------------------------------  ---------------------     ----------
FMR Corp.(2)                                                           23,292,204             13.8%
  82 Devonshire Street
  Boston, Massachusetts 02109
L. Dennis Kozlowski(3)                                                  1,010,058                 *
Joshua M. Berman                                                           36,000                 *
Richard S. Bodman                                                          12,602                 *
John F. Fort, III                                                          79,549                 *
Stephen W. Foss                                                            28,524                 *
Richard A. Gilleland                                                        2,304                 *
Philip M. Hampton                                                          25,000                 *
Frank E. Walsh, Jr.                                                        51,502                 *
Jerry R. Boggess(4)                                                        55,468                 *
Robert P. Mead(5)                                                         104,986                 *
Richard J. Meelia(6)                                                       82,938                 *
Mark H. Swartz(7)                                                         225,226                 *
All directors and officers as a group (15 persons)                      1,925,780              1.1%


---------------
 *  less than 1%.


(1) The amounts shown are amounts owned beneficially as of May 16, 1997 (except for FMR, where the amount is as of December 31, 1996), based on information furnished by the persons named. For purposes hereof, a person is deemed to be the beneficial owner of shares if such person, either alone or with others, had the power to vote or to dispose of such shares.

(2) In a Schedule 13G, with information as of December 31, 1996, FMR reported that such shares were not acquired for the purpose of acquiring or influencing control of Tyco and that it has sole dispositive power over 23,292,204 shares and sole voting power over 1,267,014 shares.

(3) The amount shown includes 338,000 Tyco Common Shares awarded to Mr. Kozlowski under Tyco's 1994 Restricted Stock Plan on which restrictions have not yet lapsed.

(4) Includes 15,000 shares awarded to Mr. Boggess under Tyco's 1983 Restricted Stock Plan for Key Employees on which restrictions have not yet lapsed.

(5) Includes 20,534 shares awarded to Mr. Mead under the 1994 Restricted Stock Plan on which restrictions have not yet lapsed.

(6) Includes 50,858 shares awarded to Mr. Meelia under the 1994 Restricted Stock Plan on which restrictions have not yet lapsed.

(7) Includes 144,000 shares awarded to Mr. Swartz under the 1994 Restricted Stock Plan on which restrictions have not yet lapsed.

ADT EXECUTIVE COMPENSATION

     Summary Compensation Table. Shown below is information concerning the annual and long-term compensation for services in all capacities to ADT for the fiscal years ended December 31, 1996, 1995 and 1994, of those persons who were, at December 31, 1996 (i) the Chief Executive Officer and (ii) the other four most highly compensated executive officers of ADT, including three executive officers of subsidiaries of ADT (the "Named Officers").

                                                                                  LONG-TERM
                                                                                 COMPENSATION
                                                                                    AWARDS
                                                                               ----------------
                                                 ANNUAL COMPENSATION(1)             SHARES
                                            --------------------------------   UNDERLYING STOCK    ALL OTHER
       NAME AND PRINCIPAL POSITION          YEAR     SALARY         BONUS          OPTIONS        COMPENSATION
------------------------------------------  ----   ----------     ----------   ----------------   ------------
Michael A. Ashcroft(2)                      1996   $1,143,844     $2,344,880       5,000,000       $1,330,380(3)
Chairman of the ADT Board;                  1995   $1,089,375     $2,233,219       1,500,000       $1,921,939
Chief Executive Officer                     1994   $1,037,500     $1,945,313         750,000       $  783,403
Raymond A. Gross                            1996   $  183,353(4)  $   82,500         100,000              -0-
Senior Vice President of ADT                1995          -0-            -0-             -0-              -0-
Security Services, Inc.                     1994          -0-            -0-             -0-              -0-
Ronnie G. Lakey                             1996   $  248,962     $  125,000         100,000       $   27,020(5)
Director of ADT (UK)                        1995   $  195,866     $  140,000          20,000       $   14,822(5)
Holdings PLC                                1994   $  188,827     $  135,000          25,000       $   14,138(5)
Michael J. Richardson(6)                    1996   $  335,000     $  222,705          40,000       $    6,461(7)
Chief Executive Officer of ADT              1995   $  314,000     $  145,245          50,000       $    6,461(7)
Automotive, Inc.                            1994   $  300,000     $  115,000          45,000       $    6,480(7)
Stephen J. Ruzika(8)                        1996   $  686,306     $1,100,000(9)      208,333       $   40,323(10)
Chief Financial Officer;                    1995   $  653,625     $  250,000         500,000       $   37,432(10)
Executive Vice President; Director          1994   $  622,500     $  200,000         250,000       $   35,639(10)

---------------
(1) While officers enjoy certain perquisites, such perquisites did not exceed the lesser of $50,000 or 10 per cent of each officer's salary and bonus. Except as set forth below in "Employment Contracts, Termination of Employment and Change in Control Arrangements" and above in "Interest of Certain Persons in the Merger," a change in control of ADT does not of itself require the payment of any moneys to any of the Named Officers. However, such an event does accelerate the vesting of certain pension rights and the exercisability of certain stock options.

(2) The salary, bonus and all other compensation shown in respect of 1994 and 1995 represent Mr. Ashcroft's entitlement to those amounts. Mr. Ashcroft utilized $2,500,000 of the compensation due to him for 1995, being the whole of his bonus entitlement of $2,233,219 and $266,781 of his other compensation to subscribe for options, at the rate of $2.50 per option, to subscribe for ADT Common Shares. Mr. Ashcroft also utilized $2,500,000 of the compensation due to him for 1994, being the whole of his bonus entitlement of $1,945,313 and $554,687 of his other compensation entitlement, to subscribe for these options.

(3) The other compensation due to Mr. Ashcroft in respect of 1996 represents the US dollar equivalent of L851,344, being an amount in lieu of providing Mr. Ashcroft with retirement and death benefits under a defined pension plan. The amounts in respect of 1995 and 1994, a portion of which are referred to in note (2) above, were the equivalents of L1,217,341 and L511,126, respectively.

(4) Represents salary since joining ADT Security in March 1996. Mr. Gross's annualized salary for 1996 was $220,000.

(5) Represents $27,020, $14,822, and $14,138 for the amount contributed to Mr. Lakey's retirement income plan for 1996, 1995 and 1994, respectively.

(6) The salary amount shown for 1996 represents Mr. Richardson's entitlement to salary in the year. Prior to becoming entitled to receive certain salary, however, Mr. Richardson elected to receive options at the rate of $2.50 per option, to subscribe for ADT Common Shares at an exercise price of $8.625 per share, in lieu of receiving $69,444, $83,333 and $97,222 in salary in 1996, 1995 and 1994, respectively.

(7) Represents $4,500 contributed for 1996, 1995 and 1994 to a defined contribution 401(k) pension benefit plan, and $1,961, $1,961 and $1,980 for 1996, 1995 and 1994, respectively, which is the aggregate incremental cost to ADT of providing Mr. Richardson with enhanced group term life insurance benefits.


(8) The salary amount shown for 1996 represents Mr. Ruzika's entitlement to salary in the year. Prior to becoming entitled to receive certain salary, however, Mr. Ruzika elected to receive options at the rate of $2.50 per option, to subscribe for ADT Common Shares at an exercise price of $8.625 per share, in lieu of receiving $80,136, $104,167 and $128,198 in salary in 1996, 1995 and 1994, respectively.


(9)  Mr. Ruzika earned a bonus for 1996 of $1,100,000 (1995 -- $250,000) under a bonus arrangement by which payments are related directly to the performance of the ADT Common Share price.

(10) Represents $37,639, $35,777 and $34,003 contributed to Mr. Ruzika's retirement income plan in 1996, 1995 and 1994, respectively, and $2,684, $1,655 and $1,636 for 1996, 1995 and 1994, respectively, which is the estimated aggregate incremental cost to ADT of providing Mr. Ruzika with supplemental term life insurance.

     Option Grants in Last Fiscal Year. Shown below are all grants of share options to the Named Officers during the fiscal year ended December 31, 1996. The following table shows, along with certain information, hypothetical realizable values of share options granted for the last fiscal year, at assumed rates of cumulative share price appreciation over the ten-year life of such options. These assumed rates of appreciation are set by the rules of the SEC and are not intended to forecast appreciation of the price of the ADT Common Shares. These hypothetical values have not been discounted to reflect their present values.

                                                    INDIVIDUAL GRANTS                             POTENTIAL REALIZEABLE
                             ----------------------------------------------------------------       VALUE AT ASSUMED
                                          % OF TOTAL                                                  ANNUAL RATES
                                           OPTIONS                                                   OF SHARE PRICE
                                          GRANTED TO    MARKET     EXERCISE                           APPRECIATION
                                          EMPLOYEES     PRICE         OR                           FOR OPTION TERM(2)
                              OPTIONS     IN FISCAL    ON DATE    BASE PRICE     EXPIRATION     -------------------------
            NAME             GRANTED(1)      YEAR      OF GRANT   ($/SHARE)         DATE            5%            10%
---------------------------- ----------   ----------   --------   ----------   --------------   -----------   -----------
Michael A. Ashcroft          5,000,000       78.3%     $ 14.75      $15.00        Aug 4, 2003   $30,968,000   $74,713,000
Raymond A. Gross               100,000        1.6%     $16.375      $16.50        May 6, 2006   $ 1,017,000   $ 2,597,000
Ronnie G. Lakey                100,000        1.6%     $16.375      $16.50        May 6, 2006   $ 1,017,000   $ 2,597,000
Michael J. Richardson           40,000        0.6%     $16.375      $16.50        May 6, 2006   $   407,000   $ 1,039,000
Stephen J. Ruzika              208,333        3.3%     $ 14.75      $15.00     April 29, 2004   $ 1,452,000   $ 3,567,000

---------------
(1) The options granted to Mr. Ashcroft and Mr. Ruzika represent the net increase in the number of options which were received by Mr. Ashcroft and Mr. Ruzika in connection with an amendment to previously granted options on 3,000,000 and 125,000 ADT Common Shares, respectively. At the same time as the number of options was increased, the exercise price was also increased from $8.625 to $15.00. All the other terms and conditions of the options, including the expiry dates, remained unchanged. All of these options are currently exercisable.

    Of the options granted to Mr. Gross, Mr. Lakey and Mr. Richardson, 50 per cent are exercisable after three years from the date of grant, 25 per cent are exercisable after four years from the date of grant and 25 per cent are exercisable after five years from the date of grant. See "The Merger Agreement--Certain Covenants--Certain Employee Benefits Matters."

(2) Gains are reported net of the option exercise price but before taxes associated with exercise. Mr. Ashcroft and Mr. Ruzika have paid a subscription price for these options of $2.50 per option. Accordingly, for the purpose of calculating the potential realizable value, $2.50 has been added to the exercise price. The amounts shown represent certain assumed rates of appreciation only. Actual gains, if any, on option exercises are dependent on the future price performance of the ADT Common Shares as well as the option holders' continued employment through the vesting period. The potential realizable values reflected in this table may not necessarily be achieved.

     Aggregate Option Exercises in Last Fiscal Year and Year-End Option Values. Shown below is information with respect to aggregate option exercises by the Named Officers in the fiscal year ended December 31, 1996 and with respect to unexercised options to purchase ADT Common Shares granted in fiscal 1996 and prior years to the Named Officers and held by them at December 31, 1996.

                                                                                               VALUE OF UNEXERCISED
                                                   VALUE                                           IN-THE-MONEY
                              SHARES ACQUIRED   REALIZED ON      NUMBER OF UNEXERCISED              OPTIONS AT
                              ON EXERCISE OF    EXERCISE OF   OPTIONS AT FISCAL YEAR END       FISCAL YEAR END(1)(2)
                                OPTIONS IN      OPTIONS IN    ---------------------------   ---------------------------
            NAME                FISCAL YEAR     FISCAL YEAR   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----------------------------- ---------------   -----------   -----------   -------------   -----------   -------------
Michael A. Ashcroft               825,000       $ 6,626,250    9,700,000      1,550,000     $78,437,190    $17,493,125
Raymond A. Gross                      -0-               -0-          -0-        100,000             -0-    $   637,500
Ronnie G. Lakey                    32,000       $   256,016       15,000        145,000     $   208,125    $ 1,209,375
Michael J. Richardson              45,000       $   318,125      270,000        135,000     $ 3,496,750    $ 1,441,875
Stephen J. Ruzika                  12,000       $    54,900    1,141,663        516,670     $12,951,731    $ 5,831,080

---------------
(1) Based on the closing price of $22.875 per ADT Common Share on December 31, 1996.

(2) Messrs. Ashcroft, Richardson and Ruzika have been granted certain options for which they have paid a subscription price of $2.50 per option which has been taken into account for the purpose of valuing these options.

     Certain Defined Benefit Plans. ADT does not maintain any defined benefit or actuarial retirement plans ("pension plans"). However, Mr. Lakey, Mr. Richardson and Mr. Ruzika participate in pension plans that are maintained by indirect, wholly owned subsidiaries of ADT. Certain information is set forth below regarding the pension plans in which Mr. Lakey, Mr. Richardson and Mr. Ruzika, as well as other employees of ADT's subsidiaries, participate.

     Mr. Richardson is a participant in the pension plan maintained by ADT Group PLC (the "ADT Group Plan"). Mr. Richardson is the only Named Officer who participates in the ADT Group Plan. The ADT Group Plan provides Mr. Richardson an annual benefit payable for life beginning at age 60. The annual benefit is equal to 66.7 per cent of base salary for the three years of the most recent ten years prior to retirement that produce the highest average. Mr. Richardson's annual benefit payable at age 60 for life is L146,095. Since Mr. Richardson has already attained age 60, the benefit payable to him upon his actual retirement will be adjusted based upon his actual retirement date. Benefits payable under the ADT Group Plan are not offset by Social Security benefits.

     ADT, Inc. maintains an ADT SERP. Mr. Lakey and Mr. Ruzika are the only Named Officers who participate in the ADT SERP. Benefits for Mr. Ruzika under the ADT SERP are also supplemented under the Supplemental Benefit Agreement.

     The ADT SERP provides benefits to Mr. Lakey for a total of 20 years, beginning at age 60. This annual benefit is equal to 60 per cent of Mr. Lakey's base salary for the three consecutive years that produce the highest average. This benefit is reduced by the value of any benefits derived from employer contributions under any other retirement plan maintained by ADT, Inc. or its affiliates. Mr. Lakey's estimated annual benefit payable at age 60 for a total of 20 years, net of the estimated offset attributable to employer contributions under certain defined contribution plans, is $30,764. The estimated offset is based on the assumption that Mr. Lakey will have 27 years of service at age 60. Benefits are not offset by Social Security benefits.

     The ADT SERP and Supplemental Benefit Agreement together provide benefits payable to Mr. Ruzika for a total of 20 years beginning at age 55. This annual benefit is equal to 65 per cent of base salary and bonuses for the three consecutive years that produce the highest average. Effective for benefits accrued after December 31, 1994, the benefit is calculated using base salary including, for this purpose, the purchase price of any options to purchase ADT's shares received in lieu of base salary. This benefit is reduced by the value of any benefits derived from employer contributions under any other retirement plan maintained by ADT, Inc. or its affiliates.

     Mr. Ruzika's estimated annual benefit payable at age 55 for a total of 20 years, net of the estimated offset attributable to employer contributions under certain defined contribution plans, is $361,802. The estimated offset is based upon the assumption that Mr. Ruzika will have 28 years of service at age 55. Benefits are not offset by Social Security benefits.

     For a discussion of certain change of control provisions in the ADT SERP, see "--Employment Contracts, Termination of Employment and Change in Control Arrangements."

     Compliance with Reporting Requirements. ADT believes that, during 1996, all filing requirements under Section 16(a) of the Exchange Act applicable to its officers, directors and beneficial owners of more than 10 per cent of equity securities were complied with on a timely basis.

     Employment Contracts, Termination of Employment and Change in Control Arrangements. ADT has entered into a written employment agreement with Mr. Ashcroft, dated as of May 8, 1993. An amendment to the agreement was approved on November 4, 1996, which provides that Mr. Ashcroft shall serve as Chairman of the ADT Board and Chief Executive Officer until March 31, 2000, subject to renewal for additional two-year terms thereafter. Mr. Ashcroft's initial base salary was $1,000,000 per annum subject to annual review and adjustment by the ADT Board but may only be reduced by a maximum of 15 per cent during the term of the agreement without Mr. Ashcroft's consent. During 1996, Mr. Ashcroft's base salary was increased to $1,157,625 per annum. Mr. Ashcroft is also eligible for annual bonus payments based upon an earnings-per-share target for the ADT Common Shares set each year, subject to a maximum bonus of $4,000,000. The maximum bonus is payable upon attaining 117.5 per cent of the targeted earnings per share. As a term of the contract, Mr. Ashcroft was granted options to purchase 1,000,000 ADT Common Shares under the ADT 1993 Long Term Incentive Plan, with 50 per cent of such options exercisable at market value on the date of grant, as defined, 25 per cent exercisable at 110 per cent of market value, and 25 per cent exercisable at 120 per cent of market value, vesting in equal annual installments over a three-year period commencing one year from the date of grant and exercisable over a ten-year period. ADT will make annual payments to Mr. Ashcroft calculated to provide him with retirement and death benefits no less favorable than if he were a member of the ADT Group Plan. Such annual payments will not be less than $450,000. ADT may terminate the agreement upon Mr. Ashcroft's death, when Mr. Ashcroft attains the age of 60, if Mr. Ashcroft is unable to perform his duties for 180 days due to ill heath, accident or otherwise, if Mr. Ashcroft fails to discharge his duties or engages in conduct that is materially injurious to ADT, or if Mr. Ashcroft willfully and continually commits a material breach of the agreement. Mr. Ashcroft may terminate the agreement upon, among other reasons, a breach by ADT which breach (except for a material breach) is not cured within 30 days, if he is removed from his position as Chairman of the ADT Board or his position as Chief Executive Officer, or if the scope of his duties and responsibilities becomes inconsistent with his position as an officer of ADT.

     Mr. Ashcroft may also terminate the agreement without cause at any time upon 90 days' notice. In the event the agreement is terminated pursuant to its terms by ADT or without cause by Mr. Ashcroft upon 90 days' notice, Mr. Ashcroft will be entitled to the pro rata portion of his base salary, bonus payment, pension payment and other benefits but will not be entitled to any additional payments. If the agreement is terminated due to a disability, Mr. Ashcroft will be entitled to an additional payment equal to two times his highest base salary. In the event the agreement is terminated by ADT without cause or by Mr. Ashcroft with cause, Mr. Ashcroft will be entitled to a severance payment equal to two times his highest base salary and average bonus payment, annual pension payments for the year of termination and the following two years, and one year of any other benefits previously provided.

     Mr. Ruzika entered into an employment agreement with ADT as of February 26, 1997. The agreement provides that Mr. Ruzika will serve as Chief Financial Officer of ADT and as President of ADT Security, ADT Operations and ADT, Inc., subsidiaries of ADT, from March 1, 1997 until February 28, 1999, subject to renewal for additional two-year terms thereafter. Mr. Ruzika's initial annual base salary will be $694,500 and will be subject to annual review for possible adjustments. Mr. Ruzika will also be eligible for annual bonus payments at the discretion of ADT as well as other compensation and benefit plans of ADT including stock option plans. The termination provisions of this agreement provide that in the event that agreement is terminated by ADT without cause or by Mr. Ruzika with cause, Mr. Ruzika will be entitled to receive a severance payment equal to twice his base salary, bonus and certain fringe benefits.

     Mr. Lakey entered into an employment agreement with ADT, Inc. as of January 16, 1997. The agreement provides that Mr. Lakey will have operational responsibility for ADT's electronic security services operations in Canada and Europe from January 16, 1997 until December 31, 1999, subject to renewal for additional two-year terms thereafter. Mr. Lakey's initial annual base salary will be $265,000. Mr. Lakey will also be eligible for annual bonus payments at the discretion of ADT as well as certain other enumerated benefits and relocation expenses. The termination provisions of this agreement include a term to the effect that, in the event that the agreement is terminated by ADT without cause or by Mr. Lakey with cause, Mr. Lakey will be entitled to receive his base salary and certain fringe benefits for two years.

     Under the ADT SERP (and, in the case of Mr. Ruzika, the Supplemental Benefit Agreement), Mr. Ruzika and Mr. Lakey become fully vested in the accrued benefits thereunder upon a Change in Control (as defined below) of ADT or ADT, Inc. Mr. Ruzika also becomes fully vested upon a Change in Control (as defined below) of ADT Management Services Limited. If Mr. Ruzika's or Mr. Lakey's employment is terminated within one year from the date of a Change in Control, the terminated executive will receive, in lieu of all other amounts due to him under the ADT SERP (and, in Mr. Ruzika's case, the Supplemental Benefit Agreement), a lump-sum distribution equal to the present value of his accrued benefit and an additional amount calculated under a formula intended to put him in the same after-tax position that he would have been in if he had received a lump-sum distribution of his accrued benefit on his normal retirement date. Under this formula Mr. Ruzika would currently receive an additional amount of approximately $653,295 and Mr. Lakey would currently receive an additional amount of approximately $54,253.

     A "Change in Control" is deemed to have occurred under the ADT SERP if :
(1) any person (other than Laidlaw, Inc. or its affiliates, collectively the "Laidlaw Group") acquires more than 40 per cent of ADT's voting stock (the triggering percentage has been reduced from 40 per cent to 35 per cent because the Laidlaw Group's beneficial ownership of ADT's voting stock is less than 20 per cent); (2) the Laidlaw Group becomes the beneficial owner of more than 45 per cent of ADT's outstanding voting stock; (3) there is a change of 50 per cent or more in the composition of ADT's directors during any 3-year period (unless the change in directors was approved by two thirds of the directors in office at the beginning of such 3-year period or directors who had previously been elected with the requisite two thirds approval); (4) a person acquires the legal right to direct the management and policies of ADT (other than by virtue of membership on the ADT Board or a committee of the ADT Board); (5) ADT ceases to own, directly or indirectly through subsidiaries, at least 80 per cent of the voting stock of ADT, Inc. or
(6) the shareholders of either ADT or ADT, Inc. approve a merger, consolidation or a sale or disposition of all, or substantially all, of the assets of ADT or ADT, Inc. as the case may be, with the relevant company not surviving. In the case of Mr. Ruzika, the provisions of (4), (5), and (6) above include a change in the ownership of ADT Management Services Limited (as well as ADT or ADT, Inc.).

     Mr. Richardson entered into an employment agreement with ADT Automotive Holdings, the corporate parent of ADT Automotive, as of November 30, 1993. The agreement provides that Mr. Richardson will serve as Chief Executive Officer of ADT Automotive Holdings and its subsidiaries from December 1, 1993 until July 31, 1996, subject to renewal for additional one-year terms thereafter. The agreement was renewed on a year-to-year basis as of July 31, 1996. The agreement provides that the term will be extended for an additional one year period thereafter unless either ADT Automotive Holdings or Mr. Richardson shall have given the other notice of intention not to extend the term six months prior to July 31, 1997. On January 29, 1997, ADT Automotive Holdings and Mr. Richardson entered into an agreement which provides that Mr. Richardson's time to give such notice is extended to and including April 30, 1997. Mr. Richardson's initial annual base salary will be $300,000 and will be subject to annual review for possible increases. Mr. Richardson will also be eligible for annual bonus payments at the discretion of ADT. The termination provisions of this agreement include a term to the effect that, in the event that the agreement is terminated by ADT Automotive Holdings without cause or by Mr. Richardson with cause, Mr. Richardson will be entitled to receive his base salary and certain fringe benefits for two years or the remaining term of the agreement, whichever is longer.

     The Remuneration Committee of the ADT Board (the "Remuneration Committee") has considered the recommendations of ADT's outside independent human resources consultants, and has reviewed industry practices concerning change in control severance benefits. In view of the need to minimize employee distractions and to retain employee loyalty and dedication to ADT and to assure attention to ADT's performance pending resolution of the Western Offer, on February 27, 1997, on the recommendation of the Remuneration Committee, the ADT Board unanimously approved a severance agreement between Mr. Gross and ADT Security in the event of a change of control, which severance arrangement it has determined is fair and consistent with industry practices. The agreement provides that in the event that there is a "Severance Change in Control" (as defined below) of ADT prior to February 9, 2000, and either (x) Mr. Gross's employment is terminated without cause or (y) Mr. Gross terminates his employment for good reason, Mr. Gross shall be entitled to (a) an amount of severance pay equal to twice the total of
(i) the higher of his annual full base salary as of the date of termination or as of the date of the Severance Change in Control, calculated on an annualized basis, plus (ii) the amount of the bonus awarded to Mr. Gross, if any, in the year prior to the date of termination and (b) for the twelve-month period following such termination, benefits substantially similar to the higher of those which Mr. Gross is receiving immediately prior to the date of termination or as of the date of the Severance Change in Control. A "Severance Change in Control" is deemed to have occurred under the severance agreement if: (1) any person becomes the beneficial owner of more than 50 per cent of ADT's then-outstanding voting securities; (2) there is a change of 50 per cent or more in the composition of ADT's directors during the term of the agreement (unless the change in directors was approved by two thirds of the directors in office at the beginning of such term or directors who had previously been elected with the requisite two thirds approval); (3) a person acquires the legal right to direct the management and policies of ADT (other than by virtue of membership on the ADT Board or a committee of the ADT Board); or (4) the shareholders of ADT approve a merger, consolidation or a sale or disposition of all, or substantially all, of the assets of ADT in which ADT is not the surviving entity.

     In 1996, the Remuneration Committee resolved to increase the subscription price and size of certain share options held by Mr. Ashcroft and Mr. Ruzika. In 1993, Mr. Ashcroft and Mr. Ruzika were granted options to subscribe for 3,000,000 and 125,000 ADT Common Shares respectively at an exercise price of $8.625 per share for which each was required to pay $2.50 per option, representing a total payment of

$7,500,000 and $312,500 respectively, as a condition of vesting. In 1996, the exercise price of these options was increased to $15 and the number of related shares was increased to 8,000,000 and 333,333 respectively. All the other material terms and conditions remained unchanged. These changes were approved by the shareholders of ADT. At the time that the Remuneration Committee approved these changes, the closing price of the ADT Common Shares was $14.75. In November 1996, the Remuneration Committee resolved that the options of Mr. Ashcroft be transferable and, at the same time, in return, Mr. Ashcroft agreed to extend the termination date of his employment agreement from March 31, 1998 to March 31, 2000.

     In November 1996, the Remuneration Committee also approved a bonus plan under which Mr. Ruzika is to receive a bonus of $200,000 when the ADT Common Share price exceeds $21.00 for a continuous period of 30 trading days and $200,000 each time the ADT Common Share price exceeds by $1.00 for a continuous period of 30 trading days the share price level at which a bonus payment was previously made. The plan is due to expire in 2001 or such earlier date as the ADT Common Share price exceeds $30.00 for a continuous period of 30 trading days. Should the share price exceed $30.00 within two and one half years, Mr. Ruzika will receive an additional payment of $1,000,000.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


     ADT, Inc., a wholly owned subsidiary of ADT, entered into a consulting agreement with John E. Danneberg, one of ADT's directors, as of August 28, 1996. The agreement was terminated in May 1997. The agreement provided that Mr. Danneberg, as an independent consultant, would serve as Chairman of Sonitrol Corporation ("Franchisor") and certain franchisees of Franchisor owned or acquired by affiliates of ADT, Inc. The agreement provided that the initial term of such engagement would be for a period of six months commencing on September 1, 1996 and would be automatically renewed on a month to month basis unless written notice was given by ADT, Inc. or Mr. Danneberg not to renew the agreement at least 30 days before the end of such initial term, which notice was not given. Under the terms of the agreement, ADT, Inc. paid Mr. Danneberg a monthly fee of $15,000, and Mr. Danneberg was reimbursed directly for all reasonable out-of-pocket business expenses.

                    ADT MERGER PROPOSAL ON RECAPITALIZATION

     At the ADT Meeting, ADT shareholders will be asked to approve the Recapitalization Proposal, as required under the terms of the Merger Agreement. The Recapitalization Proposal includes:


          (a) the consolidation and division of the ADT Common Shares, par value $0.10 per share, into New ADT Common Shares, par value $0.20 per share, such that holders of ADT Common Shares outstanding immediately before the Effective Time will be entitled to 0.48133 (subject to adjustment under certain circumstances) of a New ADT Common Share for each ADT Common Share then held, all fractional entitlements being canceled for cash equal to the value thereof;



          (b) an increase in the authorized share capital of ADT to $275,750,000 by the creation of (i) an additional 640,000,000 New ADT Common Shares (or, if the ADT Capital Increase Proposal is passed, 500,000,000 New ADT Common Shares) and (ii) a number of New ADT Common Shares equal in aggregate nominal value to the aggregate nominal value of fractional entitlements canceled as aforesaid, and approval to issue all such shares (to the extent not otherwise authorized); and


          (c) amendments to the ADT Bye-Laws to reflect the above.

     The Reverse Stock Split. The Reverse Stock Split which comprises part (a) of the Recapitalization Proposal is required by the Merger Agreement in order that the Exchange Ratio give effect to the share ownership of Tyco shareholders and ADT shareholders in the Combined Company, as contemplated by the Merger Agreement.


     Fractional shares arising on the Reverse Stock Split will not be issued and each ADT shareholder's fractional entitlement will be canceled in exchange for a cash payment equal to the value of that entitlement. The value will be calculated by reference to the closing price of Combined Company Common Shares on the NYSE on the Effective Date, rounded to the nearest whole cent. Checks for this amount will be mailed to ADT shareholders within 30 days of the Merger becoming effective. Payment will be made in US dollars, except to those ADT shareholders with registered addresses in the United Kingdom, who will receive payment in sterling.



     The Share Amendment. ADT currently has authorized 220,000,000 ADT Common Shares, of which 157,157,524 were issued and outstanding as of May 16, 1997, and 125,750,000 preference shares, of which none are issued and outstanding. See "Description of Combined Company Share Capital."



     Based on the number of Tyco Common Shares outstanding as of May 16, 1997, and the number of stock options and Warrants of Tyco outstanding as of that date, 168,850,000 Combined Company Common Shares will be required for issuance, or will be required to be reserved for issuance, in connection with the Merger. After giving effect to the Reverse Stock Split, and taking into account 18,445,347 New ADT Common Shares that would be reserved for issuance under share option and incentive plans of ADT and the LYONS, only approximately 15,910,022 authorized New ADT Common Shares would be available for issuance in connection with the Merger. Accordingly, up to 152,939,978 additional New ADT Common Shares (or if the ADT Capital Increase Proposal is passed, 12,939,978 authorized New ADT Common Shares) are required to be authorized for issuance as Combined Company Common Shares in connection with the Merger, and the authorization of such additional New ADT Common Shares is required by the terms of the Merger Agreement.



     In addition, the ADT Board believes that it is desirable to have available additional authorized New ADT Common Shares for future stock dividends, employee benefit plans, financings, acquisitions, or other corporate purposes. Part
(b)(i) of the Recapitalization Proposal therefore requests that the ADT shareholders approve the creation of a total of 640,000,000 New ADT Common Shares (or, if the ADT Capital Increase Proposal is passed, 500,000,000 New ADT Common Shares) and the issuance of those shares. Other than as required by, or as a result of, the Merger Agreement, ADT has no present plan to issue the New ADT Common Shares to be authorized. The Combined Company Board would have the sole discretion to issue the additional Combined Company Common Shares from time to time for any corporate purpose without further action by shareholders, except as may be required by stock exchange rules, and without first offering such shares to shareholders.


     If approved, the Recapitalization Proposal would become effective immediately prior to the consummation of the Merger. Approval of the Recapitalization Proposal by ADT shareholders is a condition to the parties' obligation to consummate the Merger. See "The Merger Agreement--Conditions to the Merger--Conditions to Each Party's Obligations to Effect the Merger."

     THE ADT BOARD UNANIMOUSLY RECOMMENDS THAT ADT SHAREHOLDERS VOTE FOR THE RECAPITALIZATION PROPOSAL.

                          OTHER ADT MEETING PROPOSALS


     In addition to the ADT Merger Proposals, ADT shareholders are also being asked, at the ADT Meeting, to vote upon the ADT Bye-Law Amendment Proposal, the Option and Warrant Proposal and the ADT Capital Increase Proposal. The ADT Bye-Law Amendment Proposal will only become effective if the ADT Merger Proposals are approved by the shareholders of ADT. The Merger is not conditioned on the Other ADT Meeting Proposals.


THE OPTION AND WARRANT PROPOSAL

  Amendment of Long Term Incentive Plan

     In connection with the Merger, the Combined Company intends to amend its stock incentive plan, the ADT Limited 1993 Long Term Incentive Plan (as revised, the "Amended Long Term Incentive Plan"). All outstanding ADT or Combined Company options (other than those granted under ADT's U.K. Executive Share Option Plan) will be administered under the Amended Long Term Incentive Plan, including former ADT awards and any former Tyco awards assumed by the Combined Company pursuant to the Merger Agreement. In addition, it is expected that future grants of options and other awards will be made to key employees and directors of the Combined Company under the Amended Long Term Incentive Plan. The shareholders of ADT are being requested to approve the adoption of the Amended Long Term Incentive Plan.

     Amended Long Term Incentive Plan. The following summary of the Amended Long Term Incentive Plan is qualified in its entirety by reference to the full text of the plan, a copy of which has been filed as an exhibit to this Joint Proxy Statement/Prospectus.

     The Amended Long Term Incentive Plan provides for the grant of options, stock appreciation rights and other stock-based awards to officers, key employees or directors of the Combined Company or its subsidiaries. The Amended Long Term Incentive Plan is a discretionary plan and, accordingly, it is not possible at present to determine the amount or form of any award which will be available for grant to any individual during the term of the plan. The maximum number of Combined Company Common Shares which may be granted in respect of all awards during the term of the Amended Long Term Incentive Plan is 22 million shares (after giving effect to the Merger and the Reverse Stock Split), representing approximately nine percent of the Combined Company Common Shares to be outstanding upon consummation of the Merger and the Reverse Stock Split. After providing for existing option commitments, including outstanding ADT options and Tyco options to be assumed upon consummation of the Merger, awards with respect to 9.6 million Combined Company Common Shares will be available for grant under the plan. The maximum number of shares available for awards under the plan may be adjusted in the event of certain capital changes as described below. Shares related to prior grants that are forfeited, terminated or canceled, shall again become eligible for grant under the Amended Long Term Incentive Plan. As amended, no awards may be issued under the plan after June 30, 2007. The maximum number of Combined Company Common Shares in respect of which awards may be granted to any individual in a single year under the plan is 3 million shares (after giving effect to the Merger and the Reverse Stock Split).

     The Amended Long Term Incentive Plan will be administered by a Remuneration Committee of the Board of Directors of the Combined Company (the "Remuneration Committee") (or by the Board itself). Each member of the Remuneration Committee will be a "non-employee director," within the meaning of Rule 16b-3 promulgated under the Exchange Act, to the extent necessary to comply with that Rule. Under the terms of the Amended Long Term Incentive Plan, the Remuneration Committee in its sole discretion may grant awards in such amounts and in such of the forms permitted by the Amended Long Term Incentive Plan as it deems appropriate. The permissible forms of awards under the Amended Long Term Incentive Plan are: stock options (both incentive stock options and other stock options); stock appreciation rights; performance awards; dividend equivalent rights; and other stock based grants. The material terms and features of the various forms of awards are set forth below.

     Incentive Stock Options - These are stock options that are granted pursuant to the restrictions of Section 422 of the Code. Generally, incentive stock options may not be exercised more than ten years after the date they are granted and may not have an option price less than 100% of the fair market value of a Combined Company Common Share on the date they are granted. Payment of the option price may be made in cash, Combined Company Common Shares, other property or any combination thereof, as determined by the Remuneration Committee.

     Other Stock Options - These are options to purchase Combined Company Common Shares under terms other than those applicable to incentive stock options. Such options shall have such terms and conditions as are established by the Remuneration Committee, except that the exercise price for such options generally may not be less than the fair market value of a Combined Company Common Share on the date of grant. If the award requires that the option be paid for by the recipient, or if a discounted exercise price is expressly granted in lieu of a reasonable amount of salary or bonus, the exercise price may be lower than the fair market value of a Combined Company Common Share on the date of grant, but may in no event be less than 85% of such fair market value. Payment of the option price may be made in cash, Combined Company Common Shares or any combination thereof, as determined by the Remuneration Committee.

     Stock Appreciation Rights - These are rights to receive an amount equal to the appreciation of Combined Company Common Shares over a grant price established at the time of award. The grant price generally may not be less than the fair market value of a Combined Company Common Share on the date of grant, except that if the award requires that the stock appreciation right be paid for by the recipient, or if a discounted grant price is expressly granted in lieu of a reasonable amount of salary or bonus, the grant price may be established at not less than 85% of the fair market value of a Combined Company Common Share on the date of grant. Stock appreciation rights shall have such other terms and conditions as are established by the Remuneration Committee, may be granted in tandem with options or separately and may be terminated by the Remuneration Committee.

     Performance Awards - These are rights to receive amounts at a future date based upon the Combined Company's performance during the period between the date of grant and such future date. Performance criteria with respect to which awards may be issued under the Plan include stock price, market share, sales, earnings, earnings per share, earnings before income taxes, cash flow and return on equity. The amount of a performance award may be denominated or payable in cash, Combined Company Common Shares or other securities or property.


     Dividend Equivalent Rights - These are rights to receive payments equal to dividends paid on a number of Combined Company Common Shares determined by the Remuneration Committee. The Remuneration Committee may provide that such payments will be deemed to have been reinvested in additional Combined Company Common Shares or otherwise reinvested.


     Other Stock-Based Grants - These are awards based on, or related to, Combined Company Common Shares that do not constitute any of the awards described above. Such awards shall have such terms and conditions as are established by the Remuneration Committee.

     The number and type of shares with respect to which awards may be made under the Amended Long Term Incentive Plan, the number of Combined Company Common Shares subject to outstanding options, the exercise price of options, and the grant price of stock appreciation rights may be adjusted by the Remuneration Committee in the event of certain corporate transactions or events, including a dividend, recapitalization, subdivision, consolidation or reduction of capital, reorganization, merger, amalgamation, scheme of arrangement, split-up, spin-off or combination involving ADT or repurchase or exchange of Combined Company Shares or similar event. The Committee is also authorized to make certain adjustments (i) to ensure comparability with the terms of any awards assumed in connection with a corporate acquisition, (ii) to reflect certain unusual events such as changes in applicable law or accounting principles, or (iii) in the event of a "change in control" of the Combined Company, as defined in the Plan (including, in such event, accelerating the time of exercise or payment of awards under the Plan).


     The Board may terminate or amend the Amended Long Term Incentive Plan, except that any such amendment shall require stockholder approval if (i) the amendment would increase the number of Combined Company Shares available for awards under the Plan, or (ii) such shareholder approval is necessary to comply with applicable laws or regulatory requirements.

     Amendment and Substitution of Awards. After the Merger each Tyco option will be replaced with a substitute award under the Amended Long Term Incentive Plan. See "The Option and Warrant Proposal -- Tyco Stock Options and Other Rights." Each such substitute award will be issued with respect to the same number of Combined Company Common Shares as the number of Tyco shares to which the original award related, and will have the same exercise price and same terms and conditions as such original award.

     In addition, effective as of the Merger the terms of each outstanding option to purchase shares of common stock of ADT will be amended to reflect the Merger and the Reverse Stock Split. As amended, each such option will entitle the recipient to purchase a number of Combined Company Common Shares equal to the product of .48133 and the number of ADT shares to which the original award related, and will have an exercise price equal to the exercise price of such original option divided by .48133. Other than these adjustments, the outstanding ADT options will be subject to the same terms and conditions as applied prior to the Merger. Except for those options granted under ADT's U.K. Executive Share Option Plan, all outstanding options to purchase shares of common stock of ADT will, after the date the Amended Long Term Incentive Plan is adopted, be administered under the Amended Long Term Incentive Plan. It is expected that ADT's Senior Executive Share Option Plan, US Stock Option Plan 1990 and International Executive Share Option Plan will be terminated.


     Effect of Plan Amendment in the Event the Merger is not Consummated. If the Merger does not occur, the Amended Long Term Incentive Plan will nonetheless be effective if approved by ADT shareholders, but will differ from the description given above as follows. Awards issued under the Amended Long Term Incentive Plan will in that case continue to be issued with respect to ADT Common Shares, and the Plan will continue to be administered by the Remuneration Committee of the ADT Board. The maximum number of ADT Common Shares which may in that case be granted to ADT employees in respect of all awards during the term of the Amended Long Term Incentive Plan will remain unaltered. After providing for outstanding ADT options, awards with respect to 2.6 million ADT Common Shares will be available for grant under the Plan. In addition, no awards will be issued under the Amended Long Term Incentive Plan in substitution for Tyco options. If the Merger does not occur, prior outstanding options to purchase ADT Common Shares will not be modified as described in the previous paragraph, except that all such options other than those granted under ADT's U.K. Executive Share Option Plan will henceforth be administered under the Amended Long Term Incentive Plan.


  Tax Treatment

     The following is a brief summary of the U.S. Federal income tax rules currently generally applicable to stock options granted under the Amended Long Term Incentive Plan. In the event the Merger is not consummated, the following should be read substituting "ADT" for "the Combined Company."

     The grant of an incentive stock option will have no immediate tax consequences to the optionee or to the Combined Company. The exercise of an incentive stock option by the payment of cash to the Combined Company will generally have no immediate tax consequences to the optionee (except to the extent it is an adjustment in computing alternative minimum taxable income) or to the Combined Company. If an optionee holds the shares acquired pursuant to the exercise of an incentive stock option for the required holding period, the optionee generally will realize long-term capital gain or long-term capital loss upon a subsequent sale of the shares in the amount of the difference between the amount realized upon the sale and the purchase price of the shares (i.e., the exercise price). In such a case, no deduction will be allowable to the Combined Company in connection with the grant or exercise of the incentive stock option or the sale of Combined Company Common Shares acquired pursuant to such exercise.

     If, however, an optionee disposes of the shares prior to the expiration of the required holding period (a "disqualifying disposition"), the optionee will recognize ordinary income (and the Combined Company will be entitled to a deduction) equal to the excess of the fair market value of the Shares on the date of exercise (or the proceeds of the disposition, if less) over the exercise price. Special rules apply in the event all or a portion of the exercise price is paid in the form of stock.

     The grant of a stock option other than an incentive stock option (a "non-qualified stock option") will have no immediate tax consequences to the optionee or to the Combined Company. Upon the exercise of a non-qualified stock option, the optionee will recognize ordinary income (and the Combined Company will be entitled to a deduction) in an amount equal to the excess of the fair market value of the Combined Company Common Shares on the date of the exercise of the option over the exercise price. The optionee's tax basis in the shares will be the exercise price plus the amount of ordinary income recognized by the optionee, and the optionee's holding period will commence on the date the shares are transferred. Special rules apply in the event all or a portion of the exercise price is paid in the form of stock. Other special rules may also apply to a participant who is subject to Section 16 of the Exchange Act.

     Upon a subsequent sale of Shares acquired pursuant to the exercise of a non-qualified stock option, any difference between the optionee's tax basis in the shares and the amount realized on the sale is treated as long-term or short-term capital gain or loss, depending on the holding period of the shares.

     Certain limitations apply to the Combined Company's deduction of compensation payable to the person serving as its Chief Executive Officer or to any of its four other most highly compensated executives in office as of the end of the year in which such compensation would otherwise be deductible. In general, the Combined Company may not deduct compensation, other than "performance-based" compensation, payable to such an executive in excess of $1 million for any year. It is expected that most awards granted under the Amended Long Term Incentive Plan will qualify as performance-based compensation and hence will be fully deductible. Nonetheless, the Combined Company will weigh the benefits of compliance with Section 162(m) against the burdens thereof, and reserves the right to pay compensation that may not be fully deductible if it is determined to be in the Combined Company's interest to do so.

  Ratification of Outstanding ADT Options

     The shareholders of ADT are being requested to ratify all stock options currently outstanding under ADT's share option and incentive plans, which the ADT Board believes is in the best interests of ADT.

     The following tables summarize the stock options currently outstanding under ADT's share option and incentive plans, showing the number of options and the range of exercise prices. Each such option will continue to vest according to the schedule applicable upon grant. (Most of the options vest in three equal installments commencing on the first anniversary of the date of grant.) The data shown for options outstanding reflect the number of ADT Common Shares with respect to which options have been granted, without giving effect to the Merger or the Reverse Stock Split.

                       ADT 1993 LONG TERM INCENTIVE PLAN


                                                       OPTIONS
                                                      OUTSTANDING      RANGE OF EXERCISE PRICES
                                                      ----------     ----------------------------
Michael A. Ashcroft.................................  10,350,000     $ 8.00       to       $15.00
Raymond A. Gross....................................     100,000                $16.50
Ronnie G. Lakey.....................................     120,000     $12.00       to       $16.50
Michael J. Richardson...............................     360,000     $ 8.00       to       $16.50
Stephen J. Ruzika...................................   1,033,333     $ 8.00       to       $15.00
All Executive Officers..............................  11,963,333     $ 8.00       to       $16.50
All employees other than Executive Officers.........   1,607,500     $ 9.00       to       $20.38
Total options outstanding...........................  13,570,833     $ 8.00       to       $20.38


                     ADT SENIOR EXECUTIVE SHARE OPTION PLAN

                                                       OPTIONS
                                                      OUTSTANDING      RANGE OF EXERCISE PRICES
                                                      ----------     ----------------------------
Michael A. Ashcroft.................................     900,000         --     $11.69         --
Stephen J. Ruzika...................................     550,000     $ 9.00       to       $11.69
All Executive Officers..............................   1,450,000     $ 9.00       to       $11.69
All employees other than Executive Officers.........     300,000                $11.69
Total options outstanding...........................   1,750,000     $ 9.00       to       $11.69

                         ADT US STOCK OPTION PLAN 1990


                                                       OPTIONS
                                                      OUTSTANDING      RANGE OF EXERCISE PRICES
                                                      ----------     ----------------------------
Ronnie G. Lakey.....................................      25,000         --     $ 9.00         --
Michael J. Richardson...............................      45,000     $ 9.00       to       $13.35
Stephen J. Ruzika...................................      75,000                $13.35
All Executive Officers..............................     145,000     $ 9.00       to       $13.35
All employees other than Executive Officers.........     856,235     $ 9.00       to       $29.60
Total options outstanding...........................   1,001,235     $ 9.00       to       $29.60


                 ADT INTERNATIONAL EXECUTIVE SHARE OPTION PLAN


                                                       OPTIONS
                                                      OUTSTANDING      RANGE OF EXERCISE PRICES
                                                      ----------     ----------------------------
All employees other than Executive Officers.........      35,000      L5.15       to       L17.40
Total options outstanding...........................      35,000      L5.15       to       L17.40


                     ADT UK EXECUTIVE OPTION SCHEME (1984)


                                                       OPTIONS
                                                      OUTSTANDING      RANGE OF EXERCISE PRICES
                                                      ----------     ----------------------------
All employees other than Executive Officers.........      88,000      L5.50       to       L18.40
Total options outstanding...........................      88,000      L5.50       to       L18.40


  Tyco Stock Options and Other Rights

     Stock Options. The Merger Agreement provides that the Combined Company will assume each outstanding option granted by Tyco to purchase Tyco Common Shares. Following consummation of the Merger, each such option will constitute an option to acquire a number of Combined Company Common Shares equal to the number of Tyco Common Shares that were issuable upon exercise of the option immediately prior to the Merger, on the same terms and conditions. See "The Merger Agreement -- Treatment of Tyco Stock Options." After the Merger, the Tyco options assumed by the Combined Company will be administered under the Amended Long Term Incentive Plan. There are presently outstanding options to acquire 3,844,479 Tyco Common Shares issued under the Tyco Option Plan, and options to acquire 279,170 Tyco Common Shares issued by entities previously acquired by Tyco whose stock options were assumed by Tyco.

     Options under the Tyco Option Plan are issuable to employees of Tyco and its subsidiaries, other than executive officers subject to reporting under
Section 16(a) of the Exchange Act. The options generally have a term of ten years from the date of grant, and are exercisable at any exercise price and on a vesting schedule as determined by the Tyco Board. None of the options issued under the Tyco Option Plan is currently exercisable. The option exercise prices for options issued under the Tyco Option Plan range from $26.6875 to $59.50 per share. All of the stock options assumed by Tyco are currently exercisable, with exercise prices ranging from $0.00 to $105.64 per share.

     Tyco Warrants. The Merger Agreement also provides that the Combined Company will assume each outstanding Warrant to acquire Tyco Common Shares. Following consummation of the Merger, each Warrant will constitute a warrant to acquire a number of Combined Company Common Shares equal to the number of Tyco Common Shares that were issuable upon exercise of the Warrant immediately prior to the Merger, on the same terms and conditions. See "The Merger
Agreement -- Treatment of Tyco Warrants." The Warrants were issued by Kendall, and assumed by Tyco following its acquisition of Kendall in October 1994. Each A Warrant presently entitles its holder to purchase 2.5897 Tyco Common Shares at an exercise price of $5.97 per share, and each B Warrant presently entitles its holder to purchase 2.5897 Tyco Common Shares at an exercise price of $7.96 per share. There are currently outstanding A Warrants to acquire 127,568 Tyco Common Shares and B Warrants to acquire 83,282 Tyco Common Shares.

     Tyco Restricted Stock Plan. Tyco's 1994 Restricted Stock Plan allows the Compensation Committee of the Tyco Board to grant restricted stock to Tyco's senior executive officers as well as other key members of Tyco management.

     The Merger Agreement provides that the Combined Company will assume the 1994 Restricted Stock Plan upon consummation of the Merger. See "The Merger Agreement -- Tyco Restricted Stock Plan." The Combined Company Common Shares issuable in exchange for restricted Tyco Common Shares will be subject to the same vesting schedule and other provisions under the Tyco Restricted Stock Plan as were applicable to the restricted Tyco Common Shares.

     Approval of the Option and Warrant Proposal by ADT shareholders is not required under the Merger Agreement and is not a condition to the Merger. Even if the Option and Warrant Proposal is not approved, the existing ADT stock options will remain outstanding in accordance with their terms regardless of whether the Merger is consummated. In addition, if the Merger is consummated, the existing Tyco Stock Options and Warrants will be assumed by the Combined Company regardless of whether the Option and Warrant Proposal is approved.

     THE ADT BOARD UNANIMOUSLY RECOMMENDS THAT ADT SHAREHOLDERS VOTE FOR ADOPTION OF THE AMENDED LONG TERM INCENTIVE PLAN, RATIFICATION OF ALL OPTIONS CURRENTLY OUTSTANDING UNDER ADT'S SHARE OPTION AND INCENTIVE PLANS AND, CONTINGENT ON THE CONSUMMATION OF THE MERGER, THE ASSUMPTION OF THE TYCO STOCK OPTIONS AND WARRANTS.

ADT BYE-LAW AMENDMENT PROPOSAL


     Bye-Law 45 of the ADT Bye-Laws currently provides that a general meeting of ADT shareholders may be adjourned with the consent of, or on the direction of shareholders at, the meeting. The ADT Board is proposing the ADT Bye-Law Amendment Proposal to approve an amendment to the ADT Bye-Laws to vest in the ADT Board authority to adjourn the meeting without the approval of the shareholders at the meeting. Allowing the ADT Board in its discretion to adjourn a general meeting without a poll of shareholders will simplify adjournment procedures. It also may avoid contention over adjournment, where an adjournment is warranted because of a change in circumstances occurring since the date for the general meeting was originally set. Shareholders at a general meeting would retain the right to direct that the meeting be adjourned, as under the existing ADT Bye-Laws. The ADT Bye-Law Amendment Proposal will become effective only if the ADT Merger Proposals are approved by the shareholders of ADT.

     It is currently anticipated that the ADT Meeting relating to the Merger will take place before the Western Proposals Meeting, which has already been set for July 8, 1997. If the ADT Merger Proposals are approved at the ADT Meeting, it is possible, although not certain, that the Merger will become effective before the date of the Western Proposals Meeting. In that event, the Combined Company Board will consist of the eight present directors of Tyco, Mr. Ashcroft and two current independent directors of ADT. In addition, the Combined Company will have issued Combined Company Common Shares in the Merger to the shareholders of Tyco representing approximately 64% of the then outstanding share capital of the Combined Company.

     In these circumstances, the ADT Board believes that it would be inappropriate for the Western Proposals to be voted upon at the Western Proposals Meeting to be held on July 8, 1997. There are also other circumstances in which ADT believes this might be inappropriate, such as where the outcome of the Merger remains unclear or the Western Offer has been amended or has been withdrawn. Under Bermuda law, however, it is not possible for the Western Proposals Meeting simply to be canceled or rescheduled. Bye-Law 45 of the ADT Bye-Laws currently provides that a general meeting may be adjourned by the chairman of the meeting with the consent, or on the direction, of shareholders at that meeting.

     Accordingly, at the ADT Meeting, ADT shareholders will be asked to consider and vote upon a resolution, which will only become effective upon the approval of the ADT Merger Proposals by the shareholders of ADT, to approve an amendment to Bye-Law 45 of the ADT Bye-Laws to grant the power of adjournment to the ADT Board. The amended Bye-Law will read in full as follows:

          "The chairman of the meeting may, with the consent of the meeting, and shall, if so directed by the meeting or (prior to or at the meeting) by the Board of Directors (or a duly authorized committee thereof), adjourn the meeting, from time to time and from place to place as the chairman of the meeting shall determine (subject to any directions from the Board of Directors or a duly authorized committee thereof). Whenever a meeting is adjourned for more than five days, the Directors shall give notice of the adjourned meeting in such manner as they consider expedient. No business shall be transacted at any adjourned meeting other than the business which might have been transacted at the meeting from which the adjournment took place."

     An amendment to the ADT Bye-Laws requires the approval of the shareholders of ADT in general meeting. Approval of the ADT Bye-Law Amendment Proposal is not a condition of the Merger.

     If the ADT Bye-Law Amendment Proposal becomes effective, it is the present intention of the ADT Board and of the directors of Tyco and of ADT who will (or may) constitute the Combined Company Board, to adjourn the Western Proposals Meeting to a date to be determined by the ADT Board or the Combined Company Board, as the case may be, unless at that time Western has acquired a majority of the outstanding ADT Common Shares. The purpose of the adjournment would be to allow the Western Proposals to be considered at a time when the outcome of the Merger is clear and all shareholders of ADT (including such persons as may become ADT shareholders pursuant to the Merger) are able properly to consider and vote upon the Western Proposals.

     THE ADT BOARD UNANIMOUSLY RECOMMENDS THAT ADT SHAREHOLDERS VOTE FOR THE ADT BYE-LAW AMENDMENT PROPOSAL.

ADT CAPITAL INCREASE PROPOSAL

     At the ADT Meeting, ADT shareholders will be asked to approve an increase in the authorized share capital of ADT to $175,750,000 by the creation of an additional 280,000,000 ADT Common Shares. The ADT Capital Increase Proposal is not conditioned on the ADT Merger Proposals or the Other ADT

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Meeting Proposals. If the ADT Capital Increase Proposal is duly approved, the number of shares to be created under the Recapitalization Proposal will be adjusted accordingly, after taking into account the Reverse Stock Split. See "ADT Merger Proposal on Recapitalization".

     The ADT Capital Increase Proposal contemplates the creation of an additional 280,000,000 ADT Common Shares which the ADT Board believes it is desirable to have available for future financings, acquisitions and other corporate purposes if the Merger does not become effective for any reason. The ADT Board would have the discretion to issue the additional ADT Common Shares from time to time for any corporate purpose without further action by shareholders, except as may be required by stock exchange rules.

     THE ADT BOARD UNANIMOUSLY RECOMMENDS THAT ADT SHAREHOLDERS VOTE FOR THE ADT CAPITAL INCREASE PROPOSAL.

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                        COMPARISON OF SHAREHOLDER RIGHTS

GENERAL

     The rights of ADT shareholders are governed by Bermuda law and the ADT Memorandum and the ADT Bye-Laws. The rights of Tyco shareholders are governed by Massachusetts law and the Tyco Articles and the Tyco Bylaws. Upon consummation of the Merger, the rights of ADT shareholders and of Tyco shareholders who become shareholders of the Combined Company in the Merger will be governed by Bermuda law, the ADT Memorandum (referred to in this section as the "Combined Company Memorandum") and the ADT Bye-Laws (referred to in this section as the "Combined Company Bye-Laws"). The following is a summary of the principal differences between the current rights of Tyco shareholders and those of Combined Company shareholders following the Merger.

     The following discussions are not intended to be complete and are qualified by reference to Bermuda law, Massachusetts law and the ADT Memorandum, the ADT Bye-Laws, the Tyco Articles and the Tyco Bylaws. Copies of the ADT Memorandum, the ADT Bye-Laws, the Tyco Articles and the Tyco Bylaws will be sent to holders of ADT Common Shares and Tyco Common Shares upon request. See "Where You Can Find More Information."

COMPARISON OF CURRENT TYCO SHAREHOLDER RIGHTS AND RIGHTS OF COMBINED COMPANY SHAREHOLDERS FOLLOWING THE MERGER

     Quorum. The Tyco Bylaws provide that holders of a majority of shares entitled to vote generally in the election of directors constitutes a quorum. Pursuant to the Combined Company Bye-Laws, the presence, either in person or by proxy, of two holders of Combined Company Common Shares at any general meeting constitutes a quorum.

     Voting Rights. Massachusetts law provides that shareholders entitled to vote shall have one vote for each share of stock owned by them and a proportionate vote for a fractional share. Pursuant to the Tyco Bylaws, when a quorum is present, any matter brought before a shareholder meeting shall be decided by the vote of a majority of the votes entitled to be cast and are present, either in person or by proxy, at such meeting, except where a larger vote is otherwise required by law or the Tyco Articles. Neither Massachusetts law nor the Tyco Articles or Bylaws contain a provision that allows shareholder voting by a show of hands.

     Under Bermuda law, questions proposed for consideration at a general meeting shall be decided on a simple majority of votes or by such majority as the bye-laws of a company may prescribe except where a larger majority is required by law. Any question proposed for consideration at a general meeting may be decided on a show of hands in which each shareholder present in person or by proxy is entitled to one vote and casts such vote by raising his or her hand unless, before or on the declaration of the result of a show of hands, a poll is demanded by (i) the Chairman of the meeting, (ii) at least three shareholders present in person or represented by proxy, (iii) any shareholder or shareholders present in person or represented by proxy holding between them 10% of the total voting rights of all the shareholders entitled to vote at such meeting, or (iv) a shareholder or shareholders present in person or represented by proxy holding shares in such company entitled to vote at such meeting and on which an aggregate sum has been paid up equal to at least 10% of the total sum paid up on all such shares entitled to vote. Where a poll has been demanded, every shareholder present in person or by proxy is entitled to one vote for each share held by him.

     The Combined Company Bye-Laws provide that a Combined Company shareholder is not entitled (except as a proxy for another shareholder) to be present or vote at any meeting if such shareholder has been served, and failed to comply, with a notice under the Combined Company Bye-Laws stating that such shareholder must make an offer in accordance with the City Code (as defined below), as applied by the Combined Company Bye-Laws (as described below), or, as the case may be, in accordance with the Combined Company Bye-Laws. A shareholder of the Combined Company also loses the right to vote for a period of 180 days if such shareholder acquires three percent or more of the issued share capital of any class of Combined Company shares, either alone or with others, and fails to notify the Combined

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Company of such acquisition within two days or, already possessing three percent or more, the shareholder fails to notify the Combined Company of a change in the shareholder's interests amounting to one percent or more of the share capital of any class and such shareholder is so notified by the Combined Company Board of such loss of right. In addition, the Combined Company Bye-Laws provide that any person who is known or believed by the Combined Company to be interested in Combined Company Common Shares and has failed to comply with a notice from the Combined Company requesting specified information regarding such person's interests in shares in the Combined Company shall lose the right to vote for the period during which such person fails to comply with the notice plus an additional ninety days.

     Massachusetts law has no cumulative voting provision, and the Tyco Articles do not provide for such cumulative voting. Under cumulative voting, each shareholder casts as many votes for directors as he has shares of stock multiplied by the number of directors to be elected. Bermuda law allows, but does not require, cumulative voting for the election of directors. Combined Company shareholders do not have cumulative voting rights for the election of directors, either under Bermuda law or under the Combined Company Bye-Laws.

     Shareholder Proposals. Under the Tyco Bylaws, shareholder proposals or nominations of persons for election to the Tyco Board to be submitted at a shareholders meeting require advance notice. To be timely, such advance notice must be received in writing by the Secretary of Tyco not less than sixty days prior to the meeting in question and, if pertaining to the nomination of persons for election to the Tyco Board, shall contain the name of the proposed nominee, certain information required by Section 14 of the Exchange Act with respect to the proposed nominee and a representation that the proposed nominee has consented to being named in a proxy as a nominee for director and has consented to serve as a director if elected.

     Under Bermuda law, a shareholder wishing to move a resolution at an annual general meeting of a company must give notice to the company of the resolution at least six weeks before the meeting. If after notice has been given and an annual general meeting is called for a date less than six weeks after the giving of that notice, the notice shall be deemed to have been given in time. Only shareholders who represent not less than one-twentieth of the total voting rights of members having a right to vote at the meeting or who are one hundred or more in number may requisition a resolution at an annual general meeting. The Combined Company Bye-Laws provide that other than a director retiring at a general meeting of shareholders or unless recommended by the Combined Company Board, advance written notice to the Secretary of the Combined Company of shareholder nominations of persons for election to the Combined Company Board is required. To be timely, such notice must be received by the Secretary of the Combined Company not less than six and not more than twenty-eight clear days before the day appointed for the meeting at which such election is to be held. Such notice must be given by a shareholder (not being the person to be proposed) entitled to attend and vote at the meeting for which such notice is given and must also include notice in writing signed by the person to be proposed of such person's willingness to be elected.

     Special Meeting of Shareholders. Massachusetts law provides that special meetings of shareholders of a corporation with a class of voting stock registered under the Exchange Act may be called by a corporation's president or its board of directors, and, unless otherwise provided in the corporation's articles of organization or bylaws, must be called by its clerk or other officer upon written application of the owners of at least 40% of the corporation's stock entitled to vote at such meeting. The Tyco Bylaws provide that a special meeting of shareholders may be called by the chief executive officer or by the Tyco Board on ten days' written notice or as otherwise provided by law. The Combined Company Bye-Laws provide that the directors of the Combined Company are authorized to call a special general meeting at any time on not less than five days' notice. Pursuant to Bermuda law and the Combined Company Bye-Laws, the Combined Company Board is also required, on the written request of Combined Company shareholders holding at least 10% of the paid-up capital of the Combined Company entitled to vote at a general meeting, to convene a special general meeting of the Combined Company. If the directors do not convene a meeting within twenty-one days from the date of the request, the requesting shareholders, or any of them representing more than one-half of the total voting rights of all of them, may themselves

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

convene a meeting, but any meeting so convened may not be held later than three months from the date of the request.

     Inspection Rights. Under Massachusetts law, a corporation's shareholders have the right for a proper purpose to inspect the corporation's articles of organization, bylaws, records of all meetings of incorporators and shareholders, and its stock and transfer records, including the shareholder list. In addition, shareholders of a Massachusetts business corporation have a qualified common-law right under certain circumstances to inspect other books and records of the corporation.

     Under Bermuda law, members of the general public have the right to inspect the public documents (which include the Memorandum of Association (including its objects and powers) and any amendments thereto and documents relating to any increase or reduction of authorized capital) of a Bermuda company at the office of the Registrar of Companies in Bermuda. The shareholders of a Bermuda company have the additional right to receive a copy of the company's bye-laws and its audited financial statements and the right to inspect minutes of general meetings. The register of shareholders of a Bermuda company is also open for inspection by shareholders without charge, and to members of the general public for a minimal fee. A Bermuda company must also keep at its registered office a register of directors and officers which is open for inspection by members of the public without charge. Bermuda law does not provide a general right for shareholders to inspect or obtain copies of any other corporate records.

     Dividends. Under Massachusetts law, the payment of dividends is generally permissible if such payment is not made when the corporation is insolvent, does not render the corporation insolvent and does not otherwise violate the law or the corporation's articles of organization. Under Bermuda law, a dividend cannot be declared or paid if there are reasonable grounds for believing that the company is, or after such payment would be, unable to pay its liabilities as they became due or if the realizable value of the company's assets would thereby be less than the aggregate of its liabilities and its issued share capital and share premium accounts. Under the Combined Company Bye-Laws, dividends may only be paid out of profits available for the purpose, and a shareholder's right to receive dividends is suspended during such time as he is disqualified from voting, as stated above under "Voting Rights."

     Derivative Actions. Under Massachusetts law, a shareholder may institute a derivative suit in the right of the corporation against the shareholders, officers or directors of a corporation if he or she was a shareholder at the time of the act complained of or received his or her shares by operation of law from one who was a shareholder at such time. Under Bermuda law, subject to certain limited exceptions, minority shareholders are not permitted to bring derivative actions for wrongs done to their company.

     Board of Directors. Massachusetts law and the Tyco Bylaws provide that the number of directors shall be not less than three. The Tyco Board currently consists of eight members. Under the Tyco Bylaws the number of directors may be increased at any meeting of shareholders or by vote of a majority of the directors then in office. The Combined Company Bye-Laws provide that the number of directors shall be such number, not less than two, as the shareholders at a general meeting may from time to time determine.

     Classification of the Board of Directors. Massachusetts law provides that the directors of a publicly-held corporation shall be classified into three classes, with the effect that directors are elected and serve for staggered terms of three years. Massachusetts law permits a corporation to opt out of the classified board provisions by vote of the directors or by a two-thirds vote of shareholders. Tyco has, by vote of its directors, opted out of the classified board provisions of Massachusetts law, and the Tyco Bylaws provide for an annual election of all directors. However, Massachusetts law provides that a publicly-held corporation that has opted out of the classified board provisions by vote of its directors may at any time thereafter by vote of its directors (and without any action on the part of its shareholders) elect to become subject to the classified board provisions. Massachusetts law provides that, at any time that the classified board provisions are in effect, (i) directors may be removed only for cause (as defined), (ii) the number of directors shall be fixed only by vote of the directors, and (iii) vacancies and newly created directorships shall be filled solely by vote of a majority of the remaining directors then in office. The Combined Company Board is not classified, and the Combined Company Bye-Laws do not contemplate a classified

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board. Under Bermuda law, the election of directors of a company may be regulated by its bye-laws or otherwise determined by the company in general meeting. The Combined Company Bye-laws do not prescribe any particular term of office for a director, except one appointed to fill a casual vacancy.

     Removal of Directors; Vacancies on the Board of Directors. Pursuant to Massachusetts law and the Tyco Bylaws and subject to the provisions of the immediately preceding paragraph, a director may be removed from office with or without cause by the holders of a majority of votes entitled to vote generally in the election of directors, and with cause by a vote of the majority of directors then in office. Any removal of a director for cause requires adherence to certain due process requirements. Under Massachusetts law and the Tyco Bylaws, vacancies on the board of directors and newly created directorships resulting from any increase in the authorized number of directors are filled by the remaining directors.

     Bermuda law provides that, subject to its bye-laws, the shareholders of a company may at a special general meeting called for that purpose remove a director, subject to statutory due process requirements. The Combined Company Bye-Laws provide that any director may at any time be removed from office as a director either by resolution of the Combined Company shareholders to that effect or upon a written resolution signed by all the other directors of the Combined Company. The remaining Combined Company directors have the power to appoint any qualified person to fill a casual vacancy in the Combined Company Board who shall hold office until the next following annual general meeting, and the existing directors may act notwithstanding any vacancy in the board of directors.

     Exculpation of Directors. Massachusetts law permits a company to eliminate or limit the personal liability of a director to the company and its shareholders for monetary damages for breaches of fiduciary duty, except where such exculpation is expressly prohibited. The circumstances under which such exculpation is prohibited include breaches of a director's duty of loyalty, actions undertaken not in good faith or involving intentional misconduct or knowing violations of law, certain actions relating to unauthorized distributions and loans to insiders and transactions from which the director derived an improper personal benefit. The Tyco Articles provide for exculpation for directors.

     Bermuda law permits a company to exempt a director from liability with respect to any negligence, default, breach of duty or breach of trust of which a director may be guilty in relation to the company or any of its subsidiaries except from any liability resulting from fraud or dishonesty. The Combined Company Bye-Laws provide for such exculpation for directors except in relation to the director's own willful negligence, willful default, fraud or dishonesty.

     Indemnification of Directors, Officers and Others. Massachusetts law permits indemnification of directors and officers for expenses incurred by them by reason of their position with the corporation, if the director or officer has acted in good faith and with the reasonable belief that his conduct was in the best interest of the corporation. The Tyco Articles provide for the indemnification of each director of Tyco and any other person who serves in any other office filled by election or appointment by Tyco shareholders or the Tyco Board of Directors against all expenses, including any judgments, amounts reasonably paid in settlement and reasonably incurred professional fees and other disbursements incurred in connection with each suit or proceeding in which such person is involved as a result of serving or having served in such office or at Tyco's request as a director, officer, employee or other agent of any other organization. No indemnification is available with respect to any matter as to which there shall have been an adjudication that the person seeking indemnification did not act in good faith in the reasonable belief that such person's action was in the best interest of Tyco. Neither Massachusetts law nor the Tyco Articles prohibit or limit the rights to indemnification for judgments in derivative actions, but it is not clear that a Massachusetts court would permit indemnification in such circumstances.

     Bermuda law permits a company to indemnify its officers and employees with respect to any loss arising or liability attaching to such persons by virtue of any rule of law concerning any negligence, default, breach of duty or breach of trust of which the officer or employee may be guilty in relation to the company or any subsidiary thereof; provided, however, that the company shall not indemnify an officer or employee against any liability arising out of any fraud or dishonesty of which such person may be guilty.

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The Combined Company Bye-Laws provide that every director, secretary and other officer of the Combined Company shall be indemnified by the Combined Company against all costs, losses and expenses which any such officer may be liable for by reason of any contract entered into, or any act or thing done by such officer in the discharge of such officer's duties, provided that the indemnity contained in the Combined Company Bye-Laws shall not extend to any matter which would render such indemnification void under applicable Bermuda law.

     Interested Director Transactions. Massachusetts does not have a general statutory provision governing interested director transactions. Under Massachusetts law, interested director transactions may be challenged on the grounds that the transaction is unfair to the corporation or that it was not entered into in good faith. The Tyco Articles provide that, unless entered into in bad faith, no contract or transaction by Tyco shall be void or voidable by reason of the fact that it is with an officer, director, shareholder, employee or other interested person, and such person shall not be liable to Tyco or any other person because of such interest. These provisions apply notwithstanding that the presence of such interested person was necessary to constitute a quorum at the meeting at which such contract or transaction was authorized or that the vote of such person was necessary for authorization of such contract or transaction.

     Under the Combined Company Bye-Laws, no director is disqualified from contracting with the Combined Company and no contract will be avoided by reason of such director holding that office or of the fiduciary relationship thereby established if the requisite disclosure by the interested director is made. A director who to his knowledge is in any way, whether directly or indirectly, interested in a contract or arrangement with the Combined Company shall declare the nature of his interest at the meeting of the directors at which the question of entering into the contract or arrangement is first taken into consideration, if he knows his interest then exists, or in any other case at the first meeting of the directors after he knows that he is or has become so interested. Subject to certain exceptions, an interested director shall not be counted towards a quorum, nor vote, with respect to the board of directors authorization of such contract. Failure to make a declaration of interest constitutes a breach of duty of a director under Bermuda law.


     Amendments to Constitutional Documents. Under Massachusetts law, amendments to a corporation's articles of organization relating to certain changes in capital or in the corporate name require the vote of at least a majority of each class of stock outstanding and entitled to vote thereon. Amendments relating to other matters require a vote of at least two-thirds of each class outstanding and entitled to vote thereon or, if the articles of organization so provide, a greater or lesser proportion but not less than a majority of the outstanding shares of each class. The Tyco Articles contain no such provision. Under Massachusetts law, the articles of organization or by-laws may provide that all outstanding classes of stock shall vote as a single class, but the separate vote of any class of stock, the rights of which would be adversely affected (as defined under Massachusetts law), by any amendment to the Tyco Articles would also be required.


     Bermuda law provides that a company may, with the consent of the Minister of Finance, by resolution passed at a general meeting of members of which due notice has been given, alter the provisions of its memorandum of association. Holders of at least 20% of any class of the company's share capital may apply to the Bermuda Supreme Court to annul an alteration and, if such application is made, the alteration shall not have effect except insofar as it is confirmed by the Court. In addition, under Bermuda law a company may alter the conditions of its memorandum of association, if so authorized by a general meeting and by its bye-laws, so as to increase its share capital, divide its shares into several classes, consolidate and divide its share capital into shares of a larger par value, sub-divide its shares into shares of a smaller par value, change the currency denomination of its share capital and cancel any shares which have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount so canceled. The Combined Company Bye-Laws include such authority (except as to changing the currency denomination of its share capital).

     Bermuda law also permits a company or any of its subsidiaries to purchase shares in the company. In the case of a purchase by the company itself, purchases may only be made if the company is so authorized

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by its memorandum of association or bye-laws and if its issued share capital is not thereby reduced below the minimum capital specified in its memorandum. The Combined Company Bye-Laws contain such authority in respect of such amount of share capital as is authorized by the shareholders in general meeting from time to time. The Combined Company Bye-Laws provide that the rights attached to any class of shares (unless otherwise provided by the terms of such class) may be varied either by the consent in writing of the holders of three-fourths of the issued shares of the class or by a resolution passed at a separate meeting of the holders of such class of shares by the holders of three-fourths of the shares of such class voting at such separate meeting. The rules of a Combined Company general shareholder meeting shall apply, mutatis mutandis, to such separate meeting, except that (i) the quorum required at such separate meeting shall be three or more persons holding or representing by proxy not less than one-third of the issued shares of the class, except that at any adjourned meeting, two holders of the shares of the class present in person or by proxy (whatever the number of shares held by them) shall constitute a quorum; (ii) every holder of shares of the class shall be entitled on a poll to one vote for every share of such class held; and (iii) any holder of shares of the class present in person or by proxy may demand a poll. Pursuant to Bermuda law, holders of at least 10% of the class of shares may apply to the Bermuda Supreme Court to cancel a variation otherwise approved by the requisite vote. Upon such application, the variation shall not have effect unless and until it is confirmed by the Court.

     Under Massachusetts law, the power to make, amend or repeal bylaws lies in the shareholders; provided that, if authorized by the articles of organization, the bylaws may provide that the directors may also make, amend or repeal the bylaws, except with respect to any provision which by law, the articles of organization or the bylaws requires action by the shareholders. The Tyco Articles also provide that the Tyco Board, as well as the shareholders, may amend the Tyco Bylaws to the extent permitted by law. The Tyco Bylaws provide that any amendment or bylaw adopted by the Tyco Board may be amended or repealed by the shareholders. The Tyco Bylaws further provide that the provisions of the Tyco Bylaws relating to Business Combinations with Related Persons may only be amended or repealed by the vote of the holders of not less than 80% of the Voting Stock (as defined in the Tyco Bylaws), unless such amendment is approved by the majority of Continuing Directors (as defined in the Tyco Bylaws), in which case such amendment shall only require the affirmative vote of the shareholders otherwise required by law, the Tyco Bylaws or the Tyco Articles. See "Provisions Concerning Significant Shareholders" below. Pursuant to Bermuda law and the Combined Company Bye-Laws, the Combined Company Board may amend the Combined Company Bye-Laws, provided that no such amendment will be operative unless and until it is confirmed by the Combined Company shareholders at a general meeting of the Combined Company shareholders.

     Sale, Lease or Exchange of Assets and Mergers. Massachusetts law provides that a vote of two-thirds of the shares of each class of stock outstanding and entitled to vote thereon is required to authorize the sale, lease or exchange of all or substantially all of a corporation's property and assets or a merger or consolidation of the corporation into any other corporation, except that the articles of organization may provide that the vote of a greater or lesser proportion, but not less than a majority of the outstanding shares of each class, is required. Under Massachusetts law, a merger or consolidation also requires the separate vote of any class of stock, the rights of which would be adversely affected by the transaction.

     Under Bermuda law, there is no requirement for a company's shareholders to approve a sale, lease or exchange of any of its property and assets. Under Bermuda law, a company may enter into a compromise or arrangement in connection with a scheme for the reconstruction of the company on terms which include, among other things, the transfer of all or part of the undertaking or assets of the company to another company. Any such compromise or arrangement requires the approval of a majority in number representing three-fourths in value of each class of shareholders of the company and the sanction of the Bermuda Supreme Court.

     Pursuant to Bermuda law, unless the company's bye-laws provide otherwise, an amalgamation requires the approval of the holders of at least three-fourths of those voting at a meeting of shareholders at which a requisite quorum is present. For purposes of approval of an amalgamation, all shares, whether or not

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otherwise entitled to vote, carry the right to vote. A separate vote of a class of shares is required if the rights of such class would be altered by virtue of the amalgamation.


     Provisions Concerning Significant Shareholders. Article I, Section 6 of the Tyco Bylaws provides that any person (a "Related Person") who together with its Affiliates and Associates (each as defined in the Tyco Bylaws) owns 5% or more of the outstanding shares of Voting Stock (defined in the Tyco Bylaws to include all outstanding shares of capital stock of Tyco entitled to vote in the election of directors other than shares only entitled to vote upon the occurrence of a specified event or condition) of Tyco, and any Affiliate or Associate of such person (other than Tyco and its Subsidiaries (as defined in the Tyco Bylaws)), must comply with certain minimum price and procedural requirements or, in the alternative, obtain the advance approval of a majority of Tyco's Continuing Directors (as defined in the Tyco Bylaws) or holders of not less than 80% of Tyco's Voting Stock in order to effect a merger or other Business Combination involving Tyco. The various transactions in the definition of "Business Combination" include: any merger or consolidation of Tyco or of any of its Subsidiaries with or into a Related Person; any sale, lease, exchange, transfer or other disposition, in one transaction or a series of transactions,
(i) to a Related Person or an Affiliate or Associate of a Related Person of any Substantial Part (as defined in the Tyco Bylaws) of the assets of Tyco or a Subsidiary or (ii) from a Related Person or an Affiliate or Associate of a Related Person, in an amount that would constitute, immediately prior to such transaction, a Substantial Part of the assets of Tyco; any issuance or sale by Tyco or a Subsidiary of any of its securities to a Related Person or an Affiliate or Associate of a Related Person other than pursuant to an employee plan approved by a majority of the Continuing Directors and the shareholders of Tyco; any acquisition by Tyco or a Subsidiary of any securities of a Related Person or Affiliate or Associate of a Related Person; any adoption of any plan for the liquidation or dissolution of Tyco proposed by or on behalf of a Related Person or any Affiliate or Associate of a Related Person; and any reclassification of securities, recapitalization of Tyco or any other transaction that has the effect, directly or indirectly, of increasing the proportion of the outstanding shares of any class of Tyco's or any Subsidiary's equity securities owned by a Related Person or any Affiliate or Associate of a Related Person. The Tyco Bylaws confer upon a majority of the Continuing Directors the authority to determine, among other things, whether a person is a Related Person and whether any proposed Business Combination complies with the minimum price and procedural requirements. This section of the Tyco Bylaws cannot be repealed or amended, nor may an inconsistent provision be adopted, without the affirmative vote of a majority of the Continuing Directors or holders of not less than 80% of the outstanding shares of the Voting Stock of Tyco.


     Pursuant to Combined Company Bye-Law 104(1)(A), if any person, whether as a result of one transaction or a series of transactions, would be obligated to make an offer to the Combined Company security holders pursuant to the Rules of the City Code on Take-overs and Mergers of the United Kingdom of Great Britain and Northern Ireland (the "City Code"), the Combined Company Board may require such person to make such an offer as if the City Code applied to the Combined Company. The City Code provides that when any person (and persons acting in concert with such person) acquires shares which carry 30% or more of the voting rights of a company, such person must make an offer for all shares of any class of equity share capital (whether voting or non-voting) and also any voting non-equity share capital in which any such person or persons hold shares. The offer must be for cash or offer a cash alternative, in each case at not less than the highest price paid (in cash or otherwise) for shares of the same class by the offeror, or anyone acting in concert with the offeror, during the offer period and within the 12 months prior to commencement of the offer.

     Bye-Law 104(3) further provides that where any person is interested, whether as a result of a series of transactions over a period of time or not, in 30% or more of the outstanding shares, the Combined Company Board may serve a notice requiring that person to make an offer for all of the outstanding securities of the Combined Company if the Combined Company Board determines that an offer pursuant to Bye-Law 104(1)(A) of the Combined Company Bye-Laws is not expedient or if a person required to make such an offer fails to do so. Such offer must be made within 30 days of the demand on terms that payment in full therefor will be made within 21 days of such offer becoming unconditional in all respects. If the Combined Company Board serves a notice under this provision, the Combined Company Board may also require that the offeror offer to purchase securities of the Combined Company convertible into voting or non-voting shares of the Combined Company on terms considered "fair and reasonable" by the Combined Company Board in its sole discretion. Unless the Combined Company Board otherwise agrees, such an offer must be for cash or must offer a cash alternative at not less than the highest price paid by the offeror or any person acting in concert with it for shares of such class within the preceding 12 months or, if unavailable or inappropriate, at a price fixed by the directors. Any such offer must remain open for at least 14 days after the date on which it becomes unconditional as to acceptances.

     Bye-Law 104(1)(B) provides that when any person has acquired, is in the process of acquiring, or appears to the Combined Company Board likely to acquire an interest in the capital stock of the Combined Company in circumstances in which such person would be subject to the Rules Governing Substantial Acquisitions of Shares ("SARs"), the Combined Company Board may give notice requiring such person to comply with the SARs, and if such person fails to comply, give further notice requiring such person to dispose or to procure the disposal by any person with whom such person has acted in concert of any interest in shares acquired within 28 days of the date of such notice. The SARs provide that a person may not, in any period of seven days, acquire shares representing 10% or more of the voting rights in a company if such shares, aggregated with shares already held by the purchaser, would carry 15% or more but less than 30% of the voting rights of such company. The SARs do not apply to an acquisition from a single shareholder if such acquisition is the only acquisition within a seven-day period. The SARs also do not apply to a person who acquires 30% or more of the voting rights in a company.

     Under the Combined Company Bye-Laws, any person who acquires an interest in three per cent or more of the issued share capital of any class of the Combined Company is required to notify the company of that interest and, on any change in that person's interest amounting to one per cent, or more of the issued capital of any class, of such change. Any such notification must be made within two days (Saturdays and Sundays excluded) after the relevant event. In determining the percentage interest of any person for these purposes, interests of persons acting in concert for the purposes of Bye-law 104 may be aggregated. Neither Massachusetts law nor the Tyco Bylaws include any corresponding requirement.

     Take-Over Bid Statute. Under Massachusetts law, the take-over bid statute imposes procedural requirements in connection with certain take-over bids. A take-over bid ("Take-Over Bid") is the acquisition or offer to acquire stock which would result in the acquiror possessing more than 10% of the voting power of any class of an issuer's stock. A Take-Over Bid does not include, among other things, any offer which the board of directors of the issuer has consented to and approved and has recommended its shareholders accept, if the terms of such bid, including any inducements to officers or directors which are not made available to all shareholders, have been furnished to the shareholders. Bermuda does not have a similar statute.

     Business Combination Statute. Massachusetts' "business combination" statute provides that, if a person (with certain exceptions) acquires 5% or more of the stock of a Massachusetts corporation without the approval of the board of directors of that corporation (an "interested shareholder"), he may not engage in certain transactions with the corporation for a period of three years. The Massachusetts statute includes certain exceptions to this prohibition; for example, if the board of directors approves the acquisition of stock or the transaction prior to the time that the person became an interested shareholder, or if the interested shareholder acquires 90% of the voting stock of the corporation (excluding voting stock owned by directors who are also officers and certain employee stock plans) in one transaction, or if the transaction is approved by the board of directors and by the affirmative vote of two-thirds of the outstanding voting stock which is not owned by the interested shareholder. The business combination statute permits a corporation to elect not to be governed by these provisions by including such an election in its articles of organization or bylaws. Tyco has not made such an election and is subject to the Massachusetts business combination statute. Bermuda does not have a similar statute.

     Control Share Acquisition Statute. Under the Massachusetts control share acquisition statute, a person (hereinafter, the "acquirer") who makes a bona fide offer to acquire, or acquires, shares of stock of a public corporation that, when combined with shares already owned, would increase the acquirer's ownership to at least 20%, 33 1/3% or a majority of the voting stock of the corporation, the acquirer must obtain the approval of a majority of shares held by all shareholders except the acquirer and the officers and inside directors of the corporation in order to vote the shares acquired. The statute does not require the acquirer to consummate the purchase before the shareholder vote is taken. The control share acquisition statute permits a Massachusetts corporation to elect not to be governed by these provisions by including such an election in its articles of organization or by-laws. The Tyco Articles and the Tyco Bylaws have no such provision. Bermuda does not have a similar statute.

     Required Purchase and Sale of Shares. Pursuant to Bermuda law, where the transfer of shares or any class of shares in a company (the "transferor company") to another company (the "transferee company") has, within four months after the making of the offer, been approved by the holders of not less than 90% in value of the shares or class of shares for which the offer was made, subject to the satisfaction of certain conditions, the transferee company may, within two months after the expiration of the four month period, give notice to any dissenting shareholder that it desires to acquire his or her shares, and then such transferee company shall be entitled and bound to acquire such shares on the terms on which shareholders that approved such scheme or contract transferred their shares, unless the Bermuda Supreme Court orders otherwise upon application by the dissenting shareholder. "Dissenting shareholder" includes a shareholder that has not assented to a scheme or contract and any shareholder that has failed or refused to transfer shares to the transferee company.

     Within one month of the transfer of 90% in value of the transferor company's shares or class of shares to the transferee company, or to its nominee or subsidiary, the transferee company shall notify the holders of the remaining shares of such transfer. Within three months of the giving of notice, any such remaining holder of shares may require the transferee company to acquire his shares, and the transferee company shall be required to acquire such shares on the same terms as provided for in the scheme or contract or upon such terms as may be agreed or upon such terms as the Bermuda Supreme Court may determine upon application of the transferee company or the shareholder. Neither Massachusetts law nor the Tyco Articles or the Tyco Bylaws contain similar provisions.

     Under Bermuda law, a holder or holders of not less than 95% of the shares or any class in a Bermuda company may give notice to the remaining shareholders or class of shareholders of the intention to acquire their shares on the terms set out in the notice. Bermuda law provides that when such notice is given, the acquiring holder or holders shall be entitled and bound to acquire the shares of the remaining shareholders on the terms set out in the notice unless a remaining shareholder exercises statutory appraisal rights.

     Short Form Merger. Under Massachusetts law, where 90% of the outstanding shares of each class of stock of a corporation is owned by another corporation, the parent corporation may merge such other corporation into itself by vote of the parent corporation's directors only. In the event that all of the stock of a subsidiary Massachusetts corporation which is party to a short-form merger under this provision of Massachusetts law is not owned by the parent corporation, the minority shareholders of such subsidiary corporation have appraisal rights under Massachusetts law.

     Bermuda law provides for short form amalgamations between companies and their wholly-owned subsidiaries.

     Appraisal Rights. Under Massachusetts law, a properly dissenting shareholder is entitled to receive the appraised value of his shares when the corporation votes (i) to sell, lease or exchange all or substantially all of its property and assets, (ii) to adopt an amendment to its articles of organization that adversely affects the rights of the shareholder, or (iii) to merge or consolidate with another corporation, unless the corporation survives the transaction and a vote of the shareholders was not required by statute to approve such merger or consolidation.

     Under Bermuda law, a properly dissenting shareholder who did not vote in favor of an amalgamation and who is not satisfied that he has been offered fair value for his shares is entitled to receive the appraised value of his shares.

     Shareholder Rights Plan. Although Massachusetts law provides specific statutory authorization for the adoption of a shareholder rights plan, Tyco does not have a shareholder rights plan. In 1996, ADT adopted the ADT Shareholders Rights Plan. The ADT Shareholders Rights Plan provides that unless certain actions are taken by the ADT Board (as appropriate, ADT also refers to the Combined Company after the Effective Time), upon the Distribution Date (as defined) each Right, other than those Rights owned by an Acquiring Person (as defined) will become exercisable. Each Right entitles its holder, among other things, to purchase ADT Common Shares from ADT at a 50% discount from the market price of ADT Common Shares on the Distribution Date. It is a condition to the Merger that ADT take such action as shall be required to either (i) amend the ADT Shareholders Rights Plan to provide that no Distribution Date shall occur and no person shall become an Acquiring Person by reason of the consummation of the Merger or the transactions contemplated by the Merger Agreement or (ii) redeem or otherwise terminate all outstanding Rights. See "The Merger Agreement--Certain Covenants; Conditions to the Merger."

     Consideration of Societal Factors. Massachusetts law expressly provides that, in determining what a director reasonably believes to be in the best interests of the corporation, he or she may consider the interests of the corporation's employees, suppliers, creditors and customers; the economy of the state, region and nation; community and societal considerations; and the long-term as well as short-term interests of the corporation and its shareholders, including the possibility that these interests may be best served by the continued independence of the corporation. Thus, these interests could be considered even in connection with a decision to sell the company. The Tyco Articles and the Tyco Bylaws do not discuss the consideration of societal factors. Neither Bermuda law nor the Combined Company Memorandum or the Combined Company Bye-Laws contain provisions regarding consideration of societal factors.

                 DESCRIPTION OF COMBINED COMPANY SHARE CAPITAL

     The summary of the terms of the share capital of the Combined Company set forth below does not purport to be complete and is qualified by reference to the Combined Company Memorandum and the Combined Company Bye-Laws. Copies of the Combined Company Memorandum and the Combined Company Bye-Laws are incorporated by reference in this Joint Proxy Statement/Prospectus and will be sent to holders of ADT Common Shares and Tyco Common Shares upon request. See "Where You Can Find More Information."

AUTHORIZED SHARE CAPITAL

     Upon the Merger becoming effective, the Combined Company's authorized share capital will consist of 750,000,000 Combined Company Common Shares, par value $0.20 per share, 125,725,000 convertible cumulative redeemable preference shares, par value $1 per share, divided into three classes (the "Convertible Preference Shares") (including a class of first preference shares (the "First Preference Shares")), and 25,000 exchangeable cumulative redeemable preference shares, par value $1 per share (the "Exchangeable Preference Shares") (the Convertible Preference Shares and the Exchangeable Preference Shares, collectively, the "Preference Shares").

COMBINED COMPANY COMMON SHARES

     Dividends. The directors of the Combined Company may declare dividends out of profits of the Combined Company available for that purpose as long as there are no reasonable grounds for believing that the Combined Company is, or after such dividend would be, unable to pay its liabilities as they became due or if the realizable value of the Combined Company's assets would thereby be less than the aggregate of its liabilities and its issued share capital and share premium accounts. Subject to such special rights as may be attached to any other shares in the Combined Company, all dividends are payable according to the amounts paid or credited as paid on the Combined Company Common Shares. Dividends are normally payable in U.S. dollars, but holders with a registered address in the United Kingdom and other countries outside the United States may receive payment in another currency. Any dividend which is unclaimed may be invested or otherwise made use of by the directors of the Combined Company and after a period of 12 years is forfeited and reverts to the Combined Company.

     Voting Rights. At any general meeting of the Combined Company, votes may be given in person or by proxy and each holder of Combined Company Common Shares is entitled, on a show of hands, to one vote and, on a poll, to one vote for each Combined Company Common Share held by him. Any proxy must be a shareholder of the Combined Company.

     Liquidation. On a liquidation of the Combined Company, holders of Combined Company Common Shares are entitled to receive any assets remaining after the payment of the Combined Company's debts and the expenses of the liquidation, subject to such special rights as may be attached to any other class of shares.

     Suspension of Rights. In certain circumstances, the rights of a shareholder to vote and to receive any payment or income or capital in respect of a Combined Company Common Share may be suspended. Those circumstances include failure to provide information about ownership of and other interests in Combined Company Common Shares, if so required in accordance with the Combined Company Bye-Laws. See "Comparison of Shareholder Rights--Comparison of Current Tyco Shareholder Rights and Rights of Combined Company Shareholders Following the Merger--Voting Rights."

     Variation of Rights. If at any time the share capital of the Combined Company is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of the issue of the shares of that class) may be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a resolution passed at a separate general meeting of the holders of the shares of that class by a majority of three-fourths of such holders voting in person or by proxy.

     Transfers. A Combined Company Common Share may be transferred in any manner the Combined Company Board may approve. The board may require the transfer to be by an instrument signed by the transferor and, in the case of a partly paid share, also by the transferee. The instrument must be in writing in the usual common form or in any other form which the board may approve and must be lodged at the office of the registrar of the Combined Company for registration. The Combined Company Board may decline to register any transfer of shares on which the Combined Company has a lien, any transfer of shares not fully paid up to a transferee of whom they do not approve and any transfer of shares by a transferor or to a transferee on whom the Combined Company has duly served a notice under the provisions of the Combined Company Bye-Laws described under "--Suspension of Rights" above, during a period of suspension of voting rights.

     General. The outstanding ADT Common Shares are, and those Combined Company Common shares to be issued pursuant to the Merger will be, duly authorized, validly issued, fully paid and non-assessable. All such shares are, or will be, in registered form. AS&K Services Limited will be the Combined Company's Registrar and Chase Mellon Shareholder Services, L.L.C. will be the transfer agent for the Combined Company Common Shares.

COMBINED COMPANY PREFERENCE SHARES

     As of March 24, 1997, no Preference Shares were issued or outstanding. Under the Combined Company Bye-Laws, the Combined Company Board, in its sole discretion, may designate, allot and issue one or more series of First Preference Shares from the authorized and unissued First Preference Shares. Subject to limitations imposed by law, the Combined Company Memorandum or the Combined Company Bye-Laws, the board is empowered to determine the designation of, and the number of shares constituting, each series of First Preference Shares, the dividend rate for each series, the terms and conditions of any voting and conversion rights for each series, the amounts payable on each series on redemption or return of capital and the preference and relative rights among each series of First Preference Shares. At present, 2,500,000 First Preference Shares have been designated as Series A First Preference Shares and are reserved for issue upon exercise of the Rights.

     ADT currently has in place the ADT Shareholders Rights Plan. Pursuant to the Merger Agreement, it is a condition to the Merger that, at Tyco's election (to be communicated to ADT not less than fifteen business days before the ADT Meeting), either ADT shall have amended the ADT Shareholder Rights Plan to affirmatively provide that the Rights shall not be exercisable as a result of the Merger or ADT shall have redeemed or otherwise terminated all outstanding Rights.

STOCK EXCHANGE LISTING; DELISTING OF TYCO COMMON SHARES

     It is a condition to the Merger that the Combined Company Common Shares issuable in the Merger be approved for listing on the NYSE at or prior to the Effective Time, subject to official notice of issuance. If the Merger is consummated, Tyco Common Shares will cease to be listed on the NYSE. Application will also be made to list the Combined Company Common Shares issuable in the Merger on the London Stock Exchange and the Bermuda Stock Exchange.

                                 LEGAL MATTERS

     The validity of the Combined Company Common Shares to be issued to Tyco shareholders pursuant to the Merger will be passed upon by Appleby, Spurling & Kempe, Hamilton, Bermuda, special counsel to ADT. Certain other legal matters in connection with the Merger will be passed upon for Tyco by Kramer, Levin, Naftalis & Frankel, New York, New York. Joshua M. Berman, a director and secretary of Tyco, is counsel to Kramer, Levin, Naftalis & Frankel and owns 36,000 Tyco Common Shares. Certain legal matters in connection with the Merger will be passed upon for ADT by Davis Polk & Wardwell, New York, New York, Allen & Overy, London, United Kingdom and Appleby, Spurling & Kempe, Hamilton, Bermuda.

                                    EXPERTS

     The consolidated financial statements of Tyco incorporated in this Joint Proxy Statement/Prospectus by reference to the Annual Report on Form 10-K of Tyco as of June 30, 1996 and 1995 and for the three years in the period ended June 30, 1996 have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

     The consolidated financial statements and consolidated financial statement schedules of ADT and its subsidiaries as at December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995 and 1994, have been incorporated by reference in this Joint Proxy Statement/Prospectus in reliance upon the report of Coopers & Lybrand, independent accountants, incorporated by reference herein, and given upon the authority of that firm as experts in accounting and auditing.

                          FUTURE SHAREHOLDER PROPOSALS

     Shareholder proposals intended to be considered for action at the 1997 Annual General Meeting of ADT are required to be received by ADT a reasonable time before the circulation of the proxy statement and form of proxy relating to such meeting for review and consideration for inclusion in such proxy materials.

     SEC rules set forth standards as to what shareholder proposals are required to be included in a proxy statement for an annual meeting.

                      WHERE YOU CAN FIND MORE INFORMATION

     Tyco and ADT file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC filings of Tyco and ADT are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at "http://www.sec.gov."

     ADT filed a Registration Statement on Form S-4 to register with the SEC the Combined Company Common Shares to be issued to Tyco shareholders in the Merger. This Joint Proxy Statement/Prospectus is a part of that Registration Statement and constitutes a prospectus of ADT in addition to being a proxy statement of ADT and Tyco for the Meetings. As allowed by SEC rules, this Joint Proxy Statement/ Prospectus does not contain all the information you can find in the Registration Statement or the exhibits to the Registration Statement.

     The SEC allows Tyco and ADT to "incorporate by reference" information into this Joint Proxy Statement/Prospectus, which means that they can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this Joint Proxy Statement/Prospectus, except for any information superseded by information in this Joint Proxy Statement/Prospectus. This Joint Proxy Statement/Prospectus incorporates by reference the documents set forth below that Tyco and ADT have previously filed with the SEC. These documents contain important information about Tyco and ADT and their finances.


         TYCO SEC FILINGS (FILE NO. 1-5482)                    PERIOD
        ------------------------------------    ------------------------------------
        Annual Report on Form 10-K              Year ended June 30, 1996
        Quarterly Reports on Form 10-Q          Quarters ended September 30, 1996,
                                                December 31, 1996 and March 31, 1997
        Current Reports on Form 8-K             Filed on October 29, 1996, March 4,
                                                1997, March 25, 1997 and March 28,
                                                1997



         ADT SEC FILINGS (FILE NO. 0-16979)                    PERIOD
        ------------------------------------    ------------------------------------
        Annual Report on Form 10-K              Year ended December 31, 1996
        Quarterly Reports on Form 10-Q          Quarter ended March 31, 1997
        Current Reports on Form 8-K             Filed on March 25, 1997
        The description of ADT Common Shares    Filed August 8, 1991
          set forth in the Registration
          Statement on Form 8-A


     Tyco and ADT are also incorporating by reference additional documents that they file with the SEC between the date of this Joint Proxy Statement/Prospectus and the date of the Meetings.

     Tyco has supplied all information contained or incorporated by reference in this Joint Proxy Statement/Prospectus relating to Tyco, and ADT has supplied all such information relating to ADT.

     If you are a shareholder, Tyco and ADT may have sent you some of the documents incorporated by reference, but you can obtain any of them through Tyco, ADT or the SEC. Documents incorporated by reference are available from Tyco and ADT without charge. Exhibits to the documents will not be sent, however, unless those exhibits have specifically been incorporated by reference as exhibits in this Joint Proxy Statement/Prospectus. Shareholders may obtain documents incorporated by reference in this Joint Proxy Statement/Prospectus by requesting them in writing or by telephone from the appropriate party at the following address:

Tyco International Ltd.         ADT Limited
One Tyco Park                   Cedar House
Exeter, New Hampshire 03833     41 Cedar Avenue
USA                             Hamilton HM12, Bermuda
(603) 778-9700                  (441) 295-2244


     If you would like to request documents from Tyco or ADT, please do so by
June   , 1997 to receive them before the Meetings.


     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT/PROSPECTUS TO VOTE ON THE TYCO MERGER PROPOSAL AND THE ADT MERGER PROPOSALS. TYCO AND ADT HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS. THIS JOINT PROXY STATEMENT/PROSPECTUS IS DATED MAY __, 1997. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THE JOINT PROXY STATEMENT/PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN SUCH DATE, AND NEITHER THE MAILING OF THIS JOINT PROXY STATEMENT/ PROSPECTUS TO SHAREHOLDERS NOR THE ISSUANCE OF COMBINED COMPANY COMMON SHARES IN THE MERGER SHALL CREATE ANY IMPLICATION TO THE CONTRARY.

                             LIST OF DEFINED TERMS

           DEFINED TERM              PAGE NO.
-----------------------------------  --------
10-Day Reference Price.............      65
1933 Act...........................      32
1994 Restricted Stock Plan.........      58
A Warrant..........................      58
acquirer...........................     112
Acquisition Proposal...............      59
Act................................      21
Adjusted Case......................      45
ADT................................      13
ADT Automotive.....................      88
ADT Board..........................      15
ADT Bye-Law Amendment Proposal.....      15
ADT Bye-Laws.......................      15
ADT Capital Increase Proposal......      15
ADT Common Shares..................      14
ADT Group Plan.....................      93
ADT Investments....................      19
ADT Investments II.................      19
ADT Management Case................      45
ADT Meeting........................      13
ADT Memorandum.....................      58
ADT Merger Proposals...............      15
ADT Name Change....................      15
ADT Operations.....................      22
ADT Public Comparables.............      50
ADT SERP...........................      56
ADT Security.......................      56
ADT Shareholders Rights Plan.......      17
ADT's Base Case....................      49
ADT's Closing Price................      49
ADT's Sensitivity Case.............      49
Alternative Transaction............      65
Annual Meeting.....................      17
Antitrust Division.................      30
APB Opinion No. 16.................      27
ASH................................       9
Bermuda Court......................      21
B Warrant..........................      58
beneficial ownership...............      89
Business Combination...............     113
Carlisle...........................      72
CCP................................      22
Change in Control..................      94
Change of Control Proposal.........      60
Chase..............................      22
City Code..........................     113
Code...............................      29
Combined Company...................      13

           DEFINED TERM              PAGE NO.
-----------------------------------  --------
Combined Company Board.............      26
Combined Company Bye-Laws..........     107
Combined Company Common Shares.....      13
Combined Company Memorandum........     107
Conservative Case..................      45
Continuing Director................      18
Convertible Preference Shares......     117
Court..............................      20
Credit Suisse First Boston.........      16
Credit Suisse First Boston
  Opinion..........................      44
Daily Per Share Price..............      64
DCF Implied Exchange Ratio.........      51
Dissenting shareholder.............     115
Earth Tech.........................      72
EBIT...............................      49
EBITA..............................      50
EBITA Terminal Value Methodology...      50
EBITDA.............................      46
EBITDA Terminal Value
  Methodology......................      50
EC Commission......................      30
Effective Time.....................      15
EPS................................      47
Exchange Act.......................      20
Exchange Agent.....................      58
Exchange Ratio.....................      13
Exchangeable Preference Shares.....     117
Expected Synergies.................      48
Expenses...........................      65
February 1997 Offering.............      48
Fee................................      65
Final 10-Day Reference Price.......      64
First Call.........................      49
First Preference Shares............     117
FMR................................      89
Franchisor.........................      97
FTC................................      30
Grinnell...........................      71
High Synergy Case..................      52
HSR Act............................      18
I/B/E/S............................      49
Implied Price......................      49
interested shareholder.............     114
KCP&L..............................      18
Kansas Court.......................      19
Kendall............................       8
Laidlaw Group......................      95
Low Synergy Case...................      52
LTM................................      50

           DEFINED TERM              PAGE NO.
-----------------------------------  --------
LYONs..............................      17
March 17 Engagement Letter.........      54
March 3rd Press Release............      18
Market Capitalization..............      50
Market Value.......................      50
Meetings...........................      13
Merger.............................      13
Merger Agreement...................      13
Merger Subsidiary..................      13
Merrill Lynch......................      17
Merrill Lynch Opinion..............      47
Named Officers.....................      91
New ADT Common Shares..............      15
New Directors Election.............      15
NYSE...............................      13
Notes..............................      26
Offer Value........................      51
Option and Warrant Proposal........      15
Other ADT Meeting Proposals........      15
P/E Growth Multiple................      49
P/E Ratio..........................      49
pension plans......................      93
Plan Amendment.....................      17
Preference Shares..................     117
ProMed.............................      72
Program Cars.......................      82
Recapitalization Proposal..........      15
Reference Price....................      49
Related Person.....................     110
Remuneration Committee.............      96
Republic...........................      17
Republic Merger....................      17
Republic Warrant...................      17
Reverse Stock Split................      15
Reverse Stock Split Proposal.......      15
Reverse Stock Split Ratio..........      13
Rights.............................      18
Rights Plan Amendment..............      18
Rule 145...........................      32
S&P 500............................      45
SARs...............................     114
SEC................................       8
Security Services..................      45
Selected Acquisitions..............      51

           DEFINED TERM              PAGE NO.
-----------------------------------  --------
Senior Notes.......................      26
Senior Subordinated Notes..........      26
Severance Change in Control........      96
Share Amendment....................      15
Simplex............................      75
SFAS 121...........................       9
SSI................................      33
STAT Resources.....................      79
Supplemental Benefit Agreement.....      56
Surviving Corporation..............      15
Take-Over Bid......................     114
Third Party........................      65
Thorn..............................      71
TIN................................      28
Transaction Value..................      51
transferee company.................     114
transferor company.................     114
Tyco...............................      13
Tyco Articles......................      59
Tyco Board.........................      15
Tyco Bylaws........................      59
Tyco Common Shares.................      13
Tyco Meeting.......................      13
Tyco Merger Proposal...............      67
Tyco Option Plan...................      57
Tyco Plans.........................      57
Tyco Public Comparables............      51
Tyco Stock Option..................      57
Tyco's Base Case...................      49
Tyco's Closing Price...............      49
Tyco's Sensitivity Case............      49
U.S. GAAP..........................      35
UL.................................      79
Warrants...........................      58
WCI................................      20
Western............................      15
Western/KCP&L Merger Agreement.....      18
Western Offer......................      15
Western Proposals..................      17
Western Proposals Meeting..........      18
Western S-4........................      18
Western Schedule 13D...............      17
Wormald............................      71

                                                                         ANNEX I


                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG
                                  ADT LIMITED,
                              LIMITED APACHE, INC.
                                      and
                            TYCO INTERNATIONAL LTD.


                           Dated as of March 17, 1997

                               TABLE OF CONTENTS

                                   ARTICLE I

                                   THE MERGER

SECTION 1.01. The Merger................................................................     1
SECTION 1.02. Effective Time............................................................     1
SECTION 1.03. Effect of the Merger......................................................     2
SECTION 1.04. Articles of Organization; By-Laws.........................................     2
SECTION 1.05. Directors and Officers....................................................     2
SECTION 1.06. Effect on Capital Stock...................................................     2
SECTION 1.07. Exchange of Certificates..................................................     4
SECTION 1.08. Stock Transfer Books......................................................     5
SECTION 1.09. No Further Ownership Rights in Company Common Stock.......................     5
SECTION 1.10. Lost, Stolen or Destroyed Certificates....................................     5
SECTION 1.11. Dissenting Shares.........................................................     5
SECTION 1.12. Accounting Consequences...................................................     6
SECTION 1.13. Taking of Necessary Action; Further Action................................     6
SECTION 1.14. Material Adverse Effect...................................................     6
ARTICLE II
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
SECTION 2.01. Organization and Qualification; Subsidiaries..............................     6
SECTION 2.02. Certificate of Incorporation and By-Laws..................................     7
SECTION 2.03. Capitalization............................................................     7
SECTION 2.04. Authority Relative to this Agreement; Takeover Laws.......................     8
SECTION 2.05. No Conflict; Required Filings and Consents................................     8
SECTION 2.06. Compliance; Permits.......................................................     9
SECTION 2.07. SEC Filings; Financial Statements.........................................    10
SECTION 2.08. Absence of Certain Changes or Events......................................    10
SECTION 2.09. No Undisclosed Liabilities................................................    10
SECTION 2.10. Absence of Litigation.....................................................    10
SECTION 2.11. Employee Benefit Plans; Employment Agreements.............................    11
SECTION 2.12. Labor Matters.............................................................    13
SECTION 2.13. Registration Statement; Joint Proxy Statement/Prospectus..................    13
SECTION 2.14. Restrictions on Business Activities.......................................    13
SECTION 2.15. Title to Property.........................................................    14
SECTION 2.16. Real Property.............................................................    14
SECTION 2.17. Taxes.....................................................................    14
SECTION 2.18. Environmental Matters.....................................................    15
SECTION 2.19. Intellectual Property.....................................................    15
SECTION 2.20. Interested Party Transactions.............................................    16
SECTION 2.21. Insurance.................................................................    16
SECTION 2.22. Product Liability and Recalls.............................................    16
SECTION 2.23. Opinion of Financial Advisor..............................................    17

SECTION 2.24. Pooling Matters...........................................................    17
SECTION 2.25. Ownership of Merger Sub; No Prior Activities..............................    17
SECTION 2.26. Brokers...................................................................    17
SECTION 2.27. Full Disclosure...........................................................    17
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
SECTION 3.01. Organization and Qualification; Subsidiaries..............................    17
SECTION 3.02. Articles of Organization and By-Laws......................................    18
SECTION 3.03. Capitalization............................................................    18
SECTION 3.04. Authority Relative to this Agreement; Takeover Laws.......................    19
SECTION 3.05. No Conflict; Required Filings and Consents................................    19
SECTION 3.06. Compliance; Permits.......................................................    20
SECTION 3.07. SEC Filings; Financial Statements.........................................    20
SECTION 3.08. Absence of Certain Changes or Events......................................    21
SECTION 3.09. No Undisclosed Liabilities................................................    21
SECTION 3.10. Absence of Litigation.....................................................    21
SECTION 3.11. Employee Benefit Plans; Employment Agreements.............................    21
SECTION 3.12. Labor Matters.............................................................    23
SECTION 3.13. Registration Statement; Joint Proxy Statement/Prospectus..................    23
SECTION 3.14. Restrictions on Business Activities.......................................    23
SECTION 3.15. Title to Property.........................................................    24
SECTION 3.16. Real Property.............................................................    24
SECTION 3.17. Taxes.....................................................................    24
SECTION 3.18. Environmental Matters.....................................................    25
SECTION 3.19. Intellectual Property.....................................................    25
SECTION 3.20. Interested Party Transactions.............................................    26
SECTION 3.21. Insurance.................................................................    26
SECTION 3.22. Product Liability and Recalls.............................................    26
SECTION 3.23. Opinion of Financial Advisor..............................................    26
SECTION 3.24. Pooling Matters...........................................................    26
SECTION 3.25. Brokers...................................................................    26
SECTION 3.26. Full Disclosure...........................................................    26
ARTICLE IV
CONDUCT OF BUSINESS PENDING THE MERGER
SECTION 4.01. Conduct of Business by Parent Pending the Merger..........................    27
SECTION 4.02. No Solicitation...........................................................    28
SECTION 4.03. Conduct of Business by the Company Pending the Merger.....................    30
SECTION 4.04. No Solicitation by the Company............................................    30
ARTICLE V
ADDITIONAL AGREEMENTS
SECTION 5.01. Joint Proxy Statement/Prospectus; Registration Statement..................    31
SECTION 5.02. Company Shareholders Meeting..............................................    31
SECTION 5.03. Parent Shareholders Meeting...............................................    32
SECTION 5.04. Access to Information; Confidentiality....................................    32

SECTION 5.05. Consents; Approvals.......................................................    33
SECTION 5.06. Agreements with Respect to Affiliates.....................................    33
SECTION 5.07. Indemnification and Insurance.............................................    33
SECTION 5.08. Notification of Certain Matters...........................................    35
SECTION 5.09. Further Action............................................................    35
SECTION 5.10. Public Announcements......................................................    35
SECTION 5.11. Listing of Shares of Parent Common Stock..................................    35
SECTION 5.12. Conveyance Taxes..........................................................    35
SECTION 5.13. Accountant's Letters......................................................    35
SECTION 5.14. Pooling Accounting Treatment..............................................    35
SECTION 5.15. Company Stock Options.....................................................    35
SECTION 5.16. Parent Stock Options and Severance Arrangements...........................    35
SECTION 5.17. Rights....................................................................    35
ARTICLE VI
CONDITIONS TO THE MERGER
SECTION 6.01. Conditions to Obligation of Each Party to Effect the Merger...............    37
SECTION 6.02. Additional Conditions to Obligations of Parent and Merger Sub.............    38
SECTION 6.03. Additional Conditions to Obligation of the Company........................    38
ARTICLE VII
TERMINATION
SECTION 7.01. Termination...............................................................    39
SECTION 7.02. Effect of Termination.....................................................    41
SECTION 7.03. Fees and Expenses.........................................................    41
ARTICLE VIII
GENERAL PROVISIONS
SECTION 8.01. Effectiveness of Representations, Warranties and Agreements; Knowledge,
  Etc...................................................................................    42
SECTION 8.02. Notices...................................................................    43
SECTION 8.03. Certain Definitions.......................................................    43
SECTION 8.04. Amendment.................................................................    44
SECTION 8.05. Waiver....................................................................    44
SECTION 8.06. Headings..................................................................    44
SECTION 8.07. Severability..............................................................    44
SECTION 8.08. Entire Agreement..........................................................    45
SECTION 8.09. Assignment; Merger Sub....................................................    45
SECTION 8.10. Parties in Interest.......................................................    45
SECTION 8.11. Failure or Indulgence Not Waiver; Remedies Cumulative.....................    45
SECTION 8.12. Governing Law; Jurisdiction...............................................    45
SECTION 8.13. Counterparts..............................................................    45
SECTION 8.14. WAIVER OF JURY TRIAL......................................................    45

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, dated as of March 17, 1997 (this "Agreement"), among ADT LIMITED, a Bermuda company limited by shares ("Parent"), LIMITED APACHE, INC., a Massachusetts corporation and a direct, wholly-owned subsidiary of Parent ("Merger Sub"), and TYCO INTERNATIONAL LTD., a Massachusetts corporation (the "Company").

                              W I T N E S S E T H:

     WHEREAS, the Boards of Directors of Parent, Merger Sub and the Company have each determined that it is advisable and in the best interests of their respective stockholders for Parent to cause Merger Sub to merge with and into the Company upon the terms and subject to the conditions set forth herein;

     WHEREAS, in furtherance of such combination, the Boards of Directors of Parent, Merger Sub and the Company have each approved the merger (the "Merger") of Merger Sub with and into the Company in accordance with the applicable provisions of the Massachusetts Business Corporation Law (the "MBCL"), and upon the terms and subject to the conditions set forth herein;

     WHEREAS, Parent, Merger Sub and the Company intend that the Merger be accounted for as a pooling-of-interests for financial reporting purposes;

     WHEREAS, pursuant to the Merger, each outstanding share of the Company's Common Stock, $.50 par value per share (the "Company Common Stock"), shall be converted into the right to receive and exchanged for the Merger Consideration (as defined in Section 1.07(b)), upon the terms and subject to the conditions set forth herein;

     WHEREAS, effective upon consummation of the Merger, the name of Parent shall be changed to Tyco International Ltd. and the Board of Directors of Parent shall be as set forth on or designated in accordance with Annex A to this Agreement;

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

                                   ARTICLE I

                                   THE MERGER

     SECTION 1.01. The Merger. (a) Effective Time. At the Effective Time (as defined in Section 1.02 hereof), and subject to and upon the terms and conditions of this Agreement and the MBCL, Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

     (b) Closing.  Unless this Agreement shall have been terminated pursuant to
Section 7.01 and subject to the satisfaction or waiver of the conditions set forth in Article VI, the consummation of the Merger will take place as promptly as practicable (and in any event within two business days) after satisfaction or waiver of the conditions set forth in Article VI, at the offices of Kramer, Levin, Naftalis & Frankel, 919 Third Avenue, New York, NY 10022, unless another date, time or place is agreed to in writing by the parties hereto.

     SECTION 1.02. Effective Time. As promptly as practicable after the satisfaction or waiver of the conditions set forth in Article VI, the parties hereto shall cause the Merger to be consummated by filing articles of merger as contemplated by the MBCL (the "Articles of Merger"), together with any required related certificates, with the Secretary of State of The Commonwealth of Massachusetts, in such form as required by, and executed in accordance with the relevant provisions of, the MBCL (the time of such filing being the "Effective Time").

     SECTION 1.03. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Articles of Merger and the applicable provisions of the MBCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all of the estate, property, rights, privileges, powers and franchises of the Company and Merger Sub shall be transferred to and vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     SECTION 1.04. Articles of Organization; By-Laws. (a) Articles of Organization. Unless otherwise determined by the Company prior to the Effective Time, at the Effective Time the Restated Articles of Organization of the Company, as in effect immediately prior to the Effective Time, shall be the Articles of Organization of the Surviving Corporation until thereafter amended as provided by the MBCL and such Articles of Organization; provided, however, that Articles 3 and 4 shall be amended and restated in their entirety to provide that the capital stock of the Surviving Corporation shall consist of 1,000 shares of Common Stock, par value $.01 per share.

     (b) By-Laws. The By-Laws of the Company, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended as provided by the MBCL, the Articles of Organization of the Surviving Corporation and such By-Laws.

     SECTION 1.05. Directors and Officers. The directors of the Company immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles of Organization and By-Laws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

     SECTION 1.06. Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Parent, Merger Sub, the Company or the holders of any of the following securities:

          (a) Conversion of Securities. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (excluding any shares to be canceled pursuant to Section 1.06(b) and other than Dissenting Shares (as defined in Section 1.11)) shall be converted, subject to the prior effectiveness of the Reverse Stock Split (as defined in Section 5.03) and to Section 1.06(f) and Section 7.01(n), into the right to receive and shall be exchanged for one share (the "Exchange Ratio") of validly issued, fully paid and nonassessable Parent Common Stock (as defined below). For purposes of this Agreement, Parent Common Stock means
     (i) prior to the effectiveness of the Reserve Stock Split, the common shares, par value $.10 per share, of Parent and (ii) from and after the effectiveness of the Reverse Stock Split, the common shares of Parent as adjusted by the Reserve Stock Split.

          (b) Cancellation. Each share of Company Common Stock held in the treasury of the Company and each share of Company Common Stock owned by Parent, Merger Sub or any direct or indirect wholly owned subsidiary of the Company or Parent immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, be canceled and retired without payment of any consideration therefor and cease to exist.

          (c) Assumption of Outstanding Stock Options. (i) Each option outstanding at the Effective Time to purchase shares of Company Common Stock (a "Stock Option") granted under (i) the Tyco International Ltd. 1995 Stock Option Plan (the "Company Stock Option Plan"), or (ii) any other stock plan or agreement of the Company, whether vested or unvested, shall be deemed assumed by Parent and deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Stock Option prior to the Effective Time, the number of shares of Parent Common Stock as the holder of such Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time, at a price per share equal to (x) the aggregate exercise price for Company Common Stock otherwise purchasable pursuant to such Stock Option divided by (y) the number of shares of Parent Common

Stock deemed purchasable pursuant to such Stock Option; provided, however, that the number of shares of Parent Common Stock that may be purchased upon exercise of any such Stock Option shall not include any fractional share and, upon exercise of the Stock Option, a cash payment shall be made for any fractional share based upon the Closing Price (as hereinafter defined) of a share of Parent Common Stock on the trading day immediately preceding the date of exercise. "Closing Price" shall mean, on any day, the last reported sale price of one share of Parent Common Stock on the New York Stock Exchange (the "NYSE").

          As soon as practicable after the Effective Time, Parent shall deliver to each holder of an outstanding Stock Option an appropriate notice setting forth such holder's rights pursuant thereto, and such Stock Option shall continue in effect on the same terms and conditions, except as otherwise provided herein.

          (ii) At the Effective Time, each Warrant expiring July 7, 1999 to purchase 2.5897 shares of Company Common Stock at a price of $15.46, subject to adjustment (an "A Warrant"), and each Warrant expiring July 7, 1999 to purchase 2.5897 shares of Company Common Stock at a price of $20.62, subject to adjustment (a "B Warrant" and, together with the A Warrants, the "Warrants"), shall be assumed by Parent and deemed to constitute a warrant to acquire, on the same terms and conditions as were applicable under such Warrant prior to the Effective Time, the number (rounded to the nearest whole number) of shares of Parent Common Stock as the holder of such Warrant would have been entitled to receive pursuant to the Merger had such holder exercised such Warrant in full immediately prior to the Effective Time, at a price per share equal to (x) the aggregate exercise price for Company Common Stock otherwise purchasable pursuant to such Warrant divided by (y) the number of shares of Parent Common Stock deemed purchasable pursuant to such Warrant. This Agreement shall constitute notice by Parent to the Company of its election to be governed by section 5.1(b) (the "Section 5.1(b) Election") of each of the Warrant Agreement, dated as of July 7, 1992, between the Company, as successor under such agreement to Kendall International, Inc. and ChaseMellon Shareholder Services L.L.C., as successor to Norwest Bank Minnesota, N.A., as Warrant Agent, with respect to the A Warrants and the Warrant Agreement, dated as of July 7, 1992, between the Company, as successor under such agreement to Kendall International, Inc. and ChaseMellon Shareholder Services L.L.C., and Norwest Bank Minnesota, N.A., as Warrant Agent, with respect to the B Warrants (the "Warrant Agreements"). Prior to the date of the Effective Time, Parent shall deliver to each holder of Warrants written notice of the Section 5.1(b) Election and shall deliver to the Warrant Agent under each of the Warrant Agreements an assumption of the obligations of the Company and opinion of counsel, as required by Section 5.2 of the Warrant Agreements. In no event shall Parent be required to make any payment pursuant to Section 5.1(a)(2) of the Warrant Agreements.

          (iii) Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of Stock Options and Warrants in accordance with this Section 1.06(c). As soon as practicable after the Effective Time, Parent shall cause the Parent Common Stock subject to Stock Options and those Warrants originally issued under the Kendall International, Inc. Management Incentive Plan (the "Management Warrants") to be registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a registration statement or registration statements on Form S-8 (or any successor or other appropriate forms), and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as the Stock Options and Management Warrants, as the case may be, remain outstanding.

          (iv) Parent shall assume the Company's 1994 Restricted Stock Plan and shall reserve for issuance thereunder such number of shares of Parent Common Stock equal to the number of shares of Company Common Stock reserved for issuance thereunder immediately prior to the Effective Time multiplied by the Exchange Ratio.

          (d) Capital Stock of Merger Sub. Each share of common stock, $.01 par value, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, $0.01 par value, of the Surviving Corporation.

          (e) Adjustments to Exchange Ratio. The Exchange Ratio shall be adjusted to reflect fully the effect of any subdivision, consolidation, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock), reorganization, recapitalization or other like change with respect to Parent Common Stock occurring after the date hereof and prior to the Effective Time, except that no adjustment shall be made to reflect the Reverse Stock Split or the Share Amendment.

          (f) Fractional Shares. No certificates or scrip representing less than one share of Parent Common Stock shall be issued upon the surrender for exchange of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Certificates"). In lieu of any such fractional share, each holder of shares of Company Common Stock who would otherwise have been entitled to a fraction of a share of Parent Common Stock upon surrender of Certificates for exchange shall be paid upon such surrender cash (without interest) in an amount equal to such fraction multiplied by the closing price per share of Parent Common Stock on the NYSE on the date of the Effective Time.

     SECTION 1.07. Exchange of Certificates. (a) Exchange Agent. Parent shall supply, or shall cause to be supplied, to or for the account of such bank or trust company as shall be mutually designated by the Company and Parent (the "Exchange Agent"), in trust for the benefit of the holders of Company Common Stock, for exchange in accordance with this Section 1.07, through the Exchange Agent, certificates evidencing the shares of Parent Common Stock, and cash in lieu of fractional shares, issuable or payable pursuant to Section 1.06 in exchange for the outstanding shares of Company Common Stock.

     (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, Parent will instruct the Exchange Agent to mail to each holder of record of Certificates (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify), and (ii) instructions to effect the surrender of the Certificates in exchange for the certificates evidencing shares of Parent Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor (A) certificates evidencing that number of whole shares of Parent Common Stock which such holder has the right to receive in accordance with the Exchange Ratio in respect of the shares of Company Common Stock formerly evidenced by such Certificate, (B) any dividends or other distributions to which such holder is entitled pursuant to
Section 1.07(c), and (C) cash in respect of fractional shares as provided in
Section 1.06(f ) (the shares of Parent Common Stock and cash being, collectively, the "Merger Consideration"), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares of Company Common Stock which is not registered in the transfer records of the Company as of the Effective Time, shares of Parent Common Stock, dividends, distributions, and cash in respect of fractional shares, may be issued and paid in accordance with this Article I to a transferee if the Certificate evidencing such shares of Parent Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer pursuant to this Section 1.07(b) and by evidence that any applicable stock transfer taxes have been paid. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Company Common Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends or other distributions as provided in Section 1.07(c) and subject to Section 1.06(f ), to evidence the ownership of the number of full shares of Parent Common Stock, and cash in respect of fractional shares, into which such shares of the Company Common Stock shall have been so converted.

     (c) Distributions With Respect to Unexchanged Shares of Parent Common Stock. No dividends or other distributions declared or made after the Effective Time with respect to shares of Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock they are entitled to receive until the holder of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock.

     (d) Transfers of Ownership. If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

     (e) No Liability. Neither Parent, Merger Sub nor the Company shall be liable to any holder of Company Common Stock for any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     (f) Withholding Rights. Parent or the Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of Company Common Stock such amounts as Parent or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Parent or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by Parent or the Exchange Agent.

     SECTION 1.08. Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers of the Company Common Stock thereafter on the records of the Company.

     SECTION 1.09. No Further Ownership Rights in Company Common Stock. The Merger Consideration delivered upon the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

     SECTION 1.10. Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock as may be required pursuant to Section 1.06; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

     SECTION 1.11. Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, any issued and outstanding shares of Company Common Stock held by a shareholder who objects to the

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Merger (a "Dissenting Shareholder") and complies with the provisions of the MBCL concerning rights of holders of shares of Company Common Stock to dissent from the Merger and require appraisal of such shares ("Dissenting Shares") shall not be converted as described in Section 1.06 but shall become the right to receive such consideration as may be determined to be due to such Dissenting Shareholder pursuant to the MBCL. If, after the Effective Time, such Dissenting Shareholder withdraws its demand for appraisal or fails to perfect or otherwise loses its right of appraisal, in any such case pursuant to the MBCL, or if Parent otherwise consents thereto, each of such shareholder's Dissenting Shares shall be deemed converted as of the Effective Time into the right to receive the Merger Consideration in accordance with Section 1.06.

     SECTION 1.12. Accounting Consequences. It is intended by the parties hereto that the Merger shall, subject to applicable accounting standards, qualify for accounting treatment as a pooling of interests.

     SECTION 1.13. Taking of Necessary Action; Further Action. Each of Parent, Merger Sub and the Company will take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger in accordance with this Agreement as promptly as possible. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub immediately prior to the Effective Time are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

     SECTION 1.14. Material Adverse Effect. When used in connection with the Company or any of its subsidiaries, or Parent or any of its subsidiaries, as the case may be, the term "Material Adverse Effect" means any change, effect or circumstance that, individually or when taken together with all other such changes, effects or circumstances that have occurred prior to the date of determination of the occurrence of the Material Adverse Effect, is or is reasonably likely to be materially adverse to the business, assets (including intangible assets), financial condition or results of operations of the Company and its subsidiaries or Parent and its subsidiaries, as the case may be, in each case taken as a whole.

                                   ARTICLE II

            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

     Parent and Merger Sub, jointly and severally, hereby represent and warrant to the Company that, except as set forth in the written disclosure schedule previously delivered by Parent to the Company (the "Parent Disclosure Schedule"):

     SECTION 2.01. Organization and Qualification; Subsidiaries. Each of Parent and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority and is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders ("Approvals") necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority and Approvals would not reasonably be expected to have a Material Adverse Effect. Each of Parent and its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not reasonably be expected to have a Material Adverse Effect. A true and complete list of all of Parent's subsidiaries, together with the jurisdiction of incorporation of each subsidiary and the percentage of each subsidiary's outstanding capital stock owned by Parent or another subsidiary, is set forth in Section 2.01 of Parent Disclosure Schedule (which Section may be provided to the Company no later than five (5) business days after the date hereof). Except as set forth in Section 2.01 of Parent Disclosure Schedule or the Parent SEC Reports (as defined below), Parent does not directly or indirectly

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own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity, with respect to which interest Parent has invested or is required to invest $3,000,000 or more, excluding securities in any publicly traded company held for investment by Parent and comprising less than five percent of the outstanding stock of such company.

     SECTION 2.02. Certificate of Incorporation and By-Laws. Parent has heretofore furnished to the Company a complete and correct copy of its Memorandum of Association, as altered, and Bye-Laws as most recently altered or amended to date and has furnished, made available or will promptly make available to the Company the certificate of incorporation and by-laws (or equivalent organizational documents) of each of its subsidiaries listed on Annex B hereto (such subsidiaries, collectively, the "Principal Parent Subsidiaries", and their respective organizational documents, the "Principal Parent Subsidiary Documents") and each of its other subsidiaries (such other subsidiaries, collectively, the "Other Parent Subsidiaries", and their respective organizational documents, the "Other Parent Subsidiary Documents"). Such Memorandum of Association, as altered, Bye-Laws, Principal Parent Subsidiary Documents and Other Parent Subsidiary Documents are in full force and effect. Neither Parent nor any of its Principal Parent Subsidiaries is in violation of any of the provisions of its Memorandum of Association, as altered, or Bye-Laws or Principal Parent Subsidiary Documents (other than immaterial violations, in the case of non-U.S. Principal Parent Subsidiaries), and none of the Other Parent Subsidiaries are in violation of any of the provisions of its Other Parent Subsidiary Documents, except for such violations of the Other Parent Subsidiary Documents which would not reasonably be expected to have a Material Adverse Effect.

     SECTION 2.03. Capitalization. (a) The authorized capital stock of Parent consists of 220,000,000 shares of Parent Common Stock, 125,725,000 convertible cumulative redeemable preference shares, $1.00 par value per share, divided three classes (the "Parent Convertible Preference Stock"), and 25,000 exchangeable cumulative redeemable preference shares, $1.00 par value per share (the "Parent Exchangeable Preference Stock"). As of March 14, 1997, (i) 141,693,947 shares of Parent Common Stock were issued and outstanding, of which 3,182,787 are held by a subsidiary of Parent, (ii) 53,840,036 shares of Parent Common Stock were reserved for issuance upon the exercise or conversion of outstanding options, warrants or convertible securities granted or issued by Parent, (iii) no shares of Parent Convertible Preference Stock were issued and outstanding, and 2,500,000 of such shares were classified as Series A First Preference Shares and reserved for issuance upon exercise of the share purchase rights (the "Rights") issued pursuant to Parent's Shareholders Rights Plan, dated November 6, 1996, as amended, and (iv) no shares of Parent Exchangeable Preference Stock were issued and outstanding. No material change in such capitalization has occurred between March 14, 1997 and the date hereof. Except as set forth in Section 2.01, this Section 2.03 or Section 2.11 or in Section
2.03 or Section 2.11 of the Parent Disclosure Schedule or the Parent SEC Reports, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Parent or any of its subsidiaries or obligating Parent or any of its subsidiaries to issue or sell any shares of capital stock of, or other equity interests in, Parent or any of its subsidiaries. All shares of Parent Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully paid and nonassessable. Except as disclosed in Section 2.03 of Parent Disclosure Schedule or the Parent SEC Reports, there are no obligations, contingent or otherwise, of Parent or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of Parent Common Stock or the capital stock of any subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any subsidiary that is not a wholly owned subsidiary of Parent or any other entity other than guarantees of bank obligations of subsidiaries entered into in the ordinary course of business. Except as set forth in Sections 2.01 and 2.03 of Parent Disclosure Schedule, all of the outstanding shares of capital stock (other than directors' qualifying shares) of each of the Parent's subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and all such shares (other than directors' qualifying shares) are owned by Parent or another subsidiary free and clear of all security interests, liens, claims, pledges, agreements, limitations in Parent's voting rights, charges or other encumbrances of any nature whatsoever.

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     (b) The shares of Parent Common Stock to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid and nonassessable and listed, upon official notice of issuance, for trading on the NYSE.

     SECTION 2.04. Authority Relative to this Agreement; Takeover Laws. (a) Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Parent and Merger Sub are necessary to authorize this Agreement or to consummate the transactions so contemplated, subject to authorization of this Agreement and the transactions contemplated hereby, including the approval of the issuance of shares of Parent Common Stock in the Merger by a majority of the votes cast, provided that the total votes cast represent over 50% in interest of all securities entitled to vote on the proposals, and the approval of the Reverse Stock Split, the Share Amendment, the Parent Name Change and the New Parent Director Election (all as defined in Section 5.03) by a majority of the holders of Parent Common Stock (hereafter in this Agreement referred to as shareholders) voting at a quorate meeting. Under the Bermuda Companies Act of 1981, as amended, and Parent's Memorandum of Association, as altered, and Bye-Laws, the quorum required to approve each of the Reverse Stock Split, the Share Amendment, the issuance of Parent Common Stock in the Merger, the Parent Name Change and the New Parent Director Election is two or more holders of Parent Common Stock. None of the Reverse Stock Split, the Share Amendment, the issuance of Parent Common Stock in the Merger, the Parent Name Change or the New Parent Director Election require the approval of any holder of capital stock of Parent other than the holders of Parent Common Stock. The Board of Directors of Parent has determined that it is advisable and in the best interest of Parent's shareholders for Parent to enter into this Agreement and to consummate the Merger upon the terms and subject to the conditions of this Agreement. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Parent and Merger Sub.

     (b) Prior to the date hereof, the Board of Directors of Parent has taken all action necessary to exempt under or make not subject to any "fair price," "moratorium," "control share acquisition" or similar anti-takeover statute or regulation enacted under any Bermuda law or any other law, or any provision of Parent's Memorandum of Association, as altered, or Bye-Laws, that purports to limit or restrict business combinations or the ability to acquire or vote shares that would otherwise be applicable to this Agreement and the transactions contemplated hereby, including the consummation of the Merger and the issuance of Parent Common Stock pursuant thereto.

     SECTION 2.05. No Conflict; Required Filings and Consents. (a) Section 2.05(a) of the Parent Disclosure Schedule includes a list of (i) all loan agreements, indentures, mortgages, pledges, conditional sale or title retention agreements, security agreements, capital leases, guaranties, standby letters of credit, or lease purchase agreements, to which Parent or any of its subsidiaries is a party or by which any of them is bound, each in an amount equal to or exceeding $10,000,000, but excluding any such agreement between Parent and its wholly-owned subsidiaries or between two or more wholly-owned subsidiaries of the Parent; (ii) all contracts, agreements, commitments or other understandings or arrangements to which Parent or any of its subsidiaries is a party or by which any of them or any of their respective properties or assets are bound or affected, but excluding contracts, agreements, commitments or other understandings or arrangements entered into in the ordinary course of business and involving, in each case, payments by Parent or any of its subsidiaries of less than $5,000,000 per annum; and (iii) all agreements which, as of the date hereof, would be required to be filed as "material contracts" with the Securities and Exchange Commission ("SEC") pursuant to the requirements of the Securities Exchange Act of 1934, as amended, and the SEC's rules thereunder (the "Exchange Act"), other than those agreements actually filed heretofore by Parent with the SEC. Except as set forth on Section 2.05(a) of the Parent Disclosure Schedule, no single customer or affiliated group of customers (excluding U.S. governmental agencies or

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authorities), accounted for more than 3% of Parent's electronic security services business net sales during the year ended December 31, 1996 or is currently expected by Parent to account for more than 3% of Parent's net sales for the year ended December 31, 1997 (without regards to any effects of the Merger).

     (b) Except as set forth in Section 2.05(b) of the Parent Disclosure Schedule, the execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub will not,
(i) conflict with or violate the Memorandum of Association, as altered (or Articles of Organization) or Bye-Laws (or By-laws) of Parent and Merger Sub,
(ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent or any of its subsidiaries or by which its or any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default), or impair Parent's or any of its subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Parent or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries or its or any of their respective properties is bound or affected, except in any such case for any such conflicts, violations, breaches, defaults or other occurrences that would not reasonably be expected to have a Material Adverse Effect.

     (c) The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, and any applicable state securities laws ("Blue Sky Laws"), (ii) the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act") and filings and consents under any applicable non-United States laws intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade ("Competition Laws"), (iii) filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or the transactions contemplated by this Agreement, (iv) the filing and recordation of appropriate merger or other documents as required by the MBCL, (v) the approval of the issuance of the Parent Common Stock in the Merger by the Bermuda Monetary Authority, and (vi) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger, or otherwise prevent or delay Parent from performing its obligations under this Agreement, or would not otherwise reasonably be expected to have a Material Adverse Effect.

     SECTION 2.06. Compliance; Permits. (a) Except as disclosed in Section 2.06(a) of the Parent Disclosure Schedule, neither Parent nor any of its subsidiaries is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to Parent or any of its subsidiaries or by which its or any of their respective properties is bound or affected or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries or its or any of their respective properties is bound or affected, except for any such conflicts, defaults or violations which would not reasonably be expected to have a Material Adverse Effect.

     (b) Except as disclosed in Section 2.06(b) of the Parent Disclosure Schedule, Parent and its subsidiaries hold all permits, licenses, easements, variances, exemptions, consents, certificates, orders and approvals from governmental authorities which are material to the operation of the business of Parent and its subsidiaries taken as a whole as it is now being conducted (collectively, the "Parent Permits"). Parent and its subsidiaries are in compliance with the terms of the Parent Permits, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect.

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     SECTION 2.07.  SEC Filings; Financial Statements.  (a) Parent has filed all forms, reports and documents required to be filed with the SEC since December
31, 1993, including (i) its Annual Reports on Form 10-K for the fiscal years ended December 31, 1993, December 31, 1994 and December 31, 1995, (ii) its Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1996, June 30, 1996 and September 30, 1996, (iii) all proxy statements relating to Parent's meetings of shareholders (whether annual or special) held since
December 31, 1993, (iv) all other reports or registration statements (other than Reports on Form 10-Q not referred to in clause (ii) above) filed by Parent with the SEC since December 31, 1993, and (v) all amendments and supplements to all such reports and registration statements filed by Parent with the SEC (collectively, the "Parent SEC Reports"). Except as disclosed in Section 2.07 of the Parent Disclosure Schedule, the Parent SEC Reports (i) were prepared in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the Parent's subsidiaries is required to file any forms, reports or other documents with the SEC.

     (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Reports, Parent's 1995 Annual Report to Shareholders and in the March 6, 1997 draft of Parent's Annual Report on Form 10-K for the year ended December 31, 1996, except as necessary to give effect to the accounting for Parent's vehicle auction business and this Agreement (the "1996 Financial Statements"), was prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), and each fairly in all material respects presents the consolidated financial position of Parent and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

     SECTION 2.08. Absence of Certain Changes or Events. Except as set forth in Section 2.08 of the Parent Disclosure Schedule or the Parent SEC Reports, since September 30, 1996, Parent has conducted its business in the ordinary course and there has not occurred: (i) any Material Adverse Effect; (ii) any amendments or changes in the Memorandum of Association, as altered, or Bye-laws of Parent; (iii) any damage to, destruction or loss of any asset of Parent (whether or not covered by insurance) that could reasonably be expected to have a Material Adverse Effect; (iv) any material change by Parent in its accounting methods, principles or practices; (v) any material revaluation by Parent of any of its assets, including, without limitation, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business; (vi) any sale of a material amount of property of Parent, except in the ordinary course of business; or (vii) any other action or event that would have required the consent of the Company pursuant to Section 4.01 had such action or event occurred after the date of this Agreement.

     SECTION 2.09.  No Undisclosed Liabilities.  Except as set forth in Section
2.09 of the Parent Disclosure Schedule or the Parent SEC Reports, neither Parent nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise), except liabilities (a) in the aggregate adequately provided for in Parent's audited balance sheet (including any related notes thereto) for the fiscal year ended December 31, 1995 included in Parent's 1995 Annual Report to Shareholders (the "1995 Balance Sheet"), (b) incurred in the ordinary course of business and not required under GAAP to be reflected on the 1995 Balance Sheet,
(c) incurred since December 31, 1995 in the ordinary course of business consistent with past practice, (d) incurred in connection with this Agreement, or (e) which would not reasonably be expected to have a Material Adverse Effect.

     SECTION 2.10. Absence of Litigation. Except as set forth in Section 2.10 of the Parent Disclosure Schedule or the Parent SEC Reports, there are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of Parent, overtly threatened against Parent or any of its subsidiaries, or any

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properties or rights of Parent or any of its subsidiaries, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, that would reasonably be expected to have a Material Adverse Effect.

     SECTION 2.11. Employee Benefit Plans; Employment Agreements. (a) Section 2.11(a) of the Parent Disclosure Schedule lists all employee pension plans (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), all employee welfare plans (as defined in Section 3(1) of ERISA), and all other bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar fringe or employee benefit plans, programs or arrangements, written or otherwise, as amended, modified or supplemented, for the benefit of, or relating to, any current employee, officer or consultant (or any of their beneficiaries) of Parent or any other entity (whether or not incorporated) which is a member of a controlled group including Parent or which is under common control with Parent (an "ERISA Affiliate") within the meaning of Section 414 of the Code or Section 4001 of ERISA, or any subsidiary of Parent, as well as each plan with respect to which Parent or an ERISA Affiliate could incur liability under Section 4069 (if such plan has been or were terminated) or Section 4212(c) of ERISA or Section 412 of the Code (together, the "Employee Plans"). There have been made available or will be made available as promptly as practicable, but in any event no later than 20 business days after the date hereof to the Company copies of (i) each such written Employee Plan and all related trust agreements, insurance and other contracts (including policies), the most recent summary plan descriptions, summaries of material modifications and communications distributed to plan participants since the date of the most recent summary plan descriptions, (ii) the three most recent annual reports on Form 5500 series, with accompanying schedules and attachments, filed with respect to each Employee Plan required to make such a filing, (iii) the most recent actuarial valuation for each Employee Plan subject to Title IV of ERISA, (iv) the latest reports which have been filed with the Department of Labor with respect to each Employee Plan required to make such filing and (v) favorable determination letters issued for each Employee Plan and related trust that are intended to satisfy the qualification requirements of Section 401(a) and Section 501(a) of the Code (or, if pending, a copy of the application for such determination). For purposes of this Section 2.11, the term "material," when used with respect to (i) any Employee Plan, shall mean that Parent or an ERISA Affiliate has incurred or may incur obligations in an amount exceeding $5,000,000 with respect to such Employee Plan, and (ii) any liability, obligation, breach or non-compliance, shall mean that the Parent or an ERISA Affiliate has incurred or may incur obligations in an amount exceeding $1,000,000, with respect to any one such or series of related liabilities, obligations, breaches, defaults, violations or instances of non-compliance.

     (b) Except as set forth in Section 2.11(b) of the Parent Disclosure Schedule, (i) none of the Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person, and none of the Employee Plans is a "multiemployer plan" as such term is defined in Section 3(37) of ERISA; (ii) no party in interest or disqualified person (as defined in Section 3(14) of ERISA and Section 4975 of the Code) has at any time engaged in a transaction with respect to any Employee Plan which could subject Parent or any ERISA Affiliate, directly or indirectly, to a tax, penalty or other material liability for prohibited transactions under ERISA or Section 4975 of the Code; (iii) no fiduciary of any Employee Plan has breached any of the responsibilities or obligations imposed upon fiduciaries under Title I of ERISA, which breach could result in any material liability to Parent or any ERISA Affiliate; (iv) all Employee Plans have been established and maintained substantially in accordance with their terms and have operated in compliance in all material respects with the requirements prescribed by any and all statutes (including ERISA and the Code), orders, or governmental rules and regulations currently in effect with respect thereto (including all applicable requirements for notification to participants or the Department of Labor, Internal Revenue Service (the "IRS") or Secretary of the Treasury), and may by their terms be amended and/or terminated at any time subject to applicable law, and Parent and each of its subsidiaries have performed all material obligations required to be performed by them under, are not in any material respect in default under or violation of, and have no knowledge of any default or violation by any other party to, any of the Employee Plans; (v) each Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code is the subject of a favorable determination letter from the IRS, and nothing has occurred which may

                                       11
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reasonably be expected to impair such determination; (vi) all contributions required to be made with respect to any Employee Plan pursuant to Section 412 of the Code, or the terms of the Employee Plan or any collective bargaining agreement, have been made on or before their due dates; (vii) with respect to each Employee Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the 30 day notice requirement has been waived under the regulations to Section 4043 of ERISA) has occurred for which there is any material outstanding liability to the Company nor any ERISA Affiliate; and (viii) neither Parent nor any ERISA Affiliate has incurred or reasonably expects to incur any liability under Title IV of ERISA (other than liability for premium payments to the Pension Benefit Guaranty Corporation (the PBGC") arising in the ordinary course).

     (c) Section 2.11(c) of the Parent Disclosure Schedule sets forth a true and complete list of options or other rights, direct or indirect to purchase Parent Common Stock held by any current or former employee, officer or director of Parent or any of its subsidiaries as of the date hereof, together with the number of shares of Parent Common Stock subject to such options, and the exercise price of such options or rights (to the extent determined as of the date hereof), and no such option is intended to qualify as an incentive stock option within the meaning of Section 422(b) of the Code (an "ISO"), provided that no later than 20 business days after the date hereof, Parent will provide the Company with a list of current or former employees, officers and directors of Parent or any of its subsidiaries who hold any options or rights listed on
Section 2.11(c) of the Parent Disclosure Schedule and the expiration dates of such options.

     (d) Section 2.11(d) of the Parent Disclosure Schedule sets forth a true and complete list of (i) all employment agreements with executive officers of Parent or any of its subsidiaries; (ii) all agreements with consultants who are individuals obligating Parent or any of its subsidiaries to make annual cash payments in an amount exceeding $500,000; (iii) all current executive officers of Parent or any of its subsidiaries who have executed a non-competition agreement with Parent or any of its subsidiaries; (iv) all severance agreements, programs and policies of Parent or any of its subsidiaries with or relating to its employees, in each case with outstanding commitments with respect to any one individual exceeding $250,000 per year or providing for payments over a period in excess of two years, excluding programs and policies required to be maintained by law; and (v) all Employee Plans which contain change in control provisions. Other than as disclosed in Parent's Statement on Schedule 14D-9 filed prior to the date hereof with the SEC in respect of an exchange offer of Western Resources, Inc. (the "Schedule 14D-9"), there have been no material changes to the compensation of Parent's executive officers since September 30, 1996. All related payroll expenses and any accelerated pension benefits of Parent and any of its subsidiaries under severance agreements with former employees, directors and officers of Parent or any of its subsidiaries have been fully accrued in the 1996 Financial Statements.

     (e) Except as set forth in Section 2.11(e) of the Parent Disclosure Schedule, no employee of Parent or any of its subsidiaries has participated in any employee pension benefit plans (as defined in Section 3(2) of ERISA) maintained by or on behalf of Parent. The PBGC has not instituted proceedings to terminate any defined benefit plan listed in Section 2.11(e) of the Parent Disclosure Schedule (each, a "Defined Benefit Plan"). The Defined Benefit Plans have no accumulated or waived funding deficiencies within the meaning of Section 412 of the Code nor have any extensions of any amortization period within the meaning of Section 412 of the Code or 302 of ERISA been applied for with respect thereto. The present value of the benefit liabilities (within the meaning of Section 4041 of ERISA) of the Defined Benefit Plans, determined on a termination basis using actuarial assumptions that would be used by the PBGC does not exceed by more than $1,000,000 the value of the Plans' assets. No facts exist with respect to the Defined Benefit Plans which would give rise to a lien on the assets of Parent under Section 4068 of ERISA. All the assets of the Defined Benefit Plans are cash, readily marketable securities or insurance contracts.

     (f) Parent has fiduciary liability insurance in effect covering the fiduciaries of the Employee Plans (including Parent) with respect to whom Parent may have liability, and within 20 business days of the date hereof, Parent will provide the Company with a statement of the amount of such insurance.

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     SECTION 2.12.  Labor Matters.  Except as set forth in Section 2.12 of the
Parent Disclosure Schedule (which with respect to clause (ii) shall be furnished by Parent to the Company no later than 20 business days of the date hereof) or the Parent SEC Reports, (i) there are no controversies pending or, to the knowledge of Parent or any of its subsidiaries, threatened, between Parent or any of its subsidiaries and any of their respective employees, which controversies have had, or would reasonably be expected to have, a Material Adverse Effect; (ii) neither Parent nor any of its subsidiaries is a party to any material collective bargaining agreement or other labor union contract applicable to persons employed by Parent or its subsidiaries; (iii) neither Parent nor any of its subsidiaries knows of any activities or proceedings of any labor union to organize 50 or more employees of Parent or any of its subsidiaries in any office; and (iv) neither Parent nor any of its subsidiaries has any knowledge of any strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any employees of Parent or any of its subsidiaries which would reasonably be expected to have a Material Adverse Effect. Schedule 2.12 shall set forth, with respect to any collective bargaining agreement or labor union contract identified in accordance with clause (ii) of this Section 2.12, the name of the union that is a party to such agreement or contract, the expiration date thereof, and the number of the employees of Parent and its subsidiaries who are party thereto.

     SECTION 2.13.  Registration Statement; Joint Proxy
Statement/Prospectus. Subject to the accuracy of the representations of the Company in Section 3.13, the registration statement (the "Registration Statement") pursuant to which Parent Common Stock to be issued in the Merger will be registered with the SEC shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The information supplied by Parent for inclusion in the joint proxy statement/prospectus to be sent to the shareholders of Parent in connection with the general meeting of the shareholders of Parent to consider the Reverse Stock Split, the Share Amendment, the issuance of Parent Common Stock in the Merger, the Parent Name Change and the New Parent Director Election (the "Parent Shareholders Meeting"), and to the shareholders of the Company in connection with the meeting of the shareholders of the Company to consider the Merger (the "Company Shareholders Meeting" and, together with the Parent Shareholders Meeting, the "Shareholders Meetings") (such proxy statement/prospectus as amended or supplemented is referred to herein as the "Joint Proxy Statement/Prospectus") will not, on the date the Joint Proxy Statement/Prospectus (or any amendment thereof or supplement thereto) is first mailed to shareholders, at the time of the Shareholders Meetings, or at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or shall omit to state any material fact necessary in order to make the statements made therein not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Shareholders Meetings which has become false or misleading. If at any time prior to the Effective Time any event relating to Parent or any of its respective affiliates, officers or directors should be discovered by Parent which should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement/Prospectus, Parent shall promptly inform the Company. The Joint Proxy Statement/Prospectus shall comply in all material respects with the requirements of the Securities Act, the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, Parent makes no representation or warranty with respect to any information supplied by the Company which is contained or incorporated by reference in, or furnished in connection with the preparation of, the Registration Statement or the Joint Proxy Statement/Prospectus.

     SECTION 2.14. Restrictions on Business Activities. Except for this Agreement, or as set forth in Section 2.14 of the Parent Disclosure Schedule or the Parent SEC Reports, to the best of Parent's knowledge, there is no agreement, judgment, injunction, order or decree binding upon Parent or any of its subsidiaries which has or could reasonably be expected to have the effect of prohibiting or impairing any business practice of Parent or any of its subsidiaries, acquisition of property by Parent or any of its subsidiaries or the conduct of business by Parent or any of its subsidiaries as currently conducted or as proposed to be conducted by Parent, except for any prohibition or impairment as would not reasonably be expected to have a Material Adverse Effect.

     SECTION 2.15. Title to Property. Except as set forth in Section 2.15 of the Parent Disclosure Schedule, Parent and each of its subsidiaries have good and defensible title to all of their properties and assets, free and clear of all liens, charges and encumbrances, except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which would not reasonably be expected to have a Material Adverse Effect; and, to the knowledge of Parent, all leases pursuant to which Parent or any of its subsidiaries lease from others material amounts of real or personal property, are in good standing, valid and effective in accordance with their respective terms, and there is not, to the knowledge of Parent, under any of such leases, any existing material default or event of default (or event which with notice or lapse of time, or both, would constitute a material default), except where the lack of such good standing, validity and effectiveness or the existence of such default or event of default would not reasonably be expected to have a Material Adverse Effect.

     SECTION 2.16. Real Property. (a) Except as set forth in Section 2.16(a) of the Parent Disclosure Schedule, each of the buildings, improvements and structures located upon any real property and land owned by Parent or any of its subsidiaries (collectively, the "Owned Property"), and each of the buildings, structures and premises leased by the Company or any of its subsidiaries (the "Leased Premises"), is in reasonably good repair and operating condition, and Parent has not received any notice of or writing referring to any requirements by any insurance company that has issued a policy covering any part of any Owned Property or Leased Premises or by any board of fire underwriters or other body exercising similar functions, requiring any repairs or work to be done on any part of any Owned Property or Leased Premises, except as would not reasonably be expected to have a Material Adverse Effect.

     (b) Except as set forth in Section 2.16(b) of the Parent Disclosure Schedule, all structural or material mechanical systems in the buildings upon the Owned Property and Leased Properties are in good working order and working condition, and adequate for the operation of the business of Parent and its subsidiaries as heretofore conducted, except as would not reasonably be expected to have a Material Adverse Effect.

     SECTION 2.17. Taxes. (a) For purposes of this Agreement, "Tax" or "Taxes" shall mean taxes, fees, levies, duties, tariffs, imposts, and governmental impositions or charges of any kind in the nature of (or similar to) taxes, payable to any federal, state, local or foreign taxing authority, including (without limitation) (i) income, franchise, profits, gross receipts, ad valorem, net worth, value added, sales, use, service, real or personal property, special assessments, capital stock, license, payroll, withholding, employment, social security, workers' compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes, and (ii) interest, penalties, additional taxes and additions to tax imposed with respect thereto; and "Tax Returns" shall mean returns, reports, and information statements with respect to Taxes required to be filed with the IRS or any other taxing authority, domestic or foreign, including, without limitation, consolidated, combined and unitary tax returns (including returns required in connection with any Employee Plan).

     (b) Other than as disclosed in Section 2.17(b) of the Parent Disclosure Schedule or the Parent SEC Reports: Parent and its subsidiaries have timely filed all United States federal, state and local income Tax Returns and all foreign Tax Returns required to be filed by them, and Parent and its subsidiaries have timely paid and discharged all Taxes due in connection with or with respect to the periods or transactions covered by such Tax Returns and have paid all other Taxes as are due, except such as are being contested in good faith by appropriate proceedings (to the extent that any such proceedings are required), and there are no other taxes that would be due if asserted by a taxing authority, except with respect to which Parent is maintaining reserves to the extent currently required unless the failure to do so would not reasonably be expected to have a Material Adverse Effect. Except as does not involve or would not result in liability to Parent or any of its subsidiaries that would reasonably be expected to have a Material Adverse Effect, (i) there are no tax liens on any assets of Parent or any subsidiary thereof; and (ii) neither Parent nor any of its subsidiaries has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax. The accruals and reserves (including deferred taxes) reflected in the 1995 Balance Sheet are in all material respects adequate to cover all Taxes accruable through the date thereof (including interest and penalties, if any, thereon and Taxes being contested) in accordance with GAAP.

     (c) Parent on behalf of itself and all its subsidiaries hereby represents that, other than as disclosed in Section 2.17(c) of the Parent Disclosure Schedule or the Parent SEC Reports, and other than with respect to items the inaccuracy of which would not reasonably be expected to have a Material Adverse
Effect: (i) neither Parent nor any of its subsidiaries is obligated under any agreement with respect to industrial development bonds or other obligations with respect to which the excludability from gross income of the holder for federal or state income tax purposes could be affected by the transactions contemplated hereunder and (ii) neither Parent nor any of its subsidiaries is, or has been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. To the best knowledge of Parent, neither Parent nor any of its subsidiaries owns any property of a character, the indirect transfer of which, pursuant to this Agreement, would give rise to any material documentary, stamp or other transfer tax.

     (d) Parent will make available as reasonably as is practicable to the Company all tax rulings, agreements, or arrangements issued to, or entered into by, any of its Principal Parent Subsidiaries by or with the tax authorities of any jurisdiction.

     SECTION 2.18. Environmental Matters. Except as set forth in Section 2.18 of the Parent Disclosure Schedule or the Parent SEC Reports, and except in all cases as, in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect, to the best of Parent's knowledge, Parent and each of its subsidiaries (i) have obtained all applicable permits, licenses and other authorization which are required to be obtained under all applicable federal, state or local laws or any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials or wastes into ambient air, surface water, ground water, or land or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials or wastes ("Environmental Laws") by Parent or its subsidiaries (or their respective agents); (ii) are in compliance with all terms and conditions of such required permits, licenses and authorization, and also are in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in applicable Environmental Laws; (iii) as of the date hereof, are not aware of nor have received notice of any past or present violations of Environmental Laws or any event, condition, circumstance, activity, practice, incident, action or plan which is reasonably likely to interfere with or prevent continued compliance with or which would give rise to any common law or statutory liability, or otherwise form the basis of any claim, action, suit or proceeding, against Parent or any of its subsidiaries based on or resulting from the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge or release into the environment, of any pollutant, contaminant or hazardous or toxic material or waste; and (iv) have taken all actions necessary under applicable Environmental Laws to register any products or materials required to be registered by Parent or its subsidiaries (or any of their respective agents) thereunder.

     SECTION 2.19. Intellectual Property. (a) Parent and/or each of its subsidiaries owns, or is licensed or otherwise possesses legally enforceable rights to use all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, technology, know-how, computer software programs or applications, and tangible or intangible proprietary information or material that are used in the business of Parent and its subsidiaries as currently conducted, except as would not reasonably be expected to have a Material Adverse Effect.

     (b) Except as disclosed in Section 2.19(b) of the Parent Disclosure Schedule or the Parent SEC Reports or as would not reasonably be expected to have a Material Adverse Effect (i) Parent is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any licenses, sublicenses and other agreements as to which Parent is a party and pursuant to which Parent is authorized to use any third-party patents, trademarks, service marks and copyrights ("Third-Party Intellectual Property Rights"); (ii) no claims with respect to the patents, registered and material unregistered trademarks and service marks, registered copyrights, trade names and any applications therefor owned by Parent or any of its subsidiaries (the "Parent Intellectual Property Rights"), any trade secret material to Parent, or Third Party Intellectual Property Rights to the extent arising out of any use, reproduction or distribution of such Third Party Intellectual Property Rights by or through Parent or any of its subsidiaries, are currently pending or, to the knowledge of Parent, are overtly threatened by any person; and (iii) Parent does not know of any valid grounds for any bona fide claims (A) to the effect that the manufacture, sale, licensing or use of any product as now used, sold or licensed or proposed for use, sale or license by Parent or any of its subsidiaries, infringes on any copyright, patent, trademark, service mark or trade secret; (B) against the use by Parent or any of its subsidiaries, of any trademarks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in the business of Parent or any of its subsidiaries as currently conducted or as proposed to be conducted; (C) challenging the ownership, validity or effectiveness of any of the Parent Intellectual Property Rights or other trade secret material to Parent; or (D) challenging the license or legally enforceable right to use of the Third Party Intellectual Rights by Parent or any of its subsidiaries.

     (c) To Parent's knowledge, all material patents, registered trademarks, service marks and copyrights held by Parent are valid and subsisting. Except as set forth in Section 2.19(c) of the Parent Disclosure Schedule or the Parent SEC Reports, to Parent's knowledge, there is no material unauthorized use, infringement or misappropriation of any of the Parent Intellectual Property by any third party, including any employee or former employee of Parent or any of its subsidiaries.

     SECTION 2.20.  Interested Party Transactions.  Except as set forth in
Section 2.20 of the Parent Disclosure Schedule or the Parent SEC Reports or for events as to which the amounts involved do not, in the aggregate, exceed $100,000, since the date of Parent's proxy statement dated March 12, 1996 (the "1996 Parent Proxy Statement"), no event has occurred that would be required to be reported as a Certain Relationship or Related Transaction, pursuant to Item 404 of Regulation S-K promulgated by the SEC.

     SECTION 2.21. Insurance. Except as set forth in Section 2.21 of the Parent Disclosure Schedule, all material fire and casualty, general liability, business interruption, product liability and sprinkler and water damage insurance policies maintained by Parent or any of its subsidiaries are with reputable insurance carriers, provide adequate coverage for all normal risks incident to the business of Parent and its subsidiaries and their respective properties and assets and are in character and amount at least equivalent to that carried by persons engaged in similar businesses and subject to the same or similar perils or hazards, except as would not reasonably be expected to have a Material Adverse Effect.

     SECTION 2.22.  Product Liability and Recalls.  (a) Except as disclosed in
Section 2.22(a) of the Parent Disclosure Schedule or the Parent SEC Reports, Parent is not aware of any claim, or the basis of any claim, against Parent or any of its subsidiaries for injury to person or property of employees or any third parties suffered as a result of the sale of any product or performance of any service by Parent or any of its subsidiaries, including claims arising out of the defective or unsafe nature of its products or services, which would reasonably be expected to have a Material Adverse Effect.

     (b) Except as disclosed in Section 2.22(b) of the Parent Disclosure Schedule or the Parent SEC Reports, there is no pending or, to the knowledge of the Company, threatened recall or investigation of any product sold by Parent, which recall or investigation would reasonably be expected to have a Material Adverse Effect.

     SECTION 2.23. Opinion of Financial Advisor. Parent has been advised by its financial advisor, Merrill Lynch, Pierce, Fenner & Smith Incorporated, to the effect that, in its opinion dated March 17, 1997, as of such date the Exchange Ratio was fair from a financial point of view to Parent's shareholders.

     SECTION 2.24. Pooling Matters. (a) Parent has provided to the Company and its independent accountants all information concerning actions taken or agreed to be taken by Parent or any of its affiliates on or before the date of this Agreement that would reasonably be expected to adversely affect the ability of Parent to account for the business combination to be effected by the Merger as a pooling of interests. The failure of this representation to be true and correct shall, if the Merger is not able to be accounted for as a pooling of interests, constitute a breach of this Agreement by Parent for the purposes of Section 7.01(i).

     (b) Western Resources, Inc. is not an affiliate of Parent for purposes of Accounting Standards Release 135 or Staff Accounting Bulletin 65 regarding pooling of interests accounting treatment of merger transactions.

     SECTION 2.25. Ownership of Merger Sub; No Prior Activities. (a) Merger Sub is a direct, wholly-owned subsidiary of Parent and was formed solely for the purpose of engaging in the transactions contemplated by this Agreement.

     (b) As of the date hereof and the Effective Time, except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement and except for this Agreement and any other agreements or arrangements contemplated by this Agreement, Merger Sub has not and will not have incurred, directly or indirectly, through any subsidiary or affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person.

     SECTION 2.26. Brokers. No broker, finder or investment banker (other than Merrill Lynch, Pierce, Fenner & Smith Incorporated, the fees and expenses of whom will be paid by Parent) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub. Parent has heretofore furnished to the Company a complete and correct copy of all agreements between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated pursuant to which such firms would be entitled to any payment relating to the transactions contemplated hereunder.

     SECTION 2.27. Full Disclosure. No statement contained in any certificate or schedule furnished or to be furnished by Parent or Merger Sub or its subsidiaries to the Company in, or pursuant to the provisions of, this Agreement contains or shall contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in the light of the circumstances under which it was made, in order to make statements herein or therein not misleading, except where the material fact so misstated or omitted to be stated would not reasonably be expected to have a Material Adverse Effect.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to Parent that, except as set forth in the written disclosure schedule previously delivered by the Company to Parent (the "Company Disclosure Schedule"):

     SECTION 3.01. Organization and Qualification; Subsidiaries. Each of the Company and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority and is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority and Approvals would not reasonably be expected to have a Material Adverse Effect. Each of the Company and its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not reasonably be expected to have a Material Adverse Effect. A true and complete list of all of the Company's subsidiaries, together with the jurisdiction of incorporation of each subsidiary and the percentage of each subsidiary's outstanding capital stock owned by the Company or another subsidiary, is set forth in Section 3.01 of the Company Disclosure Schedule. Except as set forth in Section 3.01 of the Company Disclosure Schedule or the Company SEC Reports (as defined below), the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity, with respect to which the Company has invested or is required to invest $5,000,000 or more, excluding securities in any publicly traded company held for investment by the Company and comprising less than five percent of the outstanding capital stock of such company.

     SECTION 3.02. Articles of Organization and By-Laws. The Company has heretofore furnished to Parent a complete and correct copy of its Restated Articles of Organization and By-Laws, as amended to date and has furnished or made available to Parent the certificate of incorporation and by-laws (or equivalent organizational documents) of each of its subsidiaries listed on Annex C hereto (such subsidiaries, collectively, the "Principal Company Subsidiaries", and their respective organizational documents, the "Principal Company Subsidiary Documents") and each of its other subsidiaries (such other subsidiaries, collectively, the "Other Company Subsidiaries", and their respective organizational documents, the "Other Company Subsidiary Documents"). Such Restated Articles of Organization and By-Laws, Principal Company Subsidiary Documents and Other Company Subsidiary Documents are in full force and effect. Neither the Company nor any of its Principal Company Subsidiaries is in violation of any of the provisions of its Restated Articles of Organization or By-Laws or Principal Company Subsidiary Documents, and none of the Other Company Subsidiaries are in violation of any of the provisions of its Other Company Subsidiary Documents, except for such violation of the Other Company Subsidiary Documents which would not reasonably be expected to have a Material Adverse Effect.

     SECTION 3.03. Capitalization. The authorized capital stock of the Company consists of 500,000,000 shares of Company Common Stock and 2,000,000 shares of Preferred Stock, $1 par value ("Company Preferred Stock"). As of March 15, 1997,
(i) 166,817,355 shares of Parent Common Stock were issued and outstanding, all of which are validly issued, fully paid and non-assessable, and 13,007,202 shares were held in treasury, (ii) no shares of Company Preferred Stock were outstanding or held in treasury, (iii) no shares of Company Common Stock or Company Preferred Stock were held by subsidiaries of the Company, (iv) 1,606,065 shares of Company Common Stock were reserved for future issuance under the Company's 1994 Restricted Stock Ownership Plan, (v) 210,849 shares of Company Common Stock were reserved for issuance upon exercise of the Warrants, (vi) 7,992,724 shares of Company Common Stock were reserved for issuance upon exercise of stock options issued under the ABC Company 1995 Stock Option Plan, and (vii) 26,084 shares of Company Common Stock were reserved for issuance upon exercise of stock options issued under the stock incentive plans maintained by Kendall International, Inc. No material change in such capitalization has occurred between March 15, 1997 and the date hereof. Except as set forth in
Section 3.03 of the Company Disclosure Schedule or the Company SEC Reports, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries to issue or sell any shares of capital stock of, or other equity interests in, the Company or any of its subsidiaries. Except as set forth in
Section 3.03 of the Company Disclosure Schedule or the Company SEC Reports, there are no obligations, contingent or otherwise, of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of Company Common Stock or the capital stock of any subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such subsidiary other than guarantees of bank obligations of subsidiaries entered into in the ordinary course of business. Except as set forth in Section
3.01 or 3.03 of the Company Disclosure Schedule, all of the outstanding shares of capital stock (other than directors' qualifying shares) of each of the Company's subsidiaries is duly authorized, validly issued, fully paid and nonassessable and all such shares (other than directors' qualifying shares) are

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

owned by the Company or another subsidiary free and clear of all security interests, liens, claims, pledges, agreements, limitations in the Company's voting rights, charges or other encumbrances of any nature whatsoever.

     SECTION 3.04. Authority Relative to this Agreement; Takeover Laws. (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated thereby, other than the approval of this Agreement and the Merger by the holders of at least two-thirds of the outstanding shares of Company Common Stock entitled to vote in accordance with the MBCL and the Company's Restated Articles of Organization and By-Laws. The Board of Directors of the Company has determined that it is advisable and in the best interest of the Company's shareholders for the Company to enter into this Agreement and to consummate the Merger upon the terms and subject to the conditions of this Agreement. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company.

     (b) Prior to the date hereof, the Board of Directors of the Company has taken all action necessary to exempt under or make not subject to any "fair price," "moratorium," "control share acquisition" or similar anti-takeover statute or regulation enacted under any Massachusetts law or any other law, or any provision of the Company's Restated Articles of Organization or By-Laws, that purports to limit or restrict business combinations or the ability to acquire or vote shares that would otherwise be applicable to this Agreement and the transactions contemplated hereby, including the consummation of the Merger and the issuance of Parent Common Stock pursuant thereto.

     SECTION 3.05. No Conflict; Required Filings and Consents. (a) Section 3.05(a) of the Company Disclosure Schedule includes a list of (i) all loan agreements, indentures, mortgages, pledges, conditional sale or title retention agreements, security agreements, capital leases, guaranties, standby letters of credit, equipment leases or lease purchase agreements to which the Company or any of its subsidiaries is a party or by which any of them is bound, each in an amount equal to or exceeding $25,000,000, but excluding any such agreement between the Company and its wholly-owned subsidiaries or between two or more wholly-owned subsidiaries of the Company; (ii) all contracts, agreements, commitments or other understandings or arrangements to which the Company or any of its subsidiaries is a party or by which any of them or any of their respective property or assets are bound or affected, but excluding contracts, agreements, commitments or other understandings or arrangements entered into in the ordinary course of business and involving, in each case, payments or receipts by the Company or any of its subsidiaries of less than $10,000,000 in any single instance; and (iii) all agreements which, as of the date hereof, would be required to be filed with the SEC pursuant to the requirements of the Exchange Act as "material contracts", other than those agreements which have been filed heretofore by the Company with the SEC .

     (b) Except as set forth in Section 3.05(b) of the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, (i) conflict with or violate the Restated Articles of Organization or By-Laws of the Company, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which its or their respective properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or impair the Company's or any of its subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or

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any of their respective properties are bound or affected, except in any such case for any such conflicts, violations, breaches, defaults or other occurrences that would not reasonably be expected to have a Material Adverse Effect.

     (c) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act and any applicable Blue Sky Laws, (ii) the pre-merger notification requirements of the HSR Act and filings and consents under any applicable Competition Laws,
(iii) filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or the transactions contemplated by this Agreement, (iv) the filing and recordation of appropriate merger or other documents as required by the MBCL, and (v) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger, or otherwise prevent the Company from performing its obligations under this Agreement, and would not otherwise be reasonably expected to have a Material Adverse Effect.

     SECTION 3.06. Compliance; Permits. (a) Except as disclosed in Section 3.06(a) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which its or any of their respective properties is bound or affected or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties is bound or affected, except for any such conflicts, defaults or violations which would not reasonably be expected to have a Material Adverse Effect.

     (b) Except as disclosed in Section 3.06(b) of the Company Disclosure Schedule, the Company and its subsidiaries hold all permits, licenses, easements, variances, exemptions, consents, certificates, orders and approvals from governmental authorities which are material to the operation of the business of the Company and its subsidiaries taken as a whole as it is now being conducted (collectively, the "Company Permits"). The Company and its subsidiaries are in compliance with the terms of Company Permits, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect.

     SECTION 3.07. SEC Filings; Financial Statements. (a) The Company has filed all forms, reports and documents required to be filed with the SEC since June 30, 1994, including (i) its Annual Reports on Form 10-K for the fiscal years ended June 30, 1994, 1995 and 1996, (ii) its Quarterly Reports on Form 10-Q for the quarterly periods ending September 30, 1996 and December 31, 1996,
(iii) all proxy statements relating to the Company's meetings of shareholders (whether annual or special) held since June 30, 1994, (iv) all other reports or registration statements (other than Reports on Form 10-Q not referred to in clause (ii) above) filed by Parent with the SEC since June 30, 1992, and (v) all amendments and supplements to all such reports and registration statements filed by the Company with the SEC (collectively, the "Company SEC Reports"). The Company SEC Reports (i) were prepared in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the Company's subsidiaries is required to file any forms, reports or other documents with the SEC.

     (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports has been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and each fairly presents the consolidated financial position of the Company and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

     SECTION 3.08. Absence of Certain Changes or Events. Except as set forth in Section 3.08 of the Company Disclosure Schedule or the Company SEC Reports, since June 30, 1996, the Company has conducted its business in the ordinary course and there has not occurred: (i) any Material Adverse Effect; (ii) any amendments or changes in the Articles of Organization or By-Laws of the Company;
(iii) any damage to, destruction or loss of any assets of the Company (whether or not covered by insurance) that would reasonably be expected to have a Material Adverse Effect; (iv) any material change the Company in its accounting methods; (v) any material revaluation by Parent of any of its assets, including without limitation, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business; (vi) any sale of a material amount of assets of the Company, except in the ordinary course of business; or (vii) any other action or event that would have required the consent of Parent pursuant to Section 4.03 had such action or event occurred after the date of this Agreement.

     SECTION 3.09.  No Undisclosed Liabilities.  Except as is disclosed in
Section 3.09 of the Company Disclosure Schedule and the Company SEC Reports, neither the Company nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise), except liabilities (a) adequately provided for in the Company's balance sheet (including any related notes thereto) as of June 30, 1996 included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1996 (the "June 1996 Balance Sheet"), (b) incurred in the ordinary course of business and not required under GAAP to be reflected on the June 1996 Balance Sheet, (c) incurred since June 30, 1996 in the ordinary course of business and consistent with past practice, (d) incurred in connection with this Agreement, or (e) which would not reasonably be expected to have a Material Adverse Effect.

     SECTION 3.10. Absence of Litigation. Except as set forth in Section 3.10 of the Company Disclosure Schedule, there are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries, or any properties or rights of the Company or any of its subsidiaries, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, that would reasonably be expected to have a Material Adverse Effect.

     SECTION 3.11. Employee Benefit Plans; Employment Agreements. (a) Section 3.11(a) of the Company Disclosure Schedule lists all employee pension plans (as defined in Section 3(2) of ERISA), all employee welfare plans (as defined in
Section 3(1) of ERISA) and all other bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar fringe or employee benefit plans, programs or arrangements, written or otherwise, as amended, modified or supplemented, for the benefit of, or relating to, current employee, officer or consultant (or any of their beneficiaries) of the Company or any other entity (whether or not incorporated) which is a member of a controlled group including the Company or which is under common control with the Company (an "ERISA Affiliate") within the meaning of Section 414 of the Code or Section 4001 of ERISA, or any subsidiary of the Company, as well as each plan with respect to which the Company or an ERISA Affiliate could incur liability under Section 4069 (if such plan has been or were terminated) or
Section 4212(c) of ERISA or Section 412 of the Code (together, the "Employee Plans"). There have been made available or will be made available no later than 20 business days after the date hereof to Parent copies of (i) each such written Employee Plan and all related trust agreements, insurance and other contracts (including policies), the most recent summary plan descriptions, and summaries of material modifications and communications distributed to plan participants, since the most recent summary plan descriptions, (ii) the most recent three annual reports on Form 5500 series, with accompanying schedules and attachments, filed with respect to each Employee Plan required to make such a filing, and
(iii) the most recent actuarial valuation for each Employee Plan subject to Title IV of ERISA. For purposes of this Section 3.11, the term "material," when used with respect to (i) any Employee Plan, shall mean that the Company or an ERISA Affiliate has incurred or may incur obligations in an amount exceeding $5,000,000 with respect to such Employee Plan, and (ii) any liability, obligation, breach or non-compliance, shall mean that the Company or an ERISA Affiliate has incurred or may incur obligations in an amount exceeding $1,000,000 with respect to any one such or series of related liabilities, obligations, breaches, defaults, violations or instances of non-compliance.

     (b) (i) Except as set forth in Section 3.11(b) of the Company Disclosure Schedule, none of the Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person, and none of the Employee Plans is a "multiemployer plan" as such term is defined in Section 3(37) of ERISA; (ii) no party in interest or disqualified person (as defined in Section 3(14) of ERISA and Section 4975 of the Code) has at any time engaged in a transaction with respect to any Employee Plan which could subject the Company or any ERISA Affiliate, directly or indirectly, to a tax, penalty or other material liability for prohibited transactions under ERISA or Section 4975 of the Code; (iii) no fiduciary of any Employee Plan has breached any of the responsibilities or obligations imposed upon fiduciaries under Title I of ERISA, which breach could result in any material liability to the Company or any ERISA Affiliate; (iv) all Employee Plans have been established and maintained substantially in accordance with their terms and have operated in compliance in all material respects with the requirements prescribed by any and all statutes (including ERISA and the Code), orders, or governmental rules and regulations currently in effect with respect thereto (including all applicable requirements for notification to participants or the Department of Labor, IRS or Secretary of the Treasury), and the Company and each of its subsidiaries have performed all material obligations required to be performed by them under, are not in any material respect in default under or violation of, and have no knowledge of any default or violation by any other party to, any of the Employee Plans; (iv) each Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code is the subject of a favorable determination letter from the IRS, and nothing has occurred which may reasonably be expected to impair such determination; (v) all contributions required to be made with respect to any Employee Plan pursuant to Section 412 of the Code, or the terms of the Employee Plan or any collective bargaining agreement, have been made on or before their due dates; (vi) with respect to each Employee Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the 30 day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in Section 4062, 4063 or 4041 of ERISA has occurred; and (vii) neither the Company nor any ERISA Affiliate has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than liability for premium payments to the PBGC arising in the ordinary course).

     (c) Section 3.11(c) of the Company Disclosure Schedule sets forth a true and complete list of each current employee, officer or director of Company or any of its subsidiaries who holds (i) options to purchase Company Common Stock as of the date hereof, together with the number of shares of Company Common Stock subject to such option, the option price of such option (to the extent determined as of the date hereof), whether such option is intended to qualify as an incentive stock option within the meaning of Section 422(b) of the Code (an "ISO"), and the expiration date of such option; and (ii) other rights, directly or indirectly, to acquire Company Common Stock, together with the number of shares of Company Common Stock subject to such right. Section 3.11(c) of the Company Disclosure Schedule also sets forth the total number of such ISOs, such nonqualified options and such other rights.

     (d) Section 3.11(d) of the Company Disclosure Schedule sets forth a true and complete list of (i) all employment agreements with officers of the Company or any of its subsidiaries; (ii) all agreements with consultants who are individuals obligating the Company or any of its subsidiaries to make annual cash payments in an amount exceeding $500,000; (iii) all officers of Parent or any of its subsidiaries who have executed a non-competition agreement with the Company; (iv) all severance agreements, programs and policies of the Company or any of its subsidiaries with or relating to its employees in each case with outstanding commitments exceeding $1,000,000, except programs and policies required to be maintained by law; and (v) all plans, programs, agreements and other arrangements of the Company or any of its subsidiaries with or relating to its employees which contain change in control provisions.

     (e) Except as set forth in Section 3.11(e) of the Company Disclosure Schedule, no employee of the Company or any of its subsidiaries has participated in any employee pension benefit plans (as defined in

Section 3(2) of ERISA) maintained by or on behalf of the Company. The PBGC has not instituted proceedings to terminate any defined benefit plan listed in
Section 3.11(e) of the Company Disclosure Schedule (each, a "Defined Benefit Plan"). The Defined Benefit Plans have no accumulated or waived funding deficiencies within the meaning of Section 412 of the Code nor have any extensions of any amortization period within the meaning of Section 412 of the Code or 302 of ERISA been applied for with respect thereto. The present value of the benefit liabilities (within the meaning of Section 4041 of ERISA) of the Defined Benefit Plans, determined on a termination basis using actuarial assumptions that would be used by the PBGC does not exceed by more than $1,000,000 the value of the Plans' assets. All applicable premiums required to be paid to the PBGC with respect to the Defined Benefit Plans have been paid. No facts or circumstances exist with respect to the Defined Benefit Plans which would give rise to a lien on the assets of the Company under Section 4068 of ERISA. All the assets of the Defined Benefit Plans are readily marketable securities or insurance contracts.

     (f) The Company has fiduciary liability insurance of at least $15,000,000 in effect covering the fiduciaries of the Employee Plans (including the Company) with respect to whom the Company may have liability.

     SECTION 3.12. Labor Matters. Except as set forth in Section 3.12 of the Company Disclosure Schedule or the Company SEC Reports, (i) there are no controversies pending or, to the knowledge of the Company or any of its subsidiaries, threatened, between the Company or any of its subsidiaries and any of their respective employees, which controversies have or would reasonably be expected to have a Material Adverse Effect; (ii) neither the Company nor any of its subsidiaries is a party to any material collective bargaining agreement or other labor union contract applicable to persons employed by the Company or its subsidiaries, nor does the Company or any of its subsidiaries know of any activities or proceedings of any labor union to organize 50 or more employees in any office; and (iii) neither the Company nor any of its subsidiaries has any knowledge of any strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any employees of the Company or any of its subsidiaries which would reasonably be expected to have a Material Adverse Effect.

     SECTION 3.13.  Registration Statement; Joint Proxy
Statement/Prospectus. Subject to the accuracy of the representations of Parent in Section 2.13, the information supplied by the Company for inclusion in the Registration Statement shall not, at the time the Registration Statement (including any amendments or supplements thereto) is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements included therein, in light of the circumstances under which they were made, not misleading. The information supplied by the Company for inclusion in the Joint Proxy Statement/Prospectus will not, on the date the Joint Proxy Statement/Prospectus is first mailed to shareholders, at the time of the Shareholders Meetings and at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or will omit to state any material fact necessary in order to make the statements therein not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Shareholders Meetings which has become false or misleading. If at any time prior to the Effective Time any event relating to the Company or any of its affiliates, officers or directors should be discovered by the Company which should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement/Prospectus, the Company will promptly inform Parent. The Joint Proxy Statement/Prospectus shall comply in all material respects with the requirements of the Securities Act, the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent or Merger Sub which is contained or incorporated by reference in, or furnished in connection with the preparation of, the Joint Proxy Statement/Prospectus.

     SECTION 3.14. Restrictions on Business Activities. Except for this Agreement, to the best of the Company's knowledge, there is no agreement, judgment, injunction, order or decree binding upon the Company or any of its subsidiaries which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company or any of its subsidiaries, any acquisition of property by the Company or any of its subsidiaries or the conduct of business by the Company or any of its subsidiaries as currently conducted or as proposed to be conducted by the Company, except for any prohibition or impairment as would not reasonably be expected to have a Material Adverse Effect.

     SECTION 3.15. Title to Property. The Company and each of its subsidiaries have good and defensible title to all of their properties and assets, free and clear of all liens, charges and encumbrances, except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which would not reasonably be expected to have a Material Adverse Effect; and, to the Company's knowledge, all leases pursuant to which the Company or any of its subsidiaries lease from other material amounts of real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, to the knowledge of the Company, under any of such leases, any existing material default or event of default (or event which with notice or lapse of time, or both, would constitute a material default) except where the lack of such good standing, validity and effectiveness, or the existence of such default or event of default would not reasonably be expected to have a Material Adverse Effect.

     SECTION 3.16. Real Property. (a) Except as set forth in Section 3.16(a) of the Company Disclosure Schedule, each of the buildings, improvements and structures located upon any real property and land owned by Parent or any of its subsidiaries (collectively, the "Owned Property"), and each of the buildings, structures and premises leased by the Company or any of its subsidiaries (the "Leased Premises"), is in reasonably good repair and operating condition, and the Company has not received any notice of or writing referring to any requirements by any insurance company that has issued a policy covering any part of any Owned Property or Leased Premises or by any board of fire underwriters or other body exercising similar functions, requiring any repairs or work to be done on any part of any Owned Property or Leased Premises, except as would not reasonably be expected to have a Material Adverse Effect.

     (b) Except as set forth in Section 3.16(b) of the Company Disclosure Schedule, all structural or material mechanical systems in the buildings upon the Owned Property and Leased Properties are in good working order and working condition, and adequate for the operation of the business of the Company and its subsidiaries as heretofore conducted, except as would not reasonably be expected to have a Material Adverse Effect.

     SECTION 3.17. Taxes. (a) The Company on behalf of itself and all its subsidiaries hereby represents that, other than as disclosed in Section 3.17(a) of the Company Disclosure Schedule or the Company SEC Reports: the Company and its subsidiaries have timely filed all United States federal, state and local income Tax Returns and all foreign Tax Returns required to be filed by them, and the Company and its subsidiaries have timely paid and discharged all Taxes due in connection with or with respect to the periods or transactions covered by such Tax Returns and have paid all other Taxes as are due, except such as are being contested in good faith by appropriate proceedings (to the extent that any such proceedings are required) and there are no other taxes that would be due if asserted by a taxing authority, except with respect to which the Company is maintaining reserves to the extent currently required unless the failure to do so would not reasonably be expected to have a Material Adverse Effect. Except as does not involve or would not result in liability to the Company that would reasonably be expected to have a Material Adverse Effect, (i) there are no tax liens on any assets of the Company or any subsidiary thereof; and (ii) neither the Company nor any of its subsidiaries has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax. The accruals and reserves (including deferred taxes) reflected in the June 1996 Balance Sheet are in all material respects adequate to cover all Taxes accruable through the date thereof (including interest and penalties, if any, thereon and Taxes being contested) in accordance with GAAP.

     (b) The Company on behalf of itself and all its subsidiaries hereby represents that, other than as disclosed on Section 3.17(b) of the Company Disclosure Schedule or the Company SEC Reports, and other than with respect to items the inaccuracy of which would not reasonably be expected to have a Material Adverse Effect: Neither the Company nor any of its subsidiaries is obligated under any agreement with respect to industrial development bonds or other obligations with respect to which the excludability from gross income of the holder for federal or state income tax purposes could be affected by the transactions contemplated hereunder. Neither the Company nor any of its subsidiaries is, or has been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. To the best knowledge of the Company, neither the Company nor any of its subsidiaries owns any property of a character, the indirect transfer of which, pursuant to this Agreement, would give rise to any material documentary, stamp or other transfer tax.

     SECTION 3.18. Environmental Matters. Except as set forth in Section 3.18 of the Company Disclosure Schedule, and except in all cases as, in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect, the Company and each of its subsidiaries to the best of the Company's knowledge (i) have obtained all applicable permits, licenses and other authorization which are required to be obtained under all applicable Environmental Laws by the Company or its subsidiaries (or their respective agents); (ii) are in compliance with all terms and conditions of such required permits, licenses and authorization, and also are in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in applicable Environmental Laws; (iii) as of the date hereof, are not aware of nor have received notice of any past or present violations of Environmental Laws, or any event, condition, circumstance, activity, practice, incident, action or plan which is reasonably likely to interfere with or prevent continued compliance with or which would give rise to any common law or statutory liability, or otherwise form the basis of any claim, action, suit or proceeding, against the Company or any of its subsidiaries based on or resulting from the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge or release into the environment, of any pollutant, contaminant or hazardous or toxic material or waste; and (iv) have taken all actions necessary under applicable Environmental Laws to register any products or materials required to be registered by the Company or its subsidiaries (or any of their respective agents) thereunder.

     SECTION 3.19. Intellectual Property. (a) the Company and/or each of its subsidiaries owns, or is licensed or otherwise possesses legally enforceable rights to use all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, technology, know-how, computer software programs or applications, and tangible or intangible proprietary information or material that are used in the business of the Company and its subsidiaries as currently conducted, except as would not reasonably be expected to have a Material Adverse Effect.

     (b) Except as disclosed in Section 3.19(b) of the Company Disclosure Schedule or the Company SEC Reports or as would not reasonably be expected to have a Material Adverse Effect: (i) the Company is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which the Company is authorized to use any third-party patents, trademarks, service marks and copyrights ("Third-Party Intellectual Property Rights"); (ii) no claims with respect to the patents, registered and material unregistered trademarks and service marks, registered copyrights, trade names and any applications therefor owned by the Company or any of its subsidiaries (the "Company Intellectual Property Rights"), any trade secret material to the Company, or Third Party Intellectual Property Rights to the extent arising out of any use, reproduction or distribution of such Third Party Intellectual Property Rights by or through the Company or any of its subsidiaries, are currently pending or, to the knowledge of the Company, are overtly threatened by any person; and (iii) the Company does not know of any valid grounds for any bona fide claims (A) to the effect that the manufacture, sale, licensing or use of any product as now used, sold or licensed or proposed for use, sale or license by the Company or any of its subsidiaries infringes on any copyright, patent, trademark, service mark or trade secret; (B) against the use by the Company or any of its subsidiaries of any trademarks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in the business of the Company or any of its subsidiaries as currently conducted or as proposed to be conducted; (C) challenging the ownership, validity or effectiveness of any part of the Company Intellectual Property Rights or other trade secret material to the Company; or (D) challenging the license or legally enforceable right to use of the Third Party Intellectual Rights by the Company or any of its subsidiaries.

     (c) To the Company's knowledge, all patents, registered trademarks and copyrights held by the Company are valid and subsisting. Except as set forth in
Section 3.19(c) of the Company Disclosure Schedule or the Company SEC Reports, to the Company's knowledge, there is no material unauthorized use, infringement or misappropriation of any of the Company Intellectual Property by any third party, including any employee or former employee of the Company or any of its subsidiaries.

     SECTION 3.20.  Interested Party Transactions.  Except as set forth in
Section 3.20 of the Company Disclosure Schedule or the Company SEC Reports, since the date of the Company's proxy statement dated September 20, 1996, no event has occurred that would be required to be reported as a Certain Relationship or Related Transaction, pursuant to Item 404 of Regulation S-K promulgated by the SEC.

     SECTION 3.21. Insurance. Except as disclosed in Section 3.21 of the Company Disclosure Schedule, all material fire and casualty, general liability, business interruption, product liability and sprinkler and water damage insurance policies maintained by the Company or any of its subsidiaries are with reputable insurance carriers, provide adequate coverage for all normal risks incident to the business of the Company and its subsidiaries and their respective properties and assets and are in character and amount at least equivalent to that carried by entities engaged in similar businesses and subject to the same or similar perils or hazards, except as would not reasonably be expected to have a Material Adverse Effect.

     SECTION 3.22.  Product Liability and Recalls.  (a) Except as disclosed in
Section 3.22(a) of the Company Disclosure Schedule or the Company SEC Reports, the Company is not aware of any claim, or the basis of any claim, against the Company or any of its subsidiaries for injury to person or property of employees or any third parties suffered as a result of the sale of any product or performance of any service by the Company or any of its subsidiaries, including claims arising out of the defective or unsafe nature of its products or services, which would reasonably be expected to have a Material Adverse Effect.

     (b) Except as disclosed in Section 3.22(b) of the Company Disclosure Schedule or the Company SEC Reports, there is no pending or, to the knowledge of the Company, threatened, recall or investigation of any product sold by the Company, which recall or investigation would reasonably be expected to have a Material Adverse Effect.

     SECTION 3.23. Opinion of Financial Advisor. The Company has received an opinion dated March 16, 1997 of its financial advisor, Credit Suisse First Boston Corporation, that, as of such date, the Exchange Ratio was fair from a financial point of view to the shareholders of the Company.

     SECTION 3.24. Pooling Matters. The Company has provided to Parent and its independent accountants all information concerning actions taken or agreed to be taken by the Company or any of its affiliates on or before the date of this Agreement that would reasonably be expected to adversely affect the ability of Parent to account for the business combination to be effected by the Merger as a pooling of interests. The failure of this representation to be true and correct shall, if the Merger is not able to be accounted for as a pooling of interests, constitute a breach of this Agreement by the Company for the purposes of Section 7.01(i).

     SECTION 3.25. Brokers. No broker, finder or investment banker (other than Credit Suisse First Boston Corporation, the fees and expenses of which will be paid by the Company) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

     SECTION 3.26. Full Disclosure. No statement contained in any certificate or schedule furnished or to be furnished by the Company to Parent in, or pursuant to the provisions of, this Agreement contains or will contain any untrue statement of a material fact or omits or shall omit to state any material fact

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necessary, in the light of the circumstances under which it was made, in order to make the statements herein or therein not misleading, except where the material fact so misstated or omitted to be stated would not reasonably be expected to have a Material Adverse Effect.

                                   ARTICLE IV

                     CONDUCT OF BUSINESS PENDING THE MERGER

     SECTION 4.01. Conduct of Business by Parent Pending the Merger. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Parent covenants and agrees that, unless the Company shall otherwise agree in writing, and except as set forth in Section 4.01 of the Parent Disclosure Schedule, Parent shall conduct its business and shall cause the businesses of its subsidiaries to be conducted only in, and Parent and its subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with past practice; and Parent shall use reasonable commercial efforts to preserve substantially intact the business organization of Parent and its subsidiaries, to keep available the services of the present officers, employees and consultants of Parent and its subsidiaries and to preserve the present relationships of Parent and its subsidiaries with customers, suppliers and other persons with which Parent or any of its subsidiaries has significant business relations. By way of amplification and not limitation, except as contemplated by this Agreement, neither Parent nor any of its subsidiaries shall, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, and except as set forth in
Section 4.01 of the Parent Disclosure Schedule, directly or indirectly do, or propose to do, any of the following without the prior written consent of the
Company:

          (a) amend or otherwise change Parent's Memorandum of Association, as altered, or Bye-Laws;

          (b) issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest (including, without limitation, any phantom interest) in Parent, any of its subsidiaries or affiliates (except for the issuance of shares of Parent Common Stock issuable pursuant to stock options outstanding on the date hereof and except for the issuance of options ("New Parent Options"), in the ordinary course of business and consistent with past practice, to purchase up to 1,000,000 shares in the aggregate of Parent Common Stock (other than to the Chief Executive Officer or the Chief Financial Officer of Parent); provided that such New Parent Options shall be issued to employees of Parent and its subsidiaries, shall have an exercise price that is not less than the market price of Parent Common Stock on the date of grant, shall terminate on the employee's termination of employment with Parent and shall vest in accordance with Parent's customary vesting schedule for employee options; and provided further that the issuance of such options would not reasonably be expected to adversely affect the ability of Parent to account for the business combination to be effected by the Merger as a pooling of interests;

          (c) sell, pledge, dispose of or encumber any assets of Parent or any of its subsidiaries (except for (i) sales of assets in the ordinary course of business and in a manner consistent with past practice, (ii) dispositions of obsolete or worthless assets, (iii) sales of immaterial assets not in excess of $5,000,000 and (iv) sales pursuant to sale-leasebacks not in excess of $10,000,000 in any individual case or $35,000,000 in the aggregate);

          (d) (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, except that a wholly owned subsidiary of Parent may declare and pay a dividend to its parent, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iii) amend the terms or change the period of exercisability of, purchase, repurchase, redeem or otherwise acquire, or permit any subsidiary to purchase, repurchase, redeem or otherwise acquire, any of its securities or any

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

securities of its subsidiaries, including, without limitation, shares of Parent Common Stock or any option, warrant or right, directly or indirectly, to acquire shares of Parent Common Stock, or propose to do any of the foregoing;

          (e) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof other than those listed on Section 4.01(e) of the Parent Disclosure Schedule and other than any acquisitions in which the consideration payable by Parent does not exceed $10,000,000 for any individual acquisition or $35,000,000 in the aggregate for all such acquisitions; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee (other than guarantees of bank debt of the Parent's subsidiaries entered into in the ordinary course of business) or endorse or otherwise as an accommodation become responsible for the obligations of any person, or make any loans or advances, except in the ordinary course of business consistent with past practice; (iii) authorize any capital expenditures other than (x) as described on Section 4.01 of the Parent Disclosure Schedule, (y) any capital expenditures not in excess of $5,000,000 in any individual case, or $70,000,000 for all such capital expenditures in the aggregate, and (z) any capital expenditures incurred in connection with the installation of subscriber systems in the ordinary course of business; or (iv) enter into or amend any contract, agreement, commitment or arrangement to effect any of the matters prohibited by this
     Section 4.01(e);

          (f) increase the compensation payable or to become payable to its officers or employees, or grant any severance or termination pay to, or enter into any employment or severance agreement with any director, officer or other employee of Parent or any of its subsidiaries, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any current or former directors, officers or employees, except for (w) increases in salary or wages of employees of Parent or its subsidiaries in accordance with past practices; (x) entering into any employment agreement with any officers or employees of Parent or any of its subsidiaries in accordance with past practices providing for annual compensation of not more than $200,000, (y) entering into any severance or termination agreements or the grant of any severance or termination payment to any employee or officer in accordance with past practices in an amount not in excess of $200,000, or (z) as may be required by law;

          (g) take any action to change accounting policies or procedures (including, without limitation, procedures with respect to revenue recognition, payments of accounts payable and collection of accounts receivable), except as required by GAAP;

          (h) make any material tax election inconsistent with past practice or settle or compromise any material federal, state, local or foreign tax liability, except to the extent the amount of any such settlement has been reserved for in the financial statements contained in the Parent SEC Reports filed prior to the date of this Agreement;

          (i) pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the financial statements contained in the Parent SEC Reports filed prior to the date of this Agreement or incurred in the ordinary course of business and consistent with past practice; or

          (j) take, or agree in writing or otherwise to take, any of the actions described in Sections 4.01(a) through (i) above, or any action which would make any of the representations or warranties of Parent contained in this Agreement untrue or incorrect or prevent Parent or Merger Sub from performing or cause Parent or Merger Sub not to perform its covenants hereunder.

     SECTION 4.02. No Solicitation by Parent. (a) Parent shall not, directly or indirectly, through any officer, director, employee, representative or agent of Parent or any of its subsidiaries, solicit or encourage

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the initiation of any inquiries or proposals regarding any merger, or any acquisition of any capital stock or any material portion of the assets of Parent (including without limitation by way of a tender offer) or similar transactions involving Parent or any subsidiaries of Parent (any of the foregoing inquiries or proposals being referred to herein as an "Acquisition Proposal"). Nothing contained in this Section 4.02(a) shall prevent the Board of Directors of Parent from (i) considering, negotiating, approving and recommending to the shareholders of Parent a bona fide Acquisition Proposal not solicited in violation of this Agreement, (ii) taking and disclosing to its shareholders a position contemplated by Exchange Act Rule 14e-2 or (iii) making any disclosure to its shareholders; provided that, as to each of clauses (i), (ii) and (iii), the Board of Directors of Parent determines in good faith (upon advice of independent counsel) such action is necessary for it to act in a manner consistent with its fiduciary duties under applicable law.

     (b) Parent shall promptly notify the Company after receipt of any Acquisition Proposal, or any modification of or amendment to any Acquisition Proposal, or any request for nonpublic information relating to Parent or any of its subsidiaries in connection with an Acquisition Proposal or for access to the properties, books or records of Parent or any subsidiary by any person or entity that informs the Board of Directors of Parent or such subsidiary that it is considering making, or has made, an Acquisition Proposal. Such notice to the Company shall be made orally and in writing, and shall indicate the identity of the person making the Acquisition Proposal or intending to make an Acquisition Proposal or requesting non-public information or access to the books and records of Parent, the terms of any such Acquisition Proposal or modification or amendment to an Acquisition Proposal, and whether Parent is providing or intends to provide the person making the Acquisition Proposal with access to information concerning Parent as provided in Section 4.02(c).

     (c) If the Board of Directors of Parent receives a request for material non-public information by a person who makes a bona fide Acquisition Proposal, and the Board of Directors determines in good faith and upon the advice of independent counsel that it is required to cause Parent to act as provided in this Section 4.02(c) in order for the Board of Directors to act in a manner consistent with its fiduciary duties, then, provided the person making the Acquisition Proposal has executed a confidentiality agreement substantially similar to the one then in effect between the Company and Parent, Parent may provide such person with access to information regarding Parent.

     (d) Anything to the contrary in this Section or elsewhere in this Agreement notwithstanding, the Board of Directors of Parent shall not (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to the Company, the approval or recommendation by such Board of Directors of the matters set forth in Section 5.03(b), (ii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal or (iii) cause Parent to enter into any agreement with respect to any Acquisition Proposal, except (x) upon the advice of independent counsel that it is required to cause Parent to act as provided in this Section 4.02(d) in order for the Board of Directors to act in a manner consistent with its fiduciary duties and (y) with respect to the approval or recommendation of any Acquisition Proposal or entering into any agreement with respect to any Acquisition Proposal, after the third business day following the Company's receipt of written notice of the information with respect to such Acquisition Proposal, and, if applicable, the second business day after the Company's receipt of written notice of the information with respect to all material amendments or modifications thereto, in each case as contemplated by
Section 4.02(b) above.

     (e) Parent shall immediately cease and cause to be terminated any existing discussions or negotiations with any persons (other than the Company) conducted heretofore with respect to any of the foregoing. Parent shall not release any third party from the confidentiality provisions of any confidentiality agreement to which Parent is a party in respect of any information delivered by Parent in connection with any Acquisition Proposal.

     (f) Parent shall ensure that the officers, directors and employees of the Company and its subsidiaries and any investment banker or other advisor or representative retained by the Company are aware of the restrictions described in this Section 4.02.

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     SECTION 4.03.  Conduct of Business by the Company Pending the
Merger. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, the Company covenants and agrees that, except as set forth in Section 4.03 of the Company's Disclosure Schedule or unless Parent shall otherwise agree in writing, the Company shall conduct its business, and cause the businesses of its subsidiaries to be conducted, in the ordinary course of business and consistent with past practice, other than actions taken by the Company or its subsidiaries in contemplation of the Merger and acquisitions not prohibited by clause (b) below, and shall not directly or indirectly do, or propose to do, any of the following without the prior written consent of Parent:

          (a) amend or otherwise change the Company's Articles of Organization or By-Laws;

          (b) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other person which, in any such case, would materially delay or prevent the consummation of the transactions contemplated by this Agreement;

          (c) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, except that a wholly owned subsidiary of the Company may declare and pay a dividend to its parent, and except that the Company may declare and pay cash dividends of $0.05 per quarter consistent with past practice; or

          (d) take or agree in writing or otherwise to take any action which would make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect or prevent the Company from performing or cause the Company not to perform its covenants hereunder.

     SECTION 4.04. No Solicitation by the Company. (a) The Company shall not, directly or indirectly, through any officer, director, employee, representative or agent of the Company or any of its subsidiaries, solicit or encourage the initiation of any inquiries or proposals regarding any Change of Control Proposal. "Change of Control Proposal" means (i) any merger or any acquisition of any capital stock of the Company (including without limitation by way of a tender offer) or similar transactions involving the Company as a result of which the shareholders of the Company immediately prior to the consummation of such transaction would own less than 50% of the voting stock of the Company or, if the Company is not the surviving corporation, the surviving corporation immediately following the consummation of such transaction or (ii) the sale of all or substantially all of the assets of the Company. Nothing contained in this
Section 4.04(a) shall prevent the Board of Directors of the Company from (i) considering, negotiating, approving and recommending to the shareholders of the Company a bona fide Change of Control Proposal not solicited in violation of this Agreement, (ii) taking and disclosing to its shareholders a position contemplated by Exchange Act Rule 14e-2 or (iii) making any disclosure to its shareholders; provided that, as to each of clauses (i), (ii) and (iii), the Board of Directors of the Company determines in good faith (upon advice of independent counsel) such action is necessary for it to act in a manner consistent with its fiduciary duties under applicable law.

     (b) The Company shall promptly notify Parent after receipt of any Change of Control Proposal, or any modification of or amendment to any Change of Control Proposal, or any request for non-public information relating to the Company or any of its subsidiaries in connection with a Change of Control Proposal or for access to the properties, books or records of the Company or any subsidiary by any person or entity that informs the Board of Directors of the Company or such subsidiary that it is considering making, or has made, a Change of Control Proposal. Such notice to the Company shall be made orally and in writing, and shall indicate the identity of the person making the Change of Control Proposal or intending to make a Change of Control Proposal or requesting non-public information or access to the books and records of the Company, the terms of any such Change of Control Proposal or modification or amendment to a Change of Control Proposal, and whether the Company is providing or intends to provide the person making the Change of Control Proposal with access to information concerning the Company as provided in Section 4.04(c).

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

     (c) If the Board of Directors of the Company receives a request for material nonpublic information by a person who makes a bona fide Change of Control Proposal, and the Board of Directors determines in good faith and upon the advice of independent counsel that it is required to cause the Company to act as provided in this Section 4.04(c) in order for the Board of Directors to act in a manner consistent with its fiduciary duties, then, provided the person making the Change of Control Proposal has executed a confidentiality agreement substantially similar to the one then in effect between the Company and Parent, the Company may provide such person with access to information regarding the Company.

     (d) Anything to the contrary in this Section or elsewhere in this Agreement notwithstanding, the Board of Directors of the Company shall not (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to the Company, the approval or recommendation by such Board of Directors of this Agreement, the Merger or any of the other transactions contemplated hereby, (ii) approve or recommend, or propose to approve or recommend, any Change of Control Proposal or
(iii) cause the Company to enter into any agreement with respect to any Change of Control Proposal, except (x) upon the advice of independent counsel that it is required to cause the Company to act as provided in this Section 4.04(d) in order for the Board of Directors to act in a manner consistent with its fiduciary duties and (y) with respect to the approval or recommendation of any Change of Control Proposal or entering into any agreement with respect to any Change of Control Proposal, after the third business day following Parent's receipt of written notice of the information with respect to such Change of Control Proposal, and, if applicable, the second business day after Parent's receipt of written notice of the information with respect to all material amendments or modifications thereto, in each case as contemplated by Section 4.04(b) above.

     (e) The Company shall ensure that the officers, directors and employees of the Company and its subsidiaries and any investment banker or other advisor or representative retained by the Company are aware of the restrictions described in this Section 4.04.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

     SECTION 5.01.  Joint Proxy Statement/Prospectus; Registration
Statement. As promptly as practicable after the execution of this Agreement, the Company and Parent shall prepare and file with the SEC preliminary proxy materials which shall constitute the Joint Proxy Statement/Prospectus and the Registration Statement. As promptly as practicable after comments are received from the SEC thereon and after the furnishing by the Company and Parent of all information required to be contained therein, the Company and Parent shall file with the SEC a combined proxy and Registration Statement on Form S-4 (or on such other form as shall be appropriate) relating to the adoption of this Agreement and approval of the transactions contemplated hereby by the shareholders of the Company pursuant to this Agreement, and the approval by the shareholders of Parent of the Reverse Stock Split, the Share Amendment, the issuance of Parent Common Stock in the Merger, the Parent Name Change and the New Parent Director Election, and shall use all reasonable efforts to cause the Registration Statement to become effective as soon thereafter as practicable. The Joint Proxy Statement/Prospectus shall include the recommendation of the Boards of Directors of the Company and Parent in favor of the Merger and the other transactions contemplated hereby, as applicable, subject to the last sentence of Section 5.02 and Section 5.03(d).

     SECTION 5.02. Company Shareholders Meeting. The Company shall call the Company Shareholders Meeting as promptly as practicable for the purpose of voting upon the approval of the Merger, and the Company shall use its reasonable best efforts to hold the Company Shareholders Meeting as soon as practicable after the date on which the Registration Statement becomes effective. Unless otherwise required under the applicable fiduciary duties of the directors of the Company, as determined by such directors in good faith after consultation with and based upon the advice of independent legal counsel, the Company shall solicit from its shareholders proxies in favor of adoption of this Agreement and approval of

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the transactions contemplated thereby, and shall take all other action necessary or advisable to secure the vote or consent of stockholders to obtain such approvals.

     SECTION 5.03. Parent Shareholders Meeting. (a) Parent shall call the Parent Shareholders Meeting as promptly as practicable, and Parent shall use its reasonable best efforts to hold the Parent Shareholders Meeting as soon as practicable after the date on which the Registration Statement becomes effective.

     (b) The Parent Shareholders Meeting shall be called for the following purposes:

          (i) to approve a consolidation of the Parent Common Stock (the "Reverse Stock Split") such that, immediately prior to (but conditioned upon the occurrence of) the Effective Time, each share of Parent Common Stock, par value $.10 per share, shall be consolidated in the ratio (the "Reverse Stock Split Ratio") equal to (subject to Section 7.01(n)) one share of Parent Common Stock, par value $.20 per share, for each 2.0776 shares of Parent Common Stock, par value $.10 per share (with the resulting number of shares of each registered holder being rounded down to the nearest whole number and with each registered holder being entitled to receive from Parent in respect of any fractional shares of Parent Common Stock an amount in cash (without interest) equal to such fraction multiplied by the closing price per share of Parent Common Stock on the NYSE on the date of the Effective Time);

          (ii) to approve (A) an increase in or reorganization of the authorized number of shares of Parent Common Stock (the "Share Amendment"), immediately following the Reverse Stock Split and prior to (but conditioned upon the occurrence of) the Effective Time, in an amount not less than is required to issue the Parent Common Stock, par value $.20 per share, in the Merger, as contemplated by this Agreement, either by (x) the creation of additional authorized shares of Parent Common Stock, par value $.20 per share, or (y) the sub-division and consolidation of Parent Convertible Preference Stock and/or Parent Exchangeable Preference Stock into shares of Parent Common Stock, par value $.20 per share, and (B) any changes to Parent's Bye-Laws necessary to reflect such increase;

          (iii) to authorize and approve the issuance by Parent of the Parent Common Stock in the Merger, as contemplated by this Agreement;

          (iv) to approve a change in the name of Parent to Tyco International Ltd., effective upon the Effective Time of the Merger or as soon thereafter as practicable (the "Parent Name Change"); and

          (v) to remove all of the directors of Parent in office immediately prior to the Effective Time and to elect as directors of Parent, to take office as of the Effective Time, the persons set forth on or designated in accordance with Annex A to this Agreement to serve until the next annual shareholders meeting of Parent (the "New Parent Director Election");

provided, that none of the matters set forth in the foregoing clauses (i) through (v) shall be deemed approved by the shareholders of the Parent unless all of them are so approved.

     (c) Parent shall take all action required for the nomination of the persons set forth on or designated in accordance with Annex A for election as directors of Parent at the Parent Shareholders Meeting.

     (d) Unless otherwise required under the applicable fiduciary duties of the directors of Parent, as determined by such directors in good faith after consultation with and based upon the advice of independent legal counsel, Parent shall solicit from its shareholders proxies in favor of the Reverse Stock Split, the Share Amendment, the issuance of Parent Common Stock in the Merger, the Parent Name Change and the New Parent Director Election, and shall take all other action necessary or advisable to secure the vote or consent of shareholders to obtain such approvals.

     SECTION 5.04. Access to Information; Confidentiality. Upon reasonable notice and subject to restrictions contained in confidentiality agreements to which such party is subject (from which such party shall use reasonable efforts to be released), the Company and Parent shall each (and shall cause each of

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their subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of the other, reasonable access, during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, the Company and Parent each shall (and shall cause each of their subsidiaries to) furnish promptly to the other all information concerning its business, properties and personnel as such other party may reasonably request, and each shall make available to the other the appropriate individuals (including attorneys, accountants and other professionals) for discussion of the other's business, properties and personnel as either Parent or the Company may reasonably request. Each party shall keep such information confidential in accordance with the terms of the respective confidentiality letters, dated March 5, 1997 (the "Confidentiality Letter"), between Parent and the Company.

     SECTION 5.05. Consents; Approvals. The Company and Parent shall each use their best efforts to obtain all consents, waivers, approvals, authorizations or orders (including, without limitation, all United States and foreign governmental and regulatory rulings and approvals), and the Company and Parent shall make all filings (including, without limitation, all filings with United States and foreign governmental or regulatory agencies) required in connection with the authorization, execution and delivery of this Agreement by the Company and Parent and the consummation by them of the transactions contemplated hereby. The Company and Parent shall furnish all information required to be included in the Joint Proxy Statement/Prospectus and the Registration Statement, or for any application or other filing to be made pursuant to the rules and regulations of any United States or foreign governmental body in connection with the transactions contemplated by this Agreement.

     SECTION 5.06. Agreements with Respect to Affiliates. (a) The Company shall deliver to Parent, as soon as practicable, a letter (the "Company Affiliate Letter") identifying all persons who are anticipated to be, at the time of the Company Shareholders Meeting, "affiliates" of the Company for purposes of Rule 145 under the Securities Act ("Rule 145") or the rules and regulations of the SEC relating to pooling of interests accounting treatment for merger transactions (the "Pooling Rules"). The Company shall use its best efforts to cause each person who is identified as an "affiliate" in the Company Affiliate Letter to deliver to Parent, no less than 35 days prior to the date of the Company Shareholders Meeting, a written agreement (a "Company Affiliate Agreement") in connection with restrictions on affiliates under Rule 145 and pooling of interests accounting treatment, in form mutually agreeable to the Company and Parent.

     (b) Parent shall deliver to the Company, as soon as practicable, a letter (the "Parent Affiliate Letter") identifying all persons who are anticipated to be, at the time of the Parent Shareholders Meeting, "affiliates" of Parent for purposes of the Pooling Rules. Parent shall use its best efforts to cause each person who is identified as an "affiliate" in the Parent Affiliate Letter to deliver to the Company, no less than 35 days prior to the date of the Parent Shareholders Meeting, a written agreement (a "Parent Affiliate Agreement") in connection with restrictions on affiliates under pooling of interests accounting treatment, in form mutually agreeable to the Company and Parent.

     SECTION 5.07.  Indemnification and Insurance.

     (a) Company Indemnification and Insurance. (i) The By-Laws of the Surviving Corporation shall contain the provisions with respect to indemnification set forth in the By-Laws of the Company, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at the Effective Time were directors, officers, employees or agents of the Company or any of its subsidiaries, unless such modification is required by law.

     (ii) The Surviving Corporation shall, to the fullest extent permitted under applicable law or under the Surviving Corporation's Articles of Organization or By-Laws, indemnify and hold harmless, each present and former director or officer of the Company or any of its subsidiaries (collectively, the "Indemnified Parties") against any costs or expenses (including attorneys'
fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, (x) arising out of or pertaining to

                                       33

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the transactions contemplated by this Agreement or (y) otherwise with respect to any acts or omissions occurring at or prior to the Effective Time, to the same extent as provided in the Company's Restated Articles of Organization or By-Laws or any applicable contract or agreement as in effect on the date hereof, in each case for a period of six years after the date hereof. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (A) any counsel retained by the Indemnified Parties shall be reasonably satisfactory to the Surviving Corporation, (B) after the Effective Time, the Surviving Corporation shall pay the reasonable fees and expenses of such counsel, promptly after statements therefor are received, and
(C) the Surviving Corporation will cooperate in the defense of any such matter; provided, however, that the Surviving Corporation shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld); and provided, further, that, in the event that any claim or claims for indemnification are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until the disposition of any and all such claims. The Indemnified Parties as a group may retain only one law firm to represent them with respect to any single action unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties, in which case each Indemnified Person with respect to whom such a conflict exists (or group of Indemnified Persons who among them have no such conflict) may retain one separate law firm.

     (iii) For a period of six years after the Effective Time, Parent shall cause the Surviving Corporation to maintain in effect, if available, directors' and officers' liability insurance covering those persons who are currently covered by the Company's directors' and officers' liability insurance policy (a copy of which has been made available to Parent) on terms comparable to those now applicable to directors and officers of the Company or any of its subsidiaries; provided, however, that in no event shall Parent or the Surviving Corporation be required to expend in excess of 200% of the annual premium currently paid by the Company for such coverage; and provided further, that if the premium for such coverage exceeds such amount, Parent or the Surviving Corporation shall purchase a policy with the greatest coverage available for such 200% of the annual premium.

     (iv) From and after the Effective Time, Parent shall guarantee the obligations of the Surviving Corporation under this Section.

     (v) This Section shall survive the consummation of the Merger at the Effective Time, is intended to benefit the Company, the Surviving Corporation and the Indemnified Parties, shall be binding on all successors and assigns of the Surviving Corporation and shall be enforceable by the Indemnified Parties.

     (b) Parent Indemnification and Insurance. (i) The Bye-Laws of Parent which contain the provisions with respect to indemnification shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at the Effective Time were directors, officers, employees or agents of Parent or any of its Subsidiaries, unless such modification is required by law.

     (ii) Parent shall, to the fullest extent permitted under applicable law or under Parent's Memorandum of Association or Bye-Laws, indemnify and hold harmless, each present and former director or officer of Parent or any of its subsidiaries (collectively, the "Indemnified Parties") against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, (x) arising out of or pertaining to the transactions contemplated by this Agreement or (y) otherwise with respect to any acts or omissions occurring at or prior to the Effective Time, to the same extent as provided in Parent's Memorandum of Association or Bye-Laws or any applicable contract or agreement as in effect on the date hereof, in each case for a period of six years after the date hereof. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective
Time), (A) any counsel retained by the Indemnified Parties shall be reasonably satisfactory to Parent, (B) after the Effective Time, Parent shall pay the reasonable fees and expenses of such counsel, promptly after statements therefor are received, and (C) Parent will cooperate

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

in the defense of any such matter; provided, however, that Parent shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld); and provided, further, that, in the event that any claim or claims for indemnification are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until the disposition of any and all such claims. The Indemnified Parties as a group may retain only one law firm to represent them with respect to any single action unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties, in which case each Indemnified Person with respect to whom such a conflict exists (or group of Indemnified Persons who among them have no such conflict) may retain one separate law firm.

     (iii) For a period of six years after the Effective Time, Parent shall maintain in effect, if available, directors' and officers' liability insurance covering those persons who are currently covered by Parent's directors' and officers' liability insurance policy (a copy of which has been made available to the Company) on terms comparable to those now applicable to directors and officers of Parent or any of its Subsidiaries; provided, however, that in no event shall Parent be required to expend in excess of 200% of the annual premium currently paid by Parent for such coverage; and provided further, that if the premium for such coverage exceeds such amount, Parent shall purchase a policy with the greatest coverage available for such 200% of the annual premium.

     (iv) This Section shall survive the consummation of the Merger at the Effective Time, is intended to benefit Parent and the Indemnified Parties, shall be binding on all successors and assigns of Parent and shall be enforceable by the Indemnified Parties.

     SECTION 5.08. Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of
(i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in this Agreement to be materially untrue or inaccurate, or (ii) any failure of the Company, Parent or Merger Sub, as the case may be, materially to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice; and provided further that failure to give such notice shall not be treated as a breach of covenant for the purposes of Sections 6.02(a) or 6.03(a) unless the failure to give such notice results in material prejudice to the other party.

     SECTION 5.09. Further Action. Upon the terms and subject to the conditions hereof, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and otherwise to satisfy or cause to be satisfied all conditions precedent to its obligations under this Agreement. The foregoing covenant shall not include any obligation by the Company or Parent to agree to divest, abandon, license or take similar action with respect to any assets (tangible or intangible) of Parent or the Company.

     SECTION 5.10. Public Announcements. Parent and the Company shall consult with each other before issuing any press release with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement without the prior consent of the other party, which shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may upon the advice of counsel be required by law or the rules and regulations of the NYSE or as Parent or the Company determines to be reasonably necessary or appropriate in connection with any competing Acquisition Proposal or competing proxy solicitation, if it has used all reasonable efforts to consult with the other party.

     SECTION 5.11. Listing of Shares of Parent Common Stock. Parent shall use its best efforts to cause the shares of Parent Common Stock to be issued in the Merger to be listed, upon official notice of issuance, on the NYSE prior to the Effective Time.

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

     SECTION 5.12. Conveyance Taxes. Parent and the Company shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications, or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes which become payable in connection with the transactions contemplated hereby that are required or permitted to be filed on or before the Effective Time, and the Surviving Corporation shall be responsible for the payment of all such taxes and fees.

     SECTION 5.13. Accountant's Letters. Upon reasonable notice from the other, the Company shall use its best efforts to cause Coopers & Lybrand to deliver to Parent, and Parent shall use its best efforts to cause Coopers & Lybrand to deliver to the Company, a letter covering such matters as are requested by Parent or the Company, as the case may be, and as are customarily addressed in accountant's "comfort" letters.

     SECTION 5.14. Pooling Accounting Treatment. Parent and the Company each agrees not to take any action that would reasonably be expected to adversely affect the ability of Parent to account for the business combination to be effected by the Merger as a pooling of interests, and Parent and the Company each agrees to take such action as may be reasonably required to negate the impact of any past actions by Parent, the Company or their respective affiliates which would reasonably be expected to adversely impact the ability of Parent to treat the Merger as a pooling of interests. The taking by Parent or the Company of any action prohibited by the previous sentence, or the failure of Parent or the Company to take any action required by the previous sentence, if the Merger is not able to be accounted for as a pooling of interests because of such action or failure to take action, shall constitute a breach of this Agreement by such party for the purposes of Section 7.01(i).

     SECTION 5.15. Company Stock Options. The Company shall take such action as may be required under the Tyco International Ltd. Company 1995 Stock Option Plan and all other stock options plans of the Company such that, following the Effective Time, each Stock Option shall be treated in the manner described in
Section 1.06(c).

     SECTION 5.16. Parent Stock Options and Severance Arrangements. (a) Parent and the Company agree that at the Effective Time outstanding stock options ("Parent Options") listed on Section 2.11(c) of the Parent Disclosure Schedule shall be fully exercisable and that Parent shall take any and all action prior to the Effective Time as may be required to effectuate such result; provided that this shall not apply to any New Parent Options.

     (b) Parent and the Company further agree that consummation of the Merger shall constitute a "change of control" of Parent for purposes of the severance and other similar agreements which contain "change of control" provisions (the "Severance Agreements") and that, prior to the Effective Time, Parent and the Company agree to take any and all such actions as may be required to effectuate such result.

     Notwithstanding anything to the contrary contained in this Section 5.16, no transaction contemplated by this Section 5.16 shall be effected if any such transaction would reasonably be expected to adversely affect the ability of Parent to account for the business combination to be effected by the Merger as a pooling of interests.

     SECTION 5.17. Rights. Prior to the Effective Time, at the election of the Company communicated to Parent not less than fifteen business days prior to the Parent Shareholders Meeting, Parent shall take such action as shall be required to either (i) amend the Shareholder Rights Plan to affirmatively provide that no Distribution Date (as such term is defined in the Shareholder Rights Plan) shall occur and no person shall become an Acquiring Person (as such term is defined in the Shareholder Rights Plan), by reason or as a result of the consummation of the Merger or any other transactions contemplated by this Agreement or (ii) redeem or otherwise terminate all outstanding Rights, such that all such Rights shall be of no further force and effect, and none of such Rights shall entitle any holder thereof to any rights, payments, distributions or other benefits whatsoever by reason or as a result of the consummation of Merger or any other transactions contemplated by this Agreement; provided, however, that if the Company

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

shall communicate to Parent no such election, the Company shall be deemed to have communicated to Parent the election in clause (i) above.

                                   ARTICLE VI

                            CONDITIONS TO THE MERGER

     SECTION 6.01. Conditions to Obligation of Each Party to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

          (a) Effectiveness of the Registration Statement. The Registration Statement shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose and no similar proceeding in respect of the Joint Proxy Statement/Prospectus shall have been initiated or threatened by the SEC;

          (b) Shareholder Approval. This Agreement and the Merger shall have been approved and adopted by the requisite vote of the shareholders of the Company, and the Reverse Stock Split, the Share Amendment, the issuance of Parent Common Stock in the Merger, the Parent Name Change and the New Parent Director Election, shall have been approved by the requisite vote of the shareholders of Parent;

          (c) Reverse Stock Split and Share Amendment. All actions shall have been taken such that the Reverse Stock Split and the Share Amendment shall become effective immediately prior to (but conditioned upon the occurrence of) the Effective Time;

          (d) Listing. The shares of Parent Common Stock issuable in the Merger shall have been authorized for listing on the NYSE upon official notice of issuance;

          (e) HSR Act. All waiting periods applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated;

          (f) Governmental Actions. There shall not have been instituted, pending or threatened any action or proceeding (or any investigation or other inquiry that might result in such an action or proceeding) by any governmental authority or administrative agency before any governmental authority, administrative agency or court of competent jurisdiction, domestic or foreign, nor shall there be in effect any judgment, decree or order of any governmental authority, administrative agency or court of competent jurisdiction, or any other legal restraint (i) preventing or seeking to prevent consummation of the Merger or the effectiveness of the Reverse Stock Split, the Share Amendment or the New Parent Director Election, (ii) prohibiting or seeking to prohibit or limiting or seeking to limit Parent from exercising all material rights and privileges pertaining to its ownership of the Surviving Corporation or the ownership or operation by Parent or any of its subsidiaries of all or a material portion of the business or assets of Parent or any of its subsidiaries, or (iii) compelling or seeking to compel Parent or any of its subsidiaries to dispose of or hold separate all or any material portion of the business or assets of Parent or any of its subsidiaries (including the Surviving Corporation and its subsidiaries), in each case as a result of the Merger or the transactions contemplated by this Agreement;

          (g) Illegality. No statute, rule, regulation or order shall be enacted, entered, enforced or deemed applicable to the Merger which makes the consummation of the Merger or the effectiveness of the Reverse Stock Split, the Share Amendment or the New Parent Director Election illegal; and

          (h) Pooling Opinion. The Company and Parent shall have received a written opinion of Coopers & Lybrand, in form and substance reasonably satisfactory to each of them, to the effect that the Merger will qualify for accounting treatment as a pooling of interests. To the extent such a legal opinion is requested by Coopers & Lybrand, Davis Polk & Wardwell, counsel to Parent, shall have

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

delivered its opinion, in form and substance reasonably satisfactory to Coopers & Lybrand, that Western Resources, Inc. is not an affiliate of Parent. Each party agrees to make reasonable and necessary representations and covenants in connection with the rendering of the opinion of Coopers & Lybrand, and Parent shall make reasonable and necessary representations in connection with the rendering of the opinion of Davis Polk & Wardwell.

     SECTION 6.02. Additional Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are also subject to the following conditions:

          (a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct in all respects on and as of the Effective Time, except for (i) changes contemplated by this Agreement, (ii) those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date, subject to clause (iii)), and
     (iii) where the failure to be true and correct would not reasonably be expected to have a Material Adverse Effect, with the same force and effect as if made on and as of the Effective Time, and Parent and Merger Sub shall have received a certificate to such effect signed by the Chief Executive Officer and the Chief Financial Officer of the Company;

          (b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and Parent and Merger Sub shall have received a certificate to such effect signed by the Chief Executive Officer and the Chief Financial Officer of the Company;

          (c) Consents Obtained. All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by the Company for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by the Company, except where the failure to receive such consents, etc. would not reasonably be expected to have a Material Adverse Effect on the Company or Parent; and

          (d) Company Affiliate Agreements. Parent shall have received from each person who is identified in the Company Affiliate Letter as an "affiliate" of the Company a Company Affiliate Agreement, and such Company Affiliate Agreement shall be in full force and effect.

     SECTION 6.03. Additional Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is also subject to the following conditions:

          (a) Representations and Warranties. The representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct in all respects on and as of the Effective Time, except for (i) changes contemplated by this Agreement, (ii) those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date, subject to clause (iii)), and (iii) where the failure to be true and correct would not reasonably be expected to have a Material Adverse Effect, with the same force and effect as if made on and as of the Effective Time, and the Company shall have received a certificate to such effect signed by the Chief Executive Officer and the Chief Financial Officer of Parent;

          (b) Agreements and Covenants. Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and the Company shall have received a certificate to such effect signed by the Chief Executive Officer and the Chief Financial Officer of Parent;

          (c) Consents Obtained. All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by Parent and Merger Sub for the authorization, execution and delivery of this Agreement and the consummation by them of the transactions contemplated hereby shall have been obtained and made by Parent and Merger Sub,

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

except where the failure to receive such consents, etc. would not reasonably be expected to have a Material Adverse Effect on the Company or Parent;

          (d) Parent Affiliate Agreements. The Company shall have received from each person who is identified in the Parent Affiliate Letter as an "affiliate" of Parent a Parent Affiliate Agreement, and such Parent Affiliate Agreement shall be in full force and effect; and

          (e) Rights. The Shareholder Rights Plan shall have been amended or the Rights shall have been redeemed or otherwise terminated, as provided in
     Section 5.17.

                                  ARTICLE VII

                                  TERMINATION

     SECTION 7.01. Termination. This Agreement may be terminated at any time prior to the Effective Time, notwithstanding approval hereof or of the transactions contemplated hereby by the shareholders of the Company or Parent:

          (a) by mutual written consent duly authorized by the Boards of Directors of Parent and the Company; or

          (b) by either Parent or the Company if the Merger shall not have been consummated by August 15, 1997 (provided that the right to terminate this Agreement under this Section 7.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date); or

          (c) by either Parent or the Company if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued a nonappealable final order, decree or ruling or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, the Reverse Stock Split, the Share Amendment, the Parent Name Change or the New Parent Director Election (provided that the right to terminate this Agreement under this Section 7.01(c) shall not be available to any party who has not complied with its obligations under Section 5.09 and such noncompliance materially contributed to the issuance of any such order, decree or ruling or the taking of such action); or

          (d) by Parent, if the requisite vote of the shareholders of the Company shall not have been obtained by August 15, 1997, or by the Company, if the requisite vote of the shareholders of Parent shall not have been obtained by August 15, 1997; or

          (e) by the Company, if (i) the Board of Directors of Parent shall withdraw, modify or change its approval or recommendation of this Agreement, the Merger or the other transactions contemplated hereby in a manner adverse to the Company or shall have resolved to do so; (ii) the Board of Directors of Parent shall have recommended to the shareholders of Parent an Alternative Transaction (as hereinafter defined); or (iii) a tender offer or exchange offer for 25% or more of the outstanding shares of Parent Common Stock is commenced (other than by the Company or an affiliate of the Company) and the Board of Directors of Parent recommends that the shareholders of Parent tender their shares in such tender or exchange offer; or

          (f) by Parent, if the Board of Directors of Parent shall withdraw, modify or change its approval or recommendation of this Agreement or the Merger in a manner adverse to the Company or shall have resolved to do so, in each case in compliance with the provisions of Section 4.02; or

          (g) by Parent or the Company, if any representation or warranty of the Company or Parent, respectively, set forth in this Agreement shall be untrue when made, such that the conditions set forth in Sections 6.02(a) or 6.03(a), as the case may be, would not be satisfied (a "Terminating Misrepresentation"); provided, that, if such Terminating Misrepresentation is curable prior to August 15, 1997 by the Company or Parent, as the case may be, through the exercise of its reasonable best efforts and for so long as the Company or Parent, as the case may be, continues to exercise such reasonable best efforts, neither Parent nor the Company, respectively, may terminate this Agreement under this Section 7.01(g); or

          (h) by Parent, if any representation or warranty of the Company shall have become untrue such that the condition set forth in Section 6.02(a) would not be satisfied, or by the Company, if any representation or warranty of Parent shall have become untrue such that the condition set forth in Section 6.03(a) would not be satisfied, in either case other than by reason of a Terminating Breach (as hereinafter defined); provided that if any such Terminating Misrepresentation is curable prior to August 15, 1997 by the Company or Parent, as the case may be, through the exercise of its reasonable best efforts, and for so long as the Company or Parent, as the case may be, continues to exercise such reasonable best efforts, neither Parent nor the Company, respectively, may terminate this Agreement under this Section 7.01(h); or

          (i) by Parent or the Company, upon a breach of any covenant or agreement on the part of the Company or Parent, respectively, set forth in this Agreement, such that the conditions set forth in Sections 6.02(b) or 6.03(b), as the case may be, would not be satisfied (a "Terminating Breach"); provided, that, if such Terminating Breach is curable prior to August 15, 1997 by the Company or Parent, as the case may be, through the exercise of its reasonable best efforts and for so long as the Company or Parent, as the case may be, continues to exercise such reasonable best efforts, neither Parent nor the Company, respectively, may terminate this Agreement under this Section 7.01(i);

          (j) by Parent, if the Board of Directors of the Company shall withdraw, modify or change its approval or recommendation of this Agreement, the Merger or the other transactions contemplated hereby in a manner adverse to Parent or shall have resolved to do so; or

          (k) by the Company, if the Board of Directors of the Company shall withdraw, modify or change its approval or recommendation of this Agreement or the Merger in a manner adverse to Parent or shall have resolved to do so, in each case in compliance with the provisions of Section 4.04; or

          (l) by Parent or the Company, if the 10-Day Reference Price (as defined below) for any 10 consecutive trading day period commencing on or after April 8, 1997 shall be below $56; provided, however, that such right to terminate pursuant to this subsection (l) may only be exercised in respect of any such 10-day period within three trading days following the expiration of such 10-day period; and provided further that the right of Parent or the Company to terminate pursuant to this subsection (l) shall be a continuing one and may be exercised at any time that the conditions set forth in this subsection are satisfied notwithstanding that the Company or Parent, as the case may be, has not exercised its right to terminate pursuant to this subsection at any prior time that such conditions were satisfied;

          (m) by the Company, if the 10-Day Reference Price for the 10 consecutive trading days ending on the fourth trading day prior to the Parent Shareholders Meeting (the "Final 10-Day Reference Price") is less than $56, and the Company has not agreed to change the Reverse Stock Split Ratio as provided in clause (y) of subsection (n) below; or

          (n) by Parent, if (x) the Final 10-Day Reference Price is less than $56 and (y) on or before the second trading day prior to the date of the Parent Shareholders Meeting, the Company has not agreed by notice to Parent in writing to change the Reverse Stock Split Ratio so that each share of Parent Common Stock, par value $.10 per share, shall be consolidated in the ratio of one share of Parent Common Stock, par value $.20 per share, for a number of shares of Parent Common Stock, par value $.10 per share, not more than the number determined by dividing the Final 10-Day Reference Price by $27; provided that, the Reverse Stock Split Ratio shall thereafter, for all purposes of this Agreement, be deemed to be such ratio.

     "10-Day Reference Price" means the average of the Daily Per Share Prices (as hereinafter defined) for any ten consecutive trading days. The "Daily Per Share Price" for any trading day means the weighted

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average of the per share selling prices on the NYSE of Company Common Stock (as reported in the NYSE Composite Transactions) for that day.

     As used herein, "Alternative Transaction" means any of (i) a transaction pursuant to which any person (or group of persons) other than the Company or its affiliates (a "Third Party") acquires or would acquire more than 25% of the outstanding shares of any class of equity securities of Parent, or, in the case of any person (or group of persons other than the Company and its affiliates) which has filed a statement on Schedule 13D as of the date of this Agreement indicating that it is the beneficial owner of more than 25% of the outstanding shares of Parent Common Stock, would acquire an additional 5% or more of such securities, whether from Parent or pursuant to a tender offer or exchange offer or otherwise, (ii) a merger or other business combination involving Parent pursuant to which any Third Party acquires more than 25% of the outstanding equity securities of Parent or the entity surviving such merger or business combination, or (iii) any other transaction pursuant to which any Third Party acquires or would acquire control of assets (including for this purpose the outstanding equity securities of subsidiaries of Parent and the entity surviving any merger or business combination including any of them) of Parent, or any of its subsidiaries having a fair market value (as determined by the Board of Directors of the Company in good faith) equal to more than 25% of the fair market value of all the assets of Parent and its subsidiaries, taken as a whole, immediately prior to such transaction; provided, however, that the term Alternative Transaction shall not include any acquisition of securities by a broker dealer in connection with a bona fide public offering of such securities.

     SECTION 7.02. Effect of Termination. In the event of the termination of this Agreement pursuant to Section 7.01, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto or any of its affiliates, directors, officers or stockholders except (i) as set forth in
Section 7.03 and Section 8.01 hereof, and (ii) nothing herein shall relieve any party from liability for any breach hereof.

     Section 7.03. Fees and Expenses. (a) Except as set forth in this Section 7.03, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, however, that Parent and the Company shall share equally all SEC filing fees and printing expenses incurred in connection with the printing and filing of the Joint Proxy Statement/Prospectus (including any preliminary materials related thereto) and the Registration Statement (including financial statements and exhibits) and any amendments or supplements thereto.

     (b) Parent shall pay the Company a fee of $150 million (the "Fee"), plus the Company's actual, documented and reasonable out-of-pocket expenses relating to the transactions contemplated by this Agreement (including, but not limited to, fees and expenses of counsel and accountants and out-of-pocket expenses (but not fees) of financial advisers) ("Expenses"), but in no event shall such Expenses exceed $7,500,000, upon the first to occur of any of the following events; provided that no Fee or Expenses shall be payable pursuant to this
Section 7.03(b) if this Agreement has been previously terminated and such previous termination did not entitle the Company to receive a Fee pursuant to this Section 7.03(b):

          (i) the Final 10-Day Reference Price is equal to or greater than $56 and either (x) the shareholders of Parent shall not have approved each of the Reverse Stock Split, the Share Amendment, the issuance of Parent Common Stock in the Merger, the Parent Name Change and the New Parent Director Election on or before August 15, 1997 or (y) the shareholders of Parent shall have affirmatively disapproved any of such actions at any time on or before August 15, 1997; or

          (ii) the shareholders of Parent shall have approved an Acquisition Proposal (other than with the Company or its affiliates) on or before August 15, 1997; or

          (iii) if following the termination of this Agreement by the Company pursuant to Section 7.01(l), Parent shall accept and consummate an Acquisition Proposal at a price per share of Parent Common Stock in excess of $29, which Acquisition Proposal is publicly announced within 60 days of such termination; or

          (iv) the termination of this Agreement by the Company pursuant to
     Section 7.01(e); or

          (v) the termination of this Agreement by Parent pursuant to Section 7.01(f); or

          (vi) the termination of this Agreement by the Company pursuant to
     Section 7.01(i).

     (c) The Company shall pay Parent a fee of $150 million (the "Fee"), plus Parent's actual, documented and reasonable out-of-pocket expenses relating to the transactions contemplated by this Agreement (including, but not limited to, fees and expenses of counsel and accountants and out-of-pocket expenses (but not fees) of financial advisers) ("Expenses"), but in no event shall such Expenses exceed $7,500,000, upon the first to occur of any of the following events; provided that no Fee or Expenses shall be payable pursuant to this Section 7.03(c) if this Agreement has been previously terminated and such previous termination did not entitle Parent to receive a Fee pursuant to this Section 7.03(c):

          (i) the shareholders of Parent shall have approved each of the Reverse Stock Split, the Share Amendment, the issuance of Parent Common Stock in the Merger, the Parent Name Change and the New Parent Director Election on or before August 15, 1997 and either (x) the shareholders of the Company shall not have approved and adopted this Agreement by August 15, 1997 or
     (y) the shareholders of the Company shall have affirmatively disapproved this Agreement at any time on or before August 15, 1997; or

          (ii) the termination of this Agreement by Parent pursuant to Section 7.01(j); or

          (iii) the termination of this Agreement by the Company pursuant to
     Section 7.01(k); or

          (vi) the termination of this Agreement by Parent pursuant to Section 7.01(i).

     (d) Upon a termination of this Agreement by Parent pursuant to Section 7.01(g), the Company shall pay to Parent the Expenses of Parent relating to the transactions contemplated by this Agreement, but in no event more than $7,500,000. Upon a termination of this Agreement by the Company pursuant to
Section 7.01(g), Parent shall pay to the Company the Expenses of the Company relating to the transactions contemplated by this Agreement, but in no event more than $7,500,000.

     (e) The Fee and/or Expenses payable pursuant to Section 7.03(b), Section 7.03(c) or Section 7.03(d) shall be paid within three business days after the first to occur of any of the events described in Section 7.03(b), Section 7.03(c) or Section 7.03(d); provided that, in no event shall Parent or the Company, as the case may be, be required to pay such Fee and/or Expenses to the other party if, immediately prior to the termination of this Agreement, the party entitled to receive such Fee and/or Expenses was in material breach of its obligations under this Agreement.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

     SECTION 8.01. Effectiveness of Representations, Warranties and Agreements; Knowledge, Etc. (a) Except as otherwise provided in this Section 8.01, the representations, warranties and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any person controlling any such party or any of their officers or directors, whether prior to or after the execution of this Agreement. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 7.01, as the case may be, except that the agreements set forth in Article I and Article VIII and Section 5.07 and Section 5.16 shall survive the Effective Time indefinitely and those set forth in Section 7.03 shall survive termination indefinitely. The Confidentiality Letter shall survive termination of this Agreement as provided therein.

     (b) Any disclosure made with reference to one or more Sections of the Company Disclosure Schedule or the Parent Disclosure Schedule shall be deemed disclosed with respect to each other section therein as to which such disclosure is relevant provided that such relevance is reasonably apparent.

     SECTION 8.02. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made if and when delivered personally or by overnight courier to the parties at the following addresses or sent by electronic transmission, with confirmation received, to the telecopy numbers specified below (or at such other address or telecopy number for a person as shall be specified by like notice):

     (a) If to Parent or Merger Sub:

         ADT Limited
         Cedar House
         41 Cedar House
         Hamilton HM 12 Bermuda
         Attention: John D. Campbell, Esq.

         Telecopier No.: (441) 292-8666
         Telephone No.: (441) 295-2244

     With a copy to:

         Davis Polk & Wardwell
         450 Lexington Avenue
         New York, New York 10017

         Telecopier No.: (212) 450-4800
         Telephone No.: (212) 450-4000

         Attention: J.J. McCarthy, Esq.

     (b) If to the Company:

         Tyco International Ltd.
         One Tyco Park
         Exeter, NH 03833

         Telecopier No.: (603) 778-7330
         Telephone No.: (603) 778-9700

         Attention: Chairman

     With a copy to:

         Kramer, Levin, Naftalis & Frankel
         919 Third Avenue
         New York, NY 10022

         Telecopier No.: (212) 715-8000
         Telephone No.: (212) 715-9100

         Attention: Joshua M. Berman, Esq.

     SECTION 8.03. Certain Definitions. For purposes of this Agreement, the term:

               (a) "affiliates" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person; including, without limitation, any partnership or joint venture in which the Company (either alone, or through or together with any other subsidiary) has, directly or indirectly, an interest of 5% or more;

               (b) "beneficial owner" with respect to any shares of Company Common Stock means a person who shall be deemed to be the beneficial owner of such shares (i) which such person or any of its affiliates or associates (as such term is defined in Rule 12b-2 of the Exchange Act) beneficially owns, directly or indirectly, (ii) which such person or any of its affiliates or associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding, or (iii) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares;

               (c) "business day" means any day other than a day on which banks in the City of New York, Borough of Manhattan are required or authorized to be closed;

               (d) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

               (e) "person" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act); and

          (f) "subsidiary" or "subsidiaries" of the Company, the Surviving Corporation, Parent or any other person means any corporation, partnership, joint venture or other legal entity of which the Company, the Surviving Corporation, Parent or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

     SECTION 8.04. Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after approval of the Merger by the stockholders of the Company, no amendment may be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

     SECTION 8.05. Waiver. At any time prior to the Effective Time, any party hereto may with respect to any other party hereto (a) extend the time for the performance of any of the obligations or other acts, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

     SECTION 8.06. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 8.07. Severability. (a) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

     (b) The Company and Parent agree that the Fees provided in Section 7.03(b) and 7.03(c) are fair and reasonable in the circumstances. If a court of competent jurisdiction shall nonetheless, by a final, non-appealable judgment, determine that the amount of any such Fee exceeds the maximum amount permitted by law, then the amount of such Fee shall be reduced to the maximum amount permitted by law in the circumstances, as determined by such court of competent jurisdiction.

     SECTION 8.08. Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and undertakings (other than the Confidentiality Letter), both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

     SECTION 8.09. Assignment; Merger Sub. This Agreement shall not be assigned by operation of law or otherwise, except that all or any of the rights of Merger Sub hereunder may be assigned to any direct, wholly-owned subsidiary of Parent provided that no such assignment shall relieve the assigning party of its obligations hereunder. Parent guarantees the full and punctual performance by Merger Sub of all the obligations hereunder of Merger Sub or any such assignees.

     SECTION 8.10. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, including, without limitation, by way of subrogation, other than Section 5.07 (which is intended to be for the benefit of the Indemnified Parties and may be enforced by such Indemnified Parties) and Section 5.16 (which is intended to be for the benefit of the persons who are parties to the Parent Options and the Severance Agreements and may be enforced by such persons).

     SECTION 8.11. Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

     SECTION 8.12. Governing Law; Jurisdiction. (a) This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York applicable to contracts executed and fully performed within the State of New York.

     (b) Each of the parties hereto submits to the non-exclusive jurisdiction of the federal courts of the United States and the courts of the State of New York located in the City of New York, Borough of Manhattan solely with respect to any claim or cause of action arising out of this Agreement or the transactions contemplated hereby.

     SECTION 8.13. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     SECTION 8.14. WAIVER OF JURY TRIAL. EACH OF PARENT, MERGER SUB AND THE COMPANY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

                     [THIS SPACE INTENTIONALLY LEFT BLANK.]

     IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                          ADT LIMITED

                                          By: /s/ STEPHEN J. RUZIKA
                                            ------------------------------------
                                              Name: Stephen J. Ruzika
                                              Title: Chief Financial Officer and
                                                Executive Vice President

                                          LIMITED APACHE, INC.

                                          By: /s/ STEPHEN J. RUZIKA
                                            ------------------------------------
                                              Name: Stephen J. Ruzika
                                              Title: Vice President

                                          TYCO INTERNATIONAL LTD.

                                          By /s/ BARBARA S. MILLER
                                            ------------------------------------
                                             Name: Barbara S. Miller
                                             Title: Vice President -- Treasurer

                                                                     ANNEX A

                                                                       TO


                                                                     ANNEX I


     The following persons shall be nominated for election pursuant to the New Parent Director Election (as defined in Section 5.03):

          (i) The current Chairman of the Board and Chief Executive Officer of the Company and each other member of the Board of Directors of the Company serving on the date of this Agreement, or any other person selected by the Company and reasonably acceptable to Parent, such that the total number of directors nominated in accordance with this clause (i) shall be eight (8); and

          (ii) The current Chairman of the Board and Chief Executive Officer of Parent and any two independent members of the Board of Directors of Parent serving on the date of this Agreement, or any other person selected by Parent and reasonably acceptable to the Company, such that the total number of directors nominated in accordance with this clause (ii) shall be three
     (3).

                                                                     ANNEX B

                                                                       TO

                                                                     ANNEX I


ADT Holdings, Inc.
ADT Operations, Inc.
ADT Security Services, Inc.
ADT Automotive Holdings, Inc.
ADT Automotive, Inc.
ADT Security Services Canada, Inc.
ADT Group N.V.
ADT Holdings B.V.
ADT Services AG
ADT Monitoring Services AG
ADT Franchising AG
ADT (UK) Holdings plc
ADT Finance plc
Electric Protection Services Limited
Modern Security Systems Ltd.
Sandalwood
ADT Luxembourg SA

                                                                     ANNEX C

                                                                       TO

                                                                     ANNEX I


Carlisle Plastics, Inc.
The Earth Technology Corporation (USA)
Grinnell Corporation
Allied Tube & Conduit Corp.
Ludlow Corporation
Mueller Co.
Simplex Technologies
Water Holdings Corp.
Ansul, Incorporated

                                                                        ANNEX II


               Opinion of Credit Suisse First Boston Corporation

                                                                       ANNEX III


          Opinion of Merrill Lynch, Pierce Fenner & Smith Incorporated

                                                                        ANNEX IV

                        PROVISIONS OF MASSACHUSETTS LAW

                     GOVERNING SHAREHOLDER APPRAISAL RIGHTS

                     Massachusetts Business Corporation Law

                                 Sections 85-98

                                Appraisal Rights
                               -----------------

SEC. 85. DISSENTING STOCKHOLDER; RIGHT TO DEMAND PAYMENT FOR STOCK; EXCEPTION

     A stockholder in any corporation organized under the laws of Massachusetts which shall have duly voted to consolidate or merge with another corporation or corporations under the provisions of sections seventy-eight or seventy-nine who objects to such consolidation or merger may demand payment for his stock from the resulting or surviving corporation and an appraisal in accordance with the provisions of sections eighty-six to ninety-eight, inclusive, and such stockholder and the resulting or surviving corporation shall have the rights and duties and follow the procedure set forth in those sections. This section shall not apply to the holders of any shares of stock of a constituent corporation surviving a merger if, as permitted by subsection (c) of section seventy-eight, the merger did not require for its approval a vote of the stockholders of the surviving corporation.

SEC. 86. SELECTIONS APPLICABLE TO APPRAISAL; PREREQUISITES

     If a corporation proposes to take a corporate action as to which any section of this chapter provides that a stockholder who objects to such action shall have the right to demand payment for his shares and an appraisal thereof, sections eighty-seven to ninety-eight, inclusive, shall apply except as otherwise specifically provided in any section of this chapter. Except as provided in sections eighty-two and eighty-three, no stockholder shall have such right unless (1) he files with the corporation before the taking of the vote of the shareholders on such corporate action, written objection to the proposed action stating that he intends to demand payment for his shares if the action is taken and (2) his shares are not voted in favor of the proposed action.

SEC. 87. STATEMENT OF RIGHTS OF OBJECTING STOCKHOLDERS IN NOTICE OF MEETING;
FORM

     The notice of the meeting of stockholders at which the approval of such proposed action is to be considered shall contain a statement of the rights of objecting stockholders. The giving of such notice shall not be deemed to create any rights in any stockholder receiving the same to demand payment for his stock, and the directors may authorize the inclusion in any such notice of a statement of opinion by the management as to the existence or non-existence of the right of the stockholders to demand payment for their stock on account of the proposed corporate action. The notice may be in such form as the directors or officers calling the meeting deem advisable, but the following form of notice shall be sufficient to comply with this section:

          "If the action proposed is approved by the stockholders at the meeting and effected by the corporation, any stockholder (1) who files with the corporation before the taking of the vote on the approval of such action, written objection to the proposed action stating that he intends to demand payment for his shares if the action is taken and (2) whose shares are not voted in favor of such action has or may have the right to demand in writing from the corporation (or, in the case of a consolidation or merger, the name of the resulting or surviving corporation shall be inserted), within twenty days after the date of mailing to him of notice in writing that the corporate action has become effective, payment for his shares and an appraisal of the value thereof. Such corporation and any such stockholder shall in such cases have the rights and duties and shall follow the procedure set forth in sections 88 to 98, inclusive, of chapter 156B of the General Laws of Massachusetts."

SEC. 88. NOTICE OF EFFECTIVENESS OF ACTION OBJECTED TO

     The corporation taking such action, or in the case of a merger or consolidation the surviving or resulting corporation, shall, within ten days after the date on which such corporate action became effective, notify each stockholder who filed a written objection meeting the requirements of section eighty-six and whose shares were not voted in favor of the approval of such action, that the action approved at the meeting of the corporation of which he is a stockholder has become effective. The giving of such notice shall not be deemed to create any rights in any stockholder receiving the same to demand payment for his stock. The notice shall be sent by registered or certified mail, addressed to the stockholder at his last known address as it appears in the records of the corporation.

SEC. 89. DEMAND FOR PAYMENT; TIME FOR PAYMENT

     If within twenty days after the date of mailing of a notice under subsection (e) of section eighty-two, subsection (f) of section eighty-three, or section eighty-eight, any stockholder to whom the corporation was required to give such notice shall demand in writing from the corporation taking such action, or in the case of a consolidation or merger from the resulting or surviving corporation, payment for his stock, the corporation upon which such demand is made shall pay to him the fair value of his stock within thirty days after the expiration of the period during which such demand may be made.

SEC. 90. DEMAND FOR DETERMINATION OF VALUE; BILL IN EQUITY; VENUE

     If during the period of thirty days provided for in section eighty-nine the corporation upon which such demand is made and any such objecting stockholder fail to agree as to the value of such stock, such corporation or any such stockholder may within four months after the expiration of such thirty-day period demand a determination of the value of the stock of all such objecting stockholders by a bill in equity filed in the superior court in the county where the corporation in which such objecting stockholder held stock had or has its principal office in the commonwealth.

SEC. 91. PARTIES TO SUIT TO DETERMINE VALUE; SERVICE

     If the bill is filed by the corporation, it shall name as parties respondent all stockholders who have demanded payment for their shares and with whom the corporation has not reached agreement as to the value thereof. If the bill is filed by a stockholder, he shall bring the bill in his own behalf and in behalf of all other stockholders who have demanded payment for their shares and with whom the corporation has not reached agreement as to the value thereof, and service of the bill shall be made upon the corporation by subpoena with a copy of the bill annexed. The corporation shall file with its answer a duly verified list of all such other stockholders, and such stockholders shall thereupon be deemed to have been added as parties to the bill. The corporation shall give notice in such form and returnable on such date as the court shall order to each stockholder party to the bill by registered or certified mail, addressed to the last known address of such stockholder as shown in the records of the corporation, and the court may order such additional notice by publication or otherwise as it deems advisable. Each stockholder who makes demand as provided in section eighty-nine shall be deemed to have consented to the provisions of this section relating to notice, and the giving of notice by the corporation to any such stockholder in compliance with the order of the court shall be a sufficient service of process on him. Failure to give notice to any stockholder making demand shall not invalidate the proceedings as to other stockholders to whom notice was properly given, and the court may at any time before the entry of a final decree make supplementary orders of notice.

SEC. 92. DECREE DETERMINING VALUE AND ORDERING PAYMENT; VALUATION DATE

     After hearing the court shall enter a decree determining the fair value of the stock of those stockholders who have become entitled to the valuation of and payment for their shares, and shall order the corporation to make payment of such value, together with interest, if any, as hereinafter provided, to the stockholders entitled thereto upon the transfer by them to the corporation of the certificates representing such stock if certificated or, if uncertificated, upon receipt of an instruction transferring such stock to the corporation. For this purpose, the value of the shares shall be determined as of the day preceding the date of the vote approving the proposed corporate action and shall be exclusive of any element of value arising from the expectation or accomplishment of the proposed corporate action.

SEC. 93. REFERENCE TO SPECIAL MASTER

     The court in its discretion may refer to the bill or any question arising thereunder to a special master to hear the parties, make findings and report the same to the court, all in accordance with the usual practice in suits in equity in the superior court.

SEC. 94. NOTATION ON STOCK CERTIFICATES OF PENDENCY OF BILL

     On motion the court may order stockholder parties to the bill to submit their certificates of stock to the corporation for the notation thereon of the pendency of the bill and may order the corporation to note such pendency in its records with respect to any uncertificated shares held by such stockholder parties, any may on motion dismiss the bill as to any stockholder who fails to comply with such order.

SEC. 95. COSTS; INTEREST

     The costs of the bill, including the reasonable compensation and expenses of any master appointed by the court, but exclusive of fees of counsel or of experts retained by any party, shall be determined by the court and taxed upon the parties to the bill, or any of them, in such manner as appears to be equitable, except that all costs of giving notice to stockholders as provided in this chapter shall be paid by the corporation. Interest shall be paid upon any award from the date of the vote approving the proposed corporate action, and the court may on application of any interested party determine the amount of interest to be paid in the case of any stockholder.

SEC. 96. DIVIDENDS AND VOTING RIGHTS AFTER DEMAND FOR PAYMENT

     Any stockholder who has demanded payment for his stock as provided in this chapter shall not thereafter be entitled to notice of any meeting of stockholders or to vote such stock for any purpose and shall not be entitled to the payment of dividends or other distribution on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the date of the vote approving the proposed corporate action) unless:

     (1) A bill shall not be filed within the time provided in section ninety;

     (2) A bill, if filed, shall be dismissed as to such stockholder; or

     (3) Such stockholder shall with the written approval of the corporation, or in the case of a consolidation or merger, the resulting or surviving corporation, deliver to it a written withdrawal of his objections to and an acceptance of such corporation action.

     Notwithstanding the provisions of clauses (1) to (3), inclusive, said stockholder shall have only the rights of a stockholder who did not so demand payment for his stock as provided in this chapter.

SEC. 97. STATUS OF SHARES PAID FOR

     The shares of the corporation paid for by the corporation pursuant to the provisions of this chapter shall have the status of treasury stock, or in the case of a consolidation or merger the shares or the securities of the resulting or surviving corporation into which the shares of such objecting stockholder would have been converted had he not objected to such consolidation or merger shall have the status of treasury stock or securities.

SEC. 98. EXCLUSIVE REMEDY; EXCEPTION

     The enforcement by a stockholder of his right to receive payment for his shares in the manner provided in this chapter shall be an exclusive remedy except that this chapter shall not exclude the right of such stockholder to bring or maintain an appropriate proceeding to obtain relief on the ground that such corporate action will be or is illegal or fraudulent as to him.

PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                           OF TYCO INTERNATIONAL LTD.

        The undersigned hereby appoints L. Dennis Kozlowski and Mark H. Swartz, and each of them, proxies with power of substitution to vote for and on behalf of the undersigned at the Special Meeting of Shareholders of Tyco International Ltd. (the "Company") to be held at ____________________________________________
on June __, 1997, at _____ a.m. and at any adjournment thereof, all shares of Common Stock of record in the name of the undersigned, hereby granting full power and authority to act on behalf of the undersigned at the said meeting, and any adjournment thereof.

THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED "FOR" THE APPROVAL OF THE MERGER AND THE MERGER AGREEMENT AS SET FORTH IN THE ACCOMPANYING JOINT PROXY
STATEMENT/PROSPECTUS AND "FOR" ITEM (2).

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

-------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                                                          Please mark your
                                                          votes as indicated
                                                          in this example.  [X]


THE BOARD OF DIRECTORS OF TYCO RECOMMENDS THAT YOU VOTE FOR ITEMS NOS. 1 AND 2.

                                                          FOR  AGAINST  ABSTAIN
                                                          [ ]    [ ]      [ ]
(1) Approval of the Merger of the Company with Limited
    Apache, Inc. ("Apache"), a wholly owned subsidiary of ADT Limited ("ADT"), and of the Agreement and Plan of Merger among ADT, Apache and the Company attached as Annex A to the accompanying Joint Proxy
    Statement/Prospectus.

                                                          FOR  AGAINST  ABSTAIN
(2) To authorize the proxy to vote in favor of any
    proposal to adjourn the Special Meeting to a later    [ ]    [ ]      [ ]
    date which is proposed or recommended by the Chairman of the Special Meeting and against any other proposal to adjourn the Special Meeting to a later date.

(3) Upon such other matters which may properly come before the meeting or any adjournment thereof.


The undersigned hereby revokes any proxy previously given and acknowledges receipt of written notice of, and the Joint Proxy Statement/Prospectus for, the Special Meeting of Shareholders.

Signature(s) __________________________________ Dated: __________________, 1997

Please sign exactly as your name appears on this card. If shares are registered in the names of two or more persons, each should sign. Executors, administrators, guardians, attorneys, and corporate officers should add their titles.

-------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

PROXY

     THIS PROXY CARD MUST BE RECEIVED, AT THE APPROPRIATE ADDRESS INDICATED BELOW, BY D.F. KING & CO., INC., PRIOR TO 10:00 A.M. (EASTERN DAYLIGHT TIME)
     ON JUNE __, 1997 OR BY D.F. KING (EUROPE) LIMITED, PRIOR TO 10:00 A.M.
      (BRITISH SUMMER TIME) ON JUNE __, 1997, OR BY AS&K SERVICES LIMITED,
              PRIOR TO 10:00 A.M. (BERMUDA TIME) ON JUNE __, 1997,

 PROXY SOLICITED BY THE BOARD OF DIRECTORS OF ADT LIMITED, A COMPANY ORGANIZED UNDER THE LAWS OF BERMUDA, FOR THE SPECIAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE __, 1997 AT 10:00 A.M.

The undersigned, being a holder of common shares, par value $0.10 per share (the "ADT Common Shares"), of ADT Limited ("ADT"), hereby appoints Michael A. Ashcroft or failing him Stephen J. Ruzika or failing him John D. Campbell as his proxy at the Special General Meeting to be held on June __, 1997 (and any adjournment thereof) and to vote on behalf of the undersigned (or abstain from voting) as indicated on the reverse of this card or, to the extent that no such indication is given, as set forth herein. The Special General Meeting has been convened to consider proposals (1) to approve the issuance of ADT Common Shares in the merger (the "Merger") of ADT and Tyco International Ltd. ("Tyco");
(2) to approve a reverse stock split of the ADT Common Shares and to increase the authorized share capital of ADT and to approve the issuance of those shares;
(3) to expand the size of the Board of Directors to eleven, remove all but three of the current directors and to elect eight new directors; (4) to approve a change in the name of ADT to Tyco International Ltd. (the "Merger Proposals");
(5) to approve certain changes to ADT's 1993 Long Term Incentive Plan and to ratify the assumption by ADT of certain Tyco options and warrants and the grant of existing ADT options; (6) to approve an amendment to Bye-Law 45 of ADT's Bye-Laws and (7) to approve an increase in the authorized share capital of ADT not in connection with the Merger and to approve the issuance of those shares (the "Other ADT Meeting Proposals"). In his discretion, the proxy is authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof, except that in the case of any proposal to adjourn the meeting, the proxy will vote as indicated on the reverse of this card or, to the extent that no such indication is given, as set forth herein. The undersigned hereby revokes any previously dated forms of proxy with respect to the Special General Meeting.

_______________________________________________________________________________
  PLEASE INDICATE ON THE REVERSE OF THIS CARD HOW YOUR SHARES ARE TO BE VOTED. THE ADT BOARD RECOMMENDS A VOTE FOR EACH OF THE MERGER PROPOSALS, FOR THE OTHER ADT MEETING PROPOSALS AND FOR ITEM NO.8. IF THIS CARD IS RETURNED SIGNED BUT NOT
 MARKED WITH ANY INDICATION AS TO HOW TO VOTE, THE  UNDERSIGNED WILL BE DEEMED
  TO HAVE DIRECTED THE PROXY TO VOTE FOR EACH OF THE MERGER PROPOSALS, FOR THE
                  OTHER ADT MEETING PROPOSALS AND FOR ITEM NO.8.
_______________________________________________________________________________
      Completed proxy cards should be returned to: D.F. King & Co., Inc.,
      77 Water Street, 20th Floor, New York, NY 10005, USA (if by hand) or
      D.F. King & Co., Inc., Wall Street Station, P.O. Box 411, New York,
                   New York 10269-0069, USA (if by mail), or
         D.F. King (Europe) Limited, Royex House, Aldermanbury Square,
             London EC2V 74HR, United Kingdom (by hand or mail), or
      AS&K Services Limited, Cedar House, 41 Cedar Avenue, P.O. Box 1179,
                   Hamilton HM EX, Bermuda (by hand or mail).
   An instrument evidencing the appointment of a corporate representative may be delivered to any of the above addresses up to 9:00 a.m. on June____,1997.
_______________________________________________________________________________
IF YOU HAVE QUESTIONS OR NEED ASSISTANCE, PLEASE CONTACT D.F. KING at 1-800-488-8035 (toll-free in the United States), at 0171-600-5005 (in the
United Kingdom) or at 212-269-5550 (outside the United States and the United Kingdom)

-------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                                                          Please mark your
                                                          votes as indicated
                                                          in this example.  [X]

I.   MERGER PROPOSALS
THE BOARD OF DIRECTORS OF ADT LIMITED RECOMMENDS THAT YOU VOTE FOR EACH OF THE
MERGER PROPOSALS.                                              ---

                                                          FOR  AGAINST  ABSTAIN
     1. To approve the issuance of ADT Common Shares to   [ ]    [ ]      [ ]
        Tyco shareholders in connection with the merger
        (the "Merger") of ADT and Tyco

                                                          FOR  AGAINST  ABSTAIN
     2. To approve the reverse stock split and to         [ ]    [ ]      [ ]
        increase the authorized number of ADT Common
        Shares and to approve the issuance of those shares

                                                          FOR  AGAINST  ABSTAIN
     3. To expand the size of the Board of Directors to   [ ]    [ ]      [ ]
        eleven, remove all but three of the current directors and to elect eight new directors.

                                                          FOR  AGAINST  ABSTAIN
     4. To approve a change in the name of ADT to Tyco    [ ]    [ ]      [ ]
        International Ltd.

EACH OF RESOLUTIONS 1 THROUGH 4 IS CONDITIONAL UPON THE MERGER BECOMING
EFFECTIVE

II.  OTHER ADT MEETING PROPOSALS
THE BOARD OF DIRECTORS OF ADT LIMITED RECOMMENDS THAT YOU VOTE  FOR ITEMS 5,
6 AND 7.                                                        ---

                                                          FOR  AGAINST  ABSTAIN
     5. To approve amendments to the ADT Limited 1993     [ ]    [ ]      [ ]
        Long Term Incentive Plan and to ratify and approve the grant of all share options pursuant to that plan and the Company's other share option and incentive plans and, subject to the Merger becoming effective, the assumption by the Company of Tyco's obligations under its share option and incentive plans and warrants.

                                                          FOR  AGAINST  ABSTAIN
     6. To approve an amendment to Bye-Law 45, subject    [ ]    [ ]      [ ]
        to proposals 1 through 4 above becoming approved.

     7. To approve an increase in the authorized number   FOR  AGAINST  ABSTAIN
        of ADT Common Shares and to approve the issuance  [ ]    [ ]      [ ]
        of those shares.

III. PROPOSAL TO ADJOURN THE SPECIAL GENERAL MEETING

THE BOARD OF DIRECTORS OF ADT LIMITED RECOMMENDS THAT YOU VOTE FOR ITEM NO. 8.
                                                               ---

                                                          FOR  AGAINST  ABSTAIN
     8. To authorize the proxy to vote in favor of any    [ ]    [ ]      [ ]
        proposal to adjourn the Special General Meeting to a later date which is proposed or recommended by the Chairman of the Special General Meeting and against any other proposal to adjourn the Special General Meeting to a later date.


Signature(s) (and Title(s), if any) ______________________ Date: _________, 1997

Please sign your name above exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or other representative capacity, please give full title as such. If a corporation, please sign in full corporate name by a duly authorized director or other officer, indicating title, or execute under the corporation's common seal. In the case of joint holders, any one may sign but the first-named in the share register may exclude the voting rights of the other joint holder(s) by voting in person or by proxy.

-------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                                 FORM OF PROXY
                         FOR ADT LIMITED JUNE __, 1997
                    SPECIAL GENERAL MEETING OF SHAREHOLDERS

PROXY

THIS PROXY CARD MUST BE RECEIVED, AT THE APPROPRIATE ADDRESS INDICATED BELOW, BY D.F. KING & CO., INC., PRIOR TO 10:00 A.M. (EASTERN DAYLIGHT TIME) ON
JUNE __, 1997 OR BY D.F. KING (EUROPE) LIMITED, PRIOR TO 10:00 A.M. (BRITISH SUMMER TIME) ON JUNE __, 1997, OR BY AS&K SERVICES LIMITED, PRIOR TO 10:00 A.M. (BERMUDA TIME) ON JUNE __, 1997,

PROXY SOLICITED BY THE BOARD OF DIRECTORS OF ADT LIMITED, A COMPANY ORGANIZED UNDER THE LAWS OF BERMUDA, FOR THE SPECIAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE __, 1997 AT 10:00 A.M.

The undersigned, being a holder of common shares, par value $0.10 per share (the "ADT Common Shares"), of ADT Limited ("ADT"), hereby appoints Michael A. Ashcroft or failing him Stephen J. Ruzika or failing him John D. Campbell as his proxy at the Special General Meeting to be held on June __, 1997 (and any adjournment thereof) and to vote on behalf of the undersigned (or abstain from voting) as indicated on the reverse of this card or, to the extent that no such indication is given, as set forth herein. The Special General Meeting has been convened to consider proposals (1) to approve the issuance of ADT Common Shares in the merger (the "Merger") of ADT and Tyco International Ltd ("Tyco"); (2) to approve a reverse stock split of the ADT Common Shares and to increase the authorized share capital of ADT and to approve the issuance of those shares;
(3) to expand the size of the Board of Directors to eleven, remove all but three of the current directors and to elect eight new directors; (4) to approve a change in the name of ADT to Tyco International Ltd. (the "Merger Proposals"); (5) to approve certain changes to ADT's 1993 Long Term Incentive Plan and to ratify the assumption by ADT of certain Tyco options and warrants and the grant of existing ADT options; (6) to approve an amendment to Bye-Law 45 of ADT's Bye-Laws; and (7) to approve an increase in the authorized share capital of ADT not in connection with the Merger and to approve the issuance of those shares (the "Other ADT Meeting Proposals"). In his discretion, the proxy is authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof, except that in the case of any proposal to adjourn the meeting, the proxy will vote as indicated on the reverse of this card or, to the extent that no such indication is given, as set forth herein. The undersigned hereby revokes any previously dated forms of proxy with respect to the Special General Meeting.

PLEASE INDICATE ON THE REVERSE OF THIS CARD HOW YOUR SHARES ARE TO BE VOTED. THE ADT BOARD RECOMMENDS A VOTE FOR EACH OF THE MERGER PROPOSALS, FOR THE OTHER ADT MEETING PROPOSALS AND FOR ITEM NO. 8. IF THIS CARD IS RETURNED SIGNED BUT NOT MARKED WITH ANY INDICATION AS TO HOW TO VOTE, THE UNDERSIGNED WILL BE DEEMED TO HAVE DIRECTED THE PROXY TO VOTE FOR EACH OF THE MERGER PROPOSALS, FOR THE OTHER ADT MEETING PROPOSALS AND FOR ITEM NO. 8.

Completed proxy cards should be returned to: D.F. King & Co., Inc., 77 Water Street, 20th Floor, New York, NY 10005, USA (if by hand) or D.F. King & Co., Inc., Wall Street Station, P.O. Box 411, New York, New York 10269-0069, USA (if by mail), or D.F. King (Europe) Limited, Royex House, Aldermanbury Square, London EC2V 7HR, United Kingdom (by hand or mail), or AS&K Services Limited, Cedar House, 41 Cedar Avenue, P.O. Box 1179, Hamilton HM EX, Bermuda (by hand or mail). An instrument evidencing the appointment of a corporate representative may be delivered to any of the above addresses up to 9:00 a.m. on June __, 1997.

IF YOU HAVE QUESTIONS OR NEED ASSISTANCE, PLEASE CONTACT D.F.KING at 1-800-488-8035 (toll-free in the United States), at 0171-600-5005 (in the United Kingdom) or at 212-269-5550 (outside the United States and the United Kingdom)

                              FOLD AND DETACH HERE

                                                                Please mark
                                                               your votes as
                                                               indicated in
                                                               this example. [X]

I.   MERGER PROPOSALS

THE BOARD OF DIRECTORS OF ADT LIMITED RECOMMENDS THAT YOU VOTE FOR EACH OF THE MERGER PROPOSALS.

  1. To approve the issuance of ADT Common Shares       FOR   AGAINST   ABSTAIN
     to Tyco shareholders in connection with the        [ ]     [ ]       [ ]
     merger (the "Merger") of ADT and Tyco.

  2. To approve the reverse stock split and to          FOR   AGAINST   ABSTAIN
     increase the authorized number of ADT Common       [ ]     [ ]       [ ]
     Shares and to approve the issuance of those shares.

  3. To expand the size of the Board of Directors to    FOR   AGAINST   ABSTAIN
     eleven, remove all but three of the current        [ ]     [ ]       [ ]
     directors and to elect eight new directors.

  4. To approve a change in the name of ADT to Tyco     FOR   AGAINST   ABSTAIN
     International Ltd.                                 [ ]     [ ]       [ ]

EACH OF RESOLUTIONS 1 THROUGH 4 IS CONDITIONAL UPON THE MERGER BECOMING
EFFECTIVE


II.  OTHER ADT MEETING PROPOSALS

THE BOARD OF DIRECTORS OF ADT LIMITED RECOMMENDS THAT YOU VOTE FOR ITEMS 5, 6 AND 7.

  5. To approve amendments to the ADT Limited 1993      FOR   AGAINST   ABSTAIN
     Long Term Incentive Plan and to ratify and         [ ]     [ ]       [ ]
     approve the grant of all share options pursuant to that plan and the Company's other share option and incentive plans and, subject to the Merger becoming effective, the assumption by the Company of Tyco's obligations under its share option and incentive plans and warrants.

  6. To approve an amendment to Bye-Law 45, subject to  FOR   AGAINST   ABSTAIN
     proposals 1 through 4 above being approved.        [ ]     [ ]       [ ]

  7. To approve an increase in the authorized number    FOR   AGAINST   ABSTAIN
     of ADT Common Shares and to approve the issuance   [ ]     [ ]       [ ]
     of those shares.

III. PROPOSAL TO ADJOURN THE SPECIAL GENERAL MEETING

THE BOARD OF DIRECTORS OF ADT LIMITED RECOMMENDS THAT YOU VOTE FOR ITEM NO. 8.

  8. To authorize the proxy to vote in favor of any     FOR   AGAINST   ABSTAIN
     proposal to adjourn the Special General Meeting    [ ]     [ ]       [ ]
     to a later date which is proposed or recommended by the Chairman of the Special General Meeting and against any other proposal to adjourn the Special General Meeting to a later date.


Signature(s)(and Title(s), if any)                          Date:        , 1997
                                  --------------------------     --------
Please sign your name above exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or other representative capacity, please give full title as such. If a corporation, please sign in full corporate name by a duly authorized director or other officer, indicating title, or execute under the corporation's common seal. In the case of joint holders, any one may sign but the first-named in the share register may exclude the voting rights of the other joint holder(s) by voting in person or by proxy.
--------------------------------------------------------------------------------
                             *FOLD AND DETACH HERE*

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.


     Bye-Law 102 of the ADT Bye-Laws provides, in part, that ADT shall indemnify its directors and officers for all costs, losses and expenses which they may incur in the performance of their duties as director or officer, provided that such indemnification is not otherwise prohibited under the Companies Act 1981 (as amended) of Bermuda. Section 98 of the Companies Act 1981 (as amended) prohibits such indemnification against any liability arising out of the fraud or dishonesty of the director or officer. However, such section permits ADT to indemnify a director or officer against any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgement is given in his favor or in which he is acquitted or when other similar relief is granted to him.


     ADT maintains liability insurance covering its directors and officers and those of its subsidiaries.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

      2.1 -- Agreement and Plan of Merger by and among ADT Limited, Limited Apache, Inc. and Tyco International Ltd. dated as of March 17, 1997.(1)

      4.1 -- Indenture relating to the senior notes dated August 4, 1993 among ADT Operations, as issued, and ADT Limited and certain subsidiaries of ADT Operations, as guarantors, and The Chase Manhattan Bank (National Association), as trustee, and the form of senior notes included therein.(2)

      4.2 -- Indenture relating to the senior subordinated notes dated August 4, 1993 among ADT Operations, as issuer, and ADT Limited, as guarantor, and NationsBank of Georgia, National Association, as trustee, and the form of senior subordinated note included therein.(2)

      4.3 -- Indenture dated as of July 1, 1995 among ADT Operations, Inc., ADT Limited and Bank of Montreal Trust Company, as trustee and the form of note included therein.(3)

      4.4 -- Rights Agreement between ADT Limited and Citibank, N.A. dated as of November 6, 1996.(4)

      4.5 -- First Amendment between ADT Limited and Citibank, N.A. dated as of March 3, 1997 to Rights Agreement between ADT Limited and Citibank, N.A. dated as of November 6, 1996.(5)

      5.1 -- Opinion of Appleby, Spurling & Kempe regarding the validity of the Combined Company Common Shares to be issued to the Tyco Shareholders. (filed herewith)

      8.1 -- Opinion of Kramer, Levin, Naftalis & Frankel regarding tax matters. (filed herewith)

      8.2 -- Opinion of Davis Polk & Wardwell regarding tax matters. (filed herewith)

      8.3 --  Opinion of Allen & Overy regarding tax matters. (filed herewith)

      8.4 -- Opinion of Appleby, Spurling & Kempe regarding tax matters. (filed herewith)


     10.1 -- ADT Limited 1993 Long Term Incentive Plan (as amended ____________, 1997).*


     23.1 -- Consent of independent accountants to the incorporation by reference of the ADT Annual Report on Form 10-K into Form S-4. (filed herewith)

     23.2 -- Consent of independent accountants to the incorporation by reference of the Tyco Annual Report on Form 10-K into Form S-4. (filed herewith)


     23.3 -- Consent of Appleby, Spurling & Kempe. (included in Exhibits 5.1 and 8.4)

     23.4 -- Consent of Kramer, Levin, Naftalis & Frankel. (included in Exhibit 8.1)

     23.5 --  Consent of Davis Polk & Wardwell. (included in Exhibit 8.2)

     23.6 --  Consent of Allen & Overy. (included in Exhibit 8.3)

     23.7 --  Consent of Credit Suisse First Boston Corporation.**

     23.8 --  Consent of Merrill, Lynch, Pierce Fenner & Smith Incorporated.**

     24.1--  Powers of Attorney.*
---------------
(1) Previously filed as an Exhibit to ADT's Current Report dated March 24, 1997 on Form 8-K filed March 25, 1997.

(2) Previously filed as an Exhibit to ADT's Quarterly Report on Form 10-Q for the quarter ended June 30, 1993.

(3) Previously filed as an Exhibit to ADT's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995.

(4) Previously filed as an Exhibit to ADT's Form 8-A dated November 12, 1996.

(5) Previously filed as an Exhibit to ADT's Form 8-A/A dated March 3, 1997.

 *  Previously filed

**  To be filed by amendment

ITEM 22.  UNDERTAKINGS.

     Insofar as indemnification for liabilities arising under the 1933 Act, as amended, may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes as follows:

          (1) Prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party which is deemed to be an underwriter within the meaning of Rule 145(c) under the 1933 Act, such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

          (2) Every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of
     Section 10(a)(3) of the 1933 Act and is used in connection with an offering of securities subject to Rule 415 under the 1933 Act, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request. The undersigned Registrant hereby further undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of or included in the registration statement when it became effective.

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED PERSON, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BOCA RATON, STATE OF FLORIDA, ON MAY 22, 1997.


                                          ADT LIMITED

                                          By: /s/      STEPHEN J. RUZIKA

                                          --------------------------------------
                                                   Name: Stephen J. Ruzika
                                                Title: Chief Financial Officer


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON MAY 22, 1997.


                SIGNATURE                                 TITLE
------------------------------------------    -----------------------------
                    *                         Chairman of the Board of
------------------------------------------      Directors and Chief
           Michael A. Ashcroft                  Executive Officer
                                                (Principal Executive
                                                Officer)

          /s/ STEPHEN J. RUZIKA               Chief Financial Officer
------------------------------------------      (Principal Financial
            Stephen J. Ruzika                   Officer and Principal
                                                Accounting Officer)

                    *                         Director
------------------------------------------
            John E. Danneberg

                    *                         Director
------------------------------------------
            Alan B. Henderson

                    *                         Director
------------------------------------------
           James S. Pasman, Jr.

                    *                         Director
------------------------------------------
             W. Peter Slusser

                    *                         Director
------------------------------------------
            William W. Stinson

                    *                         Director
------------------------------------------
            Raymond S. Troubh

        *By: /s/ STEPHEN J. RUZIKA
------------------------------------------
            Stephen J. Ruzika
             Attorney-in-Fact

                                 EXHIBIT INDEX

                                                                                        SEQUENTIALLY
EXHIBIT                                                                                   NUMBERED
NUMBER                                      DESCRIPTION                                     PAGE
------       -------------------------------------------------------------------------  ------------
  2.1     -- Agreement and Plan of Merger by and among ADT Limited, Limited Apache,
             Inc. and Tyco International Ltd. dated as of March 17, 1997.(1)..........
  4.1     -- Indenture relating to the senior notes dated August 4, 1993 among ADT
             Operations, as issued, and ADT Limited and certain subsidiaries of ADT
             Operations, as guarantors, and The Chase Manhattan Bank (National
             Association), as trustee, and the form of senior notes included therein.(2)..............................................................
  4.2     -- Indenture relating to the senior subordinated notes dated August 4, 1993 among ADT Operations, as issuer, and ADT Limited, as guarantor, and
             NationsBank of Georgia, National Association, as trustee, and the form of senior subordinated note included therein.(2)............................
  4.3     -- Indenture dated as of July 1, 1995 among ADT Operations, Inc., ADT
             Limited and Bank of Montreal Trust Company, as trustee and the form of note included therein.(3)................................................
  4.4     -- Rights Agreement between ADT Limited and Citibank, N.A. dated as of
             November 6, 1996.(4).....................................................
  4.5     -- First Amendment between ADT Limited and Citibank, N.A. dated as of March
             3, 1997 to Rights Agreement between ADT Limited and Citibank, N.A. dated as of November 6, 1996.(5)...............................................
  5.1     -- Opinion of Appleby, Spurling & Kempe regarding the validity of the
             Combined Company Common Shares to be issued to the Tyco Shareholders.
             (filed herewith).........................................................
  8.1     -- Opinion of Kramer, Levin, Naftalis & Frankel regarding tax matters.
             (filed herewith).........................................................
  8.2     -- Opinion of Davis Polk & Wardwell regarding tax matters. (filed herewith)................................................................
  8.3     -- Opinion of Allen & Overy regarding tax matters. (filed herewith).........
  8.4     -- Opinion of Appleby, Spurling & Kempe regarding tax matters. (filed herewith)................................................................
 10.1     -- ADT Limited 1993 Long Term Incentive Plan (as amended ____________,
             1997).*..................................................................
 23.1     -- Consent of independent accountants to the incorporation by reference of the ADT Annual Report on Form 10-K into Form S-4. (filed herewith).......
 23.2     -- Consent of independent accountants to the incorporation by reference of the Tyco Annual Report on Form 10-K into Form S-4. (filed herewith)......
 23.3     -- Consent of Appleby, Spurling & Kempe. (included in Exhibits 5.1 and
             8.4).....................................................................
 23.4     -- Consent of Kramer, Levin, Naftalis & Frankel. (included in Exhibit
             8.1).....................................................................
 23.5     -- Consent of Davis Polk & Wardwell. (included in Exhibit 8.2)..............
 23.6     -- Consent of Allen & Overy. (included in Exhibit 8.3)......................
 23.7     -- Consent of Credit Suisse First Boston Corporation.**.....................
 23.8     -- Consent of Merrill, Lynch, Pierce Fenner & Smith Incorporated.**.........
 24.1     -- Powers of Attorney.*.....................................................

---------------
(1) Previously filed as an Exhibit to ADT's Current Report dated March 24, 1997 on Form 8-K filed March 25, 1997.

(2) Previously filed as an Exhibit to ADT's Quarterly Report on Form 10-Q for the quarter ended June 30, 1993.

(3) Previously filed as an Exhibit to ADT's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995.

(4) Previously filed as an Exhibit to ADT's Form 8-A dated November 12, 1996.

(5) Previously filed as an Exhibit to ADT's Form 8-A/A dated March 3, 1997.

 *  Previously filed

**  To be filed by amendment